UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
PERCEPTRON, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
Title of each class of securities to which transaction applies:
Perceptron, Inc. common stock, par value $0.01 per share.
Aggregate number of securities to which transaction applies:

The maximum number of shares of common stock to which this transaction applies is estimated to be 9,940,009 which consists of (i) 9,779,547 shares of common stock issued and outstanding; (ii) 112,875 shares of common stock issuable upon the exercise of stock options with an exercise price of less than $7.00 per share (which represents the per share merger consideration); (iii) 8,084 shares of common stock issuable upon the settlement of restricted stock units; (iv) 34,804 shares of common stock issuable upon the settlement of performance share units; and (v) 4,699 shares of common stock that are subject to the outstanding purchase rights under the Company stock purchase plan.

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

In accordance with Exchange Act Rule 0-11(c), the filing fee of $7,520.13 was determined by multiplying .0001091 by the aggregate merger consideration of $68,928,774.25. The aggregate merger consideration was calculated based on the sum of (i) 9,779,547 shares of common stock issued and outstanding multiplied by $7.00; (ii) 112,875 shares of common stock issuable upon the exercise of stock options with an exercise price of less than $7.00 per share multiplied by $1.23 (which is the difference between $7.00 per share and the weighted average exercise price per share of such options); (iii) 8,084 shares of common stock issuable upon the settlement of restricted stock units multiplied by $7.00; (iv) 34,804 shares of common stock issuable upon the settlement of performance share units multiplied by $7.00; and (v) 4,699 shares of common stock that are subject to the outstanding purchase rights under the Company stock purchase plan multiplied by $7.00.

Proposed maximum aggregate value of transaction:
$68,928,774.25
Total fee paid:
$7,520.13
☐	Fee paid previously with preliminary materials.
☒
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:
$7,519.18
	(2)	Form, Schedule or Registration Statement No.:
Preliminary Proxy Statement on Schedule 14A (file no. 000-20206)
	(3)	Filing Party:
Perception, Inc.
	(4)	Date Filed:
October 21, 2020

November 5, 2020
47827 Halyard Drive
Plymouth, Michigan 48170-2461
(734) 414-6100
Facsimile: (734) 414-4700
Dear Perceptron Shareholder:
You are cordially invited to attend the 2020 Annual Meeting of Shareholders of Perceptron, Inc. (which we refer to herein and in the accompanying proxy statement as “Perceptron” or the “Company”) to be held on Tuesday, December 8, 2020 at 9:30 a.m. Eastern Time. Due to health concerns related to COVID-19, and to support the health and well-being of our shareholders, employees, and partners, the 2020 Annual Meeting of Shareholders will be a completely “virtual meeting,” conducted via live audio webcast on the Internet. You will be able to attend the 2020 Annual Meeting of Shareholders as well as vote and submit your questions during the live audio webcast of the meeting by visiting www.virtualshareholdermeeting.com/PRCP2020 and entering the 16-digit control number included in our notice of internet availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials.
As the Company previously announced, on September 27, 2020, the Company, Atlas Copco North America LLC (which we refer to herein and in the accompanying proxy statement as “Parent”) and Odyssey Acquisition Corp., a direct wholly owned subsidiary of Parent (which we refer to herein and in the accompanying proxy statement as “Merger Subsidiary”), entered into an Agreement and Plan of Merger that provides for the acquisition of the Company by Parent (such agreement, as it may be amended from time to time, is referred to herein and in the accompanying proxy statement as the “merger agreement”). Upon the terms and subject to the conditions of the merger agreement, Merger Subsidiary will merge with and into the Company (which we refer to herein and in the accompanying proxy statement as the “merger”), with the Company surviving the merger as a direct wholly owned subsidiary of Parent. If the merger agreement is adopted and the merger is completed, each share of our common stock (other than certain shares specified in the merger agreement) will be converted into the right to receive $7.00 per share in cash (which we refer to herein and in the accompanying proxy statement as the “merger consideration”), without interest and subject to required withholding taxes, representing a premium of approximately 66% to the 30-day average closing share price of $4.22 as of September 25, 2020.
The board of directors of the Company (which we refer to herein and in the accompanying proxy statement as the “Company’s board of directors”, “Perceptron’s board of directors”, the “board of directors”, the “board”, or “our board”) monitored the negotiation of, and carefully reviewed and considered the terms and conditions of, the merger agreement and the transactions contemplated by the merger agreement. Our board has unanimously determined that the terms of the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to and in the best interests of the Company and its shareholders and declared it advisable and in the best interests of the Company and its shareholders to enter into the merger agreement and approved the execution, delivery and performance of the merger agreement.
At the Annual Meeting, you will be asked to adopt the merger agreement, to vote on the election of the Company’s directors and to vote on other merger-related and annual-meeting matters. The board unanimously recommends that the Company’s shareholders vote “FOR” the adoption of the merger agreement and “FOR” each of the other proposals described in the accompanying proxy statement.
In connection with the merger agreement, on September 27, 2020, Harbert Discovery Fund, LP, Harbert Discovery Fund GP, LLC, Harbert Fund Advisors, Inc., Harbert Management Corporation, Jack Bryant, Kenan Lucas and Raymond Harbert (collectively the “Harbert Shareholders”), entered into a Voting and Support Agreement with Parent (which we refer to herein and in the accompanying proxy statement as the “voting agreement”) pursuant to which the Harbert Shareholders agreed, among other things, to vote their shares of Company common stock in favor of the proposal to approve the merger agreement. The terms of the voting agreement are described in more detail under the section entitled “Proposal 1: The Merger—The Voting Agreement” beginning on page 58 of the accompanying proxy statement.

In considering the recommendation of the board with regard to the merger proposal, you should be aware that certain directors and executive officers of the Company have interests in the merger that may be different from, or in addition to, the interests of the Company’s shareholders generally. See the section entitled “Proposal 1: The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” of the accompanying proxy statement.
Your vote is very important. The merger cannot be completed without the adoption of the merger agreement by the affirmative vote of the holders of a majority of the shares of Company common stock outstanding and entitled to vote at the annual meeting. If you do not vote, that will have the effect of a vote against the merger agreement. It is important that your shares of Company common stock be represented and voted regardless of the size of your holdings. Whether or not you plan to attend the annual meeting via the live audio webcast, the Company urges you to submit a proxy in advance of the annual meeting to have your shares voted by using one of the methods described in the accompanying proxy statement.
More information about the annual meeting, the merger and the other proposals for consideration at the annual meeting is contained in the accompanying proxy statement.
If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, Okapi Partners LLC, toll free at (877) 279-2311.
On behalf of the Company’s board of directors, thank you for your continued support.
Sincerely,

Jay W. Freeland
Interim President and Chief Executive Officer
Neither the U.S. Securities and Exchange Commission, nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger, the merger agreement or the other transactions contemplated thereby, or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated November 5, 2020 and is first being mailed to shareholders on or about November 5, 2020.

NOTICE OF THE 2020 ANNUAL MEETING OF SHAREHOLDERS
To our Shareholders:
The 2020 annual meeting of shareholders of Perceptron, Inc. will be held on Tuesday, December 8, 2020, beginning at 9:30 a.m. Eastern Time. The meeting will take place via a live audio webcast that is available at www.virtualshareholdermeeting.com/PRCP2020. There will be no physical meeting location and the meeting will only be conducted via the live audio webcast. To participate in the meeting you must have your 16-digit control number that is shown on your proxy card. At the meeting you will be asked to consider and vote upon the following proposals:
Proposal 1.	To adopt the Agreement and Plan of Merger, dated as of September 27, 2020, by and among the Company, Parent and Merger Subsidiary;
Proposal 2.
To approve the adjournment of the annual meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the merger proposal or in the absence of a quorum;

Proposal 3.
To consider and vote upon a proposal to approve, by non-binding advisory vote, the compensation that will or may be paid by the Company to certain named executive officers in connection with the merger contemplated by the merger agreement;

Proposal 4.	To elect six directors to serve until the 2021 Annual Meeting of Shareholders and until their successors are elected and qualified;
Proposal 5.	To approve the compensation of our named executive officers;
Proposal 6.	To ratify the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal 2021; and
any other business that may properly come before the meeting and any adjournment or postponement thereof.
A certified list of shareholders entitled to vote at the meeting will be available for examination by any shareholder during the meeting at the corporate offices at 47827 Halyard Drive, Plymouth, Michigan 48170-2461.
A copy of the 2020 Annual Report for the fiscal year ended June 30, 2020 and the Proxy Statement accompanies this notice.
The accompanying proxy statement further describes the matters to be considered at the annual meeting. A copy of the merger agreement has been included as Annex A to the accompanying proxy statement.
Only shareholders of record as of the close of business on October 27, 2020 are entitled to notice of, and to vote at, the annual meeting. All shareholders of record as of that date are cordially invited to virtually attend the annual meeting via live audio webcast. Attendance at the annual meeting will be limited to the Company’s shareholders as of the close of business on the record date or their authorized representatives, as more fully described under the section entitled “The Annual Meeting” of the accompanying proxy statement.
Please vote your shares. If you are a shareholder of record, you may vote in the following ways:
	By Telephone	By Internet	By Mail	At the Annual Meeting
We encourage shareholders to vote promptly. If you fail to vote with respect to Proposal 1 the effect will be the same as a vote “AGAINST” such proposal.	In the United States or Canada you can vote by calling 1-800-690-6903.	You can vote online at www.proxyvote.com.	You can vote by mail by marking, dating and signing your proxy card and returning it in the postage-paid envelope.
You can vote at the annual meeting held via live audio webcast. Please refer to the section of the accompanying proxy statement entitled “Questions and Answers About the Annual Meeting” for further information regarding attending the annual meeting

If your shares of Perceptron common stock are held by a broker, bank or other nominee on your behalf in “street name,” your broker, bank or other nominee will send you instructions as to how to provide voting instructions for your shares. Many brokerage firms and banks have a process for their customers to provide voting instructions by telephone or via the Internet, in addition to providing voting instructions by a voting instruction form.
The board has unanimously determined that the terms of the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to and in the best interests of the Company and its shareholders and declared it advisable and in the best interests of the Company and its shareholders to enter into the merger agreement and approved the execution, delivery and performance of the merger agreement. The board unanimously recommends that the Company’s shareholders vote “FOR” Proposal 1 to adopt the merger agreement. The board also unanimously recommends that the Company’s shareholders vote “FOR” each of the following: Proposal 2 to approve the adjournment of the annual meeting, if necessary or appropriate, including to solicit additional proxies or in the absence of a quorum; Proposal 3 to approve on an advisory (non-binding) basis, the compensation that will or may be paid by the Company to certain named executive officers in connection with the merger contemplated by the merger agreement; Proposal 4 to elect each of the six director nominees for terms that expire at the 2021 Annual Meeting of shareholders; Proposal 5 to approve on an advisory (non-binding) basis, the compensation of our named executive officers disclosed in the accompanying proxy statement; and Proposal 6 to ratify the appointment of BDO USA, as the Company’s independent registered public accounting firm for the current fiscal year.
In connection with the merger agreement, on September 27, 2020, Harbert Discovery Fund, LP, Harbert Discovery Fund GP, LLC, Harbert Fund Advisors, Inc., Harbert Management Corporation, Jack Bryant, Kenan Lucas and Raymond Harbert (collectively the “Harbert Shareholders”), entered into a Voting and Support Agreement with Parent (which we refer to herein and in the accompanying proxy statement as the “voting agreement”) pursuant to which the Harbert Shareholders agreed, among other things, to vote their shares of Company common stock in favor of the proposal to approve the merger agreement. The terms of the voting agreement are described in more detail under the section entitled “Proposal 1: The Merger—The Voting Agreement” beginning on page 58 of the accompanying proxy statement.
In considering the recommendation of the board with regards to Proposal 1, you should be aware that certain directors and executive officers of the Company have interests in the merger that may be different from, or in addition to, the interests of the Company’s shareholders generally. See the section entitled “Proposal 1: The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” of the accompanying proxy statement.
Your vote is important, regardless of the number of shares of Company common stock you own. We cannot complete the merger unless the Company’s shareholders adopt the merger agreement by the affirmative vote of the holders of a majority of the shares of Company common stock outstanding and entitled to vote at the annual meeting. Your failure to vote online at the virtual annual meeting or by proxy, or to instruct your broker, bank or other nominee on how to vote, would have the same effect as a vote “AGAINST” Proposal 1. However, such failure to vote would not impact the approval of any of the other proposals listed in this proxy statement.
Pursuant to the Michigan Business Corporation Act (referred to herein and in the accompanying proxy statement as the “MBCA”) Section 762, dissenters’ rights are not applicable to the merger agreement or the transactions contemplated thereby, including the merger. See the section entitled “Proposal 1: The Merger—No Dissenters’ Rights” of the accompanying proxy statement
You may revoke your proxy at any time before the vote at the annual meeting by following the procedures outlined in the accompanying proxy statement.
Only holders of record of Company common stock as of the close of business on October 27, 2020, the record date for the annual meeting, are entitled to receive notice of and to vote at the annual meeting.
Before voting your shares, we urge you to, and you should, read the entire proxy statement carefully, including its annexes and the documents incorporated by reference in the proxy statement.
WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU ATTEND THE VIRTUAL ANNUAL MEETING AND VOTE ONLINE, YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED.
By the Order of the Board of Directors

Thomas S. Vaughn
Secretary
November 5, 2020

PERCEPTRON, INC.
2020 ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
i

ii

iii

SUMMARY
This summary highlights selected information contained in this proxy statement, including with respect to the merger agreement and the merger. We encourage you to, and you should, read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement, as this summary may not contain all of the information that may be important to you in determining how to vote. We have included page references to direct you to a more complete description of the topics presented in this summary. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions under the section of this proxy statement entitled “Where You Can Find Additional Information.”
The Companies (page 23)
Perceptron, Inc.
Perceptron, Inc. (referred to in this proxy statement as “Perceptron” or the “Company”) (NASDAQ: PRCP) is a Michigan corporation and develops, produces and sells a comprehensive range of automated industrial metrology products and solutions to manufacturing organizations for dimensional gauging, dimensional inspection and 3D scanning. Products include 3D machine vision solutions, robot guidance, coordinate measuring machines, laser scanning and advanced analysis software. Global automotive and other manufacturing companies rely on Perceptron’s metrology solutions to assist in managing their complex manufacturing processes to improve quality, shorten product launch times and reduce costs.
Additional information about the Company is contained in its public filings, certain of which are incorporated by reference herein. See the sections of this proxy statement entitled “Where You Can Find Additional Information” and “The Companies—Perceptron, Inc.”
Atlas Copco North America LLC
Atlas Copco North America LLC (referred to in this proxy statement as “Parent”) is a Delaware limited liability company. Parent is an indirect wholly owned subsidiary of Atlas Copco AB, a Swedish listed global industrial company that manufactures industrial tools and equipment. See the section of this proxy statement entitled “The Companies—Atlas Copco North America LLC.”
Odyssey Acquisition Corp.
Odyssey Acquisition Corp. (referred to in this proxy statement as “Merger Subsidiary”) is a Michigan corporation and a direct wholly owned subsidiary of Parent that will function as the merger subsidiary in the merger. Merger Subsidiary was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. Merger Subsidiary has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with Parent’s acquisition of the Company. Upon the completion of the merger, Merger Subsidiary will merge with and into the Company and Merger Subsidiary will cease to exist. See the section of this proxy statement entitled “The Companies—Odyssey Acquisition Corp.”
The Annual Meeting (page 23)
Date, Time and Place of the Annual Meeting
The annual meeting of shareholders of the Company (referred to in this proxy statement as the “annual meeting”) will be held on Tuesday, December 8, 2020, at 9:30 a.m. Eastern Time, via live audio webcast.
Purposes of the Annual Meeting
At the annual meeting, the Company’s shareholders will be asked to consider and vote on the following proposals, and may be asked to vote on any other business that may properly come before the annual meeting and any adjournment or postponement thereof:
•
Proposal 1: To adopt the Agreement and Plan of Merger, dated as of September 27, 2020, by and among the Company, Parent and Merger Subsidiary (we refer to this agreement in this proxy statement as the “merger agreement” and to this proposal in this proxy statement as the “merger proposal”);

•
Proposal 2: To approve the adjournment of the annual meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the merger proposal or in the absence of a quorum;

•
Proposal 3: To consider and vote upon a proposal to approve, by non-binding advisory vote, the compensation that will or may be paid by the Company to certain named executive officers in connection with the merger contemplated by the merger agreement;

•	Proposal 4: To elect six directors to serve until the 2021 Annual Meeting of Shareholders and until their successors are elected and qualified;
•	Proposal 5: To approve the compensation of our named executive officers; and
•	Proposal 6: To ratify the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal 2021.
Our shareholders must adopt the merger agreement for the merger to occur. If our shareholders fail to approve Proposal 1 to adopt the merger agreement, the merger will not occur. The approval of Proposals 2-6 is not a condition to the completion of the merger. See the sections of this proxy statement entitled “The Annual Meeting” and “The Merger Agreement.”
We do not expect that any matters other than the proposals set forth above will be brought before the annual meeting. If, however, such a matter is properly presented at the annual meeting or any adjournment or postponement thereof, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies.
Record Date, Notice and Quorum
The holders of record of Company common stock as of the close of business on October 27, 2020, the record date for the annual meeting, are entitled to receive notice of and to vote at the annual meeting. At the close of business on the record date, 9,779,547 shares of Company common stock were outstanding and entitled to vote at the annual meeting.
The presence at the annual meeting via the live audio webcast or by proxy of the holders of record of a majority of the shares of Company common stock entitled to vote at the annual meeting is necessary to constitute a quorum. A quorum is necessary to transact business at the annual meeting. Once a share is represented at the annual meeting, it will be counted for purposes of determining whether a quorum is present at the annual meeting. If a quorum is not present at the annual meeting, we expect that the annual meeting will be adjourned to a later date. If a new record date is set for an adjourned annual meeting, a new quorum will have to be established. Abstentions and broker “non-votes” are counted as present and entitled to vote for the purpose of establishing a quorum.
Required Vote
The votes required for each proposal are as follows:
•
Proposal 1: The Merger. The affirmative vote of the holders of a majority of the shares of Company common stock outstanding and entitled to vote on such matter at the annual meeting via live audio webcast or represented by proxy is required to approve the merger proposal.

•
Proposal 2: Vote on Adjournment. The affirmative vote of the holders of a majority of the shares of Company common stock present at the annual meeting via live audio webcast or represented by proxy at the annual meeting and entitled to vote on such matter at the annual meeting is required to approve the adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement.

•
Proposal 3. Advisory Vote on Executive Officer Merger-Related Compensation. The affirmative vote of the holders of a majority of the shares of Company common stock present at the annual meeting via live audio webcast or represented by proxy at the annual meeting and entitled to vote on such matter at the annual meeting is required to approve, on an advisory (non-binding) basis, the merger-related compensation of the Company’s named executive officers.

•
Proposal 4: Election of Directors. The nominees receiving a plurality of the votes present at the annual meeting via live audio webcast or represented by proxy and entitled to vote at the annual meeting will be elected to the board. Shares may not be voted cumulatively for the election of directors.

•
Proposal 5: Advisory Vote on Executive Compensation. The affirmative vote of the holders of a majority of the shares of Company common stock present at the annual meeting via live audio webcast or represented by proxy at the annual meeting and entitled to vote on such matter at the annual meeting is required to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers.

•
Proposal 6: Ratification of Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of the shares of Company common stock present at the annual meeting via live audio webcast or represented by proxy at the annual meeting and entitled to vote on such matter at the annual meeting is required to ratify the appointment of the Company’s independent public accountant.

In addition, approval of any other proposal to be voted upon at the annual meeting requires the affirmative vote of the holders of a majority of the shares of Company common stock present at the annual meeting via live audio webcast or represented by proxy at the annual meeting and entitled to vote on such matter at the annual meeting.
Each share of common stock outstanding at the close of business on the record date is entitled to one vote on each of the proposals to be considered at the annual meeting.
An abstention or failure to vote will have the following effect:
•
An abstention with respect to the merger proposal (Proposal 1), or a failure to vote your shares of Company common stock (including a failure to instruct your broker, bank or other nominee to vote shares held on your behalf) with respect to the merger proposal (Proposal 1), will have the same effect as a vote “AGAINST” such proposal.

•
An abstention with respect to any of the other proposals listed in this proxy statement (Proposals 2-6), or a failure to return your proxy card or otherwise vote your shares of Company common stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf), will not be counted as shares voted on these matters, assuming a quorum is present.

Pursuant to the voting agreement, the Harbert Shareholders have agreed, among other things, to vote their shares of Company’s common stock in favor of the proposal to approve the merger agreement. As of the date of the merger agreement, the Harbert Shareholders beneficially owned approximately 10.5% of the Company’s outstanding common stock. The other Company directors and executive officers have informed us that they intend to vote their shares of Company common stock in favor of the merger proposal and the other proposals to be considered at the annual meeting, although they have no obligation to do so. As of the record date, our directors and executive officers owned and were entitled to vote, in the aggregate, approximately 1,148,702 shares of Company common stock, or approximately 11.7% of the outstanding shares of Company common stock entitled to vote at the annual meeting.
Proxies; Revocation
Any Company shareholder of record entitled to vote at the annual meeting may submit a proxy by telephone or over the Internet, by returning the enclosed proxy card or by attending the virtual annual meeting and voting online. If your shares of Company common stock are held in “street name” by your broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your shares using the instructions provided by your broker, bank or other nominee.
Any proxy may be revoked at any time prior to its exercise by submitting a properly executed, later-dated proxy through any of the methods available to you, by giving written notice of revocation to Perceptron, Inc., c/o Secretary, 47827 Halyard Drive, Plymouth, Michigan 48170-2461, or by attending the annual meeting and voting via the live audio webcast.
The Merger (page 29)
You will be asked to consider and vote upon the merger proposal. A copy of the merger agreement is attached to this proxy statement as Annex A. The merger agreement provides, among other things, that at the effective time of the merger (referred to in this proxy statement as the “effective time”), Merger Subsidiary will be merged with and into the Company, with the Company surviving the merger (referred to in this proxy statement as the “surviving corporation”). In the merger, each share of common stock, par value $0.01 per share, of the Company (referred to in this proxy statement as the “common stock” or the “Company’s common stock”) issued and outstanding immediately before the effective time (other than certain shares of Perceptron common stock specified in the merger agreement) will be converted into the right to receive $7.00 per share in cash, without interest (referred to in this proxy statement as the “merger consideration”), subject to required withholding taxes. Upon completion of the merger, the Company will be a direct wholly owned subsidiary of Parent, the Company common stock will no longer be publicly traded and the Company’s existing shareholders will cease to have any ownership interest in the Company.
Treatment of Company Equity Awards (page 61)
Company Options. Immediately prior to the effective time, each outstanding and unexercised option to purchase shares of Company common stock granted under the First Amended and Restated 2004 Stock Incentive Plan, as further amended, which we refer to as the “Perceptron stock plan” or the “2004 stock plan”, shall, automatically and without any required action on the part of the holder thereof, become immediately vested and be cancelled and will only entitle the holder of such award to receive (without interest) an amount in cash equal to the product of (x) the total number of shares of Company common stock subject to the stock option immediately prior to the effective time multiplied by (y) the excess, if any, of the merger consideration per share over the exercise price per share of such stock option.
Company Restricted Stock Units. Immediately prior to the effective time, each outstanding award of restricted stock units under the Perceptron stock plan shall automatically and without any required action on the part of the holder thereof, become immediately vested and be cancelled and will only entitle the holder of such award to receive (without interest) an amount in cash equal to the product of (x) the total number of shares of Company common stock subject to such award immediately prior to the effective time multiplied by (y) the merger consideration per share.
Company Performance Share Units. Immediately prior to the effective time, each outstanding award of performance share units granted under the Perceptron stock plan shall, automatically and without any required action on the part of the holder thereof, become immediately vested at the target level of performance and be cancelled and will only entitle the holder of such award to receive (without interest) an amount in cash equal to the product of (x) the target number of shares of Company common stock subject to such award immediately prior to the effective time multiplied by (y) the merger consideration per share.
Company Purchase Rights. The offering period under the Employee Stock Purchase Plan, as amended and restated as of October 22, 2004, as further amended, which we refer to as the “Perceptron stock purchase plan”, that is in effect at the time of the consummation of the merger will be the last offering period under the Perceptron stock purchase plan. After the date of the merger agreement, participants in the Perceptron stock purchase plan will not be permitted to increase the rate of payroll contributions to the plan. Any shares of Company common stock purchased through the Perceptron stock purchase plan will be cancelled at the effective time and receive the same $7.00 per share in cash in the merger as all other shares of Company common stock.
Company Equity Plan and Employee Stock Purchase Plan. The Perceptron stock plan and the Perceptron stock purchase plan will terminate immediately following the effective time, contingent upon the occurrence of the effective time.
For a full description of the treatment of Company options, restricted stock units, performance share units, purchase rights and the Perceptron stock plan and the Perceptron stock purchase plan, see the sections entitled “The Merger Agreement—Treatment of Perceptron Stock Options; Restricted Stock Units and Performance Share Units” and “The Merger Agreement—Conversion of Shares of Perceptron Common Stock” beginning on pages 61 and 59, respectively, of this proxy statement.
Conditions That Must Be Satisfied or Waived for the Merger to Occur (page 73)
Each party’s obligation to effect the merger is subject to the satisfaction or waiver of the following mutual conditions:
•	adoption of the merger agreement by the shareholders of the Company;
•	absence of any law which prohibits the consummation of the merger;
•	expiration or termination of any application waiting period and obtaining any decision approving or not prohibiting the merger under the applicable antitrust laws; and

•	obtaining the CFIUS approval.
The obligations of Parent and Merger Subsidiary to effect the merger are subject to the satisfaction or waiver of further conditions, including:
•	the representations and warranties of the Company being true and correct subject to specified materiality and de minimis qualifications;
•	the Company’s performance and compliance in all material respects with all of its agreements and covenants under the merger agreement;
•	there has not been a material adverse effect on the Company following the date of the merger agreement; and
•	receipt of a certificate of an executive officer of the Company certifying that the three preceding conditions have been satisfied.
The obligation of the Company to effect the merger is subject to the satisfaction or waiver of further conditions, including:
•	the representations and warranties of Parent and Merger Subsidiary being true and correct subject to specified materiality qualifications;
•	Parent and Merger Subsidiary’s performance and compliance in all material respects with all of its agreements and covenants under the merger agreement; and
•	receipt of a certificate of an executive officer of Parent certifying that certain conditions have been satisfied.
See the section of this proxy statement entitled “The Merger Agreement—Conditions That Must Be Satisfied or Waived for the Merger to Occur.”
Recommendation of the Company Board of Directors (page 38)
Our board has unanimously determined that the terms of the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to and in the best interests of the Company and its shareholders and declared it advisable and in the best interests of the Company and its shareholders to enter into the merger agreement and approved the execution, delivery and performance of the merger agreement. Our board made its determination after consultation with independent legal and financial advisors, and in part after consideration of a number of other material factors as described in this proxy statement. The board unanimously recommends that the Company’s shareholders vote “FOR” the merger proposal at the annual meeting, “FOR” each of the director nominees, and “FOR” the other proposals to be considered at the annual meeting. See the section of this proxy statement entitled “Proposal 1: The Merger—Recommendation of the Company’s Board of Directors.”
Reasons for the Merger (page 38)
In the course of reaching its decision, the Company’s board of directors reviewed a significant amount of information and considered a number of factors. For a description of the reasons considered by the board of directors in resolving to recommend in favor of the adoption of the merger agreement, see the section of this proxy statement entitled “Proposal 1: The Merger—Reasons for the Merger.”
Opinion of XMS Capital Partners, LLC (page 45)
On September 27, 2020, XMS Capital Partners, LLC (“XMS”), delivered its oral opinion to the Company’s board of directors (subsequently confirmed in writing on September 27, 2020) that, as of September 27, 2020 and based upon and subject to the assumptions, qualifications and limitations stated therein, the $7.00 merger consideration to be received by the holders of shares of Company common stock, par value $0.01 per share, of the Company (other than shares of Company common stock owned by Parent, the Company or any of their respective direct or indirect wholly owned subsidiaries (the “Excluded Holders”)) pursuant to the merger was fair, from a financial point of view, to such holders.
The full text of XMS’ written opinion, dated September 27, 2020, is attached as Annex B to this proxy statement and incorporated into this proxy statement by reference. You are urged to read the entire opinion carefully and in its entirety to learn about the assumptions made, procedures followed, matters considered and limits on the scope of the review undertaken by XMS in rendering its opinion. The analysis performed by XMS should be viewed in its entirety; none of the methods of analysis should be viewed in isolation. XMS’ fairness opinion was directed to the board for its use and benefit in evaluating the fairness of the merger consideration to be received by holders of Company common stock (other than Excluded Holders) in the merger. XMS’ fairness opinion does not address any other aspects of the merger or any related transaction, and does not constitute a recommendation to any holder of Company common stock as to how such shareholder should vote with respect to the merger or act on any matters related to the proposed merger. XMS did not address the merits of the underlying decision by the Company to engage in the merger. The foregoing description of XMS’ fairness opinion is qualified in its entirety by reference to the full text of its fairness opinion attached to this proxy statement as Annex B.
Interests of the Company’s Directors and Executive Officers in the Merger (page 51)
In considering the recommendation of the board in favor of the adoption of the merger agreement by the Company’s shareholder, you should be aware that certain directors and executive officers of the Company have interests in the merger that may be different from, or in addition to, the interests of the Company’s shareholders generally. Interests of directors and executive officers that may be different from or in addition to the interests of the Company’s shareholders generally include:
•	the merger agreement provides for the acceleration of the vesting and settlement, as applicable, of all stock options, restricted stock units and performance share units at the effective time;
•
the entitlement of an executive officer to receive payments and benefits under his severance agreements in connection with an involuntary termination by the Company without “Cause” or by the executive officer for “Good Reason” (as such terms are defined in the severance agreement), during the period beginning six months prior to and ending twenty-four months after the effective time;

•	the entitlement of an executive officer to receive payments under his severance agreement if his employment is terminated by the Company without six months’ advanced notice; and
•	the Company’s directors and executive officers are entitled to indemnification and insurance coverage pursuant to the merger agreement.
These interests are discussed in more detail in the section entitled “Proposal 1: The Merger—Interests of the Company’s Directors and Executive Officers in the Merger.” The board was aware of the different or additional interests described herein and considered these interests along with other matters in approving and recommending adoption by the Company’s shareholders of the merger agreement.
No Financing Condition; Fees and Expenses (page 51)
Parent or Merger Subsidiary’s obligations under the merger agreement are not subject to any condition regarding Parent’s, Merger Subsidiary’s, or any other person’s ability to obtain financing to complete the transactions contemplated in the merger agreement.
We anticipate that the total amount of funds necessary to complete the merger and the other transactions contemplated by the merger agreement will be approximately $72 million. This amount includes the funds needed to: (i) make the payment of all amounts payable our shareholders under the merger agreement; (ii) repay, prepay or discharge (after giving effect to the merger) the principal amount of and interest on all outstanding indebtedness of the Company required to be repaid at the effective time of the merger under the merger agreement; and (iii) pay all fees and expenses required to be paid at the closing by Parent or Merger Subsidiary under the merger agreement.
We anticipate that the customary fees and expenses to be incurred by the Company in connection with the transactions contemplated by the merger agreement will be approximately $3.3 million.
For more information, see the section in this proxy statement entitled “Proposal 1: The Merger—No Financing Condition, Fees and Expenses,” and “The Merger Agreement—Representation and Warranties.”
Litigation Relating to the Merger (page 54)
As of November 4, 2020, the Company is aware of four lawsuits that were filed in federal court by purported shareholders of the Company, each challenging the completeness and accuracy of the disclosures in this proxy statement and seeking to compel additional disclosures prior to a shareholders meeting and/or closing of the merger.

On October 26, 2020, Shiva Stein filed a complaint in the United States District Court for the District of Delaware against the Company and the Company’s board of directors. On October 27, 2020, Stephan Baroni filed a complaint in the United States District Court for the District of Delaware against the Company, the Company’s board of directors, Parent and Merger Subsidiary. On October 27, 2020, Amir Rauf filed a complaint in the United States District Court for the Southern District of New York against the Company and the Company’s board of directors. On November 2, 2020, Guy Coffman filed a complaint in the United States District Court for the Eastern District of New York against the Company and the Company’s board of directors. The complaints assert claims against certain defendants under Section 14(a) of the Exchange Act for allegedly false and misleading statements in this proxy statement; and against certain defendants under Section 20(a) of the Exchange Act for alleged “control person” liability with respect to such allegedly false and misleading statements. One complaint also alleges that the Company’s board of directors breached its fiduciary duty of candor and disclosure. The defendants believe the allegations in the complaints are without merit. For more information, see the section entitled “Proposal 1: The Merger—Litigation Relating to the Transaction.".
Material U.S. Federal Income Tax Consequences of the Merger (page 55)
If you are a U.S. holder (as defined under “Proposal 1: The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), the receipt of cash in exchange for shares of Perceptron common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes. You should consult your own tax advisor regarding the particular tax consequences to you of the exchange of shares of Perceptron common stock for cash pursuant to the merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws). See the section of this proxy statement entitled “Proposal 1: The Merger—Material U.S. Federal Income Tax Consequences of the Merger.”
Regulatory Clearances and Approvals Required for the Merger (page 57)
Under the merger agreement, the merger cannot be completed until (1) the applicable waiting period under The Act against Restraints of Competition of Germany (the “Act against Restrains of Competition”) has expired or the Federal Cartel Office (the “FCO”) in Germany has granted clearance; and (2) the applicable waiting period under the Austrian Cartel Act (the “Cartel Act”) has expired or the Austrian Federal Competition Authority (the “FCA”) has granted clearance. The Company and Parent submitted the required notification and report forms to the Federal Cartel Office in Germany and the Austrian Federal Competition Authority.
The merger is conditioned on clearance (the “CFIUS approval”) from the Committee on Foreign Investment in the United States (“CFIUS”), which requires that the Company and Parent: (i) have received written notice from CFIUS advising that review of the merger under Section 721 of the U.S. Defense Production Act of 1950 (the “DPA”) has been concluded, and CFIUS has determined that there are no unresolved national security concerns with respect to the merger and advised that action under Section 721 of the DPA, and any investigation related thereto, has been concluded with respect to the merger; (ii) have received written confirmation that the merger is not a “covered transaction”, “covered investment”, or “covered real estate transaction” as those terms are defined by the DPA’s implementing regulations, and therefore is not subject to review by CFIUS; or (iii) CFIUS has sent a report to the President of the United States requesting the President’s decision on the CFIUS notice submitted by the Company and Parent and either (A) the period under the DPA during which the President may announce his decision to take action to suspend or prohibit the transactions contemplated by the merger agreement has expired without any such action being threatened, announced or taken or (B) the President has announced a decision not to take any action to suspend or prohibit the transactions contemplated by the merger agreement. The Company and Parent submitted a joint voluntary notice to CFIUS.
For more information about regulatory approvals relating to the merger, see the sections of this proxy statement entitled “The Merger—Regulatory Clearances and Approvals Required for the Merger” and “The Merger Agreement—Conditions That Must Be Satisfied or Waived for the Merger to Occur.”
Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained or obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger, including the requirement to divest assets, create or modify contractual rights or obligations or enter into supply or services agreements. These conditions could result in the conditions to the merger not being satisfied.

No Dissenters’ Rights (page 58)
Dissenters’ rights are statutory rights that, if applicable, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction. Dissenters’ rights are available in only very limited circumstances under the Michigan Business Corporation Act (referred to in this proxy statement as the “MBCA”). Under the MBCA, the holders of Company common stock are not entitled to dissenters’ rights in the merger because the only consideration being received by holders of Company common stock is cash and shares of the Company common stock are listed on the Nasdaq Global Market (referred to in this proxy statement as “NASDAQ”) as of the record date. See the section of this proxy statement entitled “Proposal 1: The Merger—No Dissenters’ Rights.”
Delisting and Deregistration of Company Common Stock (page 58)
If the merger is completed, the Company common stock will be delisted from NASDAQ and deregistered under the U.S. Securities Exchange Act of 1934, as amended (referred to in this proxy statement as the “Exchange Act”).
No Solicitation (page 67)
The Company has agreed (as described in the section of this proxy statement entitled “The Merger Agreement— Covenants of Perceptron—No Solicitation; Other Offers”) not to, and to cause its subsidiaries, directors, officers and employees not to, and shall direct and use reasonable best efforts to cause their respective consultants, attorneys, accountants, financial advisors, agents or investment bankers or other representatives of the Company and its subsidiaries not to directly or indirectly:
•
solicit, initiate, propose, induce or take any action to knowingly facilitate, assist or encourage, any acquisition proposal or any other offer, proposal, inquiry or indication of interest that could reasonably be expected to lead to an acquisition proposal;

•
disclose any information relating to the Company or any of its subsidiaries, or afford access to the business, properties, assets, books or records of the Company to any person in relation to any acquisition proposal or any offer, proposal, inquiry or indication of interest that could reasonably be expected to lead to an acquisition proposal;

•
conduct, participate or engage in discussions or negotiations with any person with respect to an acquisition proposal or any offer, proposal, inquiry or indication of interest that could reasonably be expected to lead to an acquisition proposal;

•
terminate, waive, amend or modify any provision of, or grant permission under, any standstill, confidentiality agreement or similar contract to which the Company or any subsidiary of the Company is a party;

•
approve any transaction under, or any third person becoming an “interested shareholder” under, Section 778 of the MBCA (except a transaction involving Parent, Merger Subsidiary or their respective Affiliates); or

•	execute or enter into, any letter of intent, merger agreement, acquisition agreement or other similar agreement for any acquisition proposal.
The Company has further agreed to:
•
cease immediately and cause to be terminated immediately all activities, solicitation, encouragement, discussions, and negotiations, if any, with any person (other than the parties to the merger agreement) in connection with an acquisition proposal, in each case that exist as of the date of the merger agreement;

•
promptly demand the return or destruction of all confidential information provided by or on behalf of Perceptron or any subsidiary of Perceptron to any person prior to the date of the merger agreement; and

•
promptly notify Parent of any acquisition proposal, any offer, proposal, inquiry or indication of interest that could reasonably be expected to lead to an acquisition proposal, and any request for nonpublic information relating to the Company or any of its subsidiaries or for access to the business, properties, assets, books or records of Company or any of its subsidiaries.

Furthermore, the Company agreed that neither its board of directors nor any committee thereof shall:
•
withhold, withdraw, qualify or modify in a manner adverse to Parent (or publicly propose to withhold, withdraw, qualify or modify), the Company’s recommendation to approve the transactions contemplated by the merger agreement;

•	take any action not explicitly permitted by the merger agreement that would be inconsistent with its approval of the merger;
•	approve or recommend, or publicly propose or approve or recommend, any acquisition proposal;
•
within ten (10) business days of the public announcement of the commencement of a tender offer or exchange offer for shares of Company common stock that constitutes an acquisition proposal by a person other than Parent or any of its subsidiaries, fail to file a Schedule 14D-9 pursuant to Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act recommending that the holders of the Company common stock reject such acquisition proposal and not tender any shares of Company common stock into such tender offer or exchange offer;

•
approve or recommend, or publicly declare advisable or publicly propose to enter into, or cause Perceptron to enter into, any alternative acquisition agreement or any contract or agreement in principle requiring Perceptron to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement; or

•	fail to include the Company recommendation to approve the transactions contemplated by the merger agreement in this proxy statement.
The merger agreement does not prohibit the Company from complying with Rules 14a-9, 14d-9 and 14e-2(a) promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pursuant to Rule 14d-9(f) pending disclosure of its position thereunder or making any required disclosure to the Company’s shareholders if, in the good faith judgment of the board of directors after consultation with its outside legal counsel, the failure to do so would be inconsistent with its fiduciary duties under applicable law.
Notwithstanding the non-solicitation provisions of the merger agreement, (as described in the section of this proxy statement entitled “The Merger Agreement—Covenants of Perceptron—No Solicitation; Other Offers”), the Company and its board of directors may, subject to compliance with certain requirements:
•
on a confidential basis, upon written request by a relevant party to a standstill, confidentiality agreement or similar contract to release or waive any standstill obligations solely to the extent necessary to permit the party referred to therein to submit an acquisition proposal to the board of directors on a confidential basis, if the board determines in good faith, after consultation with its outside legal counsel, that any failure to do so would be inconsistent with its fiduciary duties under applicable law;

•
prior to, but not after, obtaining the approval of the Company’s shareholders, negotiate with, furnish nonpublic information to, and terminate any standstill or confidentiality agreement in response to a bona fide, unsolicited written acquisition proposal made by such person following the date hereof that has not been withdrawn if (a) the board of directors determines in good faith after consultation with its outside legal counsel and XMS that such acquisition proposal would reasonably be expected to result in a superior proposal and (b) the other party executes a confidentiality agreement;

•
prior to, but not after, obtaining approval of the Company’s shareholders, and in response to a bona fide written superior proposal that did not arise from a breach of the Company’s obligations under the merger agreement, (a) make an adverse recommendation change or (b) terminate the merger agreement to cause the company to enter into an alternative acquisition agreement but only if, prior to taking such action, (i) the Company has received an acquisition proposal and the board of directors has determined in good faith, after consultation with outside legal counsel and XMS, that such acquisition proposal is a superior proposal; and (ii) the board of directors has determined in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law; and

•	prior to, but not after, obtaining the approval of the Company’s shareholders, if the board of directors determines that an intervening event has occurred, the board of directors may make an adverse recommendation change, but only if, prior to taking such action, the board of directors has determined in good faith, after consultation with its outside legal counsel, that in light of such intervening event, the failure to make an adverse recommendation change would be inconsistent with its fiduciary duties under applicable law.
The Company is required to provide a written notice to Parent at least four business days prior to an adverse recommendation change and, if requested by Parent, negotiate in good faith with Parent to enable Parent to make adjustments to the merger agreement in order to prevent an adverse recommendation change.
Efforts to Obtain Required Shareholder Votes (page 70)
The board of directors has unanimously recommended that the Company’s shareholders vote “FOR” the merger proposal. The merger agreement permits the board to effect an “adverse recommendation change” as described in the section of this proxy statement entitled “The Merger Agreement—Covenants of Perceptron—No Solicitation; Other Offers” in certain circumstances.
Termination of the Merger Agreement (page 74)
The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time, notwithstanding the adoption of the merger agreement by the Company’s shareholders (as described in the section of this proxy statement entitled “The Merger Agreement—Termination of the Merger Agreement”), under the following circumstances:
•	by mutual written consent of the Company and Parent;
•	by either the Company or Parent:
•
if a governmental entity has issued an order (other than a temporary restraining order unrelated to a regulatory matter, such as matters raised by CFIUS or German and Austrian anti-competition authorities) prohibiting the merger and such action becomes final and non-appealable or upon the withdrawal and abandonment of the transaction before CFIUS without CFIUS approval;

•
if the merger has not been completed on or prior to 5:00 p.m. Michigan local time on June 27, 2021 (which we refer to as the “outside date” in this proxy statement); provided that the outside date is extended on a day-by-day basis for each day that any shutdown of a governmental entity caused by COVID-19 results in delayed review of the transactions; or

•	if the Company shareholder approval of the merger agreement is not obtained at the annual meeting.
•	by the Company:
•
if, prior to obtaining the Company’s shareholder approval of the merger agreement, the Company’s board of directors authorized the Company (in full compliance with the merger agreement) to enter into an alternative acquisition agreement with respect to a superior proposal; provided that concurrent with and as a condition to such termination, the Company pays to Parent the termination fee and enters into such alternative acquisition agreement; or

•
if Parent or Merger Subsidiary has breached its representations, warranties, covenants or other agreements set forth in the merger agreement and in each case such breach or failure to perform (i) results in the non-satisfaction of any conditions that Parent or Merger Subsidiary were required to fulfill prior to the effective time, (ii) cannot be cured or has not been cured in material respects within fifteen (15) business days after receipt of written notice from the Company; and (iii) would result in a material adverse effect on the Parent.

•	by Parent:
•
if the Company has breached representations, warranties, covenants or agreements contained in the merger agreement and in each case such breach or failure to perform (i) is incapable of being cured by the outside date, or if curable, has not been cured in all material respects within fifteen (15) business days after receipt of written notice from Parent and (ii) would result in the non-satisfaction of any conditions that the Company was required to satisfy prior to the effective time; or

•
(i) following an adverse recommendation change, (ii) if the Company or any of its subsidiaries enters into an alternative acquisition agreement, (iii) if the Company’s board of directors fails to recommend that the shareholders of the Company approve the merger agreement in this proxy statement, or (iv) if the Company breaches its covenants described in the “The Merger Agreement—Covenants of Perceptron— No Solicitation; Other Offers” or “The Merger Agreement—Covenants of Perceptron— Proxy Material; Shareholder Meeting.”
The merger agreement provides that, upon a termination of the merger agreement under specified circumstances, the Company will be obligated to pay a termination fee of $2,100,000 to Parent. See the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination Fee.”
The Voting Agreement (page 58)
In connection with the merger agreement, on September 27, 2020, the Harbert Shareholders entered into a voting agreement with Parent pursuant to which the Harbert Shareholders agreed, among other things, to vote their shares of Company common stock in favor of the proposal to approve the merger agreement and certain related matters, as applicable, and against alternative acquisition proposals. The Harbert Shareholders beneficially owned, as of the date of the merger agreement, approximately 10.5% of the total shares of outstanding Company common stock. Subject to the terms therein, the voting agreement will terminate upon the earlier to occur of (i) the termination of the voting agreement by mutual written consent of Parent and each of the Harbert Shareholders, (ii) the termination of the merger agreement in accordance with its terms; or (iii) the consummation of the merger. The terms of the voting agreement is described in more detail under the section entitled “Proposal 1: The Merger—The Voting Agreement” beginning on page 58 of this proxy statement. A copy of the voting agreement is attached to this proxy statement as Annex C.
Market Price of the Company Common Stock (page 20)
The Company common stock is listed on NASDAQ under the symbol “PRCP.” The closing sale price of our common stock on September 25, 2020, the last trading day prior to the execution of the merger agreement, was $4.09 per share. On November 4, 2020, the most recent practicable date before the filing of this proxy statement, the closing price for our common stock was $6.91 per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of Company common stock. The merger consideration represents a premium of approximately 66% to the 30-day average closing share price of $4.22 as of September 25, 2020.

 QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
The following questions and answers address briefly some questions you may have regarding the annual meeting and the proposals to be voted on at the annual meeting. These questions and answers may not address all of the questions that may be important to you as a shareholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, which you should read carefully and in their entirety. You may obtain the documents incorporated by reference into this proxy statement without charge by following the instructions under the section of this proxy statement entitled “Where You Can Find Additional Information.”
Q:	Why am I receiving this proxy statement?
A:
The Company is sending these materials to the Company’s shareholders to help them decide how to vote their shares of the Company common stock with respect to the merger proposal and the other matters to be considered at the annual meeting.

Q:	What am I being asked to vote on?
A:
The Company shareholders are being asked to vote upon the following proposals, and may be asked to vote on any other business that may properly come before the annual meeting and any adjournment or postponement thereof:

•
Proposal 1: To adopt the merger agreement, which is further described in the sections entitled “Proposal 1: The Merger” beginning on page 29 and “The Merger Agreement” beginning on page 59 and a copy of which is attached to this proxy statement as Annex A;

•
Proposal 2: To approve the adjournment of the annual meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the merger proposal or in the absence of a quorum;

•
Proposal 3: To consider and vote upon a proposal to approve, by non-binding advisory vote, the compensation that will or may be paid by the Company to certain named executive officers in connection with the merger contemplated by the merger agreement;

•	Proposal 4: To elect six directors to serve until the 2021 Annual Meeting of Shareholders and until their successors are elected and qualified;
•	Proposal 5: To approve the compensation of our named executive officers; and
•	Proposal 6: To ratify the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal 2021.
Q:	Are there any other matters to be addressed at the annual meeting?
A:
At this time, the Company does not know of any other matters to be brought before the annual meeting, but if other matters are properly brought before such meeting or at any adjournment or postponement of such meeting, the persons who the board has appointed to vote proxies will vote on such matters in their discretion.

Q:	What is the merger?
A:
The Company has agreed to be acquired by Atlas Copco North America LLC, a Delaware limited liability company (which we refer to in this proxy statement as “Parent”), under the terms of the merger agreement that is described in this proxy statement. If the merger agreement is adopted by the Company’s shareholders and the other conditions to closing under the merger agreement are satisfied or waived, Odyssey Acquisition Corp., a Michigan corporation and a direct wholly owned subsidiary of Parent (which we refer to in this proxy statement as “Merger Subsidiary”), will merge with and into the Company (which we refer to in this proxy statement as the “merger”), with the Company surviving the merger as a direct wholly owned subsidiary of Parent.

The merger cannot be completed without the adoption of the merger agreement by the affirmative vote of the holders of a majority of the shares of Company common stock outstanding and entitled to vote at the annual meeting. Your failure to submit a proxy or vote online at the virtual annual meeting, or your abstaining from voting or you fail to provide your bank, brokerage firm or other nominee with instructions, as applicable, will have the same effect as a vote “AGAINST” the adoption of the merger agreement. The board unanimously recommends that shareholders vote “FOR” the adoption of the merger agreement. This proxy statement includes important information about the merger and the merger agreement, a copy of which is attached as Annex A to this proxy statement. The Company’s shareholders should read this proxy statement carefully and in its entirety.
Q:	As a Company shareholder, what will I receive in the merger?
A:
If the merger is completed you will receive $7.00 in cash per share of Company common stock (which we refer to in this proxy statement as the “merger consideration”), without interest and subject to required withholding taxes, for each outstanding share of Company common stock that you own immediately prior to the effective time. You will not be entitled to receive shares in the surviving corporation or Parent.

Q:	How does the merger consideration compare to the market price of the Company common stock?
A:	The merger consideration of $7.00 represents a premium of approximately 66% to the 30-day average closing share price of $4.22 as of September 25, 2020.
Q:	When is the merger expected to be completed?
A:
As of the date of this proxy statement, we are targeting completing the merger in the fourth calendar quarter of 2020. However, completion of the merger is subject to the satisfaction or waiver of the conditions to the completion of the merger, which are described in this proxy statement, and we cannot be certain when or if the conditions to the merger will be satisfied or, to the extent permitted, waived.

Q:	What happens if the merger is not completed?
A:
If the merger agreement is not adopted by the Company’s shareholders, or if the merger is not completed for any other reason, the Company’s shareholders will not receive any payment for their shares of Company common stock in connection with the merger. Instead, the Company will remain a public company, and shares of Company common stock will continue to be registered under the Exchange Act, as well as listed and traded on NASDAQ. If either the Company or Parent terminates the merger agreement, then, in certain specified circumstances, the Company may be required to pay Parent a termination fee in an amount equal to $2,100,000. See the section of this proxy statement entitled “The Merger Agreement—Termination of the Merger Agreement—Termination Fee.”

Q:	Am I entitled to dissenters’ rights instead of receiving the merger consideration for my shares of Company common stock?
A:
No. Pursuant to Section 762 of the MBCA, you are not entitled to exercise dissenters’ rights with respect to the merger agreement or transactions contemplated thereby, including the merger as further explained under the section of this proxy statement entitled “Proposal 1: The Merger—No Dissenters’ Rights.”

Q:	What happens if I sell my shares of Company common stock before completion of the merger?
A:
To receive the merger consideration, you must hold your shares of Company common stock through completion of the merger. Consequently, if you transfer your shares of Company common stock before completion of the merger, then you will have transferred your right to receive the merger consideration. The record date for shareholders entitled to vote at the annual meeting is earlier than the completion of the merger. If you transfer your shares of Company common stock after the record date but before the closing of the merger, then you will have the right to vote at the annual meeting but not the right to receive the merger consideration.

Q:	If the merger is completed, how do I obtain the merger consideration for my shares of Company common stock?
A:
Following the completion of the merger, your shares of Company common stock will automatically be converted into the right to receive your portion of the merger consideration, without interest and subject to required withholding taxes. After the merger is completed, if your shares of Company common stock are evidenced by stock certificates, you will receive a letter of transmittal and related materials from the paying agent for the merger with detailed written instructions for exchanging your shares of Company common stock evidenced by stock certificates for the merger consideration (without interest and subject to required withholding taxes). After the merger is completed, if you are a record holder of book-entry shares, the paying agent will send you transmittal materials providing that delivery of your shares will be effected upon receipt of an “agent’s message” by the paying agent and other instructions for exchanging your book-entry shares for the merger consideration (without interest and subject to required withholding taxes). If your shares of Company common stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the merger consideration (without interest and subject to required withholding taxes). If you hold book-entry shares you will receive a check or wire transfer for the merger consideration with respect to such shares upon receipt of an “agent’s message” by the paying agent.
Q:	Should I send in my stock certificates or other evidence of ownership now?
A:
No. You should not return your stock certificates or send in other documents evidencing ownership of common stock with the proxy card. If the merger is completed, and if your shares of Company common stock are evidenced by stock certificates, the paying agent will send you a letter of transmittal and related materials and instructions for exchanging your shares of Company common stock for the merger consideration (without interest and subject to required withholding taxes). After the merger is completed, if you are a record holder of book-entry shares, the paying agent will send you transmittal materials providing that delivery of your shares will be effected upon receipt of an “agent’s message” by the paying agent and other instructions for exchanging your book-entry shares for the merger consideration (without interest and subject to required withholding taxes). If your shares of Company common stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the merger consideration (without interest and subject to required withholding taxes). If you hold book-entry shares, you will receive a check or wire transfer for the merger consideration with respect to such shares upon receipt of an “agent’s message” by the paying agent.

Q:	What are the material U.S. federal income tax consequences of the merger to Company shareholders?
A:
If you are a U.S. holder (as defined in “Proposal 1: The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), the receipt of cash in exchange for shares of Company common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes. You should consult your own tax advisor regarding the particular tax consequences to you of the exchange of shares of Company common stock for cash pursuant to the merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws). See the section of this proxy statement entitled “Proposal 1: Merger—Material U.S. Federal Income Tax Consequences of the Merger.”

Q:	How does the Company’s board of directors recommend that I vote at the annual meeting?
A:	The Company’s board of directors unanimously recommends that the Company’s shareholders vote:
•	“FOR” the merger proposal;
•
“FOR” the approval of the adjournment of the annual meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the merger proposal or in the absence of a quorum;

•	“FOR” the approval, on an advisory (non-binding) basis, of the merger-related compensation of the Company’s named executive officers;
•	“FOR” the election to the board of each of the nominees for director named in this proxy statement;
•	“FOR” the approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers;
•	“FOR” the ratification of the appointment of BDO USA LLP as the Company’s independent registered public accounting firm for the current fiscal year.
For a discussion of the factors that the board considered in determining to recommend in favor of the adoption of the merger agreement, see the section of this proxy statement entitled “Proposal 1: The Merger—Reasons for the Merger.” In addition, in considering the recommendation of the board with respect to the merger agreement, you should be aware that certain directors and executive officers of the Company have interests in the merger that may be different from, or in addition to, the interests of the Company’s shareholders generally. For a discussion of these interests, see the section of this proxy statement entitled “Proposal 1: The Merger—Interests of the Company’s Directors and Executive Officers in the Merger.”
Q:	What do I need to do now?
A:
After carefully reading and considering the information contained in this proxy statement, please submit your proxy as soon as possible so that your shares of Company common stock will be represented at the annual meeting. Please follow the instructions set forth on the proxy card or on the voting instruction form provided by the record holder if your shares are held in “street name” by your bank, brokerage firm or other nominee.

Q:	When is the annual meeting?
A:
The annual meeting will be held on Tuesday, December 8, 2020, at 9:30 a.m. Eastern Time. The meeting will take place via a live audio webcast that is available at www.virtualshareholdermeeting.com/PRCP2020. There will be no physical meeting location and the meeting will only be conducted via the live audio webcast. To participate in the meeting you must have your 16-digit control number that is shown on your proxy card.

Q:	Who is entitled to vote at the annual meeting?
A:
Only holders of record of Company common stock as of the close of business on October 27, 2020, the record date for the annual meeting, are entitled to receive these proxy materials and to vote their shares at the annual meeting. Each share of Company common stock issued and outstanding as of the record date will be entitled to one vote on each matter submitted to a vote at the annual meeting.

Q:	Why is the Annual Meeting taking place via webcast?
A:
In light of public health and travel concerns our shareholders, employees, and directors may have, and the protocols that federal, state, and local governments may impose in response to the COVID-19 crisis, we will be hosting the annual meeting live via an audio webcast. You will not be able to attend the annual meeting in person.

Q:	How do I access the virtual annual meeting?
A:
Any shareholder can listen and participate in the annual meeting via a live audio webcast at www.virtualshareholdermeeting.com/PRCP2020. The webcast will start at 9:30 a.m. Eastern Time. You will need your 16-digit control number that is shown on your proxy card or voting instruction form to vote and submit questions while attending the meeting online. Shareholders who attend the virtual meeting with their 16-digit control number will have the same rights and opportunities to participate as they would at an in-person meeting. If your voting instruction form does not include a 16-digit control number, you must contact your brokerage firm, bank, or other financial institution (“broker”) for instructions to access the meeting. If you do not have your 16-digit control number, you will still be able to attend the annual meeting as a “guest” and listen to the proceedings, but you will not be able to vote, ask questions, or otherwise participate.

The virtual meeting will be fully supported across browsers (Internet Explorer, Firefox, Chrome, Microsoft Edge, and Safari) and devices (desktops, laptops, tablets, and other mobile devices) running the most updated version of applicable software and plugins. We strongly recommend that you ensure that you have a strong Wi-Fi or cell phone connection wherever you intend to participate in the virtual annual meeting.
You may log in 30 minutes before the start of the annual meeting. Shareholders are encouraged to log into the webcast 15 minutes prior to the start of the meeting to provide time to register, test their internet or cell phone connectivity, and download the required software, if needed. We encourage you to access the meeting prior to the start time.
Q:	How do I submit questions at the annual meeting?
A:
Once online access to the annual meeting is open, shareholders may submit questions, if any, on www.virtualshareholdermeeting.com/PRCP2020. You will need your 16-digit control number included on your proxy card or voting information form. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Such answers will be posted on our website as soon as practicable after the annual meeting.

Q:	What if I have technical or other “IT” problems logging into or participating in the annual meeting webcast?
A;
A toll-free technical support “help line” will be available on the morning of the annual meeting for any shareholder who is having challenges logging into or participating in the meeting. If you encounter technical difficulties, please call the technical support line number that will be posted on the virtual annual meeting login page at www.virtualshareholdermeeting.com/PRCP2020. The technical support will not be able to provide you with your 16-digit control number, however, so ensure that you have that number available prior to accessing the virtual annual meeting.

Q:	How many shares are needed to constitute a quorum?
A:
The presence at the annual meeting via live audio webcast or by proxy of the holders of record of a majority of the shares of Company common stock entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker “non-votes” (as discussed below) are counted as present and entitled to vote for the purpose of establishing a quorum.

Q:	What vote is required to approve each proposal to be considered at the annual meeting?
A:	The votes required for each proposal are as follows:
•
Proposal 1: The Merger. The affirmative vote of the holders of a majority of the shares of Company common stock entitled to vote on such matter at the annual meeting via live audio webcast or represented by proxy is required to approve the merger proposal.

•
Proposal 2: Vote on Adjournment. The affirmative vote of the holders of a majority of the shares of Company common stock present at the annual meeting via live audio webcast or represented by proxy at the annual meeting and entitled to vote on such matter at the annual meeting is required to approve the adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement.

•
Proposal 3: Advisory Vote on Executive Officer Merger-Related Compensation. The affirmative vote of the holders of a majority of the shares of Company common stock present at the annual meeting via live audio webcast or represented by proxy at the annual meeting and entitled to vote on such matter at the annual meeting is required to approve, on an advisory (non-binding) basis, the merger-related compensation of the Company’s named executive officers.

•
Proposal 4: Election of Directors. The nominees receiving a plurality of the votes present at the annual meeting via live audio webcast or represented by proxy and entitled to vote at the annual meeting will be elected to the board. Shares of Company common stock may not be voted cumulatively for the election of directors.

•
Proposal 5: Advisory Vote on Executive Compensation. The affirmative vote of the holders of a majority of the shares of Company common stock present at the annual meeting via live audio webcast or represented by proxy at the annual meeting and entitled to vote on such matter at the annual meeting is required to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers.

•
Proposal 6: Ratification of Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of the shares of Company common stock present at the annual meeting via live audio webcast or represented by proxy at the annual meeting and entitled to vote on such matter at the annual meeting is required to ratify the appointment of the Company’s independent public accountant.

In addition, approval of any other proposal to be voted upon at the annual meeting requires the affirmative vote of the holders of a majority of the shares of Company common stock present at the annual meeting via live audio webcast or represented by proxy at the annual meeting and entitled to vote on such matter at the annual meeting.

Q:	How do the Company’s directors and officers intend to vote?
A:
Pursuant to the voting agreement, the Harbert Shareholders agreed, among other things, to vote their shares of Company common stock in favor of the proposal to approve the merger agreement. As of the date of the merger agreement, the Harbert Shareholders beneficially owned approximately 10.5% of the Company’s outstanding common stock. The other Company directors and executive officers have informed us that they intend to vote their shares of Company common stock in favor of the merger proposal and the other proposals to be considered at the annual meeting, although they have no obligation to do so. As of the record date, our directors and executive officers, owned and were entitled to vote, in the aggregate, approximately 1,148,702 shares of Company common stock, or approximately 11.7% of the outstanding shares of Company common stock entitled to vote at the annual meeting.

Q:	What do I need to do now? How do I vote my shares of Company common stock?
A:
We urge you to, and you should, read this entire proxy statement carefully, including its annexes and the documents incorporated by reference in this proxy statement, and to consider how the merger and other proposals affect you. Your vote is important, regardless of the number of shares of Company common stock you own.

Voting at the Annual Meeting
Shareholder of record will be able to vote online at the annual meeting by logging into the virtual platform at www.virtualshareholdermeeting.com/PRCP2020 as a shareholder and following the voting link. You will need your 16-digit control number found on your proxy card or notice document to do so.
It is not necessary to attend the annual meeting to vote your shares of Company common stock. To ensure that your shares of Company common stock are voted at the annual meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the annual meeting via the live audio webcast.
Attending the annual meeting via the live audio webcast does not itself constitute a vote on any proposal.
Shares of Company Common Stock Held by Record Holder
You can ensure that your shares Company common are voted at the annual meeting by submitting your proxy via:
•	mail, by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope;
•	telephone, by using the toll-free number 1-800-690-6903; or
•	the Internet, at www.proxyvote.com.
The telephone and Internet voting facilities for shareholders of record will close at 11:59 p.m. on December 7, 2020.
If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” the merger proposal and all of the other proposals to be voted on at the annual meeting as listed in this proxy statement.
We encourage you to vote by proxy even if you plan on attending the annual meeting via the live audio webcast. An abstention or failure to vote will have the following effect:
•
An abstention with respect to the merger proposal (Proposal 1), or a failure to vote your shares of Company common stock (including a failure to instruct your broker, bank or other nominee to vote shares held on your behalf) with respect to the merger proposal (Proposal 1), will have the same effect as a vote “AGAINST” such proposal.

•
An abstention with respect to any of the other proposals listed in this proxy statement (Proposals 2-6), or failure to return your proxy card or otherwise vote your shares of Company common stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf), will not be counted as shares voted on these matters, assuming a quorum is present.

Shares of Company Common Stock Held in “Street Name”
If you hold your shares of Company common stock in “street name” through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted, subject to the discretion of brokers as to routine matters (see the answer to the question in this section of this proxy statement entitled “How are broker non-votes and abstentions counted?”).
Q:	Can I revoke my proxy?
A:
Yes. You can revoke your proxy before the vote is taken at the annual meeting held via live audio webcast. If you are a shareholder of record, you may revoke your proxy by notifying the Company in writing, in care of the Secretary, Perceptron, Inc., c/o Secretary, Perceptron, Inc., 47827 Halyard Drive, Plymouth, MI 48170-2461 or by submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described above at any time up to 11:59 p.m. on December 7, 2020, or by completing, signing, dating and returning a new proxy card by mail to the Company. In addition, you may revoke your proxy by attending the annual meeting and voting online; however, simply attending the annual meeting will not cause your proxy to be revoked. Please note that if you want to revoke your proxy by mailing a new proxy card to the Company or by sending a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company before the annual meeting.

If you hold your shares of Company common stock in “street name” and you have instructed a broker, bank or other nominee to vote your shares, you should instead follow the instructions received from your broker, bank or other nominee to revoke your prior voting instructions. If you hold your shares in “street name,” you may also revoke a prior proxy by voting at the annual meeting via the live audio webcast if you obtain a legal proxy executed in your favor from your broker, bank or other nominee to be able to vote online at the annual meeting.
Q:	How are broker non-votes and abstentions counted?
A:
A broker non-vote occurs when shares of Company common stock held by a broker are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from its clients. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on “routine” matters. Where a proposal is not “routine,” a broker who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal. At the annual meeting, only Proposal 6 (ratifying the selection of our independent registered public accounting firm) is considered a routine matter. Your broker will, therefore, not have discretion to vote on any of the other proposals proposed by the board and described in this proxy statement.

Broker non-votes and abstentions by shareholder from voting (including brokers holding their clients’ shares of record who cause abstentions to be recorded) will be counted towards determining whether or not a quorum is present. Broker non-votes will have no effect on the approval of any of the proposals, except in connection with the merger proposal (with respect to which a failure to vote will have the same effect as a vote “AGAINST” such proposal).
Q:	Where can I find the voting results of the annual meeting?
A:
The preliminary voting results will be announced at the annual meeting. In addition, within four business days following certification of the final voting results, the Company intends to file the final voting results with the Securities and Exchange Commission (the “SEC”) on a Current Report on Form 8-K.

Q:	Will my shares of Company common stock held in “street name” or held in another form of record ownership be combined for voting purposes with shares I hold of record?
A:
No. Because any shares of Company common stock you may hold in “street name” will be deemed to be held by a different shareholder (that is, your broker, bank or other nominee) than any shares of Company common stock you hold of record, any shares of Company common stock held in “street name” will not be combined for voting purposes with shares of Company common stock held of record. Similarly, if you own shares of Company common stock in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares of Company common stock because they are held in a different form of record ownership. Shares of Company common stock held by a corporation or business entity must be voted by an authorized officer of the entity. Please indicate title or authority when completing and signing the proxy card.
Q:	What does it mean if I get more than one proxy card or voting instruction card?
A:
If your shares of Company common stock are registered differently or are held in more than one account, you will receive more than one proxy card or voting instruction card. Please complete and return all of the proxy cards and voting instruction cards you receive (or submit each of your proxies by telephone or the Internet) to ensure that all of your shares of Company common stock are voted.

Q:	What is householding and how does it affect me?
A:
The SEC permits companies to send a single set of proxy materials to any household at which two or more shareholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each shareholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of common stock held through brokerage firms. If your family has multiple accounts holding common stock, you may have already received a householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:	Where can I find more information about the Company?
A:	You can find more information about us from various sources described in the section of this proxy statement entitled “Where You Can Find Additional Information.”
Q:	Who will solicit and pay the costs of soliciting proxies?
A:
The Company’s board of directors is soliciting your proxy, and we will bear the cost of soliciting proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. The Company has retained Okapi Partners LLC (which we refer to as “Okapi” in this proxy statement), a proxy solicitation firm, to assist the board in the solicitation of proxies for the annual meeting, and we expect to pay Okapi approximately $8,500, plus reimbursement of out-of-pocket expenses. Proxies may be solicited by mail, personal interview, email, telephone, or via the Internet by Okapi or, without additional compensation, by certain of the Company’s directors, officers and employees.

Q:	Who can help answer my other questions?
A:
If you have more questions about the merger or any of the other matters set forth in this proxy statement, or require assistance in submitting your proxy or voting your shares or need additional copies of this document or the enclosed proxy card, please contact Okapi, which is acting as the proxy solicitation agent and information agent for the Company in connection with the annual meeting or the Company at the following addresses or telephone numbers:

Okapi Partners
1212 Avenue of the Americas, 24th Floor
New York, NY 10036
Banks and Brokers Call Collect: (212) 297-0720
All Others Call Toll Free: (877) 279-2311
Email: info@okapipartners.com

or
Perceptron, Inc.
Attn: Secretary
47827 Halyard Drive,
Plymouth, MI 48170-2461
(734) 414-6100

MARKET PRICE OF THE COMPANY COMMON STOCK
Our common stock trades under the symbol “PRCP” on NASDAQ. On September 25, 2020 there were approximately ninety-nine holders of record of our common stock. The closing price of our common stock on September 25, 2020, the last trading day prior to the execution of the merger agreement, was $4.09 per share. On November 4, 2020, the most recent practicable date before the filing of this proxy statement, the closing price for our common stock was $6.91 per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of Company common stock. The merger consideration represents a premium of approximately 66% to the 30-day average closing share price of $4.22 as of September 25, 2020.
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This proxy statement and the other documents referenced herein may be “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, including statements relating to the merger. We may also make forward-looking statements in our press releases or other public or shareholder communications. Whenever possible, we have identified these forward-looking statements by words such as “target,” “will,” “should,” “could,” “believes,” “expects,” “anticipates,” “estimates,” “prospects,” “outlook,” “guidance” or similar expressions. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all of our forward-looking statements.
While we believe that our forward-looking statements are reasonable, you should not place undue reliance on any such forward-looking statements, which speak only as of the date made. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different. Factors that might cause such a difference include, without limitation, the following:
•	The merger is subject to receipt of approval from our shareholders as well as the satisfaction of other closing conditions in the merger agreement.
•	Failure to complete the merger could materially adversely affect our stock price, future business operations and financial results.
•	Shareholder litigation challenging the proposed merger may prevent the merger from being completed within the anticipated timeframe.
•	We are subject to certain restrictions in the merger agreement that may hinder operations pending the consummation of the merger.
•
If the merger agreement is terminated, we may, under certain circumstances, be obligated to pay a termination fee to Parent. These costs could require us to use cash that would have otherwise been available for other uses.

•	The COVID-19 pandemic has disrupted and may continue to disrupt our business, which could have a material adverse impact on our results of operations and financial condition.
•	As a borrower under the Paycheck Protection Program, our eligibility for and forgiveness of that loan is likely to be reviewed by the SBA.
•
A significant percentage of our revenue is derived from a small number of customers, so that the loss or material change in strategy of any one of these customers could result in a significant reduction in our revenues and profits.

•	Because a large portion of our revenues are generated from a limited number of sizeable orders, our revenues and profits may vary widely from quarter to quarter and year to year.
•	Our future commercial success depends upon our ability to maintain a competitive technological position in our markets, which are characterized by continual technological change.
•
We may need replacement or additional financing in the future to meet our operational needs, including working capital or capital expenditures and such financing may not be available on terms favorable to us, if at all, and may be dilutive to existing shareholders.

•	Our future success is dependent upon our ability to implement our long-term growth strategy.

•
We are dependent on proprietary technology. If our competitors develop competing products that violate our intellectual property rights or successfully challenge those rights, our revenues and profits may be adversely affected.

•
There are a number of companies offering competitive products in our markets, or developing products to compete with our products, which could result in a reduction in our revenues through lost sales or a reduction in prices.

•	We have operations outside the United States, increasing the possibility that our business could be adversely affected by risks of doing business in foreign countries.
•
Our revenues are highly influenced by the sale of products for use in the global automotive market, particularly by manufacturers based in the United States, China and Western Europe. These manufacturers have experienced periodic downturns in their businesses that could adversely affect their level of purchases of our products.

•	A significant amount of our assets represent intangible assets, and our net income would be reduced if our intangible assets become further impaired.
•	Our ability to increase sales of our coordinate measuring machines products depends on our ability to successfully expand our distribution channels.
•	Global economic conditions may negatively impact our results of operations.
•	Because of our significant foreign operations, our revenues and profits can vary significantly as a result of fluctuations in the value of the United States Dollar against other currencies.
•
If the suppliers and subcontractors we rely on for component parts or products delay deliveries, fail to deliver parts or products meeting our requirements or stop supplying parts or products altogether, we may not be able to deliver products to our customers in a timely fashion and our revenues and profits could be reduced.

•	The occurrence of business system disruptions or information security breaches could adversely affect our business.
•	We may have additional tax liabilities, which could change our effective tax rate and have a significant adverse impact on our business.
•	We face various risks arising from the legal, regulatory and tax requirements imposed on our operations in the various countries in which we conduct our business operations.
•	We are subject to risks related to the ongoing trade disputes, including those between the United States and China.
•	We may not be able to complete business opportunities and our profits could be negatively affected if we do not successfully integrate those that we do complete.
•
Failure to comply with U.S. federal, state and international laws and regulations relating to privacy or data protection, or the expansion of current or the enactment of new laws or regulations relating to privacy or data protection, could adversely affect our business and our financial condition.

•	We are subject to risks related to litigation.
•	We could become involved in costly litigation alleging patent infringement.
•	Our business depends on our ability to attract and retain key personnel.
•	Because of the limited trading in our common stock, it may be difficult for shareholders to dispose of a large number of shares of our common stock in a short period of time or at then current prices.
•	The trading price of our stock has been volatile.
•	Market volatility adversely impacts the market price of our common stock.

•
The board of directors has the right to issue up to 1,000,000 shares of preferred stock without further action by shareholders. The issuance of those shares could cause the market price of our common stock to drop significantly and could be used to prevent or frustrate shareholders’ attempts to replace or remove current management.

•	Our rights plan could be used to discourage hostile tender offers.
•
If management is not able to provide a positive report on our disclosure controls and internal controls over financial reporting, shareholders and others may lose confidence in our financial statements, which could cause our stock price to drop.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this proxy statement. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to the Company’s Annual Report on Form 10-K for the year ended June 30, 2020 and subsequent Current Reports on Form 8-K and Quarterly Reports on Form 10-Q filed with the SEC. Except as required by applicable law, we do not undertake, and expressly disclaim, any obligation to publicly update or alter our statements whether as a result of new information, events or circumstances occurring after the date of this report or otherwise.

THE COMPANIES
Perceptron, Inc.
The Company (NASDAQ: PRCP) is a Michigan corporation and develops, produces and sells a comprehensive range of automated industrial metrology products and solutions to manufacturing organizations for dimensional gauging, dimensional inspection and 3D scanning. Products include 3D machine vision solutions, robot guidance, coordinate measuring machines, laser scanning and advanced analysis software. Global automotive and other manufacturing companies rely on the Company’s metrology solutions to assist in managing their complex manufacturing processes to improve quality, shorten product launch times and reduce costs.
The Company’s principal executive offices are located at 47827 Halyard Drive, Plymouth, MI 48170-2461 and its telephone number is (734) 414-6100.
A detailed description of the Company’s business is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020, filed with the SEC on September 28, 2020, which is incorporated by reference into this proxy statement. See the section of this proxy statement entitled “Where You Can Find Additional Information.”
Atlas Copco North America LLC
Atlas Copco North America LLC (referred to in this proxy statement as “Parent”) is a Delaware limited liability company. Parent is an indirect wholly owned subsidiary of Atlas Copco AB, a Swedish listed global industrial company that manufactures industrial tools and equipment.
Parent’s principal executive offices are located at 6 Century Drive, Suite 310, Parsippany NJ 07054 and its telephone number is (973) 397-3400.
Odyssey Acquisition Corp.
Odyssey Acquisition Corp. is a Michigan corporation and a direct wholly owned subsidiary of Parent that will function as the merger subsidiary in the merger. Merger Subsidiary was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. Merger Subsidiary has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with Parent’s acquisition of the Company. Upon the completion of the merger, Merger Subsidiary will merge with and into the Company and Merger Subsidiary will cease to exist.
Merger Subsidiary’s principal executive offices are located at 6 Century Drive, Suite 310, Parsippany NJ 07054 and its telephone number is (973) 397-3400.
THE ANNUAL MEETING
Date, Time and Place of the Annual Meeting
This proxy statement is being furnished to our shareholders as part of the solicitation of proxies by the board for use at the annual meeting to be held, on Tuesday, December 8, 2020, at 9:30 a.m. Eastern Time, or at any adjournment or postponement thereof. The meeting will take place via a live audio webcast that is available at www.virtualshareholdermeeting.com/PRCP2020. There will be no physical meeting location and the meeting will only be conducted via the live audio webcast. To participate in the meeting you must have your 16-digit control number that is shown on your proxy card.
For information regarding attending the annual meeting, see “Voting; Proxies; Revocation—Attendance” below.
Purposes of the Annual Meeting
At the annual meeting, the Company’s shareholders will be asked to consider and vote on the following proposals, and may be asked to vote on any other business that may properly come before the annual meeting and any adjournment or postponement thereof:
•
Proposal 1: To adopt the Agreement and Plan of Merger, dated as of September 27, 2020, by and among the Company, Parent and Merger Subsidiary (we refer to this agreement in this proxy statement as the “merger agreement” and to this proposal in this proxy statement as the “merger proposal”);

•
Proposal 2: To approve the adjournment of the annual meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the merger proposal or in the absence of a quorum;

•
Proposal 3: To consider and vote upon a proposal to approve, by non-binding advisory vote, the compensation that will or may be paid by the Company to certain named executive officers in connection with the merger contemplated by the merger agreement;

•	Proposal 4: To elect six directors to serve until the 2021 Annual Meeting of Shareholders and until their successors are elected and qualified;
•	Proposal 5: To approve the compensation of our named executive officers; and
•	Proposal 6: To ratify the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal 2021.
Our shareholders must adopt the merger agreement for the merger to occur. If our shareholders fail to approve Proposal 1 to adopt the merger agreement, the merger will not occur. The approval of Proposals 2-6 is not a condition to the completion of the merger.
We do not expect that any matters other than the proposals set forth above will be brought before the annual meeting. If, however, such a matter is properly presented at the annual meeting or any adjournment or postponement thereof, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies.
This proxy statement and the enclosed form of proxy are first being mailed to our shareholders on or about November 5, 2020.
Record Date, Notice and Quorum
The holders of record of shares of Company common stock as of the close of business on October 27, 2020, the record date for the annual meeting, are entitled to receive notice of and to vote at the annual meeting. At the close of business on the record date, 9,779,547 shares of Company common stock were outstanding and entitled to vote at the annual meeting.
The presence at the annual meeting via live audio webcast or by proxy of the holders of record of a majority of the shares of Company common stock entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of business at the annual meeting. A quorum is necessary to transact business at the annual meeting. Once a share is represented at the annual meeting, it will be counted for purposes of determining whether a quorum is present at the annual meeting. If a quorum is not present at the annual meeting, we expect that the annual meeting will be adjourned to a later date. If a new record date is set for an adjourned annual meeting, a new quorum will have to be established. Abstentions and broker “non-votes” are counted as present and entitled to vote for the purpose of establishing a quorum.
Required Vote
The votes required for each proposal are as follows:
•
Proposal 1: The Merger. The affirmative vote of the holders of a majority of the shares of Company common stock outstanding and entitled to vote on such matter at the annual meeting via live audio webcast or represented by proxy is required to approve the merger proposal.

•
Proposal 2: Vote on Adjournment. The affirmative vote of the holders of a majority of the shares of Company common stock present at the annual meeting via live audio webcast or represented by proxy at the annual meeting and entitled to vote on such matter at the annual meeting is required to approve the adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement.

•
Proposal 3. Advisory Vote on Executive Officer Merger-Related Compensation. The affirmative vote of the holders of a majority of the shares of Company common stock present at the annual meeting via live audio webcast or represented by proxy at the annual meeting and entitled to vote on such matter at the annual meeting is required to approve, on an advisory (non-binding) basis, the merger-related compensation of the Company’s named executive officers.

•
Proposal 4: Election of Directors. The nominees receiving a plurality of the votes present at the annual meeting via live audio webcast or represented by proxy and entitled to vote at the annual meeting will be elected to the board. Shares may not be voted cumulatively for the election of directors.

•
Proposal 5: Advisory Vote on Executive Compensation. The affirmative vote of the holders of a majority of the shares of Company common stock present at the annual meeting via live audio webcast or represented by proxy at the annual meeting and entitled to vote on such matter at the annual meeting is required to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers.

•
Proposal 6: Ratification of Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of the shares of Company common stock present at the annual meeting via live audio webcast or represented by proxy at the annual meeting and entitled to vote on such matter at the annual meeting is required to ratify the appointment of the Company’s independent public accountant.

In addition, approval of any other proposal to be voted upon at the annual meeting requires the affirmative vote of the holders of a majority of the shares of Company common stock present at the annual meeting via live audio webcast or represented by proxy at the annual meeting and entitled to vote on such matter at the annual meeting.
Each share of common stock outstanding at the close of business on the record date is entitled to one vote on each of the proposals to be considered at the annual meeting.
An abstention or failure to vote will have the following effect:
•
An abstention with respect to the merger proposal (Proposal 1), or a failure to vote your shares of Company common stock (including a failure to instruct your broker, bank or other nominee to vote shares held on your behalf) with respect to the merger proposal (Proposal 1), will have the same effect as a vote “AGAINST” such proposal.

•
An abstention with respect to any of the other proposals listed in this proxy statement (Proposals 2-6), or failure to return your proxy card or otherwise vote your shares of Company common stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf), will not be counted as shares voted on these matters, assuming a quorum is present.

Stock Ownership and Interests of Certain Persons
Voting by the Company’s Directors and Executive Officers
Pursuant to the voting agreement, the Harbert Shareholders agreed, among other things, to vote their shares of Company common stock in favor of the proposal to approve the merger agreement. As of the date of the merger agreement, the Harbert Shareholders beneficially owned approximately 10.5% of the Company’s outstanding common stock. The other Company directors and executive officers have informed us that they intend to vote their shares of Company common stock in favor of the merger proposal and the other proposals to be considered at the annual meeting, although they have no obligation to do so. As of the record date, our directors and executive officers, owned and were entitled to vote, in the aggregate, approximately 1,148,702 shares of Company common stock, or approximately 11.7% of the outstanding shares of Company common stock entitled to vote at the annual meeting.
Voting; Proxies; Revocation
Attendance
All holders of shares of Company common stock as of the close of business on October 27, 2020, the record date, including shareholders of record and beneficial owners of common stock registered in the “street name” of a broker, bank or other nominee, are invited to attend the annual meeting via the live audio webcast.
The meeting will take place via a live audio webcast that is available at www.virtualshareholdermeeting.com/PRCP2020. There will be no physical meeting location and the meeting will only be conducted via the live audio webcast. To participate in the meeting you must have your 16-digit control number that is shown on your proxy card.

Voting at the Virtual Annual Meeting
Shareholder of record will be able to vote online at the annual meeting by logging into the virtual platform at www.virtualshareholdermeeting.com/PRCP2020 as a shareholder and following the voting link. You will need your 16-digit control number found on your proxy card or notice document to do so.
It is not necessary to attend the annual meeting to vote your shares. To ensure that your shares of Company common stock are voted at the annual meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the annual meeting via the live audio webcast.
Attending the annual meeting via the live audio webcast does not itself constitute a vote on any proposal.
Providing Voting Instructions by Proxy
To ensure that your shares of Company common stock are voted at the annual meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the annual meeting via the live audio webcast.
Shares of Company Common Stock Held by Record Holder
If you are a shareholder of record, you may provide voting instructions by proxy using one of the methods described below.
Submit a Proxy by Telephone or via the Internet.  This proxy statement is accompanied by a proxy card with instructions for submitting voting instructions. You may vote by telephone by calling 1-800-690-6903 or via the Internet by accessing www.proxyvote.com. Your shares of Company common stock will be voted as you direct in the same manner as if you had completed, signed, dated and returned your proxy card, as described below.
Submit a Proxy Card.  If you complete, sign, date and return the enclosed proxy card by mail so that it is received in time for the annual meeting, your shares of Company common stock will be voted in the manner directed by you on your proxy card.
If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the merger proposal and all of the other proposals to be voted on at the annual meeting as listed in this proxy statement.
Your failure to vote at the annual meeting via live audio webcast or by proxy, or to instruct your broker, bank or other nominee on how to vote, would have the same effect as a vote “AGAINST” the merger proposal. However, such failure to vote would not impact the approval of any of the other proposals listed in this proxy statement.
Shares of Company Common Stock Held in “Street Name”
If your shares of Company common stock are held by a broker, bank or other nominee on your behalf in “street name,” your broker, bank or other nominee will send you instructions as to how to provide voting instructions for your shares. Many brokerage firms and banks have a process for their customers to provide voting instructions by telephone or via the Internet, in addition to providing voting instructions by a voting instruction form.
If you are a non-record owner and do not provide your bank, brokerage firm or other nominee instructions on how to vote your shares of Company common stock with respect to a “non-routine” matter, a broker “non-vote” occurs with respect to those matters. Under applicable stock exchange rules, the organization that holds your shares of Company common stock (i.e., your bank, brokerage firm or other nominee) may generally vote on routine matters at its discretion but cannot vote on “non-routine” matters. If you are a non-record owner and the organization that holds your shares of Company common stock does not receive instructions from you on how to vote your shares of Company common stock on a non-routine matter, the organization that holds your shares of Company’s common stock will inform the inspector of elections that it does not have the authority to vote your shares on such matters. The ratification of appointment of the Company’s independent registered public accountant (Proposal 6) is the only matter the Company believes will be designated “routine.” The other proposals listed in this proxy statement will be considered “non-routine.” Accordingly, if you are a non-record owner and do not provide your bank, brokerage firm or other nominee instructions on how to vote your shares of Company’s common stock, your bank, brokerage firm or other nominee generally will not be permitted to vote your shares on any of the proposals other than the ratification of appointment of the Company’s independent registered public accountant. Broker non-votes (including brokers holding their clients’ shares of record who cause the abstentions to be recorded) will be counted towards determining whether or not a quorum is present. Broker non-votes will have no effect on the approval of the proposals except in connection with the merger proposal (with respect to which a failure to vote will have the same effect as a vote “AGAINST” such proposal). The Company strongly encourages you to provide voting instructions to your bank, brokerage firm or other nominee so that your vote will be counted on all matters.
Revocation of Proxies
Any person giving a proxy pursuant to this solicitation has the power to revoke and change it before it is voted. If you are a shareholder of record, you may revoke your proxy before the vote is taken at the annual meeting by:
•
submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described above at any time up to 11:59 p.m. on December 7, 2020, or by completing, signing, dating and returning a new proxy card by mail to the Company;

•	attending the annual meeting and voting via the live audio webcast; or
•	by notifying the Company in writing, in care of the Secretary, Perceptron, Inc., 47827 Halyard Drive, Plymouth, MI 48170-2461.
Please note, however, that only your last-dated proxy will count. Attending the annual meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to the Company or by sending a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company before the annual meeting.
If you hold your shares in “street name” through a broker, bank or other nominee, you will need to follow the instructions provided to you by your broker, bank or other nominee to revoke your proxy or submit new voting instructions. If you hold your shares in “street name,” you may also revoke a prior proxy by voting online at the annual meeting if you obtain a legal proxy executed in your favor from your broker, bank or other nominee to be able to vote online at the annual meeting.
Abstentions
An abstention occurs when a shareholder attends the annual meeting, either via the live audio webcast or represented by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of shares of Company common stock present or represented at the annual meeting for purposes of determining whether a quorum has been achieved.
An abstention with respect to the merger proposal (Proposal 1), or a failure to vote your shares of Company common stock (including a failure to instruct your broker, bank or other nominee to vote shares held on your behalf) with respect to the merger proposal (Proposal 1), will have the same effect as a vote “AGAINST” such proposal.
An abstention with respect to any of the other proposals listed in this proxy statement (Proposals 2-6), or failure to return your proxy card or otherwise vote your shares of Company common stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf), will not be counted as shares voted on these matters, assuming a quorum is present.
Solicitation of Proxies
The board is soliciting your proxy, and we will bear the cost of soliciting proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. The Company has retained Okapi, a proxy solicitation firm, to assist the board in the solicitation of proxies for the annual meeting, and we expect to pay Okapi approximately $8,500, plus reimbursement of out-of-pocket expenses. Proxies may be solicited by mail, personal interview, email, telephone, or via the Internet by Okapi or, without additional compensation, by certain of the Company’s directors, officers and employees.
Adjournments and Postponements
Although it is not currently expected, the annual meeting may be adjourned or postponed if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the merger proposal or in the absence of a quorum.

Other Information
You should not return your stock certificates or send in other documents evidencing ownership of common stock with the proxy card. If the merger is completed, and if your shares of Company common stock are evidenced by stock certificates, the paying agent will send you a letter of transmittal and related materials and instructions for exchanging your shares of Company common stock evidenced by stock certificates for the merger consideration (without interest and subject to required withholding taxes). After the merger is completed, if you are a record holder of book-entry shares, the paying agent will send you transmittal materials providing that delivery of your shares will be effected upon receipt of an “agent’s message” by the paying agent and other instructions for exchanging your book-entry shares for the merger consideration (without interest and subject to required withholding taxes). If your shares of Company common stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the merger consideration (without interest and subject to required withholding taxes). If you hold book-entry shares, you will receive a check or wire transfer for the merger consideration with respect to such shares upon receipt of an “agent’s message” by the paying agent.

PROPOSAL 1: THE MERGER
The Company’s shareholders are asked to consider and approve the merger agreement. The description of the merger agreement and the merger in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger that is important to you. You are encouraged to read the merger agreement carefully and in its entirety.
Required Vote
The affirmative vote of the holders of a majority of the shares of Company common stock outstanding and entitled to vote on such matter at the annual meeting is required to approve the merger proposal.
THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO ADOPT THE MERGER AGREEMENT.
Certain Effects of the Merger
Pursuant to the terms of the merger agreement, if the merger agreement is adopted by the Company’s shareholders and the other conditions to the closing of the merger are satisfied or waived, Merger Subsidiary will be merged with and into the Company, with the Company surviving the merger as a direct wholly owned subsidiary of Parent.
Upon the terms and subject to the conditions of the merger agreement, at the effective time, each share of common stock issued and outstanding immediately before the effective time (other than shares owned by the Company, Parent, Merger Subsidiary or direct or indirect wholly owned subsidiary of Parent) will be converted into the right to receive the merger consideration of $7.00 per share in cash, without interest and subject to required withholding taxes (referred to in this proxy statement as the “merger consideration”).
The Company common stock is currently registered under the Exchange Act and is listed on NASDAQ under the symbol “PRCP.” As a result of the merger, the Company will cease to be a publicly traded company and will be a direct wholly owned subsidiary of Parent. Following the completion of the merger, the Company common stock will be delisted from NASDAQ and deregistered under the Exchange Act, following which the Company will no longer be required to file periodic reports with the SEC with respect to its common stock in accordance with applicable law, rules and regulations.
Background of the Merger
The following chronology summarizes the key meetings and events that led to the signing of the merger agreement by the Company. In this process, representatives of the board, the Company and their advisors held many conversations, both by telephone and in person, about the potential transaction and alternatives. The chronology below covers key events leading up to the execution of the merger agreement and does not purport to catalogue every related conversation among or between representatives of the board, the Company, Parent or their respective representatives and advisors.
The board regularly evaluates the Company’s strategic direction and ongoing business plans with a view toward strengthening its business and enhancing shareholder value. As part of this evaluation, the board has, from time to time during the three and one-half year period preceding the execution and delivery of the merger agreement, considered a variety of strategic and financial alternatives for the Company to enhance shareholder value, principally including: (i) the continuation of the Company’s current business plan as an independent enterprise; and (ii) a possible sale of the Company through a merger with a strategic or financial buyer.
In late 2016, the board’s assessment was that the Company had a strong position in automated metrology and robot guidance, but it needed to grow over time to compete effectively against better capitalized and more efficient global competitors. Despite the Company’s high degree of success, its smaller size had become a hurdle to long-term, sustainable growth. The Company was also reliant on the automotive industry and the board believed that the Company needed to lessen its reliance on that industry and expand into other industries that have a need for the solutions that the Company can provide.
Recognizing these challenges, the board determined to engage an investment banking firm to assist it in better understanding and assessing the Company’s strategy, strategic position and potential strategic options.

A special committee of the board, consisting of Messrs. Bryant, W. Richard Marz, then the Chairman of the Board of the Company, Neely and Ratigan, was formed on November 10, 2016 to assist the Company in selecting an investment banking firm. The special committee interviewed a number of investment banking firms, including XMS Capital Partners, LLC (“XMS”), and recommended to the board that XMS be engaged by the board.
2017 - Market Check and Beginning of Initial Sale Process
As a result, on February 14, 2017, the board met with XMS and, following that meeting, determined to retain XMS as its financial advisor to conduct a review of the Company’s strategic alternatives, including a possible sale of the Company. The Company chose XMS as its financial advisor based on, among other factors, XMS’ overall reputation, and its extensive experience in mergers and acquisitions, financing and capital markets matters.
On May 15, 2017, XMS presented a Strategic Alternatives Assessment to the board. At that meeting, XMS recommended a sale of the Company. After consideration, the board authorized XMS to prepare a confidential information memorandum describing the Company for presentation to potentially interested parties. During the entire process described herein, the board conducted all activities related to strategic alternatives or a potential sale of the Company in executive sessions of the board held in person or telephonically. Unless described otherwise, all references to board meetings in this “Background of the Merger” section will be to board meetings held in executive session. During the entire period covered in this “Background of the Merger” section, a majority of the board consisted of independent directors and the board determined that there were no actual, apparent or inherent conflicts of interest that existed or were foreseeable in the case of any of the Company’s independent directors with respect to a possible strategic transaction, including a sale of the Company.
Between May 15, 2017 and August 25, 2017, XMS, in consultation with management and the board, prepared a confidential information memorandum (“CIM”) and a list of possible financial and strategic buyers of the Company.
On August 25, 2017, the board held a meeting at which representatives of Dykema Gossett, PLLC (“Dykema”) and XMS were present. Dykema reviewed with the board the fiduciary duties owed by directors of a Michigan corporation to its shareholders in connection with a review of strategic alternatives available to the Company, including a possible sale of the Company. Prior to the meeting, the board received from Dykema a memorandum outlining the fiduciary duties of a director of a Michigan corporation. XMS reviewed a list of interested parties with the board.
On August 30, 2017, the board met and reviewed a list of 53 strategic and 59 financial potential buyers of the Company provided previously by XMS. The board suggested that the Company make contact with certain parties on the list with whom the Company had held strategic discussion in the preceding 24 months, and XMS would contact the other parties on the list.
During the remainder of 2017, XMS made contact with approximately 112 parties, 68 of whom entered into confidentiality agreements with the Company and 66 of whom received a CIM.
Among the parties that David L. Watza, then President, Chief Executive Officer and Chief Financial Officer of the Company, reached out to was a representative of ISRA Vision AG (“ISRA”), a potential strategic buyer engaged in the machine vision business, who the Company had previously spoken to about entering into a transaction with the Company. On October 20, 2017, ISRA and the Company executed a confidentiality agreement. On October 29, 2017, Mr. Watza and the Chief Executive Officer (“CEO”) of ISRA met to discuss a possible transaction.
On October 31, 2017, XMS distributed a first round process letter to potential buyers requesting indications of interest by November 17, 2017.
On November 17, 2017, “Party A”, a strategic buyer engaged in the international metrology business, submitted an indication of interest and executed a confidentiality agreement shortly thereafter. Party A was the only party to provide an indication of interest in this initial round.
On December 1, 2017, “Party B”, a strategic buyer also engaged in the international metrology business, had a discussion with XMS about its interest in a transaction with the Company and a representative from Party B indicated that it was “highly interested” in a transaction with the Company. On December 11, 2017, Party B executed a confidentiality agreement and began receiving information about the Company.
On December 15, 2017, Mr. Watza and a representative of Party B discussed possible interest by Party B in a transaction with the Company but the representative of Party B stated that he believed there was too much overlap and not enough synergies between Party B and the Company.

2018 - Unsuccessful Negotiations With ISRA and Others
On January 12, 2018, representatives of XMS and the Company met with representatives of Party A and Party A expressed continued interest in a transaction with the Company. The Company opened a data site and Party A began due diligence.
On January 15, 2018, Party B indicated to representatives of XMS that it was no longer interested in pursuing a transaction with the Company.
On January 26, 2018, Dykema circulated to the board a bid draft of the merger agreement and a memorandum discussing the principal terms of the merger agreement for the board’s review and comment. Dykema also circulated a memorandum regarding the process for obtaining a fairness opinion for any sale transaction involving the Company.
On February 1, 2018, ISRA submitted a non-binding indicative proposal to Mr. Watza expressing an interest in an all cash transaction at a range of between $11.60 and $12.80 per share pending due diligence. This represented a premium of between approximately 11% and 22% over the Company’s closing price share price of $10.44 per share on February 1, 2018. ISRA was given access to the data site and began due diligence
Between February 2, 2018 and March 1, 2018, ISRA conducted due diligence. Parent signed a confidentiality agreement on February 13, 2018 and was provided the CIM, but did not pursue further discussions with the Company during this period. Party A continued its due diligence, conducted site visits, and met with management of the Company.
Between March 16, 2018 and July 12, 2018, ISRA continued its due diligence. XMS and Mr. Watza continued to hold discussions with ISRA and Party A and the board was regularly updated regarding the progress on the strategic process.
On March 16, 2018, Party A informed the Company that it was is no longer interested in acquiring the Company. However, Party A made various joint venture proposals to the Company. The board determined that Party A’s joint venture proposals did not fit with the Company’s strategic objectives at that time, but that the Company should keep the dialogue open with Party A.
On July 12, 2018, representatives from the Company and XMS met with ISRA’s CEO and head of strategic operations to discuss a possible transaction.
Between July 12, 2018 and July 23, 2018, Mr. Watza had several conversations with ISRA’s CEO that included discussion of the value of the Company, the benefits to both parties of a combination and ISRA’s vision for the combined companies.
Between July 26, 2018 and August 23, 2018, Mr. Marz and the CEO of ISRA had extensive negotiations that resulted in a series of proposals and counterproposals culminating in the execution on August 24, 2018 of a non-binding letter of intent (“ISRA LOI”). The ISRA LOI set forth a non-binding offer price of $13.15 per share and an exclusivity period expiring the earlier of the date that was 60 days after the date of the ISRA LOI or the date of the execution of a definitive merger agreement. This non-binding offer represented a premium of approximately 31% over the Company’s closing share price of $10.05 per share on August 24, 2018.
Between August 23, 2018 and November 12, 2018, ISRA conducted additional due diligence activities, including Company site visits and meetings with Company management.
During this period, the ISRA CEO indicated that there were a number of due diligence issues remaining unresolved that could have an impact on the price per share proposed in the ISRA LOI. On October 22, 2018, the ISRA LOI, including the 60 day exclusivity period, expired.
On November 8, 2018, the board held a meeting with representatives of XMS present. Mr. Marz updated the board on a telephone call he had that day with the CEO of ISRA who told Mr. Marz that ISRA was having difficulty justifying the initial price negotiated by the parties based on its due diligence review. The ISRA CEO indicated that this resulted in a need to renegotiate the price included in the ISRA LOI.
On November 12, 2018, Mr. Marz had a call with the CEO of ISRA who stated that, based on the results of its due diligence, ISRA’s revised non-binding bid price was between $10.65 and $10.70 per share, which was not confirmed in writing. At that time, this offer represented a premium of approximately 34% over the Company’s closing share price of $7.95 per share on November 12, 2018. The board held a meeting with representatives of XMS present. The board and XMS discussed ISRA’s revised proposal and determined to have Mr. Marz call the CEO of ISRA to indicate that, at ISRA’s current proposed price, the Company was not prepared to move forward with a transaction.
Between November 12, 2018 and December 31, 2018, the Company and ISRA continued to negotiate with no firm price or transaction timeline being established.
2019 – Termination of Negotiations with ISRA and Others
During January 2019, the parties agreed upon a timeline for a transaction and continued negotiations and the board determined to allow ISRA the ability to conduct limited additional due diligence, required ISRA to provide detailed information regarding its financing plans and required ISRA to provide comments on and negotiate the bid draft of the merger agreement.
Between January 10, 2019 and January 21, 2019, Dykema and attorneys for ISRA engaged in negotiations regarding a draft merger agreement.
On February 6, 2019, ISRA provided verbally a revised non-binding bid price of $11.35 per share, which was not confirmed in writing. At this time, this offer represented a premium of approximately 50% over the Company’s closing share price of $7.53 per share on February 6, 2019.
Between February 6, 2019 and April 15, 2019, the parties continued to negotiate the merger agreement terms.
During February 2019, XMS had conversations with “Party C”, a strategic buyer, regarding the possibility of a transaction with the Company, but their indications of price were below the levels discussed with ISRA and so Party C decided not to submit a proposal.
On April 13, 2019, the CEO of ISRA advised Mr. Marz that the Company’s third quarter of fiscal 2019 preliminary financial results had been a significant negative development and that he needed to discuss these preliminary financial results with his board.
Between April 13 and May 6, 2019, Mr. Marz and the CEO of ISRA had many conversations regarding timing and pricing of a possible transaction. The board met several times and established several transaction announcement deadlines for the parties to meet. ISRA continued to insist that it needed to conduct additional due diligence before it could provide an updated downward per share price offer.
On May 6, 2019, the board met with representatives of XMS present, and determined to terminate discussions with ISRA regarding a potential transaction because the Company was not able to obtain a revised binding price proposal from ISRA in advance of the announcement of its third quarter earnings and an expectation that a revised proposal following the announcement would be at a lower level.
On May 7, 2019, Mr. Marz informed the CEO of ISRA that the board had determined to terminate discussions with ISRA regarding a potential transaction.
On May 21, 2019, Mr. Marz announced his retirement as Chairman of the Board and Jay W. Freeland was appointed as Chairman of the Board of the Company.
On May 24, 2019, the Company terminated its engagement with XMS as its financial advisor.
The board determined to refocus the Company on operating as an independent company and continuing to refine and execute its strategic plan. As a result, between May 24, 2019 and January 2020, there were no significant activities relating to a potential sale of the Company.
Messrs. Freeland and Watza met with representatives of Party C on October 10, 2019 to meet the new CEO of the business unit of Party C that had previously expressed an interest in potentially acquiring the Company and to keep channels of communication open between the parties. Messrs. Freeland and Watza remained in general contact with Party C during the rest of 2019 and early 2020 regarding the strategic fit of the two companies.
Effective November 12, 2019, Mr. Freeland was appointed Interim President and Chief Executive Officer of the Company, replacing Mr. Watza who resigned as of November 12, 2019. Mr. Freeland had agreed to serve in this interim role during a transition period to assist the Company to stabilize its operations and conduct a search for a permanent chief executive officer. Mr. Freeland continued to serve as Chairman of the Board of the Company.

2020 – Execution of Merger Agreement with Parent
On January 7, 2020, Mr. William Roeschlein was appointed Interim Vice President, Finance, and Chief Financial Officer. Mr. Roeschlein was expected to serve in that capacity during the transition period prior to the hiring of a permanent chief executive officer of the Company.
In January 2020, Mr. Freeland had preliminary discussions with a representative of “Party D”, a strategic buyer, regarding a potential strategic fit between Party D and the Company, although the discussions did not progress to the point where Party D and the Company needed to enter into a confidentiality agreement.
On February 10, 2020, Mr. Freeland had a call with a representative of Party C who indicated that Party C remained interested in the strategic fit that the Company would have with Party C. The parties continued discussions thereafter, with Mr. Freeland indicating that, if Party C was interested in having the board consider a transaction, they should make a proposal in the near term.
On February 10, 2020, Parent announced the acquisition of ISRA.
On February 20, 2020, Mr. Freeland met with a representative of Party C, who advised Mr. Freeland that he had been in discussions with his executive board regarding a potential transaction and had been authorized to proceed with discussions, but did not provide any price information.
On February 24-25, 2020, the board held a meeting at which Mr. Freeland updated the board on his discussions with Party C regarding a potential transaction between the parties. He indicated that he was deferring the extension of the existing Party C confidentiality agreement at this time because of the preliminary nature of the discussions.
During March 2020, Messrs. Freeland and Roeschlein had continuing discussions with representatives of Party C exploring a potential transaction. On March 19, 2020, a representative of Party C reported to Mr. Freeland that his board had met and was interested in continuing discussions with the Company if the Company’s board was open to receiving a preliminary proposal and provided a valuation at which the Company’s board would be willing to continue the parties’ discussion.
On March 20, 2020, Pierre Brorsson, the ISRA Integration Manager for Parent, reached out to Mr. Freeland to establish contact and ask if Mr. Freeland was available for an introductory call. Mr. Freeland did not follow up on the contact because of the general nature of the contact at the start of the shutdowns relating to COVID-19.
On March 31, 2020, the board met with representatives of XMS. XMS consulted periodically with the Company without a formal engagement until August 24, 2020, when XMS was formally reengaged. Mr. Freeland updated the board on his discussions with a representative of Party C regarding Party C’s interest in exploring a potential offer for the Company. The board directed Mr. Freeland to continue discussions with Party C, but to indicate that the board was not willing to provide an initial price to them. Mr. Freeland reported that he had provided Party C with an amendment to the existing confidentiality agreement to extend its term, which was later executed on April 16, 2020.
Following the execution of the extension of the confidentiality agreement, during April 2020, the Company shared confidential financial information with Party C. During April and May 2020, Messrs. Freeland and Roeschlein had ongoing discussions with representatives of Party C regarding the information provided.
On April 20, 2020, the board held a meeting at which Mr. Freeland updated the board regarding ongoing discussions with Party C.
On May 1, 2020, the board held a meeting at which Mr. Freeland updated the board on his continuing discussions with representatives of Party C regarding Party C’s interest in exploring a potential offer for the Company. Mr. Freeland stated that the representatives of Party C had indicated that they would get back to the Company with a preliminary indication of a range of value for the board to consider in a few weeks, as they were currently focused on other matters.
On May 12, 2020, a representative of an investment banking firm who had a prior business relationship with Mr. Freeland, called Mr. Freeland to inform him that Parent may be interested in a transaction with the Company.
On May 15, 2020, Henrik Elmin, Senior Executive Vice President and Business Area President of the Industrial Technique business of Parent, contacted Mr. Freeland via email and confirmed a meeting to have a discussion about both businesses and potential synergies.

On May 20, 2020, Mr. Elmin and Mr. Freeland had a discussion surrounding business visions, strategies, potential synergies and interest in exploring deeper discussions surrounding a potential combination of the companies. Mr. Freeland sent Mr. Elmin the Company’s standard confidentiality agreement via email later that afternoon, which was later executed on May 28, 2020.
On May 28, 2020, Mr. Freeland sent to Mr. Elmin confidential financial information to assist Parent in determining if it was interested in providing a preliminary indication of value as a precursor to continuing discussions. The board met later that day and Mr. Freeland advised the board that Party C was still working on its preliminary indication of value proposal and updated them on discussions with Parent. The board discussed the development of a strategic plan for the Company to continue to operate as an independent company, while continuing to explore a potential sale with one of the parties that had expressed preliminary interest.
On June 3, 2020, Party C presented verbally a preliminary indication of value of €40 million and indicated that they would struggle getting to a value of €50 million.
On June 3, 2020, the board held a meeting at which Mr. Freeland updated the board on his discussions with representatives of Party C. The board directed Mr. Freeland to advise the representatives of Party C that its valuation proposal needed to be (i) in excess of $75 million for the board to consider continuing discussions and (ii) received by June 19, 2020, which Mr. Freeland did on June 4, 2020.
On June 8, 2020, Mr. Elmin sent Mr. Freeland questions related to the financial information provided by the Company.
From June 10, 2020 to June 20, 2020, Mr. Elmin and Kurt Vandingenen, Vice President Business Control of the Business Area Industrial Technique business of Parent, had telephone conversations with Messrs. Freeland and Roeschlein to discuss the financial information provided by the Company.
On June 19, 2020, the board held a meeting at which Mr. Freeland updated the board on his discussions with Parent and representatives of Party C. He noted that both parties had indicated that they would respond back to the Company the following week with preliminary proposals.
On June 23, 2020, Mr. Elmin and Mr. Freeland had a telephone call during which Mr. Elmin informed Mr. Freeland that Parent believed there is a strategic fit between Parent and the Company, but Parent still needed another week to finalize their valuation. Mr. Elmin requested additional information to complete its analysis, which was provided on June 24, 2020.
On June 24, 2020, the representatives of Party C indicated to Mr. Freeland that it did not believe it could increase its indication of value to a sufficient level to meet the board’s valuation expectations.
On June 29, 2020, the board held a meeting at which the directors agreed that the Company should continue the dialogue with Parent but should not provide them with any price guidance. The board agreed that the price target should be in the high $7.00 range for potentially engaging with Parent, but that the price target should not be shared prior to Parent making a first indicative offer. Mr. Freeland also updated the board on his discussions with representatives of Party C. The board determined that Mr. Freeland should not pursue further discussions with Party C at that time.
On July 1, 2020, Mr. Elmin asked Mr. Freeland via email if Mr. Freeland would share the Company’s estimated bookings for the fourth quarter of 2020. Mr. Freeland responded to Mr. Elmin via email that same day with the requested information.
On July 6, 2020, Mr. Elmin and Mr. Freeland had a follow-up call during which Mr. Elmin informed Mr. Freeland that Parent’s indicative offer was $5.50 per share. Mr. Freeland advised Mr. Elmin that he did not believe $5.50 per share was enough to interest the board.
On July 8, 2020, after consultation with XMS, Mr. Freeland had a telephone discussion with Mr. Elmin in which he advised Mr. Elmin that, based upon prior board guidance, Parent needed to be at a higher price to continue discussions with the Company. Mr. Elmin indicated that he would consider the matter.
Between July 8, 2020 and July 15, 2020. Parent asked questions of the Company regarding financial and operations matters. Messrs. Freeland and Roeschlein responded to these questions.

On July 16, 2020, Mr. Elmin and Mr. Freeland had a telephone call to discuss the Company’s recent upward share price movement and a potential timeline for a transaction.
On July 22, 2020, Mr. Elmin and Mr. Freeland had a telephone call in which Mr. Elmin advised Mr. Freeland that it was unlikely that Parent would pay $6.50 per share. Mr. Freeland advised Mr. Elmin that he did not think $6.50 per share was high enough to interest the board, but agreed to get the board’s feedback.
On July 23, 2020, the board held a meeting at which representatives of XMS were present. Mr. Freeland provided an update on discussions with Parent regarding their indication of value. The board and XMS discussed Parent’s indication of value. Based on that discussion, the board directed Mr. Freeland to inform Parent that Parent’s preliminary indication of value needs to be at least $7.00 per share for the Company to continue further discussions.
On July 24, 2020, Mr. Elmin and Mr. Freeland had a follow-up telephone call, during which Mr. Freeland told Mr. Elmin that Parent’s preliminary indication of value needed to be at $7.50 per share. Mr. Elmin indicated that he did not believe the Parent CEO or board would go higher than $6.50 per share.
On July 28, 2020, Mr. Elmin and Mr. Freeland had a telephone call during which Mr. Elmin told Mr. Freeland that he had discussed the Company’s counter offer with his CEO as well as three Parent board members. Mr. Elmin told Mr. Freeland that $6.50 per share was the best price that Parent could offer. Mr. Freeland told Mr. Elmin that $7.50 per share was the lowest price the board would accept and that the Company planned to move forward independently, but that dialogue could always be reopened between the parties at a later time.
On July 31, 2020, Mr. Elmin advised Mr. Freeland that Parent’s CEO and board had agreed to offer $7.00 per share. The board held a meeting at which Mr. Freeland informed the board of Parent’s latest offer of $7.00. The board discussed the offer price based on its prior discussions with XMS. The board determined that a transaction at such an offer price would be in the best interests of the shareholders, subject to matters such as agreement upon acceptable terms and conditions in definitive documents and receipt of an opinion as to the fairness, from a financial point of view, of the consideration to be received by the shareholders of the Company. The board directed management to prepare for due diligence and negotiation of a definitive merger agreement. The board also directed Mr. Freeland to reach out to other potentially interested parties directly or through XMS on behalf of the Company.
On August 1, 2020, Mr. Freeland informed Mr. Elmin that the board had accepted Parent’s price of $7.00 and that the Company was prepared to move forward with due diligence and negotiations of a merger agreement. Mr. Freeland also advised Mr. Elmin that the two companies must work towards the timeline of announcing a signed transaction prior to the Company’s fourth quarter earnings release. They also discussed due diligence logistics.
On August 3, 2020, Mr. Freeland spoke with a representative of Party C to determine if Party C was interested in revisiting its prior indication of value for the Company. The representative indicated he would consider and get back to Mr. Freeland.
On August 7, 2020, Dykema had an initial discussion with Pillsbury Winthrop Shaw Pittman LLP (“Pillsbury”), counsel to Parent, about, among other items, timing and structure of a possible transaction and regulatory and due diligence matters involved in a possible transaction.
Between August 7, 2020 and August 24, 2020, Parent continued to conduct due diligence and held due diligence meetings with the Company’s management team and Dykema. Messrs. Freeland, Roeschlein, Elmin and Vandingenen held periodic calls during this period regarding the due diligence process. Parent confirmed that it did not need to obtain financing to close the merger and did not require a financing condition in the merger agreement. The parties’ legal counsel discussed potential regulatory filings relating the transaction.
On August 9, 2020, a representative of Party C advised Mr. Freeland that he did not expect to get authority to move forward with discussions regarding the purchase of the Company at the values envisioned.
Representatives of Parent conducted a site visit at the Company’s headquarters in Plymouth, Michigan on August 19, 2020.
On August 24, 2020, the board met and Mr. Freeland updated the board on the due diligence activities of Parent. The Company formally reengaged XMS to be its financial advisor and to provide a fairness opinion regarding the merger with Parent. A representative from Dykema discussed the public company sale process.
On August 26, 2020, a representative of XMS spoke to an advisor to Party C who reiterated that Party C was not interested in pursuing a transaction at the values envisioned.

On August 26, 2020, a representative of XMS also spoke with Party B to see if it had any interest in revisiting a transaction with the Company.
Representatives of Parent conducted a site visit at the Company’s offices in Munich, Germany on August 26, 2020.
On August 27, 2020, a representative of XMS again asked Party A if there was interest in revisiting a transaction with the Company.
During August and early September, 2020, Mr. Freeland tried to contact Party D on several occasions to check if Party D had strategic interest in pursuing a discussion with the Company.
On September 1, 2020, Messrs. Elmin and Vandingenen of Parent had a telephone conversation with the senior leadership of the Company to outline aspects of Parent’s plan for the future, including making the Company a part of Parent’s machine vision business.
On September 2, 2020, Party B affirmed in a telephone call with a representative of XMS that it had strategic interest in considering a transaction with the Company. A representative of XMS advised Party B to provide its potential value perspectives based on publicly available information.
On September 2, 2020, Dykema circulated to Pillsbury the first draft of the merger agreement.
On September 4, 2020, XMS had a conversation with BNP Paribas SA (“BNP”), the financial advisor for Parent, to discuss the current status of the process.
On September 6, 2020, Party A, after reviewing publicly available information regarding the Company, informed a representative of XMS that it had no strategic interest in the Company and did not have an interest in pursuing a discussion with the Company.
On September 7, 2020, Party B verbally proposed to a representative of XMS per share values ranging from the current share price at the time to $6.00 per share.
On September 8, 2020, Mr. Freeland had a call with Mr. Elmin to discuss the status of Parent’s due diligence process, which Mr. Elmin reported was progressing. Mr. Freeland confirmed with Mr. Elmin whether there were major issues on price. Mr. Elmin confirmed the previously agreed price, but indicated that the price could be impacted by the outcome of the remaining due diligence being conducted by Parent. Mr. Freeland and Mr. Elmin discussed the timeline for announcing a merger and agreed that they would pursue signing a merger agreement before September 28, 2020 so it could be announced prior to the announcement of the Company’s earnings for fiscal 2020.
Later that same day, the board held a meeting, with representatives of management, XMS and Dykema present, at which Mr. Freeland updated the board on discussions regarding a potential sale transaction. A representative from Dykema presented the board with an updated Board Fiduciary Duty Memorandum which had been previously circulated to the board. Dykema also presented a summary of the draft merger agreement that was provided to Pillsbury on September 2, 2020, as well as a redline of that merger agreement against the version that had been negotiated with ISRA in the spring of 2019. Dykema also presented a memorandum regarding termination fees, which had been distributed to the board in advance of the meeting. The memorandum summarized mean and median termination fees in studies conducted by various financial and legal sources.
On September 9, 2020, a representative of XMS contacted Party B and encouraged Party B to execute a confidentiality agreement.
On September 10, 2020, Mr. Freeland spoke with a representative of Party D, who indicated that Party D would be interested in a discussion with the Company.
On September 15, 2020, Party B executed a confidentiality agreement and was provided incremental non-public financial information regarding the Company.
Representatives of Parent conducted a site visit at the Company’s offices in Shanghai, China on September 16, 2020.
On September 16, 2020, Messrs. Freeland and Roeschlein met with Party D and provided a brief introductory overview of the Company using the Company’s standard public investor deck. Party D, who had never previously executed a confidentiality agreement, did not pursue further discussions with Mr. Freeland regarding the purchase of the Company

On September 17, 2020, Mr. Elmin sent Mr. Freeland an email wherein Mr. Elmin indicated that, as a result of Parent’s due diligence, there were several deviations to their valuation. Dykema received comments from Pillsbury with the responses of Parent to the Company’s September 2, 2020 merger agreement draft. The revised draft of the merger agreement included, among other things, a provision requiring payment by the Company of Parent’s transaction expenses in the event shareholder approval was not obtained at the shareholders meeting, the deletion of the reverse termination fee provision proposed by the Company and revisions to the best efforts obligations of the parties.
On September 18, 2020, Mr. Freeland and Mr. Elmin had a telephone call during which Mr. Elmin discussed reducing Parent’s offer to $6.50 per share citing various valuation related matters. Mr. Freeland told Mr. Elmin that the board was not willing to agree to a reduction of the offer below $7.00 per share.
On September 21, 2020, Mr. Elmin and Mr. Freeland had a telephone call and discussed communication and integration plans. Mr. Elmin also discussed a possible reduction to the offer to $6.50 per share, which Mr. Freeland rejected. Dykema sent comments on the merger agreement to Pillsbury reflecting the responses of the Company to Parent’s September 17, 2020 draft including (i) rejecting the provision requiring payment by the Company of Parent’s transaction expenses in the event shareholder approval is not obtained, (ii) reinserting the reverse termination fee provision and (iii) strengthening the best efforts obligations of the parties. Later that day, the board held a meeting at which representatives from XMS and Dykema were present. Mr. Freeland updated the board on recent telephone conversations and negotiations he had had with Mr. Elmin, including the telephone calls on September 18, 2020 and September 21, 2020. Dykema provided an update on the principal open issues on the merger agreement outlined above.
Between September 21, 2020 and September 27, 2020, the parties negotiated the final terms of the merger agreement. Dykema and Pillsbury sent several markups of the merger agreement between one another.
On September 22, 2020, Party B verbally reiterated to a representative of XMS its initial per share value ranging from the current share price to $6.00 per share and that they could not foresee a situation where they would be able to increase their bid above $6.00 per share.
On September 23, 2020, the board met, with representatives of management, XMS and Dykema present, and Mr. Freeland updated the board on the status of negotiations with Parent. The board discussed the key open issues in the merger agreement. Mr. Freeland reported that Parent had requested a termination fee of $3 million. The board discussed the regulatory approvals with legal counsel.
On September 24, 2020, in a call attended by Messrs. Freeland, Roeschlein, Elmin and Vandingenen, the parties reached agreement on the key open issues in the merger agreement, including (i) the amount of the termination fee, (ii) elimination of the reverse termination fee, (iii) elimination of the requirement that the Company pay Parent’s transaction expenses in the event shareholder approval is not obtained, and (iv) compromise language on the best efforts obligations of the parties. The amount of the termination fee was later calculated to be $2,100,000 by BNP, which was concurred upon by XMS.
On September 25, 2020, in Mr. Freeland and Mr. Elmin’s daily update call, Mr. Elmin sought to reduce the offer price to $6.75 per share. Mr. Freeland reaffirmed the $7.00 per share price previously agreed upon between the parties.
On September 25, 2020, the board met, with representatives of management, XMS and Dykema present. Mr. Freeland updated the board on his call with Mr. Elmin earlier in the day. A representative from Dykema reported that he believed all major issues on the merger agreement had been resolved between the parties and that Dykema was waiting for a mark-up of the merger agreement from Pillsbury, which was received later that night. Later that evening, Dykema circulated to the board a redlined copy of the merger agreement and a redlined summary of the draft merger agreement, in both cases reflecting changes from the versions presented at the September 8, 2020 board meeting.
On September 26, 2020, Dykema circulated to the board a Transaction Summary, an updated Board Fiduciary Duty Memorandum, including a form of board of directors resolutions, and a financial analysis prepared by XMS. The financial analysis prepared by XMS included discounted cash flow, comparable public company, precedent transaction, premiums paid and Company trading history analyses.
On September 27, 2020, the board held a meeting attended by representatives of management, XMS and Dykema. Prior to the board meeting, the members of the board had been provided with materials relating to the proposed merger agreement as discussed above. A representative of Dykema presented a summary of the material terms of the proposed transactions with Parent, including the voting agreement that the Harbert Shareholders proposed to enter into with Parent in support of the transactions. Representatives from XMS reviewed its financial analyses with the board. XMS then rendered to the board an oral opinion that, as of September 27, 2020, and based upon and subject to assumptions, procedures, considerations and limitations upon the review undertaken in preparing its opinion, the proposed consideration of $7.00 per share for all of the outstanding shares of the Company’s common stock to be paid to the public shareholders of the Company in the proposed transaction with Parent was fair, from a financial point of view, to such shareholders. The oral opinion of XMS was subsequently confirmed and updated by the delivery after the meeting of a written fairness opinion, dated September 27, 2020. Additional information pertaining to the fairness opinion of XMS is set forth in this section of the proxy statement under the caption “—Opinion of XMS Capital Partners, LLC.” A representative of Dykema reviewed with the board a summary of the material terms of the proposed merger agreements, its fiduciary duties in connection with evaluating the proposed transaction with Parent and preliminary drafts of resolutions to be considered by the board prior to entry into a definitive merger agreement.
Among other things, the board then, taking into account all of the foregoing and its previous meetings and presentations, unanimously, among other matters, (i) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair and in the best interests of, the Company and its shareholders; (ii) declared it advisable to enter into the merger agreement and consummate the merger upon the terms and subject to the conditions set forth therein; (iii) approved the execution, delivery and performance by the Company of the merger agreement and the consummation of the transactions contemplated thereby, including the merger, upon the terms and subject to the conditions set forth therein; (iv) agreed that the merger, upon the terms, and subject to the conditions, contained in the merger agreement, is authorized and approved in accordance with the requirements of the MBCA; (v) resolved to recommend that the shareholders of the Company approve the merger agreement in accordance with the MBCA; and (vi) approved the voting agreement.
After the board meeting and on September 27, 2020, the Company, Parent and Merger Sub executed and delivered the merger agreement. In addition, each of the Harbert Shareholders executed the voting agreement.
Prior to the commencement of trading on NASDAQ on September 28, 2020, the Company issued a press release announcing the execution of the merger agreement.
Recommendation of the Company’s Board of Directors
After careful consideration, the board has unanimously determined that the terms of the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to and in the best interests of the Company and its shareholders, declared it advisable and in the best interests of the Company and its shareholders to enter into the merger agreement and approved the execution, delivery and performance of the merger agreement, resolved that the merger agreement be submitted for approval by the shareholders of the Company at the annual meeting of shareholders and recommended that the shareholders of the Company vote in favor of the approval of the merger agreement and the merger, in each case on the terms and subject to the conditions set forth in the merger agreement.
The board unanimously recommends that you vote (1) “FOR” the proposal to adopt the merger agreement; (2) “FOR” approval of the proposal to adjourn the annual meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the merger proposal or the absence of a quorum and (3) “FOR” approval, by non-binding advisory vote, of the compensation that will or may be paid by the Company to certain named executive officers in connection with the merger contemplated by the merger agreement.
Reasons for the Merger
The board of Perceptron, a majority of which is comprised of independent directors, monitored the negotiation of, and carefully reviewed and considered the terms and conditions of, the merger agreement and the transactions contemplated by the merger agreement. The board has unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, and fair to, and in the best interest of Perceptron and its shareholders and recommended that its shareholders adopt the merger agreement.
The board made its unanimous determination that the merger, the terms of the merger agreement and the other transactions contemplated by the merger agreement are advisable, fair to, and in the best interests of Perceptron and its shareholders and adopted and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement based, in part, after consultation with independent legal and financial advisors and the Company’s management. In recommending that shareholders vote in favor of approval of the merger agreement, the board considered a number of factors, including the following (which factors are not intended to be exhaustive and are not necessarily presented in order of relative importance):
Attractive Value. The board considered that the per share merger consideration of $7.00 per share provides the Company’s shareholders with attractive value for their shares of common stock.
The board evaluated the current and historical trading prices of the Company’s common stock, including the market performance of the Company’s common stock relative to other participants in the Company’s industry and general market indices, and the historical volatility of the Company’s common stock, as compared to the per share merger consideration, including the fact that the per share merger consideration of $7.00 represents a premium of approximately 71% over the closing price per share of the Company’s common stock as reported on NASDAQ on September 25, 2020, the last trading day before the public announcement of the signing of the merger agreement, and a premium of approximately 66% to the 30-day average closing share price of $4.22 as of September 25, 2020.
The board also considered the merger consideration of $7.00 in cash in relation to the various financial analyses prepared by XMS with respect to the value of the Company as an independent entity, taking into account the Company’s financial projections, as well as the operational risks and challenges associated with the attainment of such projections.
Best Alternative for Maximizing Shareholder Value. The board believed that the per share merger consideration was more favorable to the Company’s shareholders than the likely value that would result from other strategic alternatives reasonably available to the Company, including, but not limited to, remaining an independent public company and pursuing the Company’s stand-alone, strategic long-term plan. This belief was based on, among other things, the board of directors’ assessment of:
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the understanding, following discussions with management, of the Company’s business, assets, condition (financial and otherwise) and results of operations, the Company’s competitive position, the strategic options and prospects and the risks involved in achieving the Company’s prospects and the historical and projected financial performance of the Company;

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the review of the potential impact of industry and macroeconomic factors on the Company’s future prospects and ability to achieve its projections, including the following factors: (i) Perceptron’s need to grow in order to over time be able to compete effectively versus better capitalized, more efficient global competitors; this is necessary despite Perceptron’s strong position in automated metrology and robot guidance, as its smaller size has been a hurdle to long-term sustainable growth, and (ii) Perceptron’s reliance on the automotive industry, the need for Perceptron to expand into other industries that have a need for the solutions for which Perceptron is known and the meaningful investment of time and resources required to properly execute such an expansion plan over the next several years;

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the determination, following consultation with XMS, in view of the absence of any long-term value creation alternatives that would compare favorably to the per share merger consideration of $7.00, that the merger is the best alternative currently available to the Company’s shareholders;

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if the Company were to continue on a standalone basis, the need for the Company to hire a new permanent chief executive officer and chief financial officer to replace Messrs. Freeland and Roeschlein, who serve in those capacities on an interim basis and are not willing to serve in such positions on a permanent basis, and the risks, uncertainties and costs inherent in hiring new top executives for the Company;

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the risks and uncertainties of continuing on a standalone basis as an independent public company, including the risks inherent in executing the Company’s long-range business plan and operating strategy, the Company’s competitive position, the compliance costs of continuing as a public company, and the risks and uncertainties detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020;

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the uncertainty resulting from the continuing prolonged impact of the COVID-19 pandemic generally and in particular on the automotive industry and the Company and the risk that the Company will continue to experience negative pressures on its revenues and net income as a result of such impacts; and

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the belief that the Company’s stock price was not likely to trade at or above the per share merger consideration for any extended period of time in the foreseeable future based on a consideration of all of the factors enumerated above.

Process to Evaluate Strategic Alternatives. The board reviewed and considered the sale process undertaken by the Company, including:
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the initial sale process undertaken by the Company between September 2017 and May 2019 with the assistance of XMS and overseen by the board, through which 112 parties were contacted, 68 parties signed confidentiality agreements, two parties submitted preliminary indications of interest, and one party submitted a letter of intent and entered into significant merger agreement negotiations that terminated in May 2019 for a number of reasons following the Company experiencing a decline in revenue in its quarter ended March 31, 2019;

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the initial sale process resulted in interest from a limited number of strategic buyers involved in the Company’s industry or tangential industries and no serious interest from financial buyers, indicating that the likely buyer for the Company would be a strategic buyer involved in the Company’s industry;

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the discussions the Company conducted with six strategic buyers beginning in late 2019 and continuing through September 2020 that resulted in the proposal from Parent for a per share proposed purchase price that was in excess of any indicative valuation levels received from any of the other parties with whom the Company held discussions;

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the fact that, over the approximately 2.5 years leading up to the execution of the merger agreement, the board thoroughly explored and evaluated various strategic alternatives, including remaining as a stand-alone company, none of which alternatives was more favorable to the Company’s shareholders than the merger; and

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the board’s belief, based on extensive negotiations (x) in which the Company actively sought increases in Parent’s proposed purchase price for the Company and Parent’s unwillingness to increase its proposed purchase price and (y) in which Parent repeatedly sought decreases in Parent’s agreed upon purchase price, which the Company refused to accept, that the per share merger consideration represented Parent’s “best and final” offer.

Certainty of Consideration. The board considered the fact that the per share merger consideration consists solely of cash, providing the Company’s shareholders with certainty of value and liquidity upon the completion of the merger, at a significant premium to the trading price of the Company’s common stock immediately prior to the public announcement of the merger agreement, particularly when viewed in light of the Company’s future prospects, its ability to execute on its long-range business plan as a stand-alone entity, and the market, economic and other risks and uncertainties inherent in owning an equity interest in a public company (many of which are beyond the Company’s control).
Receipt of Fairness Opinion from XMS. The board considered that in connection with the merger, XMS rendered its oral opinion, subsequently confirmed in writing, to the effect that, as of September 27, 2020, and based upon and subject to the various factors, assumptions, qualifications, limitations and other matters set forth therein, the per share merger consideration of $7.00 per share in cash to be paid to the public shareholders of the Company was fair, from a financial point of view, to such shareholders, as more fully described below in the section captioned “—Opinion of XMS Capital Partners, LLC.” and which written opinion is attached in its entirety as Annex B to this proxy statement. The summary of the opinion of XMS herein is qualified in its entirety by reference to the full text of the opinion. We encourage you to read XMS’ opinion and the summary of XMS’ opinion below carefully and in their entirety.
Speed; Likelihood of Completion; Certainty of Payment. The board considered its belief that, absent a superior proposal, the merger represents a transaction that would likely be consummated based upon, among other factors:
•	the absence of any financing condition to consummation of the merger;
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the business reputation and capabilities of Parent and the Parent and the board’s perception that Parent and the Parent are willing to devote the resources necessary to complete the merger in an expeditious manner; and

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the obligations of Parent and Merger Subsidiary to close the merger are subject to a limited number of conditions, and the board’s belief, in consultation with senior management and legal advisors, that the transactions contemplated by the merger agreement are reasonably likely to be consummated.

Opportunity for the Company’s Shareholders to Vote. The board considered the fact that the merger would be subject to the approval of the Company’s shareholders, and that the shareholders would be free to evaluate the merger and vote for or against the adoption of the merger agreement at the annual meeting.
Support of the Company’s Largest Shareholder. The board considered the fact that its largest shareholder, the investment group consisting of Harbert Discovery Fund, LP, Harbert Discovery Fund GP, LLC, Harbert Fund Advisors, Inc., Harbert Management Corporation, Jack Bryant, Kenan Lucas and Raymond Harbert (collectively, the “Harbert Shareholder”, and individually, the “Harbert Shareholders”) agreed to support the merger pursuant to a voting and support agreement the Harbert Shareholders entered into with Parent. The Harbert Shareholders own collectively approximately 10.5% of the Company’s outstanding common stock. A description of the voting and support agreement is provided below in the Section captioned “Proposal 1: The Merger—The Voting And Support Agreement”.
Opportunity to Receive Alternative Proposals, Change Board Recommendation and Terminate the Transaction in Order to Accept a Superior Proposal. The board considered the terms of the merger agreement permitting the Company to receive unsolicited alternative proposals, and the other terms and conditions of the merger agreement including:
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the Company’s right, subject to certain conditions, to respond to and negotiate with parties that make unsolicited acquisition proposals that are made prior to the time the Company’s shareholders approve the proposal to adopt the merger agreement if (i) the board determines in good faith after consultation with its outside legal counsel and financial advisor that such acquisition proposal would reasonably be expected to result in a superior proposal and (ii) such person executes a confidentiality agreement no less favorable to the Company than the confidentiality agreement executed by Parent;

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the provision of the merger agreement that allows the board to change its recommendation to shareholders to approve the merger agreement, subject to certain conditions, if the board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action is inconsistent with the board’s fiduciary duties under applicable law;

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the provision in the merger agreement allowing the board to terminate, subject to certain conditions, the merger agreement prior to the time the Company’s shareholders approve the proposal to adopt the merger agreement to enter into an alternative acquisition agreement with respect to a superior proposal, subject to payment of a termination fee of $2,100,000: and

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the board’s belief that the $2,100,000 termination fee payable by the Company upon its termination of the merger agreement to accept a superior proposal (i) is reasonable in light of the overall terms of the merger agreement and the benefits of the merger and (ii) would not preclude another party from making a competing proposal.

Voting and Support Agreement. The board of directors considered the terms of the voting and support agreement, which will terminate upon certain circumstances, including (i) upon termination of the merger agreement by the mutual written consent of Parent and each of the Harbert Shareholders, (ii) the termination of the merger agreement in accordance with its terms or (iii) the consummation of the merger.
Other Considerations. In its deliberations concerning the merger and the other transactions contemplated by the merger agreement, the board also considered and balanced against the factors potentially weighing in favor of the merger a number of uncertainties, risks, restrictions and other factors potentially weighing against the merger, including the following (which are not necessarily presented in order of relative importance):
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the fact that following the consummation of the merger, the shareholders will have no ongoing equity participation in the Company and will cease to participate in the Company’s future earnings or growth, if any, and will not benefit from increases, if any, in the value of the Company following the merger;

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the risk that there can be no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied, including, but not limited to, obtaining applicable government approvals pursuant to applicable antitrust laws and CFIUS approval, and as a result, it is possible that the merger may not be completed even if the merger agreement is approved by the Company’s shareholders;

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the risks and costs to the Company if the merger is delayed or not consummated for any reason, including the diversion of management and employee attention, potential employee attrition and the potential disruptive effect on business relationships;

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the fact that the announcement and pendency of the merger, or failure to complete the merger, may have a negative impact on the Company’s sales and operating results and the ability of the Company to attract and retain key management and other personnel;

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the fact that the Company’s directors, officers and employees have expended, and will continue to expend, extensive efforts to consummate the merger and the other transactions contemplated by the merger agreement and that such persons have experienced and will continue to experience distractions from their employment duties related to the Company’s day-to-day operations during the pendency of the merger;

•	the risk of incurring substantial expenses related to the consummation of the merger, including in connection with any potential litigation related to the merger;
•
the possibility that the $2,100,000 termination fee payable by the Company to Parent upon the termination of the merger agreement under certain circumstances could discourage other potential acquirers from making a competing proposal, although our board believed that the termination fee was reasonable in amount and would not unduly deter any other party that might have a genuine interest in acquiring the Company;

•	the requirement that the Company pay Parent a termination fee of $2,100,000 under certain circumstances following termination of the merger agreement;
•	the receipt of the merger consideration by Company shareholders who are U.S. persons will generally be subject to U.S. federal income tax;
•	the absence of dissenters’ rights under Michigan law;
•
the restrictions imposed by the terms of the merger agreement on the conduct of the Company’s business prior to completion of the merger, which, although customary in tenor and scope, may delay or prevent the Company from undertaking certain capital expenditures, seeking additional financing or pursuing certain business opportunities that may arise, or from taking other actions it would otherwise take with respect to the operations of the Company, pending completion of the merger, and the resultant potential negative effect on the Company if the merger is not consummated;

•
the fact that certain officers and directors of the Company may have interests in the merger that may be different from, or in addition to, the interests of the other shareholders, as described in more detail under “Proposal 1: The Merger—Interests of the Company’s Directors and Executive Officers in the Merger”;

•
the fact that the market price of shares of our common stock could be affected by many factors, including: (i) if the merger agreement is terminated, the reason or reasons for such termination and whether such termination resulted from factors adversely affecting the Company; (ii) the possibility that, as a result of the termination of the merger agreement, possible acquirers may consider the Company to be an unattractive acquisition candidate; and (iii) the possible sale of shares of our common stock by short-term investors following an announcement that the merger agreement was terminated; and

•
the fact that completion of the merger is subject to the satisfaction of certain closing conditions that are not within the Company’s control, including that no Material Adverse Effect (as defined in the merger agreement and described in the section of this proxy statement entitled “The Merger Agreement—Conditions That Must Be Satisfied or Waived for the Merger to Occur beginning on page 73 of this proxy statement) on the Company has occurred.

After taking into account all of the factors set forth above, as well as others, the board concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the merger were outweighed by the potential benefits of the merger to our shareholders.

The above discussion of the information and factors considered by the board is not intended to be exhaustive, but indicates the material matters considered. In reaching its determination and recommendation, the board based its recommendation on the totality of information presented and did not quantify, rank or assign any relative or specific weight to any of the foregoing factors, and individual members of the board may have considered various factors differently. The board did not undertake to make any specific determination as to whether any specific factor, or any particular aspect of any factor, supported or did not support its ultimate recommendation. Moreover, in considering the information and factors described above, individual members of the board each applied his own personal business judgment to the process and may have given differing weights to differing factors. The board based its unanimous recommendation on the totality of the information presented. The explanation of the factors and reasoning set forth above contain forward-looking statements that should be read in conjunction with the section of this proxy statement entitled “Cautionary Statement Concerning Forward-Looking Statements.”
Prospective Financial Information
The Company does not, as a matter of general practice, publicly disclose financial projections due to the difficulty of predicting the Company’s results. The Company is especially wary of making such projections for extended periods into the future due to, among other reasons, the unpredictability of the underlying assumptions and estimates. However, in connection with the Company’s review of strategic alternatives, including a potential sale of the Company, the Company provided the board and XMS with certain non-public, unaudited prospective financial information prepared by Company management for the fiscal years ending June 30, 2021 through 2025. This prospective financial information was provided by Company management and was relied upon and used as the basis for the financial analyses conducted by XMS and summarized below in “Opinion of XMS Capital Partners, LLC.”
A summary of this financial information (collectively, the “Company Projections”) is provided below only to provide shareholders of the Company with access to certain prospective financial information concerning the Company that was made available to the board and XMS, as described herein. The Company Projections were not prepared with a view for public disclosure, but rather solely for internal use of the Company. The Company Projections are not included in this proxy statement in order to influence any shareholder of the Company to make any decision regarding the proposals relating to the transactions contemplated by the merger agreement or for any other purpose, and readers of this proxy statement are cautioned not to place any reliance on the Company Projections included herein.
The Company Projections included in this proxy statement are the responsibility of the Company’s management. The Company Projections represent the Company’s reasonable estimates and good faith judgments as to the future growth and financial performance of the Company, including forecasts of revenues and Adjusted EBITDA, that the Company believed were reasonable at the time the Company Projections were prepared, taking into account relevant information available at the time. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. Although a summary of the Company Projections is presented with numerical specificity, it reflects numerous assumptions and estimates made by the Company’s management, including assumptions and estimates with respect to future industry performance, general business, economic, regulatory, litigation, market and financial conditions, and matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond the Company’s control. The Company Projections reflect the subjective judgment of the Company’s management in many respects and, thus, are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the Company Projections constitute forward-looking statements and are subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted in such prospective information, including the factors described under “Cautionary Statement Concerning Forward-Looking Statements,” the Company’s performance, industry performance, general business and economic conditions, customer requirements, competition, adverse changes in applicable laws, regulations or rules, and the various risks set forth in the reports filed by the Company with the SEC. The Company Projections cover multiple years and such information by its nature becomes less reliable with each successive year. In addition, the Company Projections will be affected by the Company’s ability to achieve strategic goals, objectives and targets over the applicable periods. The Company Projections also reflect assumptions of the Company’s management as to certain business decisions that are subject to change. In addition, the Company Projections do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the merger. As a result of each of the foregoing, the Company cannot assure you that the estimates and assumptions made in preparing the Company Projections were or are accurate, that the projected results will be realized or that actual results will not be significantly higher or lower than projected results. Such prospective financial information cannot, therefore, be considered a guaranty of future operating results, and this information should not be relied on as such.

The Company Projections include certain non-GAAP measures (including Adjusted EBITDA) because the Company believed such measures would be useful to the board and XMS in evaluating the prospects of the Company. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP, including net income from continuing operations. The Company’s calculations of these non-GAAP measures may differ from others in its industry and are not necessarily comparable with information presented under similar sounding captions used by other companies.
The Company Projections were not prepared with a view toward complying with GAAP, the published guidelines of the SEC regarding projections and the use of non-GAAP financial measures, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the Company Projections are unaudited and neither the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Company Projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the Company Projections.
The inclusion of the Company Projections should not be regarded as an admission, representation or indication that any of the board, the independent directors, the Company, the Company’s management, XMS, any of their respective legal and financial advisors or any other person considered, or now considers, the forecasts to be material or a reliable prediction of future results, and the Company Projections should not be relied upon as such. In fact, the board and the Company’s management view the Company Projections as non-material because of the inherent risks and uncertainties associated with such long range forecasts.
No representation or warranty was made in the merger agreement concerning prospective financial information, including the Company Projections. The Company Projections should only be evaluated in conjunction with the historical financial statements and other information regarding the Company contained in its public filings with the SEC.
The Company does not intend to update or otherwise revise the Company Projections to reflect any condition, circumstance or event existing after the date they were prepared or to reflect the occurrence of any future event (including any failure of the transactions contemplated by the merger agreement to occur), even in the event that any or all of the assumptions underlying the Company Projections are in error or are no longer appropriate. In light of the foregoing factors and uncertainties inherent in the Company Projections, readers of this proxy statement are cautioned not to place any reliance on the portions of the Company Projections set forth below.
Company Projections (September 2020)
FY 2021E to FY 2025E
($ in millions)
	Fiscal Year Ending June 30
	2021E	2022E	2023E	2024E	2025E
Revenues	$63.9	$71.6	$80.2	$87.4	$94.4
Adjusted EBITDA	$5.9	$5.5	$8.1	$10.4	$12.7
Reconciliation of Non-GAAP Financial Measures
Certain of the measures included in the Company Projections may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies. These non-GAAP measures are included in this proxy statement because such information was made available to the board and XMS and used in the process leading to the execution of the merger agreement, as described elsewhere in this proxy statement. Reconciliations of certain of these measures are provided below. The figures included in the reconciliation are part of the Company Projections, and are subject to and should be read together with the disclosures above.
Adjusted EBITDA. Adjusted EBITDA, for the periods presented, represents net (loss) income before interest expense, net; income tax (benefit) expense; and depreciation and amortization expense.

A reconciliation of the Non-GAAP financial measures is provided below:
Company Projections (September 2020)
FY 2021E to FY 2025E
($ in millions)
	Fiscal Year Ending June 30(1)
	2021E	2022E	2023E	2024E	2025E
Net Income	$4.0	$3.1	$5.1	$6.9	$8.7
Interest Expense, net	0.1	0.1	0.1	0.1	0.1
Income Tax (Benefit) Expense	0.3	0.8	1.3	1.7	2.2
Depreciation and amortization expense	1.6	1.6	1.6	1.7	1.7
Adjusted EBITDA	$5.9	$5.5	$8.1	$10.4	$12.7
(1)	Amounts in this table may not add due to rounding.
Opinion of XMS Capital Partners, LLC
XMS was retained to act as financial advisor to the board in connection with the possible sale of the Company. As part of its engagement, the board requested that XMS render an opinion to the board as to whether the merger consideration to be received by holders of shares of the Company common stock (other than Excluded Holders) was fair, from a financial point of view, to such holders. On September 27, 2020, XMS delivered its oral opinion to the board (subsequently confirmed in writing on September 27, 2020) that, as of September 27, 2020 and based upon and subject to the assumptions, qualifications and limitations stated therein, the $7.00 per share in cash to be received by holders of shares of Company common stock (other than Excluded Holders) was fair, from a financial point of view, to such holders.
THE FULL TEXT OF XMS’ WRITTEN OPINION, DATED SEPTEMBER 27, 2020, IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT AND INCORPORATED INTO THIS PROXY STATEMENT BY REFERENCE. YOU ARE URGED TO READ THE ENTIRE OPINION CAREFULLY AND IN ITS ENTIRETY TO LEARN ABOUT THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY XMS IN RENDERING ITS OPINION. THE ANALYSIS PERFORMED BY XMS SHOULD BE VIEWED IN ITS ENTIRETY; NONE OF THE METHODS OF ANALYSIS SHOULD BE VIEWED IN ISOLATION. XMS’ FAIRNESS OPINION WAS DIRECTED TO THE BOARD FOR ITS USE AND BENEFIT IN EVALUATING THE FAIRNESS OF THE MERGER CONSIDERATION TO BE RECEIVED BY HOLDERS OF COMMON STOCK (OTHER THAN EXCLUDED HOLDERS) IN THE MERGER. XMS’ FAIRNESS OPINION DOES NOT ADDRESS ANY OTHER ASPECTS OF THE MERGER OR ANY RELATED TRANSACTION, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF COMMON STOCK AS TO HOW SUCH HOLDER SHOULD VOTE WITH RESPECT TO THE MERGER OR ACT ON ANY MATTERS RELATING TO THE PROPOSED MERGER. XMS DID NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY THE COMPANY TO ENGAGE IN THE MERGER. THE FOLLOWING SUMMARY OF XMS’ FAIRNESS OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF ITS FAIRNESS OPINION ATTACHED TO THIS PROXY STATEMENT AS ANNEX B.
In arriving at its opinion, XMS:
•	reviewed a draft dated September 26, 2020 of the Merger Agreement;
•
reviewed the audited consolidated financial statements of the Company contained in its Annual Report on Form 10-K for the three years ended June 30, 2019 and unaudited consolidated financial statements of the Company contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020;

•	reviewed the draft consolidated financial statements of the Company for the three years ended June 30, 2020;
•	reviewed and held discussions with the Company’s management concerning the businesses, operations and prospects of the Company;

•
reviewed and held discussions with the Company’s management concerning certain financial forecasts and other information and data relating to the Company, which were provided to XMS by management of the Company;

•	reviewed current and historical market prices and trading volumes of the common stock of the Company;
•	reviewed and analyzed the financial terms of certain other publicly available transactions which XMS considered relevant in its analysis;
•	reviewed and analyzed certain financial, stock market and other publicly available information of selected public companies XMS deemed relevant in its analysis;
•	participated in certain discussions and negotiations between representatives of the Company and Parent;
•	considered the results of XMS’ efforts, at the direction of the Company, to solicit indications of interest from selected third parties with respect to a merger or other transaction with the Company;
•	conducted such other financial studies, analyses and investigations and considered such other information as XMS deemed necessary or appropriate for purposes of its opinion; and
•
took into account XMS’ assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuations and its knowledge of the Company’s industry generally.

In connection with the opinion, XMS also took into account the accepted financial and investment banking procedures and considerations that it deemed relevant. In connection with XMS’ engagement, XMS was requested to approach, and held discussions with, third parties to solicit indications of interest in a possible acquisition of the Company.
In rendering its opinion, XMS assumed and relied without independent verification and with the Company’s consent, the accuracy and completeness of all financial and other information provided to XMS by the Company or otherwise reviewed by or discussed with XMS. XMS was not asked to and did not undertake an independent verification of any of such information and it does not assume any responsibility or liability for the accuracy or completeness thereof. With respect to financial forecasts relating to the Company provided to XMS by management of the Company or otherwise reviewed by or discussed with XMS, XMS was advised by management of the Company that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company and XMS assumed, with the Company’s consent, that the financial results reflected in such forecasts and other information and data would be realized in the amounts and at the times projected. All such financial forecasts are based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such financial forecasts. XMS was not asked to and did not undertake an independent verification of any of such financial forecasts and XMS does not assume any responsibility or liability for the accuracy or completeness thereof.
XMS assumed, without independent verification and with the Company’s consent, that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of the Company since the date of the last financial statements of the Company provided to XMS by the Company. XMS did not make any independent evaluation or appraisal of the Company’s assets or liabilities (contingent or otherwise), the collateral securing such assets or liabilities, or the collectability of any such assets, nor was XMS furnished with such evaluations or appraisals, and it does not assume any responsibility or liability for the accuracy or completeness thereof. XMS did not evaluate the solvency or fair value of the Company or Parent under any state, federal or other laws relating to bankruptcy, insolvency or similar matters.
Representatives of the Company advised XMS, and XMS further has assumed, with the Company’s consent, that the final terms of the merger agreement would not vary materially from those set forth in the draft reviewed by XMS. In addition, XMS assumed, with the Company’s consent, that the merger would be consummated in accordance with the terms set forth in the merger agreement, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company or the merger. XMS further assumed that the Company relied upon the advice of its counsel, independent accountants and other advisors (other than XMS) as to all legal, financial reporting, tax, accounting and regulatory matters with respect to the Company, the merger and the merger agreement.
XMS’ opinion is limited to whether the per share merger consideration to be paid to the holders of shares of Company common stock is fair to such holders (other than Excluded Holders), from a financial point of view, and does not address any other terms, aspects or implications of the merger including, without limitation, the form or structure of the merger, or any terms, aspects or implications of any voting, support, shareholder or other agreements, arrangements or understandings contemplated or entered into in connection with the merger or otherwise. XMS’ opinion also does not consider, address or include: (i) the relative merits of the merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage; (ii) the legal, tax, accounting or regulatory consequences of the merger on the Company or the holders of common stock; or (iii) the fairness of the amount or nature of any compensation to any of the Company’s officers, directors or employees, or class of such persons, relative to the compensation to the holders of common stock. Furthermore, XMS does not express any opinion as to the prices, trading range or volume at which the Company’s securities will trade following public announcement or consummation of the merger. XMS’ opinion is necessarily based upon information available to XMS, and financial, economic, regulatory, market and other conditions and circumstances existing, as of September 27, 2020. Events occurring after September 27, 2020 could materially affect the opinion. XMS has not undertaken to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after the date thereof.
In preparing its opinion, XMS performed a variety of financial and comparative analyses. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analysis and the applications of those methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. XMS believes that its analyses must be considered as a whole. Considering any portion of XMS’ analyses or the factors considered by XMS, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusion expressed in XMS’ opinion. In addition, XMS may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described below should not be taken to be XMS’ view of the Company’s actual value. Accordingly, the conclusions reached by XMS are based on all analyses and factors taken as a whole and also on the application of XMS’ own experience and judgment.
In performing its analyses, XMS made numerous assumptions with respect to industry performance, general business, economic, monetary, regulatory, market and other conditions and other matters, many of which are beyond the Company’s and XMS’ control. The analyses performed by XMS are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the per share value do not purport to be appraisals or to reflect the prices at which the shares of Company common stock may actually be sold. The analyses performed were prepared solely as part of XMS’ analysis of the fairness, from a financial point of view, of the merger consideration to be received by holders of the common stock (other than Excluded Holders) to such holders and were provided to the board in connection with the delivery of XMS’ opinion.
The following is a summary of the material financial and comparative analyses performed by XMS in connection with XMS’ delivery of its opinion and that were presented to the board at its meeting on September 27, 2020. The financial analyses summarized below include information presented in tabular format. In order to fully understand XMS’ financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of XMS’ financial analyses. The following summary does not purport to be a complete description of the financial analyses performed by XMS. The following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before September 27, 2020 and is not necessarily indicative of current or future market conditions.

Selected Comparable Company Analysis
XMS reviewed and compared certain financial information relating to the Company to corresponding publicly available information to the following diverse range of 12 U.S. or international publicly traded industrial technology companies that XMS deemed relevant:
•	AMETEK, Inc.
•	ATS Automation Tooling Systems Inc.
•	Basler Aktiengesellschaft
•	CyberOptics Corporation
•	Datalogic S.p.A.
•	FARO Technologies, Inc.
•	Hexagon AB
•	Jenoptik AG
•	KUKA Aktiengesellschaft
•	MAX Automation SE
•	Spectris plc
•	TKH Group N.V.
For the selected comparable company analysis, XMS calculated enterprise value (which is defined, as applicable, as fully diluted equity value, calculated using the treasury stock method and based on closing prices per share on September 25, 2020, plus total debt, preferred equity and non-controlling interests less total cash and cash equivalents, investments in associates or equity method investments) as a multiple of earnings before interest, taxes, depreciation and amortization (“EBITDA”) expected for calendar year 2021. Financial data of the selected comparable companies were based on publicly available research analysts’ estimates, public filings, and other publicly available information. Financial data of the Company was based on publicly available information and the financial forecasts (including Adjusted EBITDA) provided to XMS by Company management. Based on a qualitative and quantitative review of the underlying business characteristics of the comparable companies and on XMS’ experience and expertise, XMS exercised its professional judgment to apply an illustrative range of EV/CY 2021E EBITDA multiples of 8.0x to 10.0x to the Company’s forecasted CY 2021E results, which represented (i) a premium to the low multiple of the selected comparable companies and (ii) a discount to the average multiple of the selected comparable companies.
The results of this analysis are summarized as follows:
Merger Consideration Implied Multiple: EV/CY 2021E Adjusted EBITDA	Illustrative Multiple Reference Range: EV/CY 2021E EBITDA	Merger Consideration	Implied Equity Value per Share Reference Range
11.6x	8.0x – 10.0x	$7.00	$4.90 – $6.10
No company utilized in the selected comparable company analysis is identical to the Company. In evaluating the selected companies, XMS made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions, and other matters.
Although XMS compared the trading multiples of the selected public companies to those implied for the Company, none of the selected public companies is directly comparable to the Company. Accordingly, any analysis of the selected public companies involves considerations and judgments concerning the differences in financial and operating characteristics and other factors that would affect the analysis of trading multiples of the selected public companies.

Selected Precedent Transactions Analysis
XMS reviewed 15 precedent transactions involving target companies in the industrial automation and metrology industries that were announced subsequent to January 1, 2009 with enterprise value of between $90 million and $1.3 billion that XMS deemed relevant. XMS’ analysis was based solely on publicly available information regarding such transactions. XMS did not take into account any announced or consummated transaction whereby relevant financial information was not publicly disclosed and available. The selected transactions were not intended to be representative of the entire range of possible transactions in the respective industries. The transactions examined were:
Announcement Date	Target	Acquiror
February 2020	ISRA Vision AG	Atlas Copco German Holding AG
May 2019	First Sensor AG	TE Connectivity Ltd.
July 2018	Prodomax Automation Ltd.	Jentopik AG
January 2018	Key Technology, Inc.	Durvant LLC
April 2017	MOCON, Inc.	AMETEK, Inc.
February 2016	Newport Corporation	MKS Instruments, Inc.
September 2015	Adept Technology, Inc.	OMRON Corporation
June 2015	Cognex Corporation (Surface Inspection Systems Division)	AMETEK, Inc.
July 2014	M+W Process Automation GmbH and ProFocus LLC	ATS Automation Tooling Systems Inc.
April 2014	Zygo Corporation	AMETEK, Inc.
October 2013	Creaform Inc.	AMETEK, Inc.
April 2012	X-Rite, Incorporated	Danaher Corporation
May 2011	Elexis AG	SMS GmbH
August 2010	Veeco Instruments Inc. (Atomic Force Microscopy and Optical Industrial Metrology instruments businesses)	Bruker Corporation
June 2009	Metris NV	Nikon Corp.
XMS reviewed the consideration paid in the selected transactions in terms of the enterprise value of such transactions as a multiple of EBITDA for the last twelve months (“LTM”) and expected EBITDA for the fiscal year in which the applicable transaction was announced. Financial data of the selected transactions was based on publicly available research analysts’ estimates, public filings, and other publicly available information. Financial data of the Company was based on publicly available information and the financial forecasts provided to XMS by Company management. Based on a qualitative and quantitative review of the underlying business characteristics of the comparable companies and on XMS’ experience and expertise, XMS exercised its professional judgment, to apply an illustrative range of forward EBITDA multiples of 9.0x to 11.0x to the Company’s forecasted CY 2021E Adjusted EBITDA, which represented (i) a premium to the low multiple of the selected transactions and (ii) the average multiple of the selected transactions.
The results of this analysis are summarized as follows:
Merger Consideration Implied Multiple	Illustrative Multiple Reference Range	Per Share Merger Consideration	Implied Equity Value per Share Reference Range
11.6x	9.0x – 11.0x	$7.00	$5.50 – $6.65
Although XMS analyzed the multiples implied by the selected transactions and compared them to the implied transaction multiple of the Company, none of these transactions or associated companies is identical to the Company or the Merger. Accordingly, any analysis of the selected transactions necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics, parties involved and terms of their transactions and other factors that would necessarily affect the implied value of the Company versus the values of the companies in the selected transactions.

Offer Price Premia Analysis
XMS reviewed data from 144 acquisitions of non-financial and non-real estate companies primarily listed on NASDAQ or the NYSE with market capitalization between $50 million and $150 million announced from January 1, 2010 through September 25, 2020 in which 100% of the target’s equity was acquired for cash consideration. Specifically, XMS analyzed the acquisition price per share in these transactions relative to the target companies’ (i) stock price one day prior to announcement and (ii) the 20-day VWAP prior to announcement. The 25th percentile to 75th percentile acquisition premia observed for these transactions were 19% to 61% (with a median of 39%) for one-day prior to announcement and 24% to 66% (with a median of 36%) for the 20-day VWAP prior to announcement. This analysis indicated the following implied equity value per share reference ranges for the Company, as compared to the per share merger consideration:
Per Share Merger Consideration	One-Day Premium	20-Day VWAP
$7.00	71%	68%
Although XMS analyzed the offer price premia for the selected transactions, none of these transactions or associated companies is identical to the Company or the Merger.
Discounted Cash Flow Analysis
XMS performed a discounted cash flow analysis of the Company by calculating the estimated present value (as of June 30, 2020) of the stand-alone unlevered, after-tax free cash flows that the Company was forecasted to generate during the fiscal years ending June 30, 2021 through June 30, 2025 based on Company management forecasts, plus a terminal value at fiscal year 2025 based upon EBITDA exit multiples, discounted back to June 30, 2020. The terminal values of the Company were calculated by applying the Company’s fiscal year 2025 Adjusted EBITDA to a selected range of EBITDA exit multiples of 8.0x to 10.0x, with a mid-point of 9.0x. XMS performed discounted cash flow analyses by calculating the range of net present values for each period from fiscal year 2021 to fiscal year 2025 based on a discount rate of 14.0% to 16.0%, with a mid-point of 15.0%, reflecting estimates of the Company’s weighted average cost of capital, calculated utilizing the Capital Asset Pricing Model and inclusive of certain Company-specific inputs, including an equity risk premium and cost of equity. This analysis indicated the following implied equity value per share reference ranges for the Company, as compared to the per share merger consideration:
Per Share Merger Consideration	Implied Equity Value per Share Reference Ranges
$7.00	$6.25 – $8.10
In addition, XMS performed a discounted cash flow analysis of the Company by calculating the estimated present value (as of June 30, 2020) of the stand-alone unlevered, after-tax free cash flows that the Company was forecasted to generate during the fiscal years ending June 30, 2021 through June 30, 2030 based on Company management forecasts for the fiscal years ending June 30, 2021 through June 30, 2025 and an extrapolation prepared by XMS and reviewed by Company management for the fiscal years ending June 30, 2026 through June 30, 2030, plus a terminal value at fiscal year 2030 based upon EBITDA exit multiples, discounted back to June 30, 2020. The terminal values of the Company were calculated by applying the Company’s fiscal year 2030 Adjusted EBITDA to a selected range of EBITDA exit multiples of 8.0x to 10.0x, with a mid-point of 9.0x. XMS performed discounted cash flow analyses by calculating the range of net present values for each period from fiscal year 2021 to fiscal year 2030 based on a discount rate of 14.0% to 16.0%, with a mid-point of 15.0%, reflecting estimates of the Company’s weighted average cost of capital, calculated utilizing the Capital Asset Pricing Model and inclusive of certain Company-specific inputs, including an equity risk premium and cost of equity. This analysis indicated the following implied equity value per share reference ranges for the Company, as compared to the per share merger consideration:
Per Share Merger Consideration	Implied Equity Value per Share Reference Ranges
$7.00	$5.85 – $7.55
Fees
XMS acted as financial advisor to the Company in connection with the proposed Merger and will receive a fee for such services, currently estimated to be $1.25 million, from the Company upon the closing of the Merger, against which XMS will provide the Company a total credit of $50,000. For XMS’ services in connection with the delivery of the opinion to the board, the Company has paid XMS a fee of $200,000. The opinion fee was not contingent upon the consummation of the Merger or the conclusions reached in XMS’ opinion. The Company also has agreed to indemnify XMS against certain liabilities arising out of its engagement and reimburse certain of its expenses. In the prior two-year period, XMS did not receive any fees from the Company other than those related to its engagement relating to the merger.
No Financing Condition; Fees and Expenses
We anticipate that the total amount of funds necessary to complete the merger and the other transactions contemplated by the merger agreement will be approximately $72 million. This amount includes the funds needed to: (i) make the payment of all amounts payable our shareholders under the merger agreement; (ii) repay, prepay or discharge (after giving effect to the merger) the principal amount of and interest on all outstanding indebtedness of the Company required to be repaid at the effective time of the merger under the merger agreement; and (iii) pay all fees and expenses required to be paid at the closing by Parent or Merger Subsidiary under the merger agreement.
We anticipate that the customary fees and expenses to be incurred by the Company in connection with the transactions contemplated by the merger agreement will be approximately $3.3 million.
Interests of the Company’s Directors and Executive Officers in the Merger
In considering the recommendations of the board with respect to the merger, the Company’s shareholders should be aware that the Company’s directors and executive officers have certain interests, including financial interests, in the merger that may be different from, or in addition to, the interests of the Company’s shareholders generally. The board was aware of these interests and considered them, among other matters, in approving the merger agreement, and in making its recommendation that the Company’s shareholders approve the merger. See the sections in this proxy statement entitled “Proposal 1: The Merger—Background of the Merger” and “Proposal 1: The Merger—Reasons for the Merger;” above. These interests are described in more detail below, and certain of them are quantified in the narrative and the table below.
Treatment of Company Equity Awards
Company Options. Immediately prior to the effective time, each outstanding and unexercised option to purchase shares of Company common stock granted under the Perceptron stock plan shall, automatically and without any required action on the part of the holder thereof, become immediately vested and be cancelled and will only entitle the holder of such award to receive (without interest) an amount in cash equal to the product of (x) the total number of shares of Company common stock subject to the stock option immediately prior to the effective time multiplied by (y) the excess, if any, of the merger consideration per share over the exercise price per share of such stock option.
Company Restricted Stock Units. Immediately prior to the effective time, each outstanding award of restricted stock units under the Perceptron stock plan shall automatically and without any required action on the part of the holder thereof, become immediately vested and be cancelled and will only entitle the holder of such award to receive (without interest) an amount in cash equal to the product of (x) the total number of shares subject to such award immediately prior to the effective time multiplied by (y) the merger consideration per share.
Company Performance Share Units. Immediately prior to the effective time, each outstanding award of performance share units granted under the Perceptron stock plan shall, automatically and without any required action on the part of the holder thereof, become immediately vested at the target level of performance and be cancelled and will only entitle the holder of such award to receive (without interest) an amount in cash equal to the product of (x) the target number of shares subject to such award immediately prior to the effective time multiplied by (y) the merger consideration per share.
Company Purchase Rights. The offering period under the Perceptron stock purchase plan that is in effect at the time of the consummation of the merger will be the last offering period under the Perceptron stock purchase plan. After the date of the merger agreement, participants in the Perceptron stock purchase plan will not be permitted to increase the rate of payroll contributions to the plan. Any shares of Company common stock purchased through the Perceptron stock purchase plan will be cancelled at the effective time and receive the same $7.00 per share in cash in the merger as all other shares of Company common stock.

Company Equity Plan and Employee Stock Purchase Plan. The Perceptron stock plan and the Perceptron stock purchase plan will terminate immediately following the effective time, contingent upon the occurrence of the effective time.
Quantification of Payments. For an estimate of the amounts that would be payable to each of the Company’s named executive officers for their Company equity awards, see “Quantification of Payments and Benefits to the Company’s Named Executive Officers” below. The estimated aggregate amount that would be payable to the Company’s three executive officers for their equity-based awards if the effective time occurred and they experienced a qualifying termination of employment on December 31, 2020 is $125,687. We estimate that the aggregate amount that would be payable to the Company’s five non-employee directors for their Company equity awards received for board service if the effective time occurred on December 31, 2020 is $31,840. As of December 31, 2020, the five non-employee members of the board of directors hold stock options that would entitle them to receive the amounts set forth in the table below and did not hold any restricted stock units or performance share units. The following table does not include shares of Company common stock that the directors are entitled to receive pursuant to the Directors Stock Purchase Rights Option described under “Proposal 4: Election of Directors – Standard Director Compensation Arrangements” since such shares are not equity awards that will be cancelled in connection with the merger.
Name	Value of Stock Options ($)
John F. Bryant	4,320
Sujatha Kumar	18,880
C. Richard Neely, Jr.	—
James A. Ratigan	4,320
William C. Taylor	4,320
Severance Agreements
We have entered into severance agreements with Messrs. Roeschlein and Van Valkenburg. Under the terms of Mr. Roeschlein’s severance agreement, we are required to provide Mr. Roeschlein with six months’ notice prior to an involuntary termination of his employment. If we provide Mr. Roeschlein with less than six months’ notice, Mr. Roeschlein will receive a cash severance benefit equal to the portion of his then current annual base salary, as in effect at the time of the termination of Mr. Roeschlein’s employment, to cover the applicable period that is less than the full six month notice period (“Continuation Period”), subject to Mr. Roeschlein’s execution of a general release and Mr. Roeschlein’s continued employment with the Company up to the first day of the Continuation Period. Mr. Roeschlein is not entitled to receive the cash severance benefit if the involuntary termination of his employment is due to death, “Disability” or “Cause” (each as defined in his severance agreement).
Mr. Van Valkenburg’s severance agreement provides that, if his employment is terminated for any reason other than death, disability or Cause (provided such termination constitutes a “separation from service” under Code Section 409A), or he resigns for “Good Reason,” six months prior to or within two years after a “Change in Control” (as such terms are defined in his severance agreement), then he will be entitled to an amount of severance equal to one times his current annual base salary, as in effect immediately prior to his termination, a prorated portion of his target bonus for the year of termination, based on the number of days worked in the year of termination, continuation of Company-provided health benefits for one year or, if earlier, his date of death, automobile benefits for one year or, if earlier, his date of death, other welfare benefits for one year and continued coverage under director and officer liability insurance policies for six years. Base salary and bonus severance payments and other benefits will be provided over the period during which we are required to provide the benefit. To the extent that any severance payments would not be exempt from Code Section 409A and the executive is determined to be a “specified employee” as defined under Code Section 409A, then such payments will be suspended for six months from the date of the executive’s termination of employment. Suspended payments will be paid in a lump-sum, plus interest at the prime rate, plus two percent, at the end of the suspension period. The special severance expires three years from the date of the severance agreement, except that such expiration date shall be extended for consecutive one year periods, unless, at least 180 days prior to the expiration date, we notify Mr. Van Valkenburg in writing that we are not extending the term of these provisions.
Mr. Roeschlein and Mr. Van Valkenburg have each entered into our standard executive agreement not to compete, restricting his right to compete with us for the longer of twelve months or the period in which we are required to make payments to the executive, and standard employee proprietary information and inventions agreement, containing confidentiality provisions and a two-year restriction on soliciting our employees. We have the right to cease all further payments under the executive officer’s severance agreement in the event that the executive officer violates the executive non-competition agreement. The executive officer must sign a standard release to receive payments under the severance agreements, including standard non-disparagement provisions.
Payments under Mr. Van Valkenburg’s severance agreement, when aggregated with any other “golden parachute” amounts (defined under Code Section 280G as compensation that becomes payable or accelerated due to a change in ownership or effective control of the Company as described in Code Section 280G) payable under this agreement or any of our other plans, agreements or policies, shall not exceed the golden parachute cap under Code Sections 280G and 4999.
“Change in Control” for purposes of the severance agreements and the Perceptron stock plan is generally defined as:
•	a merger of the Company in which the Company is not the survivor,
•	a share exchange transaction in which our shareholders own less than 50% of the stock of the survivor,
•	the sale or transfer of all or substantially all of our assets, or
•	any person, or group of persons who agree to act together to acquire, hold, vote or dispose of shares of the Company common stock, acquires more than 50% of the shares of Company common stock.
To the extent the agreement or award under the Perceptron stock plan is subject to Code Section 409A, the event shall not be considered a Change in Control unless it is also a change in ownership, effective control or in the ownership of a substantial portion of assets of the Company, within the meaning of Code Section 409A.
“Cause” is generally defined as the executive’s:
•	personal dishonesty in connection with the performance of services for the Company,
•	willful misconduct in connection with the performance of services for the Company,
•	conviction for violation of any law involving (A) imprisonment that interferes with performance of duties or (B) moral turpitude,
•	repeated and intentional failure to perform stated duties, after written notice is delivered identifying the failure, and it is not cured within 10 days,
•	breach of a fiduciary duty to the Company,
•	breach of executive agreement not to compete or employee proprietary information and inventions agreement, or
•	prior to Change in Control, engaging in activities detrimental to interests of the Company that have a demonstrable adverse effect on the Company.
“Good Reason” is generally defined as the occurrence of any of the following events without the executive’s written consent, if the executive terminates employment within one year following the occurrence of such event:
•	material diminution in the executive’s position, duties, responsibilities or status with the Company immediately prior to the Change in Control,
•
material diminution in the executive’s base salary in effect immediately prior to the Change in Control which shall be a reduction in such base salary in effect immediately prior to the Change in Control which shall be a reduction in such base salary of five (5%) percent or more unless a greater reduction is required by Code Section 409A to constitute an “involuntary separation” from service,

•
material required relocation of the executive’s principal place of employment which shall be a relocation of more than 50 miles from his or her place of employment prior to the Change in Control unless a relocation of a greater distance is required by Code Section 409A to constitute an “involuntary separation” from service, or

•	breach of any provision in the severance agreements.
No Post-Closing Arrangements with Management
There are no post-closing arrangements or agreements, including employment agreements, with executive officers of the Company contemplated in the merger agreement.

Indemnification; Directors’ and Officers’ Insurance
Pursuant to the merger agreement, from and after the effective time, the surviving corporation will indemnify certain persons, including the Company’s directors and executive officers, for certain matters. In addition, for a period of not less than six years from the effective time, the surviving corporation will maintain a directors and officers’ liability insurance policy for the benefit of certain persons, including the Company’s directors and executive officers.
Quantification of Payments and Benefits to the Company’s Named Executive Officers
In accordance with Item 402(t) of Regulation S-K, the table below sets forth the amount of payments and benefits that each of the Company’s named executive officers would receive in connection with the merger. For purposes of calculating such amounts, we have assumed (i) a closing date of December 31, 2020 and (ii) a termination of each named executive officer’s employment under circumstances entitling the executive to severance payments and benefits immediately following the merger. These assumptions may or may not actually occur or be accurate on the relevant date. As a result of the foregoing assumptions, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.
Name	Cash ($)(1)	Equity ($)(2)	Perquisites / Benefits ($)(3)	Total ($)
Jay W. Freeland	—	62,500	—	$62,500
Bill Roeschlein	187,200	—	—	$187,200
Richard Van Valkenburg	270,250	63,187	31,046	$364,483
David Watza(4)	—	—	—	$—
(1)
This amount represents (i) the cash severance payment payable pursuant to Mr. Roeschlein’s severance agreement if his employment is terminated by the Company without six months’ notice and (ii) “double-trigger” cash severance payments payable pursuant to Mr. Van Valkenburg’s severance agreement. For Mr. Roeschlein, the amount consists of a payment equal to one-half of his current annual base salary and, for Mr. Van Valkenburg, the amount consists of a payment equal to his current annual base salary in the amount of $230,000 and a prorated portion of his target bonus for fiscal year 2020 in the amount of $40,250.

(2)
The amounts in this column represent the cash payments to which each named executive officer will be entitled to receive based on the treatment of the executive’s outstanding stock options, restricted stock units and performance share units as described under “The Merger Agreement – Treatment of Perceptron Stock Options; Restricted Stock Units and Performance Share Units.” The value represents the product of (i) $7.00 per share multiplied by (ii) the number of shares or Perceptron common stock subject to each named executive officer’s outstanding stock options, restricted stock units and performance share units (and, in the case of the stock options, reduced by their aggregate exercise price). The following table sets forth the value of each type of unvested equity-based award held by our named executive officers, calculated based on the merger consideration of $7.00 per share. The table does not include shares of Company common stock that will be paid as base salary compensation to Mr. Freeland since such shares are not equity awards that will be cancelled in connection with the merger.

Name	Value of Stock Options ($)	Value of Restricted Stock Units ($)	Value of Performance Share Units ($)	Total ($)
Jay W. Freeland	62,500	—	—	$62,500
Bill Roeschlein	—	—	—	$—
Richard Van Valkenburg	6,088	11,200	45,899	$63,187
David Watza	—	—	—	$—
(3)
This amount reflects “double-trigger” benefits to be provided pursuant to Mr. Van Valkenburg’s severance agreement and consist of (i) reimbursement of COBRA payments in the amount of $19,500 and (ii) the continuation of Company provided health and welfare benefits in the amount of $2,564 and (iii) an automobile allowance in the amount of $9,000, in each case, for twelve months following the termination of employment.

(4)
Mr. Watza’s employment with the Company was terminated on November 12, 2019. Pursuant to the terms of the Release Agreement between the Company and Mr. Watza, dated November 12, 2019, Mr. Watza is not entitled to receive any severance payments or benefits from the Company following November 12, 2020.

Litigation Relating to the Merger
As of November 4, 2020, the Company is aware of four lawsuits that were filed in federal court by purported shareholders of the Company, each challenging the completeness and accuracy of the disclosures in this proxy statement and seeking to compel additional disclosures prior to a shareholders meeting and/or closing of the merger. On October 26, 2020, Shiva Stein filed a complaint in the United States District Court for the District of Delaware against the Company and the Company’s board of directors, captioned Stein v. Perceptron, Inc., et al., Case No. 1:20-cv-01444 (D. Del), referred to as the “Stein Complaint”. On October 27, 2020, Stephan Baroni filed a complaint in the United States District Court for the District of Delaware against the Company, the Company’s board of directors, Parent and Merger Subsidiary, captioned Baroni v. Perceptron, Inc., et al., Case No. 1:20-cv-01452 (D. Del.), referred to as the “Baroni Complaint”. On October 27, 2020, Amir Rauf filed a complaint in the United States District Court for the Southern District of New York against the Company and the Company’s board of directors, captioned Rauf v. Perceptron, Inc., et al., Case No. 1:20-cv-08980 (S.D.N.Y.), referred to as the “Rauf Complaint.” On November 2, 2020, Guy Coffman filed a complaint in the United States District Court for the Eastern District of New York against the Company and the Company’s board of directors, captioned Coffman v. Perceptron, Inc., et al., Case No. 1 1:20-cv-05283 (E.D.N.Y.), referred to as the “Coffman Complaint” and together with the Stein Complaint, the Baroni Complaint and the Rauf Complaint, referred to as the “Complaints.”
The Complaints assert claims against the Company and the Company’s board of directors under Section 14(a) of the Exchange Act for allegedly false and misleading statements in this proxy statement and against the Company’s board of directors under Section 20(a) of the Exchange Act for alleged “control person” liability with respect to such allegedly false and misleading statements. The Rauf Complaint also alleges that the Company’s board of directors breached its fiduciary duty of candor and disclosure. The Baroni Complaint also asserts claims against Parent and Merger Subsidiary under Section 20(a) of the Exchange Act for alleged “control person” liability with respect to such allegedly false and misleading statements. The Complaints seek, among other relief, an order enjoining the transaction, as well as damages, costs and attorneys’ fees and, in the case of the Baroni Complaint and the Coffman Complaint, in the event the merger is consummated, rescission of the transaction. The defendants believe the allegations in the Complaints are without merit.
Shareholders of the Company may file additional lawsuits challenging the merger, which may name the Company, the Company’s board of directors, Parent, Merger Subsidiary, or others as defendants. Litigation is inherently uncertain, and there can be no assurance regarding the likelihood that the Company’s defense of these lawsuits (or any other lawsuits related to the merger that may be filed in the future) will be successful, nor can the Company predict the amount of time and expense that will be required to resolve the lawsuits.
Material U.S. Federal Income Tax Consequences of the Merger
The following is a general discussion of the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of common stock whose shares are exchanged for cash pursuant to the merger. This discussion does not address U.S. federal income tax consequences with respect to holders other than U.S. holders. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (referred to in this proxy statement as the “Code”), applicable U.S. Treasury Regulations promulgated thereunder, judicial opinions and administrative rulings and published positions of the Internal Revenue Service (referred to in this proxy statement as the “IRS”), each as in effect as of the date hereof. These authorities are subject to change or differing interpretations, possibly on a retroactive basis, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion is for general information purposes only and does not purport to be a complete analysis of all potential tax consequences. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 or the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith), nor does it address any tax considerations under state, local or foreign tax laws or U.S. federal tax laws other than those pertaining to the U.S. federal income tax. This discussion is not binding on the IRS or the courts and, therefore, could be subject to challenge, which could be sustained. No ruling is intended to be sought from the IRS with respect to the merger.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of common stock that is for U.S. federal income tax purposes:
•	a citizen or individual resident of the United States;
•
a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•
a trust if (1) a court within the United States is able to exercise primary supervision over the trust’s administration, and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (2) such trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

This discussion applies only to U.S. holders of shares of common stock who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a U.S. holder in light of its particular circumstances, or that may apply to U.S. holders subject to special treatment under U.S. federal income tax laws (including, for example, insurance companies, dealers or brokers in securities or foreign currencies, traders in securities who elect to apply the mark-to-market method of accounting, holders subject to the alternative minimum tax, U.S. holders that have a functional currency other than the U.S. dollar, tax-exempt organizations, tax-qualified retirement plans, banks and other financial institutions, mutual funds, certain former citizens or former long-term residents of the United States, partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes), S corporations or other pass-through entities or investors in such partnerships, S corporations or other pass-through entities, real estate investment trusts, regulated investment companies, U.S. holders who hold shares of common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction, a holder required to accelerate the recognition of any item of gross income with respect to our common stock as a result of such income being recognized on an applicable financial statement, and U.S. holders who acquired their shares of common stock through the exercise of employee stock options or other compensation arrangements).
If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partners and the activities of the partnership. If you are, for U.S. federal income tax purposes, a partner in a partnership holding shares of common stock, you should consult your tax advisor.
This discussion of material U.S. federal tax consequences is for general information purposes only and is not tax advice. Holders of common stock are urged to consult their own tax advisors to determine the particular tax consequences to them of the merger, including the applicability and effect of the alternative minimum tax, the unearned income Medicare contribution tax and any other U.S. federal, or state, local, foreign or other tax laws.
The receipt of cash by U.S. holders in exchange for shares of common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of common stock pursuant to the merger will recognize gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received and (2) the U.S. holder’s adjusted tax basis in its shares of common stock. A U.S. holder’s adjusted tax basis in its shares of common stock is generally the amount paid for such shares of common stock (less the amount of any distribution received by such holder treated as a tax-free return of capital).
Any such gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period in the shares of common stock surrendered in the merger is greater than one year as of the date of the merger. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of common stock at different times or different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of common stock.
Information Reporting and Backup Withholding
Payments made in exchange for shares of common stock pursuant to the merger may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 24%). To avoid backup withholding, a U.S. holder that does not otherwise establish an exemption should complete and return to the applicable withholding agent a properly completed and executed IRS Form W-9, certifying under penalties of perjury that such U.S. holder is a “United States person” (within the meaning of the Code), that the taxpayer identification number provided is correct and that such U.S. holder is not subject to backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner.

Regulatory Clearances and Approvals Required for the Merger
Antitrust Clearance
Under the merger agreement, the merger cannot be completed until (1) the applicable waiting period under the Act against Restrains of Competition has expired or the FCO in Germany has granted clearance; and (2) the applicable waiting period under the Cartel Act has expired or the FCA in Austria has granted clearance.
The Act against Restraints of Competition requires the Company and Parent to file a notification with the FCO and provides that the merger shall not occur until a one month waiting period, or in case of an in-depth investigation, a waiting period of four months, from submission of a complete notification to the FCO has expired or the FCO grants an earlier clearance decision. The Company and Parent filed a notification with the FCO in connection with the merger.
Under the Cartel Act, the merger may not be completed until the expiration of a four-week waiting period following the filing of a notification with the FCA, unless the waiting period has expired or the FCA grants an earlier clearance decision. Under the Cartel Act, the required four-week waiting period will expire if neither the FCA nor the Federal Cartel Prosecutor has lodged an appeal for “Phase II” proceedings within such four-week period. If a Phase II proceeding is undertaken, the waiting period with respect to the merger would be extended for an addition period of up to five months. The Company and Parent filed a notification with the FCA in connection with the merger.
CFIUS Approval
The merger is conditioned on clearance from CFIUS, which requires that the Company and Parent: (i) have received written notice from CFIUS advising that review of the merger under Section 721 of the U.S. Defense Production Act of 1950 (the “DPA”) has been concluded, and CFIUS has determined that there are no unresolved national security concerns with respect to the merger and advised that action under Section 721 of the DPA, and any investigation related thereto, has been concluded with respect to the merger; (ii) have received written confirmation that the merger is not a “covered transaction”, “covered investment”, or “covered real estate transaction” as those terms are defined by the DPA’s implementing regulations, and therefore is not subject to review by CFIUS; or (iii) CFIUS has sent a report to the President of the United States requesting the President’s decision on the CFIUS notice submitted by the Company and Parent and either (A) the period under the DPA during which the President may announce his decision to take action to suspend or prohibit the transactions contemplated by the merger agreement has expired without any such action being threatened, announced or taken or (B) the President has announced a decision not to take any action to suspend or prohibit the transactions contemplated by the merger agreement. The Company and Parent submitted a joint voluntary notice to CFIUS.
If CFIUS identifies a national security concern that the Company or Parent determines cannot be resolved through further review by and discussions with CFIUS, the Company or Parent may notify the other party in writing of the determination and upon mutual agreement of the Company and Parent, the Company and Parent shall cooperate to withdraw and abandon the transactions contemplated by the merger agreement. Following an investigation by CFIUS, if CFIUS requires a mitigation plan that is not acceptable to Parent, Parent may notify the Company in writing that it would like to abandon the transactions contemplated by the merger agreement, in which case, the Company and Parent shall cooperate to abandon the transactions.
Other Regulatory Approvals
One or more governmental agencies may impose a condition, restriction, qualification, requirement or limitation when it grants the necessary approvals and consents. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, any of which actions could significantly impede or even preclude obtaining required regulatory approvals. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained and there may be a substantial period of time between the approval by shareholders and the completion of the merger.
Company, Parent and Merger Subsidiary are required to use all reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by the merger agreement. including, but not limited to, obtaining of all necessary permits, waivers, approvals, consents and actions from governmental entities. For additional information regarding the efforts required to obtain regulatory approvals, see the section of this proxy statement entitled “The Merger Agreement — Efforts to Complete the Merger.”

Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained or obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger, including the requirement to divest assets, create or modify contractual rights or obligations or enter into supply or services agreements. These conditions could result in the conditions to the merger not being satisfied.
Delisting and Deregistration of Shares of Company Common Stock
If the merger is completed, the shares of Company common stock will be delisted from NASDAQ and deregistered under the Exchange Act.
No Dissenters’ Rights
In general, dissenters’ rights are statutory rights that, if applicable, under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction.
Section 762 of the MBCA provides that shareholders of a Michigan corporation such as the Company have the right, in some circumstances, to dissent from certain corporate action and to instead demand payment of the fair value of their shares. However, shareholders who are receiving only cash for their shares of stock do not have dissenters’ rights with respect to shares of any class of stock listed on a national securities exchange as of the record date.
The Company’s shareholders are only receiving cash for their shares of Company common stock in the merger and shares of Company common stock are listed, as of the record date, on NASDAQ, a national securities exchange. Therefore, holders of Company common stock will not be entitled to dissenters’ rights in the merger with respect to their shares of Company common stock.
The Voting Agreement
This section describes the material terms of the voting agreement. The description of the voting agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the voting agreement. The voting agreement is attached as Annex C to this proxy statement and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the voting agreement that is important to you. We encourage you to read the voting agreement carefully and in its entirety.
Concurrently with and as a condition to Parent’s execution of the merger agreement, on September 27, 2020, the Harbert Shareholders entered into a voting agreement with Parent pursuant to which each of the Harbert Shareholders agreed, among other things, to vote all of their respective shares (i) in favor of the adoption of the merger agreement and the approval of the transactions, including the merger and any matter that would reasonably be expected to facilitate the merger (including any adjournment of any meeting of the shareholders of the Company in order to solicit additional proxies in favor of the adoption of the merger agreement), and (ii) against any acquisition proposal, any action that could reasonably be expected to cause the Company to breach any covenant, representation, warranty or other obligations of the Company set forth in the merger agreement or, among other items, any other agreement or any other action (or failure to act), to the extent such agreement, or other action or failure to act is intended or would reasonably be expected to prevent, interfere with, impair or delay the consummation of the merger or the transactions. The voting agreement also contains certain standstill, non-solicitation and support provisions and restricts the Harbert Shareholders from, among other activities in respect to acquisition proposals, soliciting any acquisition proposals or engaging in negotiations with any person in respect to an acquisition proposal. The obligations and rights under the voting agreement terminate upon the earliest of (i) the termination of the voting agreement by mutual written consent of Parent and each of the Harbert Shareholders, (ii) the termination of the merger agreement in accordance with its terms, or (iii) the consummation of the merger. The Harbert Shareholders owned, at the date of the merger agreement, approximately 10.5% of the total shares of outstanding the Company common stock.

THE MERGER AGREEMENT
The summary of the material provisions of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A. This summary may not contain all of the information about the merger agreement that is important to you and this summary and the merger agreement attached to this proxy statement as Annex A are not intended to provide factual information about the parties to the merger agreement or any of their respective subsidiaries or affiliates. We urge you to read carefully the merger agreement in its entirety as it is the legal document governing the merger. The merger agreement contains representations and warranties that the parties have made to each other as of specific dates. The assertions embodied in the representations and warranties in the merger agreement were made solely for purposes of the merger agreement and the transactions and agreements contemplated thereby among the parties thereto and may be subject to important qualifications and limitations agreed to by the parties thereto in connection with negotiating the terms thereof. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to shareholders and reports and documents filed with the SEC, and the assertions embodied in the representations and warranties contained in the merger agreement (and summarized below) are qualified by information in disclosure schedules in connection with the signing of the merger agreement and by certain information contained in certain of Perceptron’s filings with the SEC. These disclosure schedules and SEC filings contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the merger agreement. In addition, information concerning the subject matter of the representations and warranties may have changed or may change after September 27, 2020. You are not a third-party beneficiary to the merger agreement, and in reviewing the representations, warranties and covenants contained in the merger agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions thereof were not intended by the parties to the merger agreement to be characterizations of the actual state of facts or condition of Perceptron, Parent or Merger Subsidiary or any of their respective subsidiaries or affiliates.
In addition, the representations and warranties in the merger agreement and the description of them in this proxy statement should not be read alone, but instead should be read in conjunction with the other information contained in the reports, statements and filings Perceptron publicly files with the SEC. Such information can be found elsewhere in this proxy statement and in the public filings Perceptron makes with the SEC, as described in the section entitled “Where You Can Find Additional Information” beginning on page 113 of this proxy statement.
The Merger
The merger agreement provides that, upon the terms and subject to the conditions of the merger agreement, at the effective time, Merger Subsidiary shall be merged with and into Perceptron and the separate corporate existence of Merger Subsidiary shall thereupon cease. Perceptron shall be the surviving corporation in the Merger (sometimes referred to as the “surviving corporation” in this proxy statement) and a subsidiary of Parent.
The closing of the merger will occur, as soon as practicable, but in no event later than two business days following the day on which the closing conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the fulfillment or (to the extent permitted by applicable law) waiver of those conditions at closing) have been satisfied or (to the extent permitted by applicable law) waived in accordance with the merger agreement or at such other time as Perceptron and Parent may agree in writing. See “Conditions That Must Be Satisfied or Waived for the Merger to Occur” below. The merger will become effective at the time when the certificate of merger is filed with the Michigan Department of Licensing and Regulatory Affairs of the State of Michigan or such later time as is agreed upon in writing by the parties and specified in the certificate of merger in accordance with the MBCA.
Conversion of Shares of Perceptron Common Stock
At the effective time, each share of Perceptron common stock issued and outstanding immediately prior to the effective time, together with the rights attached thereto, shall be converted into the right to receive $7.00 in cash without interest (which we refer to as the “merger consideration” in this proxy statement), and shall be canceled and cease to exist, and the holders of any shares of Perceptron common stock will cease to have any rights with respect to such shares, except the right to receive the merger consideration.

At the effective time, each share of Perceptron common stock owned by Parent, Perceptron (as treasury stock or otherwise), or any of their respective direct or indirect wholly owned subsidiaries as of immediately prior to the effective time shall be automatically canceled and retired and will cease to exist, and no payment shall be made with respect thereto.
Each share of common stock of Merger Subsidiary outstanding immediately prior to the effective time shall be converted into one share of common stock of the surviving corporation with the same rights, powers and privileges as the shares so converted and together shall constitute the only outstanding shares of capital stock of the surviving corporation.
Surrender and Payment
At the effective time, Parent shall, or shall cause Merger Subsidiary to, deposit with the paying agent the merger consideration to be paid in respect of the shares of Perceptron common stock.
Promptly after the effective time, the Parent will, or will cause the paying agent to, send to each holder of record of shares of Perceptron common stock whose shares were converted into the right to receive merger consideration, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the stock certificates or transfer of the uncertificated shares to the Paying Agent) for use in such exchange.
Each holder of shares of Perceptron common stock that have been converted into the right to receive the merger consideration shall be entitled to receive, upon (i) surrender to the paying agent of a stock certificate, together with a properly completed letter of transmittal, or (ii) receipt of an “agent’s message” by the paying agent (or other such evidence, if any, of transfer that the paying agent may reasonably request) in the case of a book-entry transfer of uncertificated shares, the merger consideration. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of any stock certificate or uncertificated share.
If any portion of the merger consideration is to be paid to a person other than the person in whose name the surrendered certificate or the transferred uncertificated share is registered, it shall be a condition to receive payment of the merger consideration that (i) either the surrendered certificate be properly endorsed or otherwise be in proper form for transfer or such uncertificated share be properly transferred and (ii) that the person requesting such payment of the merger consideration will pay to the paying agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of such certificate or uncertificated share, or establish to the satisfaction of the paying agent that such tax has been paid or is not payable.
The merger consideration paid upon the surrender of stock certificates or transfer of uncertificated shares in accordance with the terms thereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Perceptron common stock formerly represented by such stock certificate or uncertificated share, and from and after the effective time, there shall be no further registration of transfers of shares of Perceptron common stock.
If any of the merger consideration remains unclaimed by Perceptron shareholders for twelve months after the effective time, such cash shall be returned to the surviving corporation. Any holder of shares of Perceptron common stock who has not previously complied with the exchange procedures in the merger agreement will thereafter be entitled to look to the surviving corporation for the merger consideration in respect of such shares, without any interest thereon. Any amount of the merger consideration that remains unclaimed by Perceptron shareholders two years after the effective time shall become, to the extent permitted by applicable law, the property of the surviving corporation free and clear of any claims or interest of any person previously entitled thereto.
If, during the period between the date of the merger agreement and the effective time, any change in the outstanding shares of Perceptron common stock shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of the shares of Perceptron common stock, or stock dividend thereon with a record date during such period, the merger consideration and any other amounts payable pursuant to the merger agreement shall be appropriately adjusted to reflect such change; provided, however, that this is not to be construed to permit Perceptron to take any action with respect to its securities that is otherwise prohibited by the terms of the merger agreement.
The Parent, the Merger Subsidiary, Perceptron and the surviving corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of shares of Perceptron common stock or any other recipient of payments under the merger agreement, such amounts as it is required to deduct and withhold by applicable law.

If any certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by the surviving corporation, the posting by such person of a bond as indemnity against any claim that may be made against it with respect to such certificate, the paying agent will pay, in exchange for such lost, stolen or destroyed certificate, the merger consideration to be paid in respect of the shares represented by such certificate, as contemplated in the merger agreement.
Treatment of Perceptron Stock Options; Restricted Stock Units and Performance Share Units
Immediately prior to the effective time, each outstanding and unexercised option to purchase shares granted under the Perceptron stock plan shall, automatically and without any required action on the part of the holder thereof, become immediately vested and be cancelled and will only entitle the holder thereof to receive (without interest) an amount in cash equal to the product of (x) the total number of shares subject to the stock option immediately prior to the effective time multiplied by (y) the excess, if any, of the merger consideration per share over the exercise price per share of such stock option.
Immediately prior to the effective time, each outstanding award of restricted stock units granted under the Perceptron stock plan shall automatically and without any required action on the part of the holder thereof, become immediately vested and be cancelled and will only entitle the holder of such restricted stock units to receive (without interest) an amount in cash equal to the product of (x) the total number of shares subject to such award immediately prior to the effective time multiplied by (y) the merger consideration per share.
Immediately prior to the effective time, each outstanding award of performance share units granted under the Perceptron stock plan shall, automatically and without any required action on the part of the holder thereof, become immediately vested at the target level of performance and be cancelled and will only entitle the holder of such performance share units to receive (without interest) an amount in cash equal to the product of (x) the target number of shares subject to such award immediately prior to the effective time multiplied by (y) the merger consideration per share.
In accordance with the terms of the Perceptron stock purchase plan, following the date of the merger agreement, Perceptron’s board of directors (or the appropriate committee thereof) will take all actions to (i) determine the date on which the then-current offering period, if any, will terminate; (ii) cause the accumulated payroll deductions of each participant under such stock purchase plan to be used to purchase the applicable number of shares on the purchase date determined pursuant to clause (i) above; (iii) prohibit participants in such stock purchase plan from increasing their payroll deductions from those in effect on the date of the merger agreement; and (iv) terminate such stock purchase plan immediately prior to the effective time.
Prior to the effective time, Perceptron, Perceptron’s board of directors and the compensation committee of Perceptron’s board of directors, as applicable, will terminate the Perceptron stock plan and ensure that, following the effective time, no person will have any rights to acquire shares of Perceptron or other benefits pursuant to or in settlement of awards under the Perceptron’s stock plan, the Perceptron stock purchase plan or any other such rights with respect to shares of Perceptron common stock.
The Surviving Corporation
At the effective time, the articles of incorporation of Perceptron will be amended and restated in their entirety and, as so amended, will be the articles of incorporation of the surviving corporation until thereafter amended as provided therein or in accordance with applicable law.
At the effective time, (without any further action on the part of Perceptron and the Merger Subsidiary), the bylaws of the Merger Subsidiary in effect immediately prior to the effective time will be the bylaws of the surviving corporation, except that all referenced to the Merger Subsidiary therein will be automatically amended and will become references to the surviving corporation and, as so amended, will be the bylaws of the surviving corporation until thereafter amended as provided therein or in accordance with applicable law.
From and after the effective time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of the Merger Subsidiary immediately before the effective time shall be the directors of the surviving corporation and (ii) the officers of the Merger Subsidiary immediately before the effective time shall be the officers of the surviving corporation.

Representations and Warranties
In the merger agreement, Perceptron has made customary representations and warranties regarding Perceptron, including:
•	due organization, valid existence, good standing, and corporate power and governmental permits required to carry on Perceptron’s business;
•	corporate power and authority to enter into the merger agreement and to complete the transactions contemplated by the merger agreement, and the enforceability of the merger agreement;
•	consents, notices to, approvals and filings required with governmental entities in connection with the execution, delivery and performance of the merger agreement;
•
absence of conflicts with or breaches of its governing documents, certain contracts and licenses or applicable laws as a result of entering into the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

•
consents and approvals required in connection with the execution and delivery of the merger agreement or the completion of the merger and the other transactions contemplated by the merger agreement, including required filings with, and the consents and approvals of, third parties in connection with the transactions contemplated by the merger agreement;

•	capital structure, including the number of shares of Perceptron common stock, preferred shares and equity-based awards issued and outstanding;
•	due organization, valid existence, good standing, ownership and corporate power and authority of each subsidiary of Perceptron;
•	securities filings since July 1, 2017;
•	financial statements;
•	internal controls over financial reporting and disclosure controls;
•	the proxy statement;
•	absence of certain changes and the conduct of business in the ordinary course since June 30, 2020;
•	absence of undisclosed material liabilities;
•	compliance with laws and court orders;
•	absence of certain litigation, orders and injunctions;
•	brokers’ fees in connection with the transactions contemplated by the merger agreement;
•	tax matters;
•	matters related to employee benefit plans;
•	inapplicability of certain state and federal anti-takeover statutes;
•	intellectual property matters;
•	real and personal property matters;
•	insurance matters;
•	matters with respect to certain contracts;
•	labor and employment matters;
•	voting agreements in connection with the merger;
•	environmental matters;
•	compliance with sanctions, anti-corruptions laws, and export control laws;
•	affiliate transactions;

•	material customers and suppliers;
•	receipt of opinion of financial advisor; and
•	the Paycheck Protection Program as set forth in the CARES Act.
In the merger agreement, Parent has made customary representations and warranties regarding Parent and Merger Subsidiary, including:
•	due organization, valid existence, good standing and corporate power and governmental permits;
•	corporate power and authority to enter into the merger agreement and to complete the transactions contemplated by the merger agreement and the enforceability of the merger agreement;
•	consents, approvals and filings required with governmental entities in connection with the execution, delivery and performance of the merger agreement;
•
absence of conflicts with or breaches of its governing documents, certain contracts or applicable laws as a result of entering into the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

•
consents and approvals required in connection with the execution and delivery of the merger agreement or the completion of the merger and the other transactions contemplated by the merger agreement, including required filings with, and the consents and approvals of, governmental entities or third parties in connection with the transactions contemplated by the merger agreement;

•	accuracy of the information supplied for inclusion in this proxy statement;
•	absence of brokers’ fees in connection with the transactions contemplated by the merger agreement;
•	sufficiency of funds necessary to pay the merger consideration and any other payments to be made by Parent or Merger Subsidiary pursuant to the merger agreement;
•	capital structure of Merger Subsidiary, including the number of shares of common shares issued and outstanding;
•	absence of ownership of shares of Perceptron common stock or related rights to acquire shares of Perceptron common stock;
•	absence of agreements with Perceptron’s management or board of directors (other than the merger agreement and the voting agreement; and
•	absence of certain litigation, orders and injunctions.
Certain of the representations and warranties in the merger agreement are subject to exceptions or qualifications, including, in certain cases, knowledge qualifications and materiality or material adverse effect qualifications.
Material Adverse Effect
Certain of the representations and warranties in the merger agreement are subject to materiality or material adverse effect qualifications.
Under the merger agreement a material adverse effect with respect to Perceptron is generally defined as any change, result, effect, event, fact, condition, development or occurrence that (a) has, or would reasonably be expected to have, in each case, a materially adverse effect on the business, condition (financial or otherwise), assets, liabilities or results of operations of Perceptron and its subsidiaries, taken as a whole, or (b) prevents, or would reasonably be expected to prevent, consummation of the transactions contemplated by the merger agreement. The definition excludes any of the following, whether alone or in combination, in determining whether there has been, or would reasonably be expected to be, a material adverse effect with respect to Perceptron:
•
changes in circumstances or conditions generally affecting the industry in which Perceptron and its subsidiaries operate or affecting companies in the automotive sector or metrology companies in general;

•
changes in general economic, regulatory or political conditions (including any potential or actual government shutdown or slowdown), in financial or securities markets in the United States or elsewhere or in interest or exchange rates;

•	changes in applicable laws, trade restrictions or tariffs;
•
any natural or man-made disaster (including any hurricane, cyclone, tornado, earthquake, flood, tsunami), nuclear incident, contagious disease, epidemic, pandemic (including the continuation or escalation of the COVID-19 pandemic and any measures issued by any governmental entity to address COVID-19), force majeure events or occurrences, national or international emergencies, or any acts of terrorism, civil disobedience, political or social unrest, sabotage, military action or war (whether or not declared) or any escalation or worsening thereof;

•	changes in GAAP;
•	any change in trading volume of the shares of Perceptron or the price at which such shares are publicly traded;
•
the failure of Perceptron to meet any particular revenue or earnings forecast or estimate for any period ending after the date of the merger agreement, including estimates prepared by equity analysts or other third parties, as well as internal forecasts prepared by Perceptron’s management;

•	compliance by Perceptron with the terms of the merger agreement;
•	the execution, delivery, performance, consummation or announcement of the merger agreement in accordance with its terms;
•	actions taken, or not taken, with the express prior written consent of Parent;
•
any legal action commenced by Perceptron’s shareholders and arising from the merger agreement or the transactions contemplated thereby (except as it relates to breaches by Perceptron of the merger agreement); or

•
any change, result, effect, event, fact, condition, development or occurrence known by Parent prior to the date of the merger agreement (except to the extent there is any change in respect of any such effect after it is known by Parent, but only such incremental change shall be taken into account).

With respect to bullets one, two, three, four and five above, any change, result, effect, event, fact, condition, development or occurrence referred to therein may be taken into account in determining whether there has been, or would reasonably be expected to be, a material adverse effect in relation to Perceptron, to the extent that such change, result, effect, event, fact, condition, development or occurrence has a disproportionately adverse effect on Perceptron and its subsidiaries, taken as a whole, as compared to other participants in the industry in which Perceptron and its subsidiaries operate, but only such incremental disproportionate impact shall be taken into account in such determination; it being agreed and Perceptron represents, for the purposes of the merger agreement, COVID-19 (including measures issued by any governmental entity to address COVID-19) have not, as of the date of the merger agreement, disproportionately affected Perceptron and its subsidiaries, taken as a whole, compared to other participants in the industry in which Perceptron and its subsidiaries operate.
The representations and warranties and agreements contained in the merger agreement and in any certificate or other writing delivered pursuant the merger agreement shall not survive the effective time, except for agreements in the merger agreement that by their terms expressly apply or are to be performed in whole or in part after the effective time.
Covenants of Perceptron
Conduct of Perceptron
Except as expressly contemplated by the merger agreement, as set forth in Perceptron’s disclosure schedules to the merger agreement, as expressly required by applicable law, or with the prior written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned), from the date of the merger agreement until the earlier of the effective time or the termination of the merger agreement with certain exceptions, Perceptron has agreed to, and to cause each of its subsidiaries:
•	to conduct its business in the ordinary course of business; and

•
to use its commercially reasonable efforts to (i) preserve intact their assets, technology and goodwill, as well as their business organization and relationships with third parties; (ii) keep available the services of their present officers and employees; and (iii) maintain all owned real property (and to the extent required by any leases for any leased real property, the leased real property) in good condition and repair.

In addition, without limiting the foregoing, Perceptron has generally agreed not to, and to cause each of its subsidiaries not to, whether directly or indirectly, do, or agree to do, any of the following:
•
(i) make, declare, set aside or pay any dividend or other distribution (whether payable in cash, stock, property or any combination thereof) with respect to any shares of capital stock or other securities of, or ownership interest in, Perceptron or any of its subsidiaries, other than dividends and other distributions paid by any subsidiary to Perceptron or any other wholly owned subsidiary of Perceptron or (ii) amend any existing contract, or enter into any new contract, relating to the voting or registration of its capital stock other than the extension of certain voting agreements;

•
(i) adjust, split, combine or reclassify any shares of capital stock or other securities of, or ownership interests in, Perceptron or any of its subsidiaries or (ii) issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other securities of, or other ownership interests in, Perceptron or any of its subsidiaries;

•
directly or indirectly repurchase, redeem or otherwise acquire any equity securities of, or other ownership interests in, Perceptron or any of its subsidiaries, other than (i) from the exercise of stock options or (ii) from holders of equity awards in full or partial payment of any applicable taxes payable by such holder upon exercise or vesting thereof, as applicable;

•
issue, deliver, sell, pledge, dispose of, grant, transfer or otherwise subject to any lien, or authorize the issuance, delivery, sale, pledge, disposition, grant, transfer or subjection to any lien of (i) any securities of, or ownership interests in, Perceptron or any of its subsidiaries or (ii) any equity awards or other securities convertible into or exercisable or exchangeable for equity interest of, or other ownership interests in, Perceptron or any of its subsidiaries, other than (A) the exercise of outstanding stock options, (B) the settlement of outstanding restricted stock units or performance share units, or (C) shares issued pursuant to Perceptron’s stock purchase plan for the purchase period ending December 31, 2020 (or June 30, 2021 if the Closing does not occur prior to or on December 31, 2020), or discretionarily accelerate the vesting of any such awards;

•
except as otherwise contemplated by the merger agreement (i) adopt or implement (A) any amendment to its articles of incorporation or bylaws or other comparable organizational documents or (B) any plan of consolidation, merger or reorganization or (ii) amend the terms of its outstanding securities;

•	acquire or agree to acquire by merging or consolidating with any person or division thereof;
•
transfer, sell, lease, license, mortgage, otherwise encumber or voluntarily subject to any lien or otherwise dispose of any of its properties or assets (including any real property owned by Perceptron), except sales of non-real property assets in the ordinary course of business or liens incurred to secure borrowings to finance the payment of Perceptron termination fee as permitted by the merger agreement;

•
except for the items currently contracted for by Perceptron and the items contemplated by Perceptron’s capital expenditure budget, make or agree to make any new capital expenditure in excess of $50,000 individually or $150,000 in the aggregate;

•
except for the incurrence of indebtedness for borrowed money under Perceptron’s existing credit facilities that would result in an aggregate amount outstanding under those existing credit facilities of less than $3,200,000, (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, (ii) issue or sell any debt securities or warrants or other rights to acquire any debt securities, or guarantee any debt securities of another person, except for the execution of leases to finance capital expenditures permitted by the merger agreement or except in the event of a termination of the merger agreement to enter into a superior proposal in accordance with the merger agreement, for financing the payment of Perceptron termination fee through borrowings from the person whose acquisition proposal resulted in the termination of the merger agreement pursuant to the merger agreement;

•
(i) take any action that would result in any amendment, modification or change of any term of any indebtedness of Perceptron or any of its subsidiaries or (ii) repurchase, prepay or amend or modify the terms of any indebtedness of Perceptron or any of its subsidiaries;

•
make any loans, advances or capital contributions to, or investments in, any other person, other than (i) among Perceptron and its direct or indirect wholly owned subsidiaries or (ii) the extension of credit in the ordinary course of business consistent with past practice;

•
except as otherwise contemplated by the merger agreement, terminate, enter into or adopt any new, or amend or renew any existing, employee benefit plans, or any collective bargaining agreement, other than as required by any employee benefit plan in effect as of the date of the merger agreement or by applicable law;

•
except to the extent required by the terms of written employment agreements as in effect on the date of the merger agreement, increase the compensation, severance, termination pay, pension or other fringe benefits or perquisites provided to any of its current or former directors, employees, or contract workers, other than annual merit increases set forth in Perceptron’s fiscal year 2021 operating budget, and 401(k) plan matching contributions consistent with past practice;

•
(i) enter into any new contracts of employment or any severance, retention, change in control or similar agreement providing for annual base compensation or consulting compensation in excess of $150,000, or amend any such contracts, (ii) hire an employee or contract worker with annual base compensation of $150,000 or more or (iii) terminate (other than for cause) any member or Perceptron’s senior leadership team;

•
pay, agree to pay or award any employee bonuses other than those payments based on actual performance for completed performance periods paid in accordance with bonus arrangements disclosed in writing to Parent prior to the date of the merger agreement, other than spot bonuses in the amounts not to exceed $2,000 to any individual and $20,000 in the aggregate and that are awarded consistent with past practice and paid for by Perceptron in full prior to the closing date;

•	adopt any change, other than as required by the SEC, changes in GAAP or applicable law, in its accounting policies, procedures or practice (or change any annual accounting periods);
•	other than in the ordinary course of business, settle or compromise any material income tax liability requiring a payment in excess of $100,000 individually or in the aggregate;
•	except in the ordinary course of business consistent with past practice, make or change any material tax election;
•
(i) encumber, impair, abandon, fail to diligently maintain, transfer or otherwise dispose of any right, title or interest of Perceptron or any of its subsidiaries in or to any of Perceptron’s intellectual property (other than non-exclusive licenses granted in the ordinary course of business consistent with past practice), or (ii) disclose or make accessible any secret information of Perceptron or its subsidiaries to any person not subject to a valid and enforceable written nondisclosure agreement to protect the confidentiality thereof;

•
pay, discharge, settle or satisfy any disputed proceeding, disputed liability or other controversy, other than the discharge or satisfaction in the ordinary course of business consistent with past practice; provided, however, that, except as otherwise set forth in the merger agreement, the discharge or settlement of any disputed proceeding, disputed liability or other controversy in the amount of less than $100,000 shall in no event be prohibited by the foregoing;

•
terminate, cancel, materially amend or agree to any material change in or material waiver under any material contract, or enter into any contract that would constitute a material contract if in effect as of the date of the merger agreement, except in each case in the ordinary course of business consistent with past practice;

•	cancel, terminate or allow to lapse any material insurance policy naming Perceptron or any subsidiary as a beneficiary;

•
enter into any agreement or arrangement that limits or otherwise restricts Perceptron or any of its subsidiaries or any successor thereto or that could, after the effective time, limit or restrict Perceptron, any of its subsidiaries, Parent or its affiliates, or any successor thereto, from engaging or competing in any line of business or in any geographic area;

•
adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Perceptron or any of its subsidiaries (other than as permitted by the merger agreement);

•
redeem the rights or amend or terminate the Perceptron rights agreement, except as otherwise contemplated by the merger agreement or as required by any statute, rule, regulation, injunction, order or decree of any governmental entity; or

•	enter into, or agree or commit to enter into, any agreement, contract, commitment or arrangement that if completed would be in contravention of any of the foregoing clauses.
Access to Company Information
From the date of the merger agreement and until the earlier of the effective time or the termination of the merger agreement (and subject to applicable law and the Confidentiality Agreement dated May 21, 2020 between Perceptron and the Parent), Perceptron shall, and shall cause each subsidiary and their respective representatives to: (i) upon reasonable notice, provide to Parent or its representative reasonable access during normal business hours of Perceptron to the employees, offices, properties, books and records of Perceptron and its subsidiaries; and (ii) promptly furnish to Parent or its representatives such financial, operating and personnel data, contracts, due diligence information and other information as the Parent or its representatives may reasonably request.
No Solicitation; Other Offers
Perceptron has agreed not to, and to cause its subsidiaries and its and its subsidiaries’ respective directors, officers and employees not to, and will direct and use reasonable best efforts to cause the representatives of Perceptron and its subsidiaries not to directly or indirectly:
•
solicit, initiate, propose, induce or take any action to knowingly facilitate, assist or encourage, any acquisition proposal or any other offer, proposal, inquiry or indication of interest that could reasonably be expected to lead to an acquisition proposal;

•
disclose any information relating to Perceptron or any of its subsidiaries, or afford access to the business, properties, assets, books or records of Perceptron to any person in relation to any acquisition proposal or any offer, proposal, inquiry or indication of interest that could reasonably be expected to lead to an acquisition proposal;

•
conduct, participate or engage in discussions or negotiations with any person with respect to an acquisition proposal or any offer, proposal, inquiry or indication of interest that could reasonably be expected to lead to an acquisition proposal;

•
terminate, waive, amend or modify any provision of, or grant permission under, any standstill, confidentiality agreement or similar contract to which Perceptron or any subsidiary of Perceptron is a party;

•	approve any transaction under, or any third person becoming an “interested shareholder” under, Section 778 of the MBCA; or
•
enter into, any merger agreement, letter of intent, term sheet, agreement in principle, memorandum of understanding, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement, joint venture agreement, partnership agreement or other similar contract constituting, relating to or that is intended to or is reasonably likely to lead to an acquisition proposal (an “alternative acquisition agreement”), or enter into any contract or agreement in principle requiring Perceptron to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement, or resolve or agree to take any of the foregoing actions.

Notwithstanding bullet point four above, if Perceptron’s board of directors determines in good faith, after consultation with its legal outside counsel, that any failure to do so would be inconsistent with its fiduciary duties under applicable law, Perceptron shall be permitted on a confidential basis, upon written request by a relevant party to a standstill, confidentiality agreement or similar contract to release or waive any standstill obligations solely to the extent necessary to permit the party referred to therein to submit an acquisition proposal to Perceptron’s board of directors on a confidential basis. Perceptron will provide prior written notice to Parent of any waiver or release of any standstill by Perceptron, including disclosure of the parties and circumstances relating thereto.
Perceptron shall, and shall cause its subsidiaries to, and shall direct their respective representatives to:
•
cease immediately and cause to be terminated immediately all activities, solicitation, encouragement, discussions and negotiations, if any, with any persons conducted prior to the date of the merger agreement with respect to any acquisition proposal or any offer, proposal, inquiry or indication of interest that could reasonably be expected to lead to an acquisition proposal; and

•
promptly demand the return or destruction of all confidential information provided by or on behalf of Perceptron or any subsidiary of Perceptron to any person prior to the date of the merger agreement.

Perceptron shall promptly (and in no case later than thirty-six (36) hours) (i) notify Parent of (A) any acquisition proposal, (B) any offer, proposal, inquiry or indication of interest that could reasonably be expected to lead to an acquisition proposal (C) any request for nonpublic information relating to Perceptron or any of its subsidiaries or for access to the business, properties, assets, books or records of Perceptron or any of its subsidiaries; (ii) provide Parent with the identity of the person making such acquisition proposal, offer, proposal, inquiry or indication of interest or request; (iii) provide Parent with a copy of any written acquisition proposal, offer, proposal, inquiry or indication of interest or, if not in writing, a written description of the material terms thereof; (iv) keep Parent reasonably informed of the status of any discussions or negotiations with such a third party and any material changes to the terms and conditions of any such acquisition proposal, offer, proposal, offer or indication of interest; and (v) deliver to Parent a copy of any information delivered to such person that has not previously been delivered by Perceptron to Parent.
Except as otherwise permitted by the merger agreement, neither Perceptron’s board of directors nor any committee thereof shall:
•
withhold, withdraw, qualify or modify in a manner adverse to Parent (or publicly propose to withhold, withdraw, qualify or modify), Perceptron’s recommendation to approve the transactions contemplated by the merger agreement;

•	take any action not explicitly permitted by the merger agreement that would be inconsistent with its approval of the merger;
•	approve or recommend, or publicly propose or approve or recommend, any acquisition proposal;
•
within ten (10) business days of the public announcement of the commencement of a tender offer or exchange offer for shares of Perceptron common stock that constitutes an acquisition proposal by a person other than Parent or any of its subsidiaries, fail to file a Schedule 14D-9 pursuant to Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act recommending that the holders of Perceptron common stock reject such acquisition proposal and not tender any shares of Perceptron common stock into such tender offer or exchange offer;

•
approve or recommend, or publicly declare advisable or publicly propose to enter into, or cause Perceptron to enter into, any alternative acquisition agreement or any contract or agreement in principle requiring Perceptron to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement; or

•	fail to include the Perceptron recommendation to approve the transactions contemplated by the merger agreement in this proxy statement.
Any action described in the foregoing bullet points is referred to in this proxy statement as an “adverse recommendation change.”

Notwithstanding the foregoing bullet points, Perceptron’s board of directors may, at any time prior to receipt of the vote required to approve the merger and in response to a bona fide written superior proposal received by the Perceptron board of directors after the date of the merger agreement that did not arise from a breach of the obligations under the merger agreement, make an adverse recommendation change or terminate the merger agreement to enter into an alternative acquisition agreement, but only if prior to taking such action:
•
Perceptron has received an acquisition proposal, and Perceptron’s board of directors determines in good faith, after consultation with outside legal counsel and Perceptron’s financial advisor, that such acquisition proposal is a superior proposal;

•
Perceptron’s board of directors has determined in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law;

•
Perceptron shall have provided prior written notice to Parent, including certain information as required by the merger agreement, at least four (4) business days in advance of (i) an adverse recommendation change; (ii) a termination of the merger agreement; (iii) its intent to effect an adverse recommendation or (iv) its intent to terminate the merger agreement to enter into an alternative acquisition agreement that implements a superior proposal and;

•
prior to effecting any adverse recommendation change or terminating the merger agreement to enter into an alternative acquisition agreement that implements a superior proposal, (i) if requested by Parent, Perceptron has negotiated, and caused Perceptron’s representatives to negotiate, with Parent in good faith to enable Parent to make such adjustments to the terms and conditions of the merger agreement such that the acquisition proposal would cease to constitute a superior proposal and (ii) Perceptron’s board of directors has considered any such adjustments in good faith and, after consultation with outside legal counsel and Perceptron’s financial advisor, determined that such superior proposal continues to constitute a superior proposal.

Notwithstanding the foregoing bullet points describing the restrictions on Perceptron’s board of directors making an adverse recommendation change, if Perceptron’s board of directors determines that an intervening event has occurred, Perceptron’s board of directors may, at any time prior to receipt of the requisite shareholder vote to approve the transactions contemplated by the merger agreement, make an adverse recommendation, but only if, prior to taking such action:
•
Perceptron’s board of directors has determined in good faith, after consultation with its outside legal counsel, that in light of such intervening event, the failure to make an adverse recommendation change would be inconsistent with its fiduciary duties under applicable law;

•
Perceptron shall have provided prior written notice to Parent, at least four (4) business days in advance of such adverse recommendation change (or intent to effect such adverse recommendation change); and

•
prior to effecting any such adverse recommendation change, (i) if requested by Parent, Perceptron shall have negotiated, and caused Perceptron’s representatives to negotiate, with Parent in good faith to make such adjustments to the terms and conditions of the merger agreement so that such adverse recommendation change is no longer necessary, and (ii) Perceptron’s board of directors has considered any such adjustments in good faith and, after consultation with outside legal counsel and Perceptron’s financial advisor, determined that it would continue to be consistent with Perceptron board of directors’ fiduciary duties to the shareholders of Perceptron under applicable law to not effect such adverse recommendation change.

The merger agreement does not prohibit Perceptron or its board of directors from complying with Rules 14a-9, 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pursuant to Rule 14d-9(f) pending disclosure of its position thereunder or making any required disclosure to Perceptron’s shareholders if, in the good faith judgment of Perceptron’s board of directors after consultation with its outside legal counsel, the failure to do so would be inconsistent with its fiduciary duties under applicable law.
For purposes of the merger agreement, “acquisition proposal” means any offer, proposal, inquiry or indication of interest from any person or group (other than Parent and its subsidiaries) relating to, in a single transaction or series of related transaction, directly or indirectly, (i) the sale, lease, exchange, mortgage, transfer or other disposition of 20% or more of the consolidated assets of Perceptron and its subsidiaries, including through the acquisition of one or more subsidiaries of Perceptron owning such assets; (ii) the acquisition or purchase of an equity interest or equity securities in Perceptron representing in excess of 20% of the power to vote for the election of the directors of Perceptron, any issuance of securities representing more than 20% of the outstanding shares of any class of voting securities of Perceptron, or any tender offer or exchange offer for equity securities of Perceptron as a result of which any person or group would beneficially own 20% or more of the shares of Perceptron; (iii) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Perceptron, or any of its subsidiaries, pursuant to which such person or group (or the shareholders of any person) would acquire, directly or indirectly, 20% of the consolidated assets of Perceptron and its subsidiaries or 20% or more of the aggregate voting power of Perceptron or the surviving entity in a merger, consolidation, share exchange or other business combination involving Perceptron or any subsidiary of Perceptron, or the resulting direct or indirect parent of Perceptron or such surviving entity; (iv) a plan of liquidation or extraordinary dividend relating to more than 20% of the consolidated assets of Perceptron and its subsidiaries; (v) the repurchase by Perceptron or its subsidiary of more than 20% of the outstanding shares of Perceptron; or (vi) any combination of the foregoing, in each case other than the transactions under the merger agreement.
For purposes of the merger agreement, “intervening event” means a material positive event, occurrence or development that occurs or arises after the date of the merger agreement with respect to Perceptron and its subsidiaries, taken as a whole, that (a) was not known or reasonably foreseeable (or, if known or reasonably foreseeable, the consequences of which were not known or reasonably foreseeable) to Perceptron’s board of directors as of the date of the merger agreement and (b) does not relate to (i) any acquisition proposal or any offer, proposal, inquiry or indication of interest that could reasonably be expected to lead to an acquisition proposal; (ii) any event, occurrence or development relating to Parent, Merger Subsidiary or any of their affiliates, including the announcement or pendency of the merger agreement or the transactions contemplated thereby; (iii) clearance of the transactions contemplated under the merger agreement under any antitrust laws; (iv) the fact Perceptron meets or exceeds (or fails to meet or exceed) any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of the merger agreement or (v) changes after the date of the merger agreement in the market price or trading volume of the shares or the credit rating of Perceptron (it being understood that matters underlying the changes described in clauses (iv) and (v) may be deemed to constitute, or be taken into account, in determining whether there has been an intervening event).
For purposes of the merger agreement, “superior proposal” means an unsolicited bona fide written acquisition proposal (substituting “50%” for “20%”) that has not been withdrawn and did not result from a breach of the merger agreement, and that, after consultation with Perceptron’s financial advisor or other financial advisor selected by Perceptron’s board of directors and outside legal counsel, Perceptron’s board of directors in good faith determines (a) would, if consummated, result in a transaction that is more favorable from a financial point of view to the shareholders of Perceptron than the transactions contemplated by the merger agreement, taking into account any amendment or modification proposed to the merger agreement and the merger by Parent; (b) is reasonably capable of being completed on the terms proposed in a timely manner, taking into account all legal, regulatory, financial, timing, financing and other aspects of such proposal and of the merger agreement; and (c) is not subject to a financing condition.
Proxy Material; Shareholder Meeting
The merger agreement requires Perceptron to, as promptly as practical after the date of the merger agreement, prepare and file a preliminary proxy statement with the SEC. Perceptron will notify Parent of all comments of the SEC with respect to the preliminary proxy statement and of any request by the SEC for any amendment or supplement hereto. Promptly following the resolution of any comments on the preliminary proxy statement from the SEC and as promptly as reasonably practicable after the definitive proxy statement is mailed to Perceptron’s shareholders, Perceptron will take all action necessary to duly call, give notice of, convene and hold a shareholders’ meeting for the purpose of approving and adopting the merger agreement and the transactions contemplated thereby. Perceptron shall not, without the prior written consent of Parent, postpone, recess or adjourn such shareholder meeting; provided that Perceptron may postpone or recess or adjourn such meeting without the prior written consent of Parent (i) to the extent necessary to ensure that any supplement or amendment to this proxy statement required to be sent by applicable law or at the request of the SEC or its staff is provided to Perceptron’s shareholders at least five (5) business days in advance of a vote on the adoption of the merger agreement; (ii) to allow reasonable additional time to solicit additional proxies to the extent Perceptron reasonably believes necessary in order to obtain the approval of Perceptron’s shareholders of the merger agreement, or (iii) if as of the time for which the annual meeting is originally scheduled (as set for this this proxy statement), there is an insufficient number of shares of Perceptron common stock represented (either at the annual meeting via live audio webcast or by proxy) and voting to constitute a quorum necessary to conduct the business of the shareholder meeting. Unless the board of directors has made an adverse recommendation change, Perceptron, acting through its board of directors (or a committee thereof), shall use commercially reasonable efforts to obtain the approval of the merger agreement by shareholders of Perceptron representing a majority of the outstanding shares of Perceptron, including to actively solicit proxies necessary to obtain such approval.
Treatment of Perceptron Indebtedness
Perceptron will and will cause its applicable subsidiaries to (i) arrange for customary payoff letters in a form reasonably acceptable to Parent at least one (1) business day prior to the anticipated closing date, which will set forth the total amount required to be paid at the effective time to satisfy in full the repayment of certain indebtedness outstanding and certain other matters, and (ii) deliver prepayment and termination notices in accordance with the terms of such indebtedness to the holders of the indebtedness in order to cause the release of all liens and other security securing such indebtedness.
PPP Loan Forgiveness
As soon as practicable, Perceptron will file with its lender under the Payroll Protection Program of the U.S. Small Business Administration (the “PPP lender”) a loan forgiveness application and use all reasonable efforts to cause the PPP lender to, as soon as practicable, submit such application with the U.S. Small Business Administration. Additionally, from the date of the merger agreement until the earlier of the termination of the merger agreement or the effective time, Perceptron will not use any portion of its loan under the Paycheck Protection Program of the U.S. Small Business Administration (the “PPP loan”) for any purpose or take any action that would render any portion of the PPP loan ineligible for forgiveness under the Paycheck Protection Program under the CARES Act.
Perceptron will use reasonable best efforts to obtain the consent of its PPP lender as required under its PPP loan in connection with the transactions contemplated by the merger agreement. At any time prior to effective time, with the Parent’s prior written consent, Perceptron may pay and satisfy any and all amounts due and outstanding under the PPP loan and terminate and/or withdraw its loan forgiveness application. In contemplation of but at or reasonably prior to Closing, Parent may require Perceptron to pay and satisfy any and all amounts due and outstanding under the PPP loan and terminate and/or withdraw the loan forgiveness application.
Covenants of Parent
Director and Officer Liability
From and after the effective time, the Parent will cause the surviving corporation, and the surviving corporation will, (i) indemnify and hold harmless, for six (6) years after the effective time, each present and former officer and director of Perceptron and of any subsidiary of Perceptron with respect to any acts or omissions occurring at or prior to the effective time to the same extent such individuals are indemnified as of the date of the merger agreement by Perceptron pursuant to applicable law and as provided under Perceptron’s articles of incorporation and bylaws in effect on the date of the merger agreement, and (ii) provide a fully paid officers’ and directors’ liability insurance “tail” policy from Perceptron’s existing insurance carrier in respect of acts or omissions occurring prior to the effective time covering each present and former officer and director of Perceptron and of any subsidiary of Perceptron currently covered by Perceptron’s officers’ and directors’ liability insurance policy on terms with respect to coverage and amount that are no less favorable than those of such policy in effect on the date of the merger agreement and for a period extending six (6) years from the effective time.
Employee Benefits after the Merger
For twelve (12) months after the effective time, Parent will cause the surviving corporation to provide the employees of Perceptron and its subsidiaries that are located in the United States and who continue to be employed immediately after the effective time (“continuing employees”) with compensation and employee benefits (other than equity or equity-based compensation, defined benefit plan benefits, retention or change in control awards and spot bonuses) comparable, in the aggregate, to the compensation and benefits provided by Perceptron and its subsidiaries to such employees immediately prior to the effective time.

Parent shall or shall cause the surviving corporation to, to the extent permitted by the applicable employee benefit plan or applicable law, give each continuing employee full credit in respect of his or her employment with Perceptron or its subsidiaries prior to the effective time for purposes of eligibility, vesting and level of benefits and service under any new employee benefit plans adopted by the surviving corporation after the merger, or any benefit plan maintained by Parent in which the continuing employee is permitted to participate (to the extent that the corresponding benefit plan provided to the employee immediately prior to the effective time gave such credit), except with respect to equity-based compensation, any defined benefit plans or where credit would result in duplication of benefits.
Parent shall use reasonable best efforts to or shall cause the surviving corporation to (i) waive any preexisting condition exclusions and waiting periods for participation and coverage requirements applicable to each continuing employee under any of the Parent’s health plans and (ii) provide the continuing employees with credit for any co-payments and deductibles paid by each such employee in the calendar year in which the effective time occurs for purposes of annual co-payment and deductible limits under the Parent’s health plans.
Efforts to Complete the Merger
Subject to the terms and conditions of the merger agreement, Perceptron, Parent and Merger Subsidiary will use all reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by the merger agreement, including but not limited to:
•
obtaining all necessary permits, waivers, approvals, consents and actions from governmental entities and the making of all necessary registrations and filings (including filings with governmental entities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid a proceeding by, any governmental entities;

•	obtaining all necessary consents or waivers from third parties; and
•	executing and delivering any additional instruments necessary to consummate the transactions contemplated by the merger agreement.
In addition to the above, Perceptron and Parent agreed:
•
to use reasonable best efforts to make any necessary filings under applicable antitrust laws with respect to the transactions contemplated by the merger agreement as promptly as practicable and within fifteen business days of the date of the merger agreement, to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to antitrust laws and to take all other actions necessary to obtain as expeditiously as possible all consents, registrations, approvals, permits, expirations of waiting periods and authorizations necessary or advisable to be obtained from any governmental entity under applicable antitrust laws in order to consummate the transactions contemplated by the merger agreement as soon as practicable;

•
as promptly as reasonably practicable following the date of the merger agreement, to use reasonable best efforts to (i) submit a draft joint notice or declaration to CFIUS within fifteen business days of the date of the merger agreement, (ii) submit a final joint notice or declaration to CFIUS, each with regard to the merger agreement and other related information pursuant to Section 721 of the Defense Production Act of 1950, as amended; and shall respond to any request for information from CFIUS in the timeframe set forth in 31 C.F.R. Part 800;

•
subject to the terms and conditions of the merger agreement, that each shall promptly respond to and seek to resolve and/or oppose as promptly as reasonably practicable any objections asserted by any governmental entity with respect to the transactions contemplated by the merger agreement; and

•
use reasonable best efforts to cooperate with each other in connection with any filings, keep the other party informed in all material respects, and permit the other party to review and comment on communication with applicable governmental entities.

Notwithstanding the foregoing, in no event will Parent or Perceptron or their respective affiliates be obligated, and neither the “reasonable best efforts” standard nor any other provision set forth in the merger agreement shall be deemed or construed to require, Parent or Perceptron or their respective affiliates, (i) to propose, negotiate, commit to, effect and agree to, any sale, divestiture, license, hold separate, and other disposition of the businesses, assets, products or equity interests of Perceptron or any of Parent’s or Parent’s affiliate’s other businesses, assets, products or equity interests now owned or hereafter acquired; (ii) to create, terminate or amend any relationships, ventures, contractual rights or obligations of Parent, Perceptron or their respective subsidiaries or affiliates; (iii) otherwise to take or commit to take any action that would limit Parent’s or its affiliate’s freedom of action with respect to the operation of, or its ability to retain or hold, directly or indirectly, any businesses, assets, products or equity interests of Parent or Perceptron (including any of their respective subsidiaries or affiliates); (iv) defend, litigate, commence or prosecute any action initiated against or by any (A) government entity or (B) person seeking to enforce relevant competition or antitrust laws; or (v) take any other action to prevent, effect the dissolution of, vacate, or lift any decree, order, judgment, injunction, temporary restraining order, or other order in any suit or proceeding initiated against or by any (A) government entity or (B) person seeking to enforce relevant competition or antitrust laws.
Additional Covenants of Parent and Perceptron
Parent and Perceptron have made certain other covenants to and agreements with each other regarding various other matters including:
•
cooperation between Parent and Perceptron in the preparation and filing of this proxy statement, determining whether any filing is required with any governmental body, and determining whether consents are required from parties to any material contracts;

•	cooperation among Parent and Perceptron in connection with public announcements; and
•	notification and cooperation between Perceptron and Parent with respect to any litigation related to the merger agreement, the merger or the transactions contemplated by the merger agreement.
Conditions That Must Be Satisfied or Waived for the Merger to Occur
Conditions to the Obligations of Parent, Merger Subsidiary and Perceptron
The respective obligations of Parent, Merger Subsidiary and Perceptron to consummate the merger are subject to the satisfaction or mutual waiver of the following mutual conditions:
•	adoption of the merger agreement by an affirmative vote of the holders of at least a majority of the outstanding shares of Perceptron common stock entitled to vote at the annual meeting;
•
absence of any law, treaty, convention, statute, code, ordinance, rule, interpretation, regulation, standard order, writ, judgment, decision, injunction, decree, stipulation, determination, ruling, verdict or award entered by or with any governmental entity which prohibits the consummation of the merger;

•
expiration or termination of any applicable waiting period and any approval, clearance, notice or decision approving or not prohibiting the merger under applicable antitrust laws shall have been obtained; and

•	obtain the CFIUS approval.
Conditions to Obligations of Parent and Merger Subsidiary
The obligations of Parent and Merger Subsidiary to consummate the merger are subject to the satisfaction or waiver by Parent of further conditions, including:
•
the representations and warranties of Perceptron (i) regarding capitalization being true and correct in all respects as of the effective time as if made at and as of such time (except to the extent that any portion of such representation or warranty, by its terms, is expressly limited to a specific date, in which case such representation or warranty shall be true and correct as of such date), except for any inaccuracies that would result in no more than a de minimis increase in the sum of aggregate consideration paid under the merger agreement; (ii) regarding corporate authorization, subsidiaries, takeover statutes and rights agreements being true and correct in all material respects as of the effective time as though made on and as of such date and time without regard to materiality qualifiers; and (iii) other than those set forth in (i) or (ii) above, shall be true and correct as of the effective time as though made on and as of such date and time (or in the case of representations and warranties that are made as of a particular date or period, as of such date or period), except where the failure of any such representation and warranty of Perceptron (other than those set forth in (i) or (ii)) above to be so true and correct, would not reasonably be expected to have a material adverse effect on Perceptron (without giving effect to any materiality qualifiers contained therein);

•
(i) complied in all respects with certain limitations regarding the conduct of Perceptron between the date of the merger agreement and the effective time and (ii) performed and complied in all material respects with its other obligations, covenants or agreements contained in the merger agreement required to be performed or complied with at or prior to the effective time;

•	there has not been a material adverse effect on Perceptron following the date of the merger agreement; and
•	receipt of a certificate of an executive officer of Perceptron certifying that the three preceding conditions have been satisfied.
Conditions to Perceptron’s Obligations
The obligation of Perceptron to consummate the merger is subject to the satisfaction or waiver by Perceptron of further conditions, including:
•
the representations and warranties of Parent and Merger Subsidiary being true and correct in each case as of the effective time as though made on and as of such date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failures of any such representations and warranties to be true and correct, in the aggregate, would not reasonably be expected to have a material adverse effect on the Parent;

•
performance by Parent and Merger Subsidiary in all material respects of, and compliance in all material respects with, all agreements and covenants required to be performed or complied with by them under the merger agreement at or prior to the effective time; and

•	receipt of a certificate of an executive officer of Parent certifying that the two preceding conditions have been satisfied.
Termination of the Merger Agreement
The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time, under the following circumstances:
•	by mutual written consent of Parent and Perceptron;
•	by either Parent or Perceptron:
•
(i) if any governmental entity has issued an order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the merger and such order, decree, ruling or other action is or will have become final and non-appealable (including, without limitation, a decision issued or promulgated by CFIUS or the President of the United States that permanently prevents, restrains, enjoins, suspends, makes illegal or otherwise prohibits the consummation of the merger) or (ii) upon the withdrawal and abandonment of the transaction before CFIUS without CFIUS approval, as permitted by the merger agreement or otherwise upon mutual agreement of Parent and Perceptron;

•
if the effective time has not occurred on or before 5:00 p.m. Michigan local time on June 27, 2021 (which we refer to as the “outside date” in this proxy statement); provided, that the outside date will be automatically extended on a day-to-day basis for each day of any shutdown or closure of any governmental entity arising or resulting from COVID-19 or COVID-19 measures; provided further, that the right to terminate the merger agreement shall not be available to any party whose breach of the merger agreement has been the primary cause of, or has primarily resulted in, the failure of the effective time to occur on or before the outside date; or

•	Perceptron shareholder approval of the merger agreement is not obtained at the annual meeting.
•	by Perceptron:
•
if, prior to obtaining the requisite shareholder vote to approve the transaction contemplated by the merger agreement, the board of directors authorized Perceptron (in full compliance with the merger agreement) to enter into an alternative acquisition agreement with respect to a superior proposal; provided that concurrent with and as a condition to such termination, Perceptron pays to Parent the termination fee; provided further, that in the event of such termination Perceptron concurrently enters into such alternative acquisition agreement; or

•
if Parent or Merger Subsidiary has breached or failed to performed its representations, warranties, covenants or other agreements set forth in the merger agreement and in each case such breach or failure to perform (i) results in the non-satisfaction of any conditions that Parent or Merger Subsidiary were required to fulfill prior to the effective time, (ii) cannot be cured or has not been cured in material respects within fifteen business days after receipt of written notice thereof from Perceptron; and (iii) would result in a material adverse effect on the Parent; provided that Perceptron shall not have the right to terminate the merger agreement if Perceptron is then in material breach of the merger agreement such that certain closing conditions would not be satisfied.

•	by Parent:
•
if Perceptron has breached or failed to perform its representations, warranties, covenants or agreements contained in the merger agreement and in each case such breach or failure to perform (i) is incapable of being cured by the outside date, or if curable, has not been cured in all material respects within fifteen (15) business days after receipt of written notice from Parent and (ii) would result in the non-satisfaction of certain conditions that Perceptron was required to satisfy prior to the effective time; provided that Parent shall not have the right to terminate the merger agreement if Parent is then in material breach of the merger agreement such that certain closing conditions would not be satisfied; or

•
(i) following an adverse recommendation change, (ii) if Perceptron or any of its subsidiaries enters into an alternative acquisition agreement, (iii) if Perceptron fails to recommend that the shareholders of Perceptron approve the merger agreement in this proxy statement, or (iv) if Perceptron breaches its covenants described in the “Covenants of Perceptron—No Solicitation; Other Offers” or “Covenants of Perceptron—Proxy Material; Shareholder Meeting” sections above.

Effect of Termination
Except for:
•	Parent’s right to receive the termination fee described below;
•	in certain cases of actual fraud or a willful breach of the merger agreement; and
•	certain provisions of the merger agreement which survive the termination of the merger agreement including those relating to confidentiality, if the merger agreement is terminated in accordance with its terms, it will become void, have no effect, and there will be no liability on part of any party thereto.
Termination Fee
Perceptron has agreed to pay a termination fee of $2,100,000 (which we refer to as the “termination fee” or “Company termination fee” in this proxy statement) to Parent:
•
the Company terminates the merger agreement, if prior to obtaining the requisite shareholder vote to approve the transactions contemplated by the merger agreement, the board of directors authorized Perceptron (in full compliance with the merger agreement) to enter into an alternative acquisition agreement with respect to a superior proposal and Perceptron concurrently enters into such alternative acquisition agreement;

•
Parent terminates the merger agreement (i) following an adverse recommendation change, (ii) if Perceptron or any of its subsidiaries enters into an alternative acquisition agreement, (iii) if Perceptron fails to recommend that the shareholders of Perceptron approve the merger agreement in this proxy statement, or (iv) if Perceptron breaches its covenants described in the “Covenants of Perceptron—No Solicitation; Other Offers” or “Covenants of Perceptron—Proxy Material; Shareholder Meeting” sections above; or

•
(i) an acquisition proposal shall have been made publicly or announced to Perceptron or otherwise made to Perceptron’s board of directors and such acquisition proposal has not been withdrawn (publicly, if such acquisition proposal was made publicly or announced) prior to termination of the merger agreement; (ii) the merger agreement is terminated because (A) the merger was not completed by the outside date, (B) Perceptron shareholder approval of the merger agreement is not obtained at the annual meeting, or

(C) if Perceptron has breached or failed to perform its representations, warranties, covenants or agreements contained in the merger agreement; and (iii) within nine months following the date of such termination of the merger agreement, Perceptron has entered into any alternative acquisition agreement (which alternative acquisition agreement shall later be consummated whether or not within such nine-month period) or consummated a transaction related to any acquisition proposal (whether or not any such acquisition proposal is the same as the original acquisition proposal made, communicated or publicly disclosed). In each case, the terms “acquisition proposal” and “superior proposal” have the meanings set forth above in “Covenants of Perceptron—No Solicitation; Other Offers” except all references to 20% therein will be deemed to be references to 50%.
Amendments
At any time prior to the effective time, the merger agreement may be amended or waived by written agreement that is signed, in the case of an amendment, by each party to the merger agreement or, in the case of a waiver, each party against whom the waiver is to be effective; provided, however, that following the requisite vote on the merger by the shareholders there shall be no amendment to the merger agreement that would require the further approval of Perceptron’s shareholders without obtaining such further approval.

PROPOSAL 2: VOTE ON ADJOURNMENT
The Company’s shareholders are being asked to approve a proposal that will give the board authority to adjourn the annual meeting, if necessary or appropriate, including to solicit additional proxies in favor of the merger proposal, if there are insufficient votes at the time of the annual meeting to approve the merger proposal or in the absence of a quorum. If this adjournment proposal is approved, the annual meeting could be adjourned by the board to any date (subject to certain restrictions in the merger agreement). In addition, the board could postpone the annual meeting before it commences (subject to certain restrictions in the merger agreement). If the annual meeting is adjourned for the purpose of soliciting additional proxies, shareholders who have already submitted their proxies will be able to revoke them at any time before their use. If you sign and return a proxy and do not indicate how you wish to vote on any proposal, or if you sign and return a proxy and you indicate that you wish to vote in favor of the merger proposal but do not indicate a choice on the adjournment proposal, your shares of Company common stock will be voted in favor of the adjournment proposal.
The Company does not anticipate calling a vote on this proposal if the merger proposal is approved by the requisite number of shares of Company common stock at the annual meeting.
The vote on the adjournment proposal is a vote separate and apart from the vote on the other proposals, including the merger proposal. Accordingly, you may vote to approve the merger proposal, or any other proposal, and vote not to approve the adjournment proposal and vice versa.
Required Vote
The affirmative vote of the holders of a majority of the shares of Company common stock present at the annual meeting via live audio webcast or represented by proxy at the annual meeting and entitled to vote on such matter at the annual meeting is required to approve the adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement.
THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S SHAREHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL, IF A VOTE ON THE ADJOURNMENT PROPOSAL IS CALLED.

PROPOSAL 3: ADVISORY VOTE REGARDING MERGER-RELATED COMPENSATION FOR THE
COMPANY’S NAMED EXECUTIVE OFFICERS
Named Executive Officer Merger-Related Compensation Proposal
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) of the Exchange Act, the Company is seeking approval of the named executive officer merger-related compensation proposal as disclosed above in the section entitled “The Annual Meeting—Purposes of the Annual Meeting”. The proposal gives the Company’s shareholders the opportunity to vote, on a non-binding, advisory basis, on the merger-related compensation of the Company’s named executive officers.
Accordingly, the Company is requesting shareholders adopt the following resolution:
“RESOLVED, that the compensation that may be paid or becomes payable to the Company’s named executive officers, in connection with the merger, and the agreements or understandings, whether written or unwritten, pursuant to which such compensation, whether present, deferred or contingent, may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in “Proposal 1: The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” are hereby approved.”
The vote on this proposal is a vote separate and apart from the vote to approve and adopt the merger proposal. Accordingly, you may vote against the named executive officer merger-related compensation proposal and vote to approve and adopt the merger proposal or vice versa. Because the vote is advisory in nature, it will not be binding on the Company, regardless of whether the merger proposal is approved and adopted. Approval of the non-binding, advisory named executive officer merger-related compensation proposal that may be received by the Company’s named executive officers in connection with the merger is not a condition to the completion of the merger, and failure to approve this advisory matter will have no effect on the vote to approve and adopt the merger proposal. Because the named executive officer merger-related compensation that may be paid is based on contractual arrangements with the named executive officers, such compensation will be payable regardless of the outcome of this advisory vote, if the merger is completed (subject to the contractual conditions applicable thereto).
Required Vote
The affirmative vote of the holders of a majority of the shares of Company common stock present at the annual meeting via live audio webcast or represented by proxy at the annual meeting and entitled to vote on such matter at the annual meeting is required to approve, on an advisory (non-binding) basis, the merger-related compensation of the Company’s named executive officers.
THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S SHAREHOLDERS VOTE “FOR” THE APPROVAL, ON A NON-BINDING BASIS OF THE NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION PROPOSAL.

CORPORATE GOVERNANCE
Board Leadership Structure and Board and Committee Information
The Company’s board consists of five independent directors and one management director, Mr. Freeland. The board is responsible for direction of the overall affairs of the Company. The board has established three standing committees, being 1) the Audit Committee, 2) the Management Development, Compensation and Stock Option Committee (the “Management Development Committee”), and 3) the Nominating and Corporate Governance Committee (the “Nominating Committee”), as further detailed below. Each of the committees is comprised solely of independent directors and each committee has a different chair. The Company believes that it is beneficial to have a non-executive Chairman who is responsible for leading the board, however, in connection with the departure of our prior President, Chief Executive Officer and Chief Financial Officer on November 12, 2019, our Chairman agreed to become our Interim President and Chief Executive Officer until the board appoints a new President and Chief Executive Officer. As a result, during this interim period, the Company does not have a non-executive Chairman. The board determined not to appoint a lead independent director during the interim period because it was expected that Mr. Freeland would resume his role as non-executive Chairman following the appointment of a new President and Chief Executive Officer. The Company also believes that a predominantly independent board, mixed with the experience of its management director, constitutes a leadership structure that is most appropriate for the Company and its shareholders at this time because it supports strategy development and execution and facilitates information flow between senior management and the board. The board retains the authority to modify this structure to best address the Company’s unique circumstances as and when appropriate.
Our directors are elected to serve until their successors are elected. The board, and each committee thereof, meets formally from time to time and also takes action by consent resolutions. During the fiscal year ended June 30, 2020, the board met a total of twelve times. All of the current directors who are standing for re-election attended at least 75% of the total meetings of the board, and of any committee on which they served, held during the period in fiscal 2020 in which they served as directors or members of any such committees. Our policy is that each director is strongly encouraged to attend the annual meeting if reasonably possible. All of the directors attended the 2019 Annual Meeting of Shareholders.
Chairman
Mr. Freeland has been elected by the directors to serve as Chairman of the Board. The Chairman provides leadership to enhance the board’s effectiveness, presides over meetings of the directors, and serves as liaison between the board and management. The Chairman is responsible for determining when to hold executive sessions held by the independent directors.
The board has delegated certain authority to an Audit Committee, a Management Development Committee and a Nominating Committee to assist it in executing its duties. The board has adopted charters for each of these Committees. The charters are available on our website at www.perceptron.com. The board determined that all of the directors, other than Mr. Freeland, are “independent directors” as defined in Marketplace Rule 4200(a)(15) of NASDAQ.
The composition and principal functions of each Committee are as follows:
Audit Committee
The Audit Committee is comprised of three outside members of the board. The members of the Audit Committee are Messrs. Neely, who serves as Chairman, Ratigan and Taylor. The board determined that all of the members of the Audit Committee are independent as required by the rules of the SEC and NASDAQ listing standards for audit committee members. In addition, the board determined that both Messrs. Neely and Ratigan qualify as an “audit committee financial expert” as defined by applicable SEC rules and that each of the Audit Committee members satisfies all other qualifications for Audit Committee members set forth in the applicable NASDAQ rules. The Audit Committee held eight meetings in fiscal 2020.
On November 3, 2014 the board approved and adopted the Audit Committee’s revised charter. The Audit Committee’s primary responsibilities include the following:
(i)	oversee the Company’s financial reporting process on behalf of the board;
(ii)	review, appoint, compensate, retain and oversee the accounting firm to be appointed as the Company’s independent registered public accounting firm;

(iii)	review in advance the nature and extent of all services provided to the Company by its independent registered public accounting firm;
(iv)	review the independence of the Company’s independent registered public accounting firm;
(v)	review the scope, purpose and procedures of the audit;
(vi)
review the Company’s annual earnings press release, the audited financial statements and the proposed footnotes to be included in the Company’s Annual Report on Form 10-K with management and the auditors;

(vii)	report annually to the board whether the Audit Committee recommends to the board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for filing with the SEC;
(viii)
review with such auditors its experience, findings and recommendations upon completion of the audit and receive from the auditors their required communications under generally accepted auditing standards;

(ix)	review the Company’s quarterly earnings releases and financial statements with management and the auditors;
(x)	review the Company’s Quarterly Reports on Form 10-Q for filing with the SEC;
(xi)	review the Company’s proxy statement when authority is delegated by the board;
(xii)	review the adequacy of the Company’s internal accounting procedures and financial controls and management’s report on internal control over financial reporting required by applicable SEC rules;
(xiii)	oversee compliance by the Company with legal and regulatory requirements;
(xiv)	establish procedures for receipt, retention and handling of complaints and concerns regarding financial matters;
(xv)	act as the Qualified Legal Compliance Committee;
(xvi)	review and approve any related party transactions;
(xvii)	monitor the Company’s risk management activities; and
(xviii)	review and reassess annually the adequacy of the Audit Committee’s charter and performance.
Management Development, Compensation and Stock Option Committee
The Management Development Committee is comprised of three outside members of the board. The members of the Management Development Committee prior to November 19, 2019 were Messrs. Taylor who serves as Chairman, Bryant and Freeland. Subsequent to November 19, 2019, the members of the Management Development Committee are: Messrs. Taylor, who serves as Chairman and Bryant and Ms. Kumar. The board determined that all members of the Management Development Committee are independent as required by the NASDAQ listing standards for compensation committees responsible for determining compensation of executive officers. The committee held five meetings in fiscal 2020.
On November 11, 2014, the board approved and adopted the Management Development Committee’s revised charter. The Management Development Committee’s primary responsibilities include the following:
(i)	review the Company’s compensation programs and policies;
(ii)	establish and administer the compensation programs and policies for the Company’s CEO and other officers and key employees under its purview;
(iii)	administer the Company’s stock-based compensation plans;
(iv)	review and recommend compensation for service on the board;
(v)	provide a compensation committee report for inclusion in the Company’s proxy statement;
(vi)	monitor the Company’s succession planning; and
(vii)	review and reassess annually the adequacy of the Management Development Committee’s charter and performance.
Seven employees are currently under the purview of the Management Development Committee, including all of the current executive officers named in the Summary Compensation Table included herein. Mr. Freeland participates in meetings of the Management Development Committee and makes recommendations with respect to the annual compensation of employees under the Committee’s purview. The Management Development Committee separately determines the compensation of Mr. Freeland in executive session. Pursuant to its charter, the Management Development Committee is authorized to retain its own compensation consultants and outside legal, accounting, and other advisers at the Company’s expense. Such consultants and advisers report directly to the Management Development Committee and the Committee has the sole authority to hire and fire any compensation consultants or advisers. The Management Development Committee does not delegate its authority to such consultants or advisers.
Nominating and Corporate Governance Committee
The Nominating Committee is comprised of three outside members of the board. Prior to November 19, 2019, the members of the Nominating Committee were: Messrs. Bryant, who serves as the Chairman, Freeland and Neely. Subsequent to November 19, 2019, the members of the Nominating Committee were: Messrs. Bryant, who serves as the Chairman and Neely and Ms. Kumar. The board determined that all members of the Nominating Committee are independent as required by the NASDAQ listing standards for nominating committee members. The committee held three meetings in fiscal 2020.
On November 12, 2007, the board approved and adopted the Nominating Committee’s revised charter. The Nominating Committee’s primary responsibilities include the following:
(i)	establish criteria for the selection of new board members;
(ii)	conduct searches and interviews for individuals qualified to become board members;
(iii)	make recommendations to the board regarding director nominees to stand for election as directors at each annual meeting of shareholders or to fill vacancies on the board;
(iv)	recommend to the board the directors to serve on the standing committees of the board and the structure and functions of such committees;
(v)	develop policies and procedures for board consideration of shareholder recommendations of board nominees and handling of shareholder proposals;
(vi)	develop a process for shareholders to communicate with the board;
(vii)	advise the board on corporate governance matters, including development, review and assessment of corporate governance principles;
(viii)	oversee the board and committee self-evaluation process;
(ix)	evaluate independence of each board member; and
(x)	review and reassess annually the adequacy of the Nominating Committee’s charter and performance.
The Nominating Committee may use various methods to identify director candidates, including recommendations from existing board members, management, shareholders, professionals and other sources outside the Company, which could include third-party search firms. The Nominating Committee will evaluate and screen the list of potential nominees and narrow the list to individuals they believe best satisfy the needs of the Company. The Nominating Committee will conduct interviews and gather additional information concerning the individuals, as they deem appropriate. Based on the foregoing, the Nominating Committee will recommend to the board the number of members of the board to be elected at the next annual meeting of shareholders of the Company and the persons to be nominated for election to the board. Director candidates need not possess any specific minimum qualifications. Rather, a candidate’s suitability for nomination and election to the board will be evaluated in light of the portfolio of skills, experience, perspective and background required for the effective functioning of the board. While the Company does not have a formal written diversity policy, the Nominating Committee believes it is important to consider diversity of race, ethnicity, gender, age, education, cultural background and professional experience in evaluating candidates relating to the Company’s business in an effort to promote balanced deliberation and consideration of matters presented to the board. Among the desired qualities that the Nominating Committee will consider are: (i) high ethical character; (ii) practical intelligence and judgment, an inquiring mind and a good range of problem solving skills; (iii) independence; (iv) ability to work in a collaborative culture; (v) high-level leadership experience and personal achievement; (vi) sufficient personal commitment and time to devote to responsibilities as a director; and (vii) capacity and desire to represent the balanced best interests of the shareholders as a whole. In making its recommendations, the Nominating Committee will take into consideration the tenure of any director who has served on the board for over ten years. Generally, the Nominating Committee will not recommend candidates who have reached age 75.

The Nominating Committee will consider candidates recommended by shareholders using the same procedures and standards utilized for evaluating candidates recommended by other sources except that the Nominating Committee will not consider a director nominee proposed by a shareholder if (i) the shareholder does not submit the required information timely; (ii) the shareholder or group of shareholders proposing the director nominee do not beneficially own, in the aggregate, more than 5% of the shares of Company common stock, with the shares of Company common stock used to satisfy this requirement owned for at least one year prior to the date of the recommendation, or (iii) the shareholder proposes as the nominee himself or herself, or an affiliate or affiliated party. See “Shareholder Proposals and Nominees for 2021 Annual Meeting – Shareholder Nominees” for a description of the procedures to be used by shareholders to submit recommendations of possible director nominees to the Nominating Committee.
Board Role in Risk Oversight
The Company’s management team is responsible for identifying and monitoring the material risks facing the Company, while the board is responsible for oversight of management’s efforts with respect to risk, which oversight occurs at both the board and the committee level. For example, the Audit Committee focuses on financial and accounting exposures and compliance; the Management Development Committee monitors risks arising from compensation policies and practices; and the Nominating Committee oversees risks associated with the Company’s fiduciary responsibilities, which include board membership, board structure and corporate governance. Management provides regular updates throughout the year regarding the management of the risks they oversee.
The Company’s risk structure allows the Company’s independent directors to exercise effective oversight of the actions of management, led by Mr. Freeland as Interim President and Chief Executive Officer, in identifying the risks and implementing effective risk management policies and controls.
Shareholder Communications with the Board of Directors
Shareholders desiring to communicate with the board or any individual director may send communications to the board in writing by mail addressed to the board of directors or an individual director, c/o Secretary, Perceptron, Inc., 47827 Halyard Drive, Plymouth, MI 48170-2461 or by e-mail addressed to boardofdirectors@perceptron.com.
Code of Ethics and Corporate Governance Guidelines
We have adopted a Code of Business Conduct and Ethics (“Code of Ethics”) that applies to the Company’s directors, executive officers and other employees. We have also adopted Corporate Governance Guidelines which, together with our articles of incorporation, bylaws, and charters for the Audit Committee, Management Development Committee and Nominating Committee, form the framework for the effective governance of the Company. The Code of Ethics and Corporate Governance Guidelines are available on our website at www.perceptron.com. Shareholders may also obtain a written copy of the Code of Ethics and Corporate Governance Guidelines, without charge, by sending a written request to the Investor Relations Department, Perceptron, Inc., 47827 Halyard Drive, Plymouth, Michigan 48170-2461. We will disclose any amendments to, or waivers from, the provisions of the Code of Ethics or the Corporate Governance Guidelines applicable to the directors or executive officers on the Company’s website.
Certain information relating to corporate governance matters can be viewed at www.perceptron.com, free of charge, including our (i) charters for the Audit Committee, Management Development Committee and Nominating Committee, (ii) Code of Ethics and (iii) Corporate Governance Guidelines. We intend to post additional information on this website from time to time as the board adopts or revises policies and procedures. The information found on our website is not part of this or any report we file with, or furnish to, the SEC.
Audit Committee Report
In accordance with its charter, the Audit Committee provides assistance to the board in fulfilling its responsibility to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices of the Company and the quality and integrity of the accounting policies, internal controls and financial reports of the Company. In doing so, it is the responsibility of the Audit Committee to maintain free and open communication between the board, the Company’s independent registered public accounting firm and the financial management of the Company.
The Company’s management is primarily responsible for the preparation, presentation and integrity of the Company’s financial statements. The Company’s independent registered public accounting firm, BDO USA, LLP, is responsible for performing an independent audit of the Company’s financial statements and expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles.

The Audit Committee received from the independent registered public accounting firm and reviewed a formal written statement describing all relationships between the firm and the Company that might bear on the firm’s independence consistent with the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence.
The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by applicable requirements of the PCAOB and Securities and Exchange Commission, and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the financial statements, and the overall quality of the Company’s accounting and financial reporting.
The Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited financial statements of the Company as of and for the fiscal year ended June 30, 2020, including the quality of accounting principles and significant judgments affecting the financial statements and the results of BDO’s independent audit described above.
The members of the Audit Committee are not engaged in the practice of auditing or accounting. In performing its functions, the Audit Committee necessarily relies on the work and assurances of the Company’s management and the independent registered public accounting firm.
Based on the above-mentioned reviews and discussions with management and the independent registered public accounting firm and in light of its role and responsibilities, the Audit Committee recommended to the board that the Company’s audited financial statements as of and for the fiscal year ended June 30, 2020 be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2020 for filing with the Securities and Exchange Commission. Further, the Audit Committee approved the engagement of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2021.
AUDIT COMMITTEE:	C. Richard Neely, Jr.
James A. Ratigan
William C. Taylor

PROPOSAL 4: ELECTION OF DIRECTORS
At the Annual Meeting, shareholders will be asked to elect a board of six directors to hold office, in accordance with the bylaws of the Company, until the 2021 annual meeting and until the election and qualification of their successors, or until their resignation or removal. The shares represented by properly executed proxies will be voted in accordance with the specifications made therein. PROXIES WILL BE VOTED “FOR” THE ELECTION OF SUCH NOMINEES UNLESS THE SPECIFICATION IS MARKED ON THE PROXY INDICATING THAT AUTHORITY TO DO SO IS WITHHELD. If a nominee is unable to serve or, for good cause, will not serve, the proxy confers discretionary authority to vote with respect to the election of any person to the board. Shares may not be voted cumulatively for the election of directors.
The nominees named below have been selected by the board of the Company. Each of the nominees is currently a director of the Company. The following table sets forth information regarding the nominees for election to the Company’s board. In addition, a description of the specific experience, qualifications, attributes and skills that led our board to conclude that each of the nominees and each of the continuing members of the board should serve as a director follows the biographical information of each nominee below.
Required Vote
The nominees receiving a plurality of the votes present at the annual meeting via live audio webcast or represented by proxy and entitled to vote at the annual meeting will be elected to the board. Shares may not be voted cumulatively for the election of directors.
THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES
Name, Age and Status	Position, Principal Occupations and Other Directorships
Jay W. Freeland, 51, Director and Director Nominee
Director since December 2018, Chairman of the Board since May 2019, and Interim President and Chief Executive Officer since November 2019. Mr. Freeland served as President and Chief Executive Officer of FARO Technologies, Inc. (“FARO”) from December 2006 until December 2015 and as a Director of FARO from February 2006 until December 2015. Mr. Freeland was a Co-Chief Executive Officer of FARO from January 2006 until December 2006 and served as President and Chief Operating Officer of FARO from November 2004 until January 2006. FARO is a publicly traded global technology company that designs, develops, manufactures, markets and supports software driven, three-dimensional measurement, imaging and realization systems. From April 2003 until November 2004, Mr. Freeland was the Founder & President of Freeland Solutions, LLC, a strategy and management consulting firm. From July 1991 until April 2003, Mr. Freeland held various positions with General Electric Company and its affiliates, including Vice President – Global Sales, Marketing & Commercial Operations – GE Energy Rentals and President and Chief Operating Officer of GE Harris Energy Control Systems, LLC.

Mr. Freeland brings extensive executive, financial management, sales, international operations, business development and strategic planning expertise and experience to the board, as well as extensive knowledge and experience in the metrology industry.

John (Jack) F. Bryant, 36, Director and Director Nominee
Director since August 2016. Mr. Bryant has served as Vice President and Senior Managing Director, Absolute Return Strategies, for Harbert Management Corporation since January 2019. Since January 2019, he also has served as a Senior Advisor to the Harbert Discovery Fund GP, LLC, an investment management firm that serves as the General Partner of Harbert Discovery Fund, LP. From 2014 until January 2019, Mr. Bryant served as a Director and Co-Portfolio Manager of the Harbert Discovery Fund GP, LLC. Prior to joining Harbert, from 2007 until 2012, Mr. Bryant served as Vice President of BlackRock, Inc., a multinational investment corporation, where he focused on developing, seeding, and launching new proprietary investment funds.

Name, Age and Status	Position, Principal Occupations and Other Directorships
Mr. Bryant brings extensive financial capital market and investment management experience to the Board.

Sujatha Kumar, 55, Director and Director Nominee
Director since September 2019. Ms. Kumar has served as Founder and President of Ayatis LLC, a privately held consulting firm assisting technology and large industrial companies on strategy, technology and operational improvements since October 2013. Since February 2018, she has served as a Technology Advisor to Knightsgate Ventures, a venture capital fund, advising in technology matters for its portfolio companies and evaluating new investment opportunities for the fund. From January 2013 to September 2013, Ms. Kumar served as President of Mangan Software Solutions, a technology consulting subsidiary of Mangan, Inc. Prior to that, she was Global Director of Advanced Solutions for Honeywell Process Solutions, a provider of industrial automation and control solutions, from January 2011 to January 2013, Vice President and General Manager of the Americas for Matrikon International, a supplier of open platform communication products for control automation, from March 2008 to December 2011, Director of the North America Euriware Division of Areva, a consultancy and systems integration provider, and from September 2002 to December 2005, Chief Information Officer of FCI, a manufacturer of electronic components for consumer, data, communications and automotive markets, based in Paris, France.

Ms. Kumar brings extensive executive level domestic and international experience directing high-growth technology companies to the board, as well as business development, marketing, commercialization, organizational and strategic planning expertise and experience.

C. Richard Neely, Jr., 66, Director and Director Nominee
Director since 2014. Mr. Neely was Senior Vice President and Chief Financial Officer at Intermolecular, Inc., an intellectual property development and services company, from October 2013 until April 2017. From August 2012 to June 2013, Mr. Neely was Executive Vice President and Chief Financial Officer at Tessera Technologies Inc., a company that develops, invests in, licenses and delivers innovative miniaturization technologies and products for next-generation electronic devices. Mr. Neely served as Chief Financial Officer and Vice President of Supply Chain at Livescribe, Inc. from February 2011 to August 2012 and Senior Vice President and Chief Financial Officer at Monolithic Power Systems, Inc. from 2005 to January 2011. Mr. Neely served as a director of one other public company, Aviza Technology, Inc., during the past five years.

Mr. Neely’s extensive financial and executive management experience and financial expertise provide important insight to the board.

James A. Ratigan, 72, Director and Director Nominee
Director since August 2016. Mr. Ratigan was a director of Perceptron from 1989 to 1996 and from 2003 to 2013. Since December 2018, Mr. Ratigan has served as a Managing Director of IFMOI Consulting Services, LLC, a privately held consulting firm that provides part-time and interim financial and accounting management services. Mr. Ratigan has served as an Adjunct Professor of Business Administration at Delaware Valley University since 2015. Prior to that, he served as Chief Financial Officer of Nitric BioTherapeutics, Inc., a privately held specialty pharmaceutical, drug delivery systems and biotechnology company, from 2005 to 2014. From August 2003 to April 2006, Mr. Ratigan was an independent consultant providing consultative services to two specialty pharmaceutical companies, a biotechnology company and a private equity firm. Mr. Ratigan was Executive Vice President, Chief Financial Officer and Secretary of Orapharma, Inc. from June 1997 to August 2003, a publicly-held specialty pharmaceutical company that was acquired by Johnson and Johnson, Inc. He served as

Name, Age and Status	Position, Principal Occupations and Other Directorships

Perceptron’s Chief Operating Officer from May 1994 to April 1996 and Chief Financial Officer from December 1993 to June 1996. Mr. Ratigan holds a B.S. in Accounting and Finance from LaSalle University, and is a Certified Public Accountant.

Mr. Ratigan’s historical knowledge of the Company and its operations, including his previous experience serving on the Company’s board, his extensive financial and executive management experience and financial expertise, provide important insight to the board.

William C. Taylor, 71, Director and Director Nominee
Director since August 2016. Mr. Taylor served as President of the Economic Development Partnership of Alabama (the “EDPA”), a private, statewide organization that works to attract and retain business and industry and address other critical issues affecting economic development such as workforce development, from 2009 until March 2017. Prior to joining the EDPA, Mr. Taylor worked for Mercedes-Benz U.S. International, Inc., where he served as President and CEO from 1999 to 2009 and Vice President Operations from 1993 to 1999. Prior to joining Mercedes-Benz, Mr. Taylor served as the Vice President Manufacturing of Toyota Motor Manufacturing Canada from 1987 to 1993 and held various roles with Ford Motor Company Canada from 1969 to 1987.

Mr. Taylor’s automotive background, knowledge of global operations and executive management bring important expertise to the board.

Director Compensation for Fiscal 2020
The following table provides information as to compensation paid by the Company for services rendered in all capacities to the Company and its subsidiaries during the fiscal year ended June 30, 2020 (“fiscal 2020”) by the members of our board of directors, other than Messrs. Freeland and Watza, whose compensation is described under “Compensation of Executive Officers.” All payments to members of the board of directors set forth in the table are made pursuant to the standard director compensation arrangements described under “Standard Director Compensation Arrangements.”
DIRECTOR COMPENSATION FOR FISCAL 2020
Name	Fees Earned or Paid ($)(1)	Stock Options ($)(2)(3)	Total ($)
John F. Bryant	60,500	—	60,500
Sujatha Kumar	58,750	17,538	76,288
W. Richard Marz(4)	12,500	—	12,500
C. Richard Neely, Jr.	63,500	—	63,500
James A. Ratigan	55,500	—	55,500
William C. Taylor	66,500	—	66,500
(1)
Each director, other than Mr. Marz, elected to use a portion or all of their cash retainer and meeting fees for fiscal year 2020 to purchase shares of Company common stock at the fair market value of shares of Company common stock on the date of purchase pursuant to the Directors Stock Purchase Rights Option described under “Proposal 4: Election of Directors – Standard Director Compensation Arrangements” with Messrs. Freeland, Bryant, Kumar, Neely, Ratigan and Taylor purchasing 12,308, 14,833, 1,437, 2,495, 3,400, and 8,154 shares of Company common stock, respectively.

(2)	At June 30, 2020, the members of our board of directors, other than Mr. Freeland, held the following aggregate number of stock options and did not hold any restricted stock awards:
Name	Stock Options
John F. Bryant	8,000
Sujatha Kumar	8,000
C. Richard Neely, Jr.	17,570
James A. Ratigan	8,000
William C. Taylor	8,000

(3)
Represents the full grant date fair value associated with stock option awards awarded prior to the end of fiscal 2020 calculated in accordance with FASB ASC Topic 718, excluding any forfeiture reserves recorded for these awards. There can be no assurance that the stock option award amounts shown above will ever be realized. The assumptions we used to calculate these amounts are included in Note 20 to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2020. See “Standard Director Compensation Arrangements” below for a description of these stock option awards.

(4)	Effective September 14, 2019, Mr. Marz resigned from the board of directors.
Standard Director Compensation Arrangements
Our standard compensation arrangements for our board of directors who are not our employees (the “Eligible Directors”) include the following retainers:
Type of Compensation	Director	Non-Executive Board Chair
Board Annual Retainer	$45,000	$100,000
Committee Chair Annual Retainers:
Audit and Management Development	$8,000
Nominating	$5,000
Committee Members Annual Retainers Per Committee	$3,000
The annual retainers identified above are typically paid quarterly on September 1, December 1, March 1 and June 1 (and in the case of Ms. Kumar, October 1, 2019). All Eligible Directors, other than a non-executive Board Chair, also receive $1,250 for each board meeting attended. Directors are reimbursed for their out-of-pocket expenses incurred in attending board and committee meetings.
Eligible Directors are also eligible to participate in the First Amended and Restated 2004 Stock Incentive Plan (“2004 Stock Plan”). The Management Development, Compensation and Stock Option Committee (the “Management Development Committee”) or, if there is no such committee or similar committee, the board, administers the 2004 Stock Plan. Unless otherwise specified in the 2004 Stock Plan, the Management Development Committee has the power to select the recipients of awards under the 2004 Stock Plan, including Eligible Directors, and has broad power to determine the terms of awards and to change such terms in various ways subsequent to grant. The 2004 Stock Plan permits grants to Eligible Directors of non-qualified stock options, restricted stock, restricted stock units, stock appreciation rights, performance share awards, including cash, and deferred stock units at any time prior to August 27, 2023. Except for a single incentive stock option grant of 10,000 options, the Management Development Committee has only awarded non-qualified stock options and restricted stock grants under the 2004 Stock Plan.
The exercise price for a non-qualified stock option will be not less than 100% of the fair market value of the shares of Company common stock on the date of grant. Fair market value means, for purposes of determining the value of the shares of Company common stock on the grant date, the closing sale price of the shares of Company common stock on NASDAQ on the grant date. Such options generally will vest one-third on each of the first three anniversaries of the grant date and become immediately exercisable in the event that the Eligible Director is re-nominated for election to the board, but is not re-elected or, following a Change in Control if the stock options are not assumed by the acquiror, the Eligible Director’s service on the board is terminated by the Company, he is not re-nominated by the Company to serve on the board, or voluntarily resigns from the board at the request of the Company. All options granted under the 2004 Stock Plan are exercisable for a period of ten years from the date of grant, unless earlier terminated due to the termination of the Eligible Director’s service as a director of the Company. During fiscal 2020, in conjunction with her appointment as a member of the board, Ms. Kumar received a grant of 8,000 stock options at an exercise price equal to the fair market value of the shares of Company common stock as of October 1, 2019.
During fiscal 2020, no Eligible Directors received a restricted stock award under the 2004 Stock Plan. In the event of a failure of the Eligible Director to be reelected to the board after being re-nominated for election by the board, or following a Change in Control if the restricted stock award is not assumed by the acquiror, a termination by the Company of the Eligible Director’s membership on the board, or failure to re-nominate the Eligible Director for election to the board, or voluntary resignation by the Eligible Director from the board at the request of the board, the shares of restricted stock that an Eligible Director holds shall become fully vested and non-forfeitable and all restrictions shall lapse.

The exercisability of options and the vesting of restricted stock awards under the 2004 Stock Plan is accelerated in the event of the occurrence of certain Changes in Control of the Company. See “Compensation of Executive Officers - Potential Payments Upon Termination or Change in Control” for the definition of Change in Control of the Company.
The 2004 Stock Plan also permits Eligible Directors to purchase shares of Company common stock through the 2004 Stock Plan in exchange for all or a portion of the cash fees payable to them for serving as a director of the Company (“Directors Stock Purchase Rights Option”).
Directors’ fees are typically payable in cash on September 1, December 1, March 1 and June 1 of each year, however, each director can elect to receive the Company’s stock in lieu of cash for all or a portion of the earned retainer. On each of these dates, we determine the number of shares of Company common stock each Eligible Director who has elected to participate in the Directors Stock Purchase Rights Option has earned on that date. This determination is made by dividing all director’s fees payable on each of those dates that the Eligible Director has elected to exchange for shares of Company common stock, by the fair market value of the shares of Company common stock on that date. Any portion of the director’s fees payable on each of those dates that the Eligible Director has not elected to receive in shares of Company common stock will be paid to the Eligible Director in cash. The fair market value of the shares of Company common stock will be determined by using the closing price of the shares of Company common stock on NASDAQ on the grant date (the first day of the month in which the quarterly payment date for directors’ fees falls). We will issue share certificates for all shares of Company common stock purchased in a calendar year within 5 business days of the above payment dates, unless an Eligible Director requests to receive his or her share certificate at another time by sending written notice to the Company.

PROPOSAL 5: ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, provides shareholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers. This advisory vote is commonly known as “Say-on-Pay.” Accordingly, the board is asking our shareholders to indicate their support for the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement.
At the 2019 Annual Meeting of Shareholders, our shareholders expressed a preference that advisory votes on executive compensation be held on an annual basis. Consistent with this preference, the board determined to implement an advisory vote on executive compensation on an annual basis until the next required vote on the frequency of shareholder votes on the compensation of executive officers, to be held at the 2025 Annual Meeting of Shareholders.
This proposal is not intended to address the specific item of compensation, but rather the overall compensation of our named executive officers and the Company’s executive compensation program and practices. Please read the “Compensation of Executive Officers,” together with the related compensation tables and narrative disclosure, below, for a detailed explanation of the Company’s executive compensation program and practices.
The board is asking our shareholders to vote “FOR” the following non-binding resolution:
“Resolved, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Narrative Disclosure Regarding Compensation and the related compensation tables and narrative disclosure, in the Proxy Statement is hereby approved on an advisory basis.”
Required Vote
The affirmative vote of the holders of a majority of the shares of Company common stock present at the annual meeting via live audio webcast or represented by proxy at the annual meeting and entitled to vote on such matter at the annual meeting is required to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers. As an advisory vote, the result will not be binding on the board; however, the Management Development Committee, which is comprised solely of independent directors, will consider the outcome of the vote when evaluating the effectiveness of the Company’s compensation policies and practices.
THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS ON AN ADVISORY BASIS

PROPOSAL 6: RATIFICATION OF COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As provided in its charter, the Audit Committee selects our independent registered public accounting firm, reviews the scope of the annual audit and approves all audit and non-audit services permitted under applicable law to be performed by the independent registered public accounting firm. The Audit Committee has evaluated the performance of BDO USA, LLP (“BDO”) and has selected them as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ended June 30, 2021. BDO has served as our independent registered public accounting firm since January 7, 2013. You are requested to ratify the Audit Committee’s appointment of BDO. Representatives of BDO are expected to be present at the annual meeting and will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from shareholders present at the meeting.
A majority of the votes cast at the annual meeting is required for ratification. However, by NASDAQ and SEC rules, selection of the Company’s independent registered public accounting firm is the direct responsibility of the Audit Committee. Therefore, if shareholders fail to ratify the selection, the Audit Committee will seek to understand the reasons for such failure and will take those views into account in this and future appointments. Even if the current selection is ratified by shareholders, the Audit Committee reserves the right to appoint a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such change would be in the best interests of the Company and its shareholders.
Additional information regarding the Company’s independent registered public accounting firm can be found under “Independent Registered Public Accounting Firm.”
Required Vote
The affirmative vote of the holders of a majority of the shares of Company common stock present at the annual meeting via live audio webcast or represented by proxy at the annual meeting and entitled to vote on such matter at the annual meeting is required to ratify the appointment of the Company’s independent public accountant.
THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S SHAREHOLDERS VOTE “FOR” RATIFICATION OF COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN SHAREHOLDERS
Principal Shareholders
The following table sets forth information with respect to beneficial ownership of the shares of Company common stock by each person known by us to be the beneficial owner of more than five percent of our outstanding shares of Company common stock. The number of shares reported is as of the dates indicated in the footnotes below. The percentage of class is based on 9,779,547 shares of Company common stock outstanding on October 27, 2020. The information has been furnished by each such person.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Harbert Discovery Fund, LP, Harbert Discovery Fund GP, LLC, Harbert Fund Advisors, Inc., Harbert Management Corporation, Jack Bryant, Kenan Lucas and Raymond Harbert 2100 Third Avenue North, Suite 600 Birmingham, AL 35203	1,026,559(2)	10.5%
Ariel Investments, LLC 200 E. Randolph Dr., Suite 2900 Chicago, IL 60601	926,360(3)	9.5%
Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation 800 Third Avenue New York, New York 10022	699,683(4)	7.2%
Mario J. Gabelli, Gabelli Funds, LLC. Gamco Investors, Inc., and GAMCO Asset Management Inc. One Corporate Center Rye, NY 10580
GGCP, Inc. , Associated Capital Group, Inc., and Gabelli & Company Investment Advisers, Inc. 191 Mason Street Greenwich, CT 06830	629,336(5)	6.4%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	568,516(6)	5.8%
Punch & Associates Investment Management, Inc. 7701 France Ave. So., Suite 300 Edina, MN 55435	501,744(7)	5.1%
(1)	Unless otherwise indicated below, each shareholder listed has sole voting and sole investment power with respect to all shares beneficially owned by such person.
(2)
Based upon a Schedule 13D filed with the SEC on September 29, 2020 jointly by (i) Harbert Discovery Fund, LP (“Harbert LP”), (ii) Harbert Discovery Fund GP, LLC (“Harbert GP”), (iii) Harbert Fund Advisors, Inc. (“HFA”), (iv) Harbert Management Corporation (“HMC”), (v) Jack Bryant, (vi) Kenan Lucas and (vii) Raymond Harbert, which disclosed that each of Harbert LP, Harbert GP, Jack Bryant and Kenan Lucas has shared power to dispose of and to vote 987,091 shares of Company common stock and that each of HFA, HMC and Raymond Harbert has shared power to dispose of and to vote 1,026,559 shares of Company common stock.

(3)
Based upon a Holding Report on Schedule 13F-HR, filed with the SEC on August 14, 2020 by Ariel Investments, LLC (“Ariel”), which disclosed that Ariel owned 926,360 shares as of June 30, 2020. In its statement on Schedule 13G, filed with the SEC on August 10, 2020, Ariel reported that it had shared power to dispose of 514,824 shares and shared power to vote 514,824 shares of Company common stock. Further, based upon its statement on Schedule 13G, the shares of Company common stock are beneficially owned by accounts which are advised by Ariel and none of which own more than 5% of the shares of Company common stock.

(4)
Based upon a Holding Report on Schedule 13F-HR, filed with the SEC on August 13, 2020 by Renaissance Technologies LLC (“Renaissance”), which stated that Renaissance owned 699,683 shares as of June 30, 2020. In their statement on Schedule 13G, filed with the SEC on February 13, 2020, Renaissance and its majority owner, Renaissance Technologies Holdings Corporation, had the sole power to dispose of 671,619 shares, sole power to vote 662,983 shares and shared power to dispose of 1,195 shares of Company common stock. Further, based upon its statement on Schedule 13G, the shares of Company common stock are beneficially owned by accounts which are advised by Renaissance and none of which own more than 5% of the shares of Company common stock.

(5)	Based upon a Schedule 13D, filed with the SEC on October 15, 2020 jointly by (i) GGCP, Inc., (ii) Mario J. Gabelli, (iii) Gabelli Funds,

LLC (“Gabelli Funds”), (iv) GAMCO Investors, Inc., (v) Associated Capital Group, Inc., (vi) GAMCO Asset Management Inc. (“GAMCO”), and (vii) Gabelli & Company Investment Advisers, Inc. (“GCIA”), which disclosed that (a) Gabelli Funds has the sole power to dispose of 361,143 shares of the Company common stock and sole power to vote 361,143 shares of the Company common stock, (b) GAMCO has the sole power to dispose of 141,575 shares of the Company common stock and sole power to vote 141,575 shares of the Company common stock and (c) GCIA has the sole power to dispose of 126,618 shares of the Company common stock and the sole power to vote 126,618 shares of the Company common stock.
(6)
Based upon a Holding Report on Schedule 13F-HR, filed with the SEC on August 13, 2020 by Dimensional Fund Advisors LP (“Dimensional”), which disclosed that Dimensional owned 568,516 shares as of June 30, 2020. In its statement on Schedule 13G with the SEC on February 12, 2020, Dimensional reported that it had sole power to dispose of 638,054 shares and sole power to vote 626,453 shares of Company common stock. Further, based upon its statement on Schedule 13G, the shares of Company common stock are beneficially owned by investment companies, trusts and accounts which are advised by Dimensional and none of which own more than 5% of the shares of Company common stock. Dimensional disclaims beneficial ownership of such shares of Company common stock.

(7)
Based upon a Holding Report on Schedule 13F-HR, filed with the SEC on August 14, 2020 by Punch & Associates Investment Management, Inc. (“Punch”), which disclosed that Punch owned 501,744 shares as of June 30, 2020. In its statement on Schedule 13G filed with the SEC on February 14, 2020, Punch reported that it has sole power to dispose of and to vote 585,644 shares of Company common stock.

Beneficial Ownership by Directors and Executive Officers
The following table sets forth information with respect to beneficial ownership of the shares of Company common stock by each of our directors and director nominees, the persons named in the Summary Compensation Table and by all our directors and executive officers as a group as of October 27, 2020, unless otherwise indicated. The information as to each person has been furnished by such person and, except as where otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned by such person.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
John F. Bryant(2)(3)	1,026,559	10.49%
Jay W. Freeland(2)	37,123	*
Sujatha Kumar(2)	4,104	*
C. Richard Neely, Jr.(2)(4)	31,673	*
James A. Ratigan(2)(5)	23,429	*
William C. Taylor(2)(6)	29,497	*
David L. Watza(7)	32,584	*
Bill Roeschlein	—	*
Richard J. Van Valkenburg(8)	65,257	*
All executive officers and directors as a group (9 persons)(9)	1,250,226	12.69%
*	Less than 1% of class
(1)	To the best of the Company’s knowledge, based on information reported by such directors and officers or contained in the Company’s shareholder records.
(2)	Serves as a member of the board of the Company.
(3)
Based upon a Schedule 13D filed with the SEC on September 29, 2020 jointly by (i) Harbert LP, (ii) Harbert GP, (iii) HFA, (iv) HMC, (v) Jack Bryant, (vi) Kenan Lucas and (vii) Raymond Harbert, which disclosed that each of Harbert LP, Harbert GP, Jack Bryant and Kenan Lucas has shared power to dispose of and to vote 987,091 shares of Company common stock and that each of HFA, HMC and Raymond Harbert has shared power to dispose of and to vote 1,026,559 shares of Company common stock. Includes 31,468 shares of Company common stock received in lieu of a portion of annual Board compensation and held in an affiliated brokerage account for the benefit of the investors of Harbert Discovery Fund, LP. Includes options to purchase 8,000 shares of Company common stock, which are presently exercisable or which are exercisable within 60 days of October 27, 2020.

(4)	Includes options to purchase 17,570 shares of Company common stock, which are presently exercisable or which are exercisable within 60 days of October 27, 2020.
(5)	Includes options to purchase 8,000 shares of Company common stock, which are presently exercisable or which are exercisable within 60 days of October 27, 2020.
(6)	Includes options to purchase 8,000 shares of Company common stock, which are presently exercisable or which are exercisable within 60 days of October 27, 2020.
(7)
Mr. Watza resigned from his position as President, Chief Executive Officer and Chief Financial Officer of the Company on November 12, 2019. The information regarding Mr. Watza’s beneficial ownership is based solely on his Section 16 filings through his Form 4 filed on July 8, 2019.

(8)
Includes 25,000 shares of Company common stock that the reporting person disclaims beneficial ownership. Includes options to purchase 21,375 shares of Company common stock, which are presently exercisable or which are exercisable within 60 days of October 27, 2020 and the right to purchase 661 shares of Company common stock under the Company stock purchase plan within 60 days of October 27, 2020.

(9)
Includes options to purchase 68,279 shares of Company common stock, which are presently exercisable or which are exercisable within 60 days of October 27, 2020 and the right to purchase 661 shares of Company common stock under the Company stock purchase plan within 60 days of October 27, 2020.

EXECUTIVE OFFICERS
The executive officers listed below were appointed by the board and serve in the capacities indicated. Executive officers are normally appointed annually by the board and serve at the pleasure of the board.
Name and Age	Position and Principal Occupations
Jay W. Freeland. 51	Interim President and Chief Executive Officer since November 2019. Mr. Freeland’s business experience is described under “Proposal 4: Election of Directors.”

Bill Roeschlein, 51
Interim Vice President, Finance and Chief Financial Officer since January 2020. Mr. Roeschlein previously served as Chief Financial Officer and Principal Financial and Accounting Officer of Intermolecular, Inc. from April 2017 until December 2019 and as Vice President of Finance from August 2015 to April 2017. From January 2015 to July 2015 and from May 2010 to December 2012, Mr. Roeschlein was an advisor for high technology companies, including Trident Microsystems, Inc. From January 2013 to December 2014, Mr. Roeschlein served as Chief Financial Officer of Aurora Algae, Inc., a producer of algae-derived products for the nutrition and biofuel markets. From 2008 to 2010, Mr. Roeschlein served as Chief Financial Officer for Power Integrations, Inc., a supplier of high-voltage analog semiconductors for power conversion. From 2006 to 2008, Mr. Roeschlein served as Chief Financial Officer for Selectica, Inc., a provider of cloud-based software solutions. Prior to 2006, Mr. Roeschlein served in various corporate controller and financial management roles at Ultra Clean Technology, Asyst Technologies, Hewlett-Packard and Coopers & Lybrand.

Richard J. Van Valkenburg, 52
Vice President, Global Sales and Marketing since December 2016. Mr. Van Valkenburg served as Director of Sales - Americas from February 2016 to December 2016 and Strategic Account Manager-General Motors from February 2009 to February 2016 and Strategic Account Manager - Chrysler from July 2000 to February 2009. He also served as Application Engineer, Project Manager and Project Engineer from September 1996 to July 2000.

COMPENSATION OF EXECUTIVE OFFICERS
Narrative Disclosure Regarding Compensation
Executive Summary. This Narrative Disclosure Regarding Compensation (“NDC”) is intended to provide information about our compensation objectives and policies for our principal executive officer, our principal financial officer and our other named executive officers (the “NEOs”) included in the Summary Compensation Table that follows this discussion. This NDC is intended to place in perspective the compensation information contained in the tables that follow this discussion.
During fiscal 2020, the Management Development Committee, after reviewing the Company’s executive compensation programs, determined to not change the principal components of our programs as discussed below. This approach was supported by the results of the advisory vote by shareholders of the Company at the Annual Meeting of Shareholders held on November 18, 2019 at which the “Say on Pay” Advisory Vote on Executive Compensation was approved by 97.5% of the shareholders voting on the proposal.
General Philosophy. Our objective is to provide a superior return to shareholders. To support this objective, we believe that we must attract, retain and motivate top quality executive talent. Our executive compensation program is a critical tool in this process.
Our executive compensation program consists of five components:
•	Base salary;
•	Annual cash incentive opportunities;
•	Long-term incentives represented by stock-based awards;
•	Employee benefits; and
•	Severance and change in control benefits.
Our compensation philosophy at all levels of the organization emphasizes performance-based compensation. This is particularly true of our executive compensation program, which has been designed to link executive compensation to Company performance through at-risk compensation opportunities, providing significant reward to executives who contribute to our success. A significant portion of our NEOs and other executives’ potential annual cash compensation is tied to our revenue and profitability goals, other than individuals serving in interim positions because of the temporary nature of those positions. We provide long-term incentives to our team through periodic stock awards. Through stock awards to our NEOs and other executives, we have tied a significant portion of their future compensation potential to the creation of long-term shareholder value. Further, we believe that stock-based incentives for team members, in addition to providing an incentive for their continued employment, more closely align their interests with those of the Company and its shareholders.
Our approach to NEO base salaries is to ensure that they are competitive so that they are effective in attracting and retaining a high-quality executive team. Similarly, in designing our employee benefit programs and severance and change in control benefits, we strive to offer benefits consistent with the general practice of comparable companies.
We believe that compensation should be simple, straightforward and easily understood by the recipients. As a result, our incentive compensation programs have generally been tied to a limited number of key Company-wide performance metrics that can be objectively measured.
We continue to implement a corporate strategy designed to leverage our leading technologies and market position to accelerate the next evolution of growth of the Company as well as increase diversification across industries.
In the coming years, we will continue to revise and refine our executive and non-executive compensation programs to properly motivate our executives and team to implement this strategy. We will directly reward them for growth on a Company-wide basis.
Equity Ownership Guidelines. The Management Development Committee determined to implement equity ownership guidelines for our executive team. In August 2017, the board determined that the Chief Executive Officer and other NEOs should hold shares equal to one-times and one-half-times their base salaries, respectively. This will be accomplished by requiring these executives to retain at least 25% of the net shares of Company common stock acquired upon the vesting or exercise of any equity incentive awards, after deducting the number of shares of Company common stock that were withheld or sold to pay applicable taxes and/or exercise price, until the executive has met the ownership guidelines. This requirement is measured each year at June 30th.

Hedging Transactions. The Company has not adopted any practices or policies regarding the ability of employees (including officers) or directors of the Company, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities. Accordingly, employees (including officers) and directors of the Company, or any of their designees, are permitted to purchase such financial instruments. The Nominating Committee has discussed and is considering the adoption of a hedging policy.
The Role of the Management Development Committee and Chief Executive Officer in the Compensation Process. The Management Development Committee is responsible for the planning, review and administration of our executive compensation program and stock-based executive compensation programs. During the fiscal year ended June 30, 2020, all members of this Committee were non-employee directors of the Company. The Management Development Committee generally meets in conjunction with regularly scheduled board meetings and between board meetings at the request of the Chief Executive Officer or the Management Development Committee.
The Management Development Committee generally reviews the components of executive compensation on an annual basis to determine whether there should be any adjustments in base salary, to establish the annual cash incentive plan, to establish a long term equity incentive plan, to determine if other stock-based incentives should be granted and to review the terms of our other executive compensation programs. Each year the Chief Executive Officer presents an evaluation of the performance of the NEOs and other executive team members to the Management Development Committee. Based upon this evaluation, the Chief Executive Officer makes recommendations to the Management Development Committee regarding compensation for the NEOs and other executives, other than himself. The Chief Executive Officer may make recommendations regarding changes in a particular NEO or other executive’s compensation more frequently than annually as a result of changes in circumstances, such as the assumption of increased executive level responsibilities. The Management Development Committee considers the recommendations of the Chief Executive Officer, as well as the other information provided to them by the Company, and then establishes compensation for the NEOs and other executives, either annually or periodically as the need arises.
The Management Development Committee independently assesses the performance of the Chief Executive Officer. Based upon that assessment, the performance of the Company and the Management Development Committee’s decisions regarding the compensation of the other NEOs and executives, the Management Development Committee independently establishes the compensation of the Chief Executive Officer, without any recommendations from or participation by the Chief Executive Officer in that process.
The Management Development Committee has not established a set percentage relationship between the size of the Chief Executive Officer’s compensation package as compared to the other NEOs. However, historically one of the factors considered by the Management Development Committee in setting the Chief Executive Officer’s compensation (other than a Chief Executive Officer serving on an interim basis) is the level of compensation awarded to the other NEOs for each element of compensation.
The base salary, annual cash incentive opportunity, stock-based incentives and other compensation terms for new executive officers are established by the Management Development Committee based upon the executive’s qualifications, position and level of responsibility as compared with our other executives, our profitability and other factors, such as assessments of individual performance and market practices, and, in the case of executive officers other than the Chief Executive Officer, upon the recommendation of the Chief Executive Officer.
The Chief Executive Officer typically proposes the terms of an annual cash incentive plan and equity incentive plan to the Management Development Committee for consideration. The Committee revises the plans as it deems appropriate and approves the final plans, usually in the first quarter of the fiscal year.
The Management Development Committee generally reviews all elements of compensation as a whole in establishing executive compensation. It does not have a pre-set formula for the proper mix of the elements, other than the annual cash incentive and equity incentive plans. In the case of our annual cash incentive and equity incentive plans, each of our NEOs and other executives who participate in such plans has a set target percentage of his or her base salary that can be earned as an annual cash incentive and an equity incentive for achievement of Company-wide performance metrics.

The Role of Risk Assessment in Compensation Planning. As part of its process of developing and implementing the Company’s compensation programs for both executive and non-executive team members, the Management Development Committee considers whether the programs being proposed have the potential to create risks that could have a material adverse effect on the Company. The Management Development Committee believes that the Company’s compensation programs have been structured with an appropriate balance between providing strong compensation-related incentives to the team to drive revenue and profit growth, without encouraging them to take excessive risks to achieve growth. For instance, while the Company uses performance-based compensation at all levels of its compensation program, base salary still represents the largest single portion of all team members’ cash compensation. This encourages team members to take appropriate risks to achieve established goals but tempered by the need to maintain the Company’s long-term established business assets and value. Further, Company revenue and operating income targets used in incentive plans are based upon the Company’s operating budget for the fiscal year generally developed by the executives and the team and approved by the Company’s board of directors. By setting targets in this fashion, the Management Development Committee strives to set realistic targets to drive reasonably achievable growth. In addition, the amount that can be earned by the executives and the team under this plan are capped at a percentage of the team member’s base salary, discouraging risk taking to achieve performance levels significantly above the expected levels of performance.
Key Elements of Compensation for Fiscal 2020
Base Salary. The Management Development Committee recognizes the importance of a competitive compensation structure in retaining and attracting valuable senior executives. Executive salary levels are reviewed and established annually. The salaries received by our executives generally reflect their levels of responsibility, our profitability and other factors, such as assessments of individual performance and market practices.
In connection with the appointment of Mr. Freeland as Interim President and Chief Executive Officer in November 2019, the Management Development Committee set Mr. Freeland’s weekly base salary at $3,200. Mr. Freeland’s base salary is payable in Company common stock on each of March 1, June 1, September 1 and December 1, based upon the accrued compensation for the period, divided by the closing market price of Company common stock on such date, pursuant to the terms of the Company’s 2004 Stock Plan, except for the amount of the applicable withholding taxes, which is paid in cash. This amount was determined based upon the interim, part-time nature of his role with the Company. Mr. Freeland also receives an annual retainer of $100,000 for his service as Chairman of the Board.
In connection with the appointment of Mr. Roeschlein as Interim Vice President, Finance and Chief Financial Officer of the Company in January 2020, the Management Development Committee set Mr. Roeschlein’s weekly base salary at $7,200. This amount was determined based upon negotiations with Mr. Roeschlein and in recognition of the interim, part-time, nature of his role.
In connection with the appointment of Mr. Van Valkenburg as Vice President, Global Sales and Marketing in December 2016, his base salary was set at $215,000. In March 2017, the Management Development Committee approved a merit increase for Mr. Van Valkenburg and set his salary at $220,000, which coincided with merit increases for all U.S.-based employees. In April 2018, the Management Development Committee approved a 4.5% merit increase for Mr. Van Valkenburg, which coincided with merit increases for all U.S.-based employees and set his salary at $230,000. The Management Development Committee did not approve any increases in Mr. Van Valkenburg’s base salary since then.
In April 2018, the Management and Development Committee approved a 4% merit increase for Mr. Watza, who served as President and Chief Executive Officer of the Company until November 12, 2019. This increase coincided with merit increases for all U.S.-based employees and set his salary at $338,000. The Management Development Committee set his base salary at a level they viewed as commensurate with amounts paid to his predecessors. The Management Development Committee did not approve any further increases in Mr. Watza’s base salary prior to his resignation.
Annual Non-Equity Incentive Plan. Our executives and director-level team members, other than our interim executives, are eligible for annual cash incentive opportunities. Generally, at the beginning of each fiscal year, the Management Development Committee develops a cash incentive plan applicable to the Chief Executive Officer of the Company, the other NEOs and our other executives and director-level team members.
In the case of our annual cash incentive, each of our executives and director-level team members, including the NEOs, typically has a set target percentage of their base salary that can be earned as an annual cash profit sharing incentive for achievement of Company-wide performance metrics and individual strategic goals.

For fiscal 2020, the Management Development Committee adopted the Fiscal 2020 Executive Short Term Incentive Plan, which applied to Messrs. Watza and Van Valkenburg, our other executives and director-level team members. Messrs. Freeland and Roeschlein did not participate in the Fiscal 2020 Executive Short Term Incentive Plan because of their interim role at the Company. Under the Fiscal 2020 Executive Short Term Incentive Plan, participants could earn annual incentive cash compensation at the direction of the Management Development Committee, to be paid from a bonus pool funded under the terms of the plan. The amount of the bonus pool available for payment to the Company’s key executives was to be determined based upon the Company’s achievement of specific results with respect to corporate revenue and operating income targets for fiscal 2020. The weightings of these targets for fiscal 2020 were as follows:
Fiscal 2020 Targets	Weighting
Company Revenue	50%
Company Operating Income Before Incentive Compensation	50%
The financial targets include progressive threshold (90% of target for Company Revenue and 75% for Company Operating Income Before Incentive Compensation), target and maximum (110% of target for Company Revenue and 150% of target for Company Operating Income Before Incentive Compensation) performance level incentive objectives. The Management Development Committee could adjust the calculation of the Company Revenue target and the Company Operating Income Before Incentive Compensation target to account for unforeseen, unanticipated, unusual and/or non-ordinary course events and issues. Furthermore, the Company’s Operating Income Before Incentive Compensation had to be at least 75% of the target level under the Company’s Fiscal 2020 Operating Budget for any bonus pool to be funded under the Executive Short Term Incentive Plan.
If the threshold objectives were met, the Company would fund a bonus pool under the Fiscal 2020 Executive Short Term Incentive Plan. The bonus pool amount would be calculated as follows: the aggregate predetermined participation levels of all participants, which is a percentage of base salary of each participant (55% for Mr. Watza and 35% for the other executive officers), multiplied by the Percentage of the Bonus Target Earned, subject to adjustment to reflect achievement of individual performance goals. The Percentage of the Bonus Target Earned is calculated as follows: (i) Percentage of Company Revenue Bonus Target Earned multiplied by 0.40, plus (ii) Percentage of Company Operating Income Before Incentive Compensation Bonus Target Earned multiplied by 0.40, plus (iii) Percentage of Company Revenue Bonus Target Earned multiplied by the Individual Performance Objectives Earned Factor (between 0 and 0.10), plus (iv) Percentage of Company Operating Income Before Incentive Compensation Bonus Target Earned multiplied by the Individual Performance Objectives Factor (between 0 and 0.10). The Management Development Committee was responsible for establishing individual performance objectives for each of the participants. The Management Development Committee determines the percentage of actual achievement of those individual performance goals (between 0 and 100%). The Individual Performance Objectives Factor is determined by multiplying 0.10 by the percentage of the individual performance goals achieved by the participant. The bonus pool amount could have been between 0% (assuming the threshold objective was not met) and 175% (assuming the maximum objectives were met) of the aggregate predetermined participation levels of all participants, with a bonus pool amount of 100% of the aggregate predetermined participation levels of all participants if the target objectives were met.
The aggregate payouts under the Fiscal 2020 Executive Short Term Incentive Plan payable to all participants could not exceed the bonus pool amount. The amount of the bonus pool to be received by Mr. Watza and the other executives was to be determined at the discretion of the Management Development Committee based upon the Company’s financial performance, the participant’s base salary, his or her predetermined participation level and his or her achievement of individual performance objectives. Participating team members under the Fiscal 2020 Executive Short Term Incentive Plan had to be employed on or before December 31, 2019 in order to be eligible. Participating team members hired between July 1, 2019 and December 31, 2019, were eligible for a pro-rata portion of their individual participation level. Participating team members had to be employed by the Company at the date of the payouts, except as otherwise provided under any severance agreement applicable to the participant. See “Compensation of Executive Officers – Potential Payments Upon Termination or Change in Control.” The Management Development Committee reserved the right to increase, decrease or eliminate any payout under the Fiscal 2020 Executive Short Term Incentive Plan for any participant, including to provide for no payout even if the financial performance targets or strategic objectives were achieved by the participant.

After completion of fiscal 2020, the Management Development Committee determined the extent to which the specified goals relating to the financial targets were achieved. Our fiscal 2020 Revenue and Operating Income Before Incentive Compensation for purposes of the Fiscal 2020 Executive Short Term Incentive Plan were below the target thresholds. Accordingly, no bonus pool was funded under the Fiscal 2020 Executive Short Term Incentive Plan and so no bonus was payable to any executives under that plan.
Long Term Equity Incentive Plan. Our executives and director-level team members are eligible for equity incentive opportunities. Generally, at the beginning of each fiscal year, the Management Development Committee develops an equity incentive plan applicable to the Chief Executive Officer of the Company, the other NEOs and our other executives and director-level team members.
Under the Fiscal 2020 Executive Long Term Incentive Plan (the “Executive Long Term Incentive Plan”), the Company’s key executives, including the named executive officers, other than Messrs. Freeland and Roeschlein, can earn performance share award units under the 2004 Stock Plan. Messrs. Freeland and Roeschlein did not participate in the Executive Long Term Incentive Plan because of their interim roles at the Company.
The equity awards were granted on October 1, 2019. The specific target number of performance share award units that each participant receives was determined by dividing an award amount denominated in dollars by the closing price of the Company common stock on NASDAQ on the date the performance share award units were awarded. The award amount is equal to a predetermined percentage of the participant’s base salary (20% for Mr. Watza and 15% for the other executives, with Mr. Watza and Mr. Van Valkenburg receiving a grant of 14,569 and 7,435 of performance share award units, respectively. The Management Development Committee determined to only grant performance share award units under the Executive Long Term Incentive Plan and not also grant restricted stock units as it has done in past years because the level of actual performance to target achieved in fiscal 2019 and the projected level of performance forecasted for fiscal 2020 did not warrant such an additional grant for fiscal 2020.
Subject to the Company’s achievement of specified results with respect to corporate revenue and operating income targets for plan years 2020, 2021 and 2022 (the “Performance Measures”), 33-1/3% of the performance share award units vest based upon the achievement of Performance Measures for plan year 2020 (the “Fiscal 2020 Tranche”), 33-1/3% based upon the achievement of Performance Measures for plan year 2021 and 33-1/3% based upon the achievement of Performance Measures for plan year 2022, provided the participant remains employed with the Company on each of the relevant vesting dates. Plan year 2020 is from July 1, 2019 to June 30, 2020, plan year 2021 is from July 1, 2020 to June 30, 2021 and plan year 2022 is from July 1, 2021 to June 30, 2022. The Performance Measures were set at the date of grant based upon the Company’s 3 Year Long Range Plan. The weightings of the Performance Measures for determining the number of performance share award units that will vest for each participant in plan years 2020, 2021 and 2022 were as follows:
Fiscal 2020 Targets	Weighting
Company Revenue	50%
Company Operating Income Before Incentive Compensation	50%
The financial targets included in the Performance Measures include progressive threshold (90% of target for Company Revenue and 75% for Company Operating Income Before Incentive Compensation), target and maximum (110% of target for Company Revenue and 150% of target for Company Operating Income Before Incentive Compensation) performance level incentive objectives. Furthermore, the Company’s Operating Income Before Incentive Compensation must be at least 75% of the performance target level for any performance share award units to vest under the Executive Long Term Incentive Plan.
Under the Fiscal 2020 Executive Long Term Incentive Plan, the value of the performance share award units that could be earned by Mr. Watza ranged from 0% (assuming the threshold objectives were not met) to 35% (assuming the maximum objectives were met) of base salary, with a grant date value of 20% of base salary if both of the target financial performance objectives are met. Under the Fiscal 2020 Executive Long Term Incentive Plan, the grant date value of the equity award that could be earned by the Company’s other executives ranged from 0% (assuming the threshold objectives were not met) to 26.25% (assuming the maximum objectives were met) of base salary, with a grant date value of 15% of base salary if both of the target financial performance objectives are met.
Participating team members under the Fiscal 2020 Executive Long Term Incentive Plan had to be employed on or before December 31, 2019 in order to be eligible. Participating team members hired between July 1, 2019 and December 31, 2019 were eligible for a pro-rata portion of their individual participation level. Participating team members have to be employed by the Company at each vesting date, except as otherwise provided under any severance agreement applicable to the participant. See “Compensation of Executive Officers – Potential Payments Upon Termination or Change in Control.” The Management Development Committee reserved the right to increase, decrease or eliminate any performance share award units under the Fiscal 2020 Executive Long Term Incentive Plan for any participant, even if the financial performance targets were achieved.
On October 1, 2020, the Management Development Committee determined that our fiscal 2020 Revenue and Operating Income Before Incentive Compensation for purposes of the Plan Year 2020 Tranche of the Fiscal 2020 Executive Long Term Incentive Plan were below the target thresholds. Accordingly, the portion of the Plan Year 2020 Tranche performance share award units did not vest and so such units were forfeited.
Stock-Based Incentives. The 2004 Stock Plan permits the Management Development Committee to grant stock appreciation rights, restricted stock, restricted stock units, performance share awards and deferred stock units, in addition to incentive and non-qualified stock options.
Under the terms of the Fiscal 2020 Executive Long Term Incentive Plan, Mr. Watza and the other NEOs, other than Messrs. Freeland and Roeschlein because of their interim roles at the Company, had the opportunity to earn performance share award units under the 2004 Stock Plan as described above under “Compensation of Executive Officers – Narrative Disclosure Regarding Compensation – Key Elements of Compensation for Fiscal 2019 – Long Term Equity Incentive Plan.”
On November 11, 2019, the Management Development Committee awarded Mr. Freeland non-qualified options to purchase 25,000 shares of Company common stock with an exercise price equal to the closing price of Company common stock on December 2, 2019, pursuant to the terms of the Company’s 2004 Stock Plan. The option award was made in recognition of Mr. Freeland’s willingness to assume the duties of Interim President and Chief Executive Officer, in addition to his duties as Chairman of the Board, and to more closely align his interest with those of our shareholders. The vesting terms of both awards were tied, in part, to the timing of the Company’s engagement of a permanent Chief Executive Officer to encourage Mr. Freeland to continue to serve until his replacement was engaged and to remain involved with the Company for a transition period thereafter.
The options will become exercisable (i) 50% upon the earlier of the effective date of the appointment of a new Chief Executive Officer or the first year anniversary of the date of the grant, (ii) 25% on the second year anniversary of the date of the grant and (iii) 25% on third year anniversary of the date of grant. The options have an exercise price equal to 100% of the fair market value of the shares of Company common stock on the date of grant. The options expire ten years from the date of grant, or if earlier, one year after the Mr. Freeland’s death or permanent disability or three months after Mr. Freeland’s termination of services as a member of the board. In addition, any portion of these options that is not exercisable becomes exercisable immediately upon a Change in Control of the Company as described under “Compensation of Executive Officers – Potential Payments Upon Termination or Change in Control.”
The Management Development Committee does not have a set time of the year in which it makes discretionary equity awards under the 2004 Stock Plan, nor does it make such awards every year.
The Management Development Committee periodically reviews the various stock-based incentive alternatives available to the Company under the 2004 Stock Plan as part of its development of a program to provide appropriate long-term incentives to the executive team and more closely align their interests with the Company and its shareholders. Historically, the Management Development Committee used grants of non-qualified stock options as the Company’s principal long-term stock incentive program for the executive team. More recently, the Management Development Committee also has used restricted stock awards, restricted stock unit awards and performance share unit awards to the executive team, members of the board of directors and other team members. We have increased our use of these other forms of awards in order to reduce the number of shares being issued by the Company as equity incentive awards. Because recipients of these types of awards are not required to pay an exercise price to realize the benefits of the award, as compared to stock option grants where they are required to do so, we are able to award fewer shares to participants than if we granted stock options, yet provide participants with equivalent value to a stock option grant. In the future, the Management Development Committee plans to use a combination of stock option grants, restricted stock awards, restricted stock unit awards and performance share units.
The Management Development Committee designed the restricted stock unit awards starting with the Fiscal 2018 Executive Long Term Incentive Plan to use a double trigger structure for acceleration of vesting of the awards upon a Change in Control of the Company. Under the double trigger structure, accelerated vesting of awards requires both a Change in Control and qualified termination of employment or non-assumptions of awards. Similarly, the Management Development Committee designed the performance share unit awards starting with the Fiscal 2018 Executive Long Term Incentive Plan to provide that, upon a Change in Control of the Company, the performance requirements will be eliminated and any unvested portion of the award will vest, at the target number of shares subject to the original grant, in annual tranches at the anniversary date of the date of grant, based upon the year in which the tranche would have vested based upon achievement of the performance targets, if the holder of the award is employed as of such date or, if earlier, a qualified termination of employment or non-assumption of the award. The Committee used these provisions for the Fiscal 2019 Executive Long Term Incentive Plan and currently intends to use these provisions for all future grants under the 2004 Stock Plan.
Employee Benefits. We believe it is important to the retention of our team members that we maintain a competitive benefit package at all levels within the Company. Further, we believe a well-designed employee benefit program further promotes the creation of value for our shareholders by enhancing job productivity by encouraging our team members to maintain a healthy lifestyle and providing a reasonable level of financial support in the event of an illness, injury or death.
All of our team members, including the NEOs and our other executives, other than Messrs. Freeland and Roeschlein who do not qualify for such benefits because of their part-time interim roles at the Company, receive customary benefits such as medical, dental and vision plans, short and long-term disability and group life insurance. In addition, the NEOs and certain other executives receive enhanced life insurance (in lieu of group life) and supplemental long-term executive disability benefits, commensurate with their higher compensation levels.
We also maintain a 401(k) Profit Sharing Plan (the “401(k) Plan”) in which all team members employed in the United States, including the NEOs and our other executives, are eligible to participate on the same basis. All team members are eligible to contribute up to 75% of their salaries on a pre-tax basis to the 401(k) Plan. For calendar year 2020, the annual maximum contribution limit is $19,500 for employees under 50 years of age and $26,000 for employees 50 years of age or older. In addition, the board of directors may authorize the Company, from time to time, to match a portion of the team members’ contributions to the 401(k) Plan. In fiscal year 2020, the Company contributed a match of 25% of each team member’s voluntary contribution to the 401(k) Plan up to the first 8% of a team member’s compensation.
To facilitate the performance of their management responsibilities, we provide certain key employees selected perquisites and other personal benefits, such as an automobile expense allowance and, when key employees join us, relocation benefits, such as temporary housing and reimbursements of travel costs prior to relocation.
Severance Agreements. The board, upon recommendation of the Management Development Committee, authorized the implementation of formal severance agreements for the Company’s executive officers beginning in fiscal 2005. The terms of the severance agreements are described under “Compensation of Executive Officers – Potential Payments upon Termination or Change in Control.” The board determined it appropriate to formalize the Company’s general severance policies and practices for its executive team and at the same time institute enhanced severance arrangements payable in the event of a termination of the executive’s employment following a change in control of the Company. The board and Management Development Committee believe that the enhanced severance arrangements are necessary in order to provide executives with the appropriate incentives to act in the best interests of the Company and its shareholders, without concern for their own personal interests, and to provide for continuity of management during the pendency of a transaction that could result in a change in control of the Company. The Management Development Committee, in developing its recommendations to the board, consulted with an outside compensation consultant hired by the Committee and the Company’s outside legal counsel. Based upon the foregoing, the Management Development Committee believes that the severance agreements contain terms and conditions which are comparable to those used by other companies that are similar in size to the Company.
All of our NEOs who are entitled to severance payments have entered into our standard executive agreement not to compete, restricting the executive’s right to compete with us for the longer of twelve months following the termination of employment or the period post-termination during which we are required to make payments to the executive, and standard employee proprietary information and inventions agreement, containing confidentiality provisions and a two-year post-termination restriction on soliciting our employees. We have the right to cease all further payments under the NEO’s severance agreement in the event that the NEO violates the executive non-competition agreement. The NEOs must sign a standard release to receive payments under the severance agreements, including standard non-disparagement provisions.
Payments under the severance agreements, other than the severance agreement with Mr. Roeschlein, when aggregated with any other “parachute payments” (defined under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) as compensation that becomes payable or accelerated due to a Change in Control) payable under any of our other plans, agreements or policies, are capped so as to not be treated as “excess parachute payments” under Code Sections 280G and 4999. See “Compensation of Executive Officers – Narrative Disclosure Regarding Compensation – Golden Parachute Excise Tax” below for a further discussion of our policy with respect to golden parachute amounts.
Deductibility of Executive Compensation. Code Section 162(m) restricts the deductibility of executive compensation paid to the chief executive officer, chief financial officer and any of the three most highly compensated executive officers (other than the chief executive officer and chief financial officer) at the end of the calendar year to the extent such compensation (including gains from the exercise of certain stock options) exceeds $1,000,000 in any year. There are exceptions to the limitation for performance-based compensation that was granted pursuant to a written binding contract in effect on November 2, 2017 that has not been materially modified since and is based on nondiscretionary, pre-established performance measures. The Tax Cuts and Jobs Act of 2017 (the “TCJA”) eliminated the Code Section 162(m) performance exceptions for any compensation awarded or materially modified after November 2, 2017.
Prior to the TCJA, our board established certain restrictions on the granting of options under the 2004 Stock Plan so that compensation realized in connection with the stock-based grants under the 2004 Stock Plan could be structured to be exempt from the restrictions on deductibility under Section 162(m). Therefore, certain stock option grants in effect on November 2, 2017 are still exempt under Code Section 162(m). For instance, the 2004 Stock Plan restricts stock grants to any participant in any fiscal year as follows: (i) up to 200,000 shares of Company common stock may be subject to stock option grants, (ii) up to 200,000 shares of Company common stock may be subject to stock appreciation right grants, (iii) up to 200,000 shares of Company common stock may be subject to restricted stock awards, (iv) up to 200,000 shares of Company common stock may be subject to restricted stock units and (v) up to 200,000 shares of Company common stock may be subject to performance share awards. It is important to note that while these restrictions allow the Management Development Committee continuing discretion in establishing executive officer compensation, they do limit such discretion by restricting the size of stock awards which the Management Development Committee may grant to any single individual. The permitted size of the stock awards to a single individual was established based on the determination of the maximum number of shares which would be required to be granted in any fiscal year to retain or attract a chief executive officer of the Company. While the restricted stock awards under the 2004 Stock Plan were not designed to be exempt from the restrictions on deductibility under Section 162(m), they have been small enough in number to not likely result in payments to any executive officer in any year which would be subject to such restrictions.
We do not believe that other components of our current compensation program are likely to result in payments to any executive officer in any year which would be subject to the restriction on deductibility under Section 162(m). Accordingly, we believe that we have taken appropriate actions to preserve the deductibility of most of the annual performance bonuses and long-term performance incentive awards the Management Development Committee is likely to award in any given year. We will continue to evaluate the advisability of qualifying future executive compensation programs for deductibility under the Code.
The Management Development Committee recognizes the need to retain flexibility to make compensation decisions that may not be deductible under Section 162(m) to enable us to attract, retain and motivate highly qualified executives. It has the authority to approve non-deductible compensation in appropriate circumstances.
Stock Awards Expense. We are required under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 “Compensation – Stock Compensation” to record compensation expense associated with stock awards to our employees, including the NEOs, as more fully discussed in Note 20 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020. As discussed above, the Management Development Committee does consider the impact of FASB ASC Topic 718 in determining to use stock awards as our principal long-term incentive program for the executive team.

Further, the Management Development Committee does consider the amount of compensation expense required to be recorded in determining the size of stock awards to the Chief Executive Officer and the aggregate awards made to the remainder of the executive team and team members generally.
Golden Parachute Excise Tax. Code Section 280G imposes tax penalties on golden parachute payments associated with a Change in Control of the Company if they exceed a specified level. These penalties include a 20% excise tax on part of the income received by executives with excess payments, and the elimination of a portion of our tax deduction when these excess payments are triggered. Payments under our severance agreements and from the acceleration of the exercisability of our stock options and vesting of our restricted stock, restricted stock units and performance share units in the event of a Change in Control of the Company are potentially subject to these tax penalties. Currently, payments under our severance agreements, other than the severance agreement with Mr. Roeschlein, are capped at an amount that will not trigger the excise tax. There is no similar limitation on the acceleration of the exercisability of stock options and vesting of other stock awards because we believe it is unlikely that the acceleration of options and vesting of other stock awards alone would cause an executive to exceed the specified level. The Management Development Committee recognizes the need to retain flexibility to make compensation decisions that may cause payments to executives to exceed the levels specified in Code Section 280G to enable us to attract, retain and motivate highly qualified executives. It therefore has the authority to approve compensation that would exceed the specified level or to remove the cap contained in the severance agreements in appropriate circumstances. However, in the event that any payment by the Company to any executive officer is subject to excise taxes pursuant to Code Section 280G, the Company’s policy is that it will not reimburse the executive officer for any such excise taxes.
Deferred Compensation. We have also structured our executive compensation program with the intention that it complies with or be exempt from Code Section 409A which may impose additional taxes on our executives for certain types of deferred compensation that are not in compliance with or exempt from Code Section 409A.
Because the Company’s policy is to either comply with or exempt payments from Code Section 409A, it does not generally assume responsibility for any additional tax, interest, or penalties under Code Section 409A. Also, because of ambiguities and uncertainties as to the application and interpretation of Code Section 409A and the related regulations and guidance, no assurance can be given that compensation intended by us to comply with or be exempt from Code Section 409A will in fact do so.
Consideration of Last Year’s Advisory Shareholder Vote on Executive Compensation
At the 2019 Annual Meeting of Shareholders, approximately 97.5% of the votes cast by the shareholders were voted to approve the compensation of the Company’s named executive officers as discussed and disclosed in the 2019 Proxy Statement. The board and the Management Development Committee appreciate and value the views of our shareholders. In considering the results of this advisory vote on executive compensation, the Management Development Committee concluded that the compensation paid to our named executive officers and the Company’s overall pay practices enjoy shareholder support and did not make any material changes to the executive compensation program in response to the shareholder vote.
Going forward, future advisory votes on executive compensation will serve as an additional tool to guide the board and the Management Development Committee in evaluating the alignment of the Company’s executive compensation program with the interests of the Company and its shareholders. Shareholders may communicate with the board, the Management Development Committee or individual directors regarding the Company’s executive compensation program by submitting such communications in writing to Perceptron, Inc., Attention: Board of Directors (or the Management Development Committee or the individual director(s)), 47827 Halyard Drive, Plymouth, Michigan 48170-2461. Such communications should be sent by overnight or certified mail, return receipt requested. Alternatively, such communications may be sent by email to boardofdirectors@perceptron.com. Such communications will be delivered directly to the board, the Management Development Committee or the individual director(s), as designated on such communication.
At the 2019 Annual Meeting of Shareholders, our shareholders expressed a preference that advisory votes on executive compensation be held on an annual basis. Consistent with this preference, the board determined to implement an advisory vote on executive compensation on an annual basis until the next required vote on the frequency of shareholder votes on the compensation of executive officers, to be held at the 2025 Annual Meeting of Shareholders.

Summary Compensation Table
The following table sets forth certain information as to compensation paid by us for services rendered in all capacities to the Company and its subsidiaries during fiscal 2020 and 2019 to (i) persons serving as our Chief Executive Officer at any time during fiscal 2020 and (ii) persons serving as our executive officers (other than our Chief Executive Officer) who are the next two most highly compensated executive officers at any time during fiscal 2020 (collectively, the “named executive officers” or “NEOs”). Please see the Narrative Disclosure Regarding Compensation for additional detail regarding the Company’s compensation philosophy, practices and fiscal 2020 compensation decisions.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total
Jay W. Freeland, Interim President and Chief Executive Officer(5)	2020	105,600(6)	—	—	54,807	—	100,000	$260,407
Bill Roeschlein, Interim Vice President, Finance and Chief Financial Officer(7)	2020	178,560	—	—	—	—	2,592	$181,152
Richard J. Van Valkenburg, Vice President, Global Sales and Marketing	2020	230,000	—	34,498(8)	—	—	22,033	$286,531
	2019	230,000	—	69,216(9)	—	—	25,756	$324,972
David L. Watza, Former President, Chief Executive Officer and Chief Financial Officer(10)	2020	130,000	—	67,600(8)	—	—	225,489	$423,089
	2019	338,000	—	135,548(9)	—	—	31,126	$504,674
(1)
Represents the full grant date fair value associated with restricted stock awards, restricted stock units awards, and performance share award units calculated in accordance with FASB ASC Topic 718, excluding any forfeiture reserves recorded for these awards. There can be no assurance that the FASB ASC Topic 718 restricted stock award, restricted stock units award and performance share award units award amounts shown above will ever be realized. The assumptions we used to calculate these amounts are included in Note 20 to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2020. The restricted stock awards, restricted stock unit awards and performance share award units become vested and risk of forfeiture and other restrictions lapse under certain circumstances in the event of a change in control as described under “Compensation of Executive Officers – Potential Payments Upon Termination or Change in Control.”

(2)
Represents the full grant date fair value associated with stock option awards, calculated in accordance with FASB ASC Topic 718, excluding any forfeiture reserves recorded for these awards. There can be no assurance that the FASB ASC Topic 718 option award amounts shown above will ever be realized. The assumptions we used to calculate these amounts are included in Note 20 to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2020. Except as otherwise set forth in the footnotes below, one-third of the option awards generally become exercisable on each anniversary of the date of grant if the executive’s services or employment has not terminated on or prior to such date. The options become exercisable under certain circumstances in the event of a change in control as described under “Compensation of Executive Officers – Potential Payments Upon Termination or Change in Control.” These options expire ten years from their date of grant or, if earlier, one year after the optionee’s death or permanent disability or three months after the optionee’s termination of employment. All of the options granted were non-qualified stock options.

(3)
Represents cash incentive payments earned under our Fiscal 2020 and 2019 Executive Short Term Incentive Plans. The plans provide for annual cash incentive payments based on annual Company revenue and operating income performance goals for the applicable fiscal year.

(4)
“All Other Compensation” in fiscal 2020 is comprised of (i) contributions made by us to the accounts of the named executives under our 401(k) Plan with respect to fiscal 2020 as follows: Mr. Roeschlein $2,592, Mr. Van Valkenburg $4,215 and Mr Watza $2,015, (ii) contributions made by us to the accounts of the named executives under our Health Savings Account with respect to fiscal 2020 as follows: Mr. Van Valkenburg $7,050 and Mr. Watza $2,692, (iii) the dollar value of any life insurance premiums we paid in fiscal 2020 with respect to term life insurance for Mr. Van Valkenburg and Mr. Watza, (iv) the dollar value of any supplemental executive disability insurance premiums we paid in fiscal 2020 for Mr. Van Valkenburg and Mr. Watza, and (v) the dollar value of a monthly automobile allowance for Mr. Van Valkenburg and Mr. Watza, (vi) payment of a retainer fee to Mr. Freeland for his services as Chairman of the Board in the amount of $100,000 and (vii) the dollar value of severance payments made to Mr. Watza in the amount of $208,000.

(5)	Mr. Freeland was appointed as Interim President and Chief Executive Office effective as of November 12, 2019.
(6)
The amount reported in this column reflects the salary paid to Mr. Freeland for his services as Interim President and Chief Executive Officer. Mr. Freeland’s salary is payable in Company common stock on each of March 1, June 1, September 1 and December 1, based upon the accrued compensation for the period, divided by the closing market price of Company common stock on such date, pursuant to the terms of the Company’s 2004 Stock Plan, except for the amount of the applicable withholding taxes, which is paid in cash. See footnote 4 above for a discussion of the retainer fee paid to Mr. Freeland for his services as Chairman of the Board.

(7)	Mr. Roeschlein was appointed as Interim Vice President, Finance and Chief Financial officer on January 7, 2020.
(8)
The full grant date fair value was determined assuming achievement of the performance goals was at target levels. If the highest level of performance conditions were met for each of the three fiscal years set under the Fiscal 2020 Executive Long Term Incentive Plan, the full grant date fair value associated with performance award units during fiscal 2020 under such plan, calculated in accordance with FASB ASC Topic 718, excluding any forfeiture reserves recorded for these awards, would have been $60,372 for Mr. Van Valkenburg and $118,300 for Mr. Watza. Pursuant to the Fiscal 2020 Executive Long Term Incentive Plan, Mr. Van Valkenburg and Mr. Watza received a grant of 7,435 and 14,569, respectively, of performance stock units with respect to Company common stock under the 2004 Stock Plan. Subject to the Company’s achievement of specified results with respect to corporate revenue and operating income targets for plan years 2020, 2021 and 2022 (the “Performance Measures”), performance share award units vest 33-1/3% based upon the achievement of Performance Measures for plan year 2020 (the “Plan Year 2020 Tranche of the Fiscal 2020 Plan”), 33-1/3% based upon the achievement of Performance Measures for plan year 2021 and 33-1/3% based upon the achievement of Performance Measures for plan year 2022, provided the participant remains employed with the Company on each of the relevant vesting dates. Plan year 2020 is from July 1, 2019 to June 30, 2020, plan year 2021 is from July 1, 2020 to June 30, 2021 and plan year 2022 is from July 1, 2021 to June 30, 2022. See “Compensation of Executive Officers – Narrative Disclosure Regarding Compensation – Key Elements of Compensation for Fiscal 2020 – Long Term Equity Incentive Plan.” Mr. Van Valkenburg did not vest in any performance share award units in the Fiscal 2020 Tranche of the Fiscal 2020 Plan based upon the level of corporate revenue and operating income goals established under the Fiscal 2020 Executive Long Term Equity Incentive Plan.

(9)
The full grant date fair value was determined assuming achievement of the performance goals was at target levels. If the highest level of performance conditions were met for each of the three fiscal years set under the Fiscal 2019 Executive Long Term Incentive Plan, the full grant date fair value associated with performance award units during fiscal 2019 under such plan, calculated in accordance with FASB ASC Topic 718, excluding any forfeiture reserves recorded for these awards, would have been as follows: Mr. Watza $118,605 and Mr. Van Valkenburg $60,564. Pursuant to the Fiscal 2019 Executive Long Term Incentive Plan, Mr. Watza and Mr. Van Valkenburg received a grant of 9,400 and 4,800, respectively, of restricted stock units of Company common stock as well as 9,400 and 4,800, respectively of performance stock units of Company common stock under the 2004 Stock Plan. The restricted stock units vest 33-1/3% on October 1, 2019, 33-1/3% October 1, 2020 and 33-1/3% October 1, 2021, provided the participant remains employed with the Company on each of the relevant vesting dates. Subject to the Company’s achievement of specified results with respect to corporate revenue and operating income targets for plan years 2019, 2020 and 2021 (the “Performance Measures”), performance share award units vest 33-1/3% based upon the achievement of Performance Measures for plan year 2019 (the “Plan Year 2019 Tranche of the Fiscal 2019 Plan”), 33-1/3% based upon the achievement of Performance Measures for plan year 2020 (the “Plan Year 2020 Tranche of the Fiscal 2019 Plan”) and 33-1/3% based upon the achievement of Performance Measures for plan year 2021, provided the participant remains employed with the Company on each of the relevant vesting dates. Plan year 2019 was from October 1, 2018 to September 30, 2019, plan year 2020 was from July 1, 2019 to June 30, 2020 and plan year 2021 is from July 1, 2020 to June 30, 2021. Messrs. Watza and Van Valkenburg did not vest in any performance share award units in the Fiscal 2019 Tranche of the Fiscal 2019 Plan and Mr. Van Valkenburg did not vest in any performance share units in the Fiscal 2020 Tranche of the Fiscal 2019 Plan based upon the level of corporate revenue and operating income goals established under the Fiscal 2019 Executive Long Term Equity Incentive Plan.

(10)
Mr. Watza resigned from his position as President, Chief Executive Officer and Chief Financial Officer of the Company on November 12, 2019. Mr. Watza’s performance award units under the Fiscal 2019 and 2020 Executive Long Term Equity Incentive Plans were forfeited at the time of his resignation.

Employment Agreements
None of our executive officers has an employment agreement with us, other than the agreements discussed under “Compensation of Executive Officers – Potential Payments Upon Termination or Change in Control.”
Outstanding Equity Awards at Fiscal Year-End
The following table provides information with respect to unexercised options and unearned shares held by the NEOs as of June 30, 2020.
OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR-END
	Option Awards(1)				Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(3)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Jay W. Freeland	2,667	5,333(5)	8.28	1/2/2029	—	—	—	—
	—	25,000(6)	4.50	12/2/2029	—	—	—	—
Bill Roeschlein	—	—	—	—	—	—	—	—
Richard J. Van Valkenburg	20,000	—	6.72	1/3/2027	3,200(7)	10,592	2,788(8)	12,937
	1,000	—	10.55	9/3/2023	1,383(9)	4,578	1,200(10)	5,568
	375	—	5.70	9/4/2022	1,456(11)	4,819	519(12)	2,407
David L. Watza(13)	—	—	—	—	—	—	—	—
(1)
The option awards become immediately exercisable under certain circumstances in the event of a change in control as described under “Compensation of Executive Officers – Potential Payments Upon Termination or Change in Control.”

(2)
The restricted stock awards, restricted stock unit awards and performance share unit awards become immediately vested and risk of forfeiture and other restrictions lapse under certain circumstances in the event of a change in control as described under “Compensation of Executive Officers – Potential Payments Upon Termination or Change in Control.”

(3)	Options expire on the date indicated or, if earlier, one year after the optionee’s death or permanent disability or three months after the optionee’s termination of employment.
(4)	Market value was determined by multiplying the number of shares that have not vested by the closing market price of the Company common stock on June 30, 2020.
(5)	These shares vest in two approximately equal annual installments on January 2, 2021 and January 2, 2022.
(6)
These shares vest (i) 50% upon the earlier of the effective date of the appointment of a new Chief Executive Officer or December 2, 2020, (ii) 25% on December 2, 2021 and (iii) 25% on December 2, 2022.

(7)	One half of these shares vested on October 1, 2020 and the remaining shares will vest on October 1, 2021 if the executive’s services or employment have not terminated on or prior to such date.
(8)
As discussed under “Compensation of Executive Officers – Narrative Disclosure Regarding Compensation – Key Elements of Compensation for Fiscal 2020 – Long Term Equity Incentive Plan,” the performance stock award units under the Fiscal 2020 Executive Long Term Incentive Plan identified in the table above are based on the assumption that the Company would achieve at the threshold level for the performance goals during plan year 2020 (“Plan Year 2020 Tranche of the Fiscal 2020 Plan”) and plan years 2021 and 2022. Pursuant to the terms of the Fiscal 2020 Executive Long Term Incentive Plan, Mr. Van Valkenburg, received 7,435 performance stock award units under the 2004 Stock Plan on October 1, 2019. Subject to the Company’s achievement of specified results with respect to corporate revenue and operating income targets for plan year 2020 as well as plan years 2021 and 2022 (the “Performance Measures”), performance share award units vest 33-1/3% based upon the achievement of Performance Measures for plan year 2020, 33-1/3% based upon the achievement of Performance Measures for plan year 2022 and 33-1/3% based upon the achievement of Performance Measures for plan year 2022, provided the participant remains employed with the Company on the date the Management Development Committee determines whether the Performance Measures were achieved. On August 24, 2020, the Management Development Committee determined that the specified goals relating to the financial targets were not achieved for the Plan Year 2020 Tranche of the Fiscal 2020 Plan and so Mr. Van Valkenburg did not vest in any performance share units in the Plan Year 2020 Tranche of the Fiscal 2020 Plan.

(9)	These shares vested on October 2, 2020.

(10)
These performance stock award units under the Fiscal 2019 Executive Long Term Incentive Plan are based on the assumption that the Company would achieve at the threshold level for the performance goals during fiscal 2020 (“Plan Year 2020 Tranche of the Fiscal 2019 Plan”) and 2021. These performance stock award units vest based upon the achievement of Performance Measures for fiscal 2020 and 2021, provided the participant remains employed with the Company on the date the Management Development Committee determines whether the Performance Measures were achieved. On August 24, 2020, the Management Development Committee determine that the specified goals relating to the financial targets were not achieved for the Plan Year 2020 Tranche of the Fiscal 2019 Plan and so Mr. Van Valkenburg did not vest in any performance share units in the Plan Year 2020 Tranche of the Fiscal 2019 Plan.

(11)	These shares vested on September 7, 2020.
(12)
These performance stock award units under the Fiscal 2018 Executive Long Term Incentive Plan are based on the assumption that the Company would achieve at the threshold level for the performance goals during fiscal 2020 (“Plan Year 2020 Tranche of the Fiscal 2018 Plan”). These performance stock award units vest based upon the achievement of Performance Measures for fiscal 2020, provided the participant remains employed with the Company on the date the Management Development Committee determines whether the Performance Measures were achieved. On August 24, 2020, the Management Development Committee determine that the specified goals relating to the financial targets were not achieved for the Plan Year 2020 Tranche of the Fiscal 2018 Plan and so Mr. Van Valkenburg did not vest in any performance share units in the Plan Year 2020 Tranche of the Fiscal 2018 Plan.

(13)	Mr. Watza forfeited all unvested equity awards as of the resignation from his employment on November 12, 2019.
Potential Payments Upon Termination or Change in Control
We have entered into severance agreements with Messrs. Roeschlein and Van Valkenburg. Under the terms of Mr. Roeschlein’s severance agreement, we are required to provide Mr. Roeschlein with six months’ notice prior to an involuntary termination of his employment. If we provide Mr. Roeschlein with less than six months’ notice, Mr. Roeschlein will receive a cash severance benefit equal to the portion of his then current annual base salary, as in effect at the time of the termination of Mr. Roeschlein’s employment, to cover the applicable period that is less than the full six month notice period (“Continuation Period”), subject to Mr. Roeschlein’s execution of a general release and Mr. Roeschlein’s continued employment with the Company up to the first day of the Continuation Period. Mr. Roeschlein is not entitled to receive the cash severance benefit if the involuntary termination of his employment is due to death, “Disability” or “Cause” (each as defined in his severance agreement).
Under the terms of Mr. Van Valkenburg’s severance agreement, in the event that we terminate his employment without “Cause” (provided such termination constitutes a “separation from service” under Code Section 409A), he will be paid an amount of cash severance equal to one-half his current annual base salary, as in effect immediately prior to his termination, a prorated portion of any bonus he would have earned for the year of termination had Mr. Van Valkenburg been employed at the end of the applicable bonus period, and continuation of Company-provided health, welfare and automobile benefits for six months or, if earlier, his date of death. All severance payments and benefits will be paid or provided over the period during which we are required to provide the benefit.
Mr. Van Valkenburg’s severance agreement also provides that, if his employment is terminated for any reason other than death, disability or Cause (provided such termination constitutes a “separation from service” under Code Section 409A), or he resigns for “Good Reason,” six months prior to or within two years after a “Change in Control,” in lieu of the severance described in the prior paragraph, then he will be entitled to an amount of severance equal to one times his current annual base salary, as in effect immediately prior to his termination, a prorated portion of his target bonus for the year of termination, based on the number of days worked in the year of termination, continuation of Company-provided health benefits for one year or, if earlier, his date of death, automobile benefits for one year or, if earlier, his date of death, other welfare benefits for one year and continued coverage under director and officer liability insurance policies for six years. Base salary and bonus severance payments and other benefits will be provided over the period during which we are required to provide the benefit. To the extent that any severance payments would not be exempt from Code Section 409A and the executive is determined to be a “specified employee” as defined under Code Section 409A, then such payments will be suspended for six months from the date of the executive’s termination of employment. Suspended payments will be paid in a lump-sum, plus interest at the prime rate, plus two percent, at the end of the suspension period. The special severance expires three years from the date of the severance agreement, except that such expiration date shall be extended for consecutive one year periods, unless, at least 180 days prior to the expiration date, we notify Mr. Van Valkenburg in writing that we are not extending the term of these provisions.
All of our NEOs who are entitled to severance payments have entered into our standard executive agreement not to compete, restricting his right to compete with us for the longer of twelve months or the period in which we are required to make payments to the executive, and standard employee proprietary information and inventions agreement, containing confidentiality provisions and a two-year restriction on soliciting our employees. We have the right to cease all further payments under the executive officer’s severance agreement in the event that the executive officer violates the executive non-competition agreement. The executive officer must sign a standard release to receive payments under the severance agreements, including standard non-disparagement provisions.
Payments under the severance agreements, other than the severance agreement with Mr. Roeschlein, when aggregated with any other “golden parachute” amounts (defined under Code Section 280G as compensation that becomes payable or accelerated due to a Change in Control) payable under this agreement or any of our other plans, agreements or policies, shall not exceed the golden parachute cap under Code Sections 280G and 4999.
Outstanding agreements relating to stock options, restricted stock and restricted stock unit awards under the 2004 Stock Plan to each of the executive officers and our other officers, other than Mr. Freeland, are subject to a double trigger structure, whereby accelerated vesting of the award would require both a Change in Control and qualified termination of employment or non-assumption of awards. Similarly, outstanding award agreements relating to performance share unit awards under the 2004 Stock Plan provide that, upon a Change in Control of the Company, the performance requirements will be eliminated and any unvested portion of the award will vest, at the target number of shares subject to the original grant, in annual tranches at the anniversary date of the date of grant, based upon the year in which the tranche would have vested based upon achievement of the performance targets of the holder, if the holder of the award of the award is employed as of such date or, if earlier, a qualified termination of employment or non-assumption of the award. Outstanding agreements for Mr. Freeland’s stock options were issued on the standard form used for directors which provide that such options become immediately exercisable in the event of a Change in Control. See “Compensation of Executive Officers – Narrative Disclosure Regarding Compensation – Key Elements of Compensation for Fiscal 2020 – Stock – Based Incentives.”
“Change in Control” for purposes of the severance agreements and the 2004 Stock Plan is generally defined as:
•	a merger of the Company in which the Company is not the survivor,
•	a share exchange transaction in which our shareholders own less than 50% of the stock of the survivor,
•	the sale or transfer of all or substantially all of our assets, or
•	any person, or group of persons who agree to act together to acquire, hold, vote or dispose of shares of the Company common stock, acquires more than 50% of the shares of Company common stock.
To the extent the agreement or award under the 2004 Stock Plan is subject to Code Section 409A, the event shall not be considered a Change in Control unless it is also a change in ownership, effective control or in the ownership of a substantial portion of assets of the Company, within the meaning of Code Section 409A.
“Cause” is generally defined as the executive’s:
•	personal dishonesty in connection with the performance of services for the Company,
•	willful misconduct in connection with the performance of services for the Company,
•	conviction for violation of any law involving (A) imprisonment that interferes with performance of duties or (B) moral turpitude,
•	repeated and intentional failure to perform stated duties, after written notice is delivered identifying the failure, and it is not cured within 10 days,
•	breach of a fiduciary duty to the Company,
•	breach of executive agreement not to compete or employee proprietary information and inventions agreement, or
•	prior to Change in Control, engaging in activities detrimental to interests of the Company that have a demonstrable adverse effect on the Company.
“Good Reason” is generally defined as the occurrence of any of the following events without the executive’s written consent, if the executive terminates employment within one year following the occurrence of such event:
•	material diminution in the executive’s position, duties, responsibilities or status with the Company immediately prior to the Change in Control,
•
material diminution in the executive’s base salary in effect immediately prior to the Change in Control which shall be a reduction in such base salary in effect immediately prior to the Change in Control which shall be a reduction in such base salary of five (5%) percent or more unless a greater reduction is required by Code Section 409A to constitute an “involuntary separation” from service,

•
material required relocation of the executive’s principal place of employment which shall be a relocation of more than 50 miles from his or her place of employment prior to the Change in Control unless a relocation of a greater distance is required by Code Section 409A to constitute an “involuntary separation” from service, or

•	breach of any provision in the severance agreements.
The payments and services to each NEO under the provisions of their severance agreements, stock option agreements and restricted stock agreements in the event of their termination of their employment with the Company and/or a Change in Control of the Company are estimated to aggregate the following amounts. The estimate assumes that the termination of employment and/or Change in Control occurred on June 30, 2020, except as otherwise noted.

ESTIMATED AGGREGATE PAYMENTS UNDER SEVERANCE, STOCK OPTION
AND RESTRICTED STOCK AGREEMENTS UPON TERMINATION OF
EMPLOYMENT AND/OR CHANGE IN CONTROL
	Type of Payment Benefit	Prior to Change in Control		Following Change in Control(1)
		Retirement, Voluntary Termination by NEO or For Cause Termination by Company ($)	Involuntary Termination Without Cause By Company (2) ($)	No Termination of Employment ($)	Voluntary Termination by NEO, Without Good Reason, or For Cause Termination by Company ($)	Voluntary Termination by NEO, For Good Reason, or Involuntary Termination By Company, Other Than For Cause(3) ($)
Jay W. Freeland	Cash Payment	—	—	—	—	—
	Stock Options(4)	—	—	—	—	—
	Stock Awards(5)	—	—	—	—	—
	Benefits	—	—	—	—	—
	Total	—	—	—	—	—
Bill Roeschlein	Cash Payment	—	187,200	—	—	187,200
	Stock Options	—	—	—	—	—
	Stock Awards	—	—	—	—	—
	Benefits	—	—	—	—	—
	Total	—	187,200	—	—	187,200
Richard J. Van Valkenburg	Cash Payment	—	115,000	—	—	310,500
	Stock Options(4)	—	—	—	—	—
	Stock Awards(5)	—	—	—	—	59,769
	Benefits	—	18,106	—	—	36,212
	Total	—	133,106	—	—	406,481
David L. Watza(6)	Cash Payment	—	338,000	—	—	—
	Stock Options	—	—	—	—	—
	Stock Awards	—	—	—	—	—
	Benefits	—	36,485	—	—	—
	Total	—	374,485	—	—	—
(1)
In preparing the above estimates, we assumed that stock awards would be assumed by the successor company upon a change in control. If the stock awards were not assumed upon a change in control, Mr. Van Valkenburg would receive a payment of $59,769, as a result of the vesting of stock awards, regardless of whether his employment is terminated or the reason for the employment termination.

(2)
In preparing the above estimates we assumed that the annual bonus was payable at the same level as the bonus was earned for fiscal 2020, valued the executive life insurance and automobile benefits at the actual cost incurred by the Company in fiscal 2020 for such benefits, and valued the health and welfare plan benefits, other than executive life insurance, at the cost of COBRA coverage for that employee as of June 30, 2020.

(3)
In preparing the above estimates we assumed that the executive would receive his or her full target bonus for the year of termination, valued the executive life insurance and automobile benefits at the actual cost incurred by the Company in fiscal 2020 for such benefits, and valued the health and welfare plan benefits, other than executive life insurance, at the cost of COBRA coverage for that employee as of June 30, 2020.

(4)
Calculated by multiplying the number of shares underlying unexercisable options the exercisability of which is accelerated, and the exercise price of which is less than such closing price, by $3.31, the closing price of the Company common stock on NASDAQ on June 30, 2020, less the exercise price of such option.

(5)
Calculated by multiplying the number of unearned shares of restricted stock, restricted stock units and performance stock units (based on the target number of shares subject to the original grant), the vesting of which is accelerated, by $3.31, the closing price of the Company common stock on NASDAQ on June 30, 2020.

(6)
Mr. Watza resigned from his position as President, Chief Executive Officer and Chief Financial Officer the Company on November 12, 2019. In connection with his resignation, he received continuation of payment of his annual base salary, continuation of Company-provided health, welfare and automobile benefits for twelve months.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Policy for Pre-Approval of Audit and Non-Audit Services
The Audit Committee has adopted a policy regarding audit and non-audit services that may be provided by our independent registered public accounting firm. The policy sets forth the procedures and conditions pursuant to which services proposed to be performed by the independent registered public accounting firm must be pre-approved. The policy provides that the Audit Committee will consider whether services to be performed by the independent registered public accounting firm are consistent with the SEC’s rules on auditor independence. In particular, the policy expressly names all services the independent registered public accounting firm may not perform and, in the case of other services, requires the Audit Committee to consider whether the independent registered public accounting firm is the best positioned to provide the most effective and efficient service.
The policy provides that the Audit Committee will review and pre-approve annually, and periodically thereafter as required, the services proposed to be provided by the independent registered public accounting firm in the categories of audit services, audit related services, tax services and all other services. In addition, the Audit Committee is to determine the appropriate ratio of audit, audit related and tax services to all other services. The Audit Committee has delegated to the chairman of the Audit Committee and, if he or she is unavailable, another member of the Audit Committee, authority to pre-approve audit and non-audit services proposed to be performed by the independent registered public accounting firm not previously approved by the Audit Committee. Under the policy, the Audit Committee is to be informed on a timely basis of services actually rendered by the independent registered public accounting firm, including those pre-approved by a member of the Audit Committee. The Chief Financial Officer of the Company is to immediately report to the Chairman of the Audit Committee any breach of the policy.
All of the services described below under audit fees, audit-related fees, tax fees and all other fees arising in fiscal 2020 and 2019 were approved by the Audit Committee pursuant to its pre-approval policies and procedures prior to the service being provided. No audit-related fees or tax fees arising in fiscal 2020 and 2019 were approved by the Audit Committee after the initiation of such services pursuant to an exemption from the SEC’s requirements relating to approval of these types of services by the Audit Committee prior to the provision of the service under Section 2.01 (c)(7)(i)(C) of SEC Regulation S-X.
Fees Paid to Independent Registered Public Accounting Firm
Audit Fees.  The aggregate fees and expenses billed by BDO for professional services rendered for the audit of our annual consolidated financial statements and internal controls over financial reporting, reviews of the quarterly consolidated financial statements included in our Forms 10-Q and audit services provided in connection with other regulatory filings were $453,800 in fiscal 2020 and $471,300 in fiscal 2019.
Audit-Related Fees.  BDO did not render any audit-related services to the Company in fiscal 2020 or fiscal 2019.
Tax Fees.  BDO did not render any tax related services to the Company in fiscal 2020 or fiscal 2019.
All Other Fees.  BDO did not render any other services for the Company in fiscal 2020 or fiscal 2019.
The Audit Committee of the board does not consider the provision of the services described above by BDO to be incompatible with the maintenance of BDO’s independence.

SHAREHOLDER PROPOSALS AND NOMINEES FOR 2021 ANNUAL MEETING
Shareholder Proposals
Shareholder proposals intended to be presented at the 2021 annual meeting which are eligible for inclusion in our proxy statement for that meeting under Rule 14a-8 promulgated under the Exchange Act, must be received by the Secretary of the Company at 47827 Halyard Drive, Plymouth, MI 48170-2461, no later than July 8, 2021 in order to be considered for inclusion in our proxy statement relating to that meeting. In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proposals be submitted by certified mail, return receipt requested.
Our bylaws provide that, in order for shareholder proposals to be properly brought before the 2021 annual meeting, written notice of such proposal, along with the information required by Article I, Section 10 of our bylaws, must be received by the Secretary of the Company at our principal executive offices no earlier than the close of business on September 9, 2021 and no later than October 9, 2021. If the annual meeting is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of the 2020 annual meeting, the notice must be delivered not earlier than the close of business on the 90th day prior to the 2021 annual meeting and not later than the close of business on the 60th day prior to the 2021 annual meeting or, if later, the 10th day following the day on which a public announcement of the date of the 2021 annual meeting is first made by the Company.
We expect the persons named as proxies for the 2021 annual meeting to use their discretionary voting authority, to the extent permitted by law, with respect to any proposal considered untimely at the 2021 annual meeting.
Only persons who are shareholders, both as of the giving of notice and the date of the shareholder meeting, and who are eligible to vote at the shareholder meeting are eligible to propose business to be brought before a shareholder meeting. The proposing shareholder (or his qualified representative) must attend the shareholder meeting online and present the proposed business in order for the proposed business to be considered.
Shareholder Nominees
Shareholders desiring to recommend candidates for consideration and evaluation by the Nominating and Corporate Governance Committee for the 2021 annual meeting should submit such recommendations in writing to the Nominating and Corporate Governance Committee, c/o Secretary, Perceptron, Inc., 47827 Halyard Drive, Plymouth, MI 48170-2461 no later than June 8, 2021. The recommendation should be accompanied by the following: (i) the name, address, e-mail address (if any), and telephone number of the shareholder, the number of shares of Company common stock beneficially owned by the shareholder and proof of the shareholder’s beneficial ownership of Company common stock by one of the means set forth in Rule 14a-8(b)(2) promulgated under the Exchange Act; (ii) the name, address, e-mail address (if any) and telephone number of the proposed nominee and the number of shares of Company common stock beneficially owned by the nominee; (iii) a detailed description of the proposed nominee’s business, professional, public, academic, scientific or technological experience and other qualifications for board membership, including the name and address of other businesses for which the proposed nominee has provided services, or for which he or she has served as a director, in the last five years, a description of the proposed nominee’s specific experience in such position and the proposed nominee’s academic achievements; (iv) a description of any potential conflicts between the interests of the Company and its shareholders and the proposed nominee; (v) a written agreement by the proposed nominee to serve as a member of the Company’s board if nominated and elected; and (vi) a written representation by the shareholder and the proposed nominee that the proposed nominee is not an affiliate or affiliated party with respect to the shareholder. The Secretary will forward any recommendations to the Nominating and Corporate Governance Committee. The nominating shareholder and proposed nominee may be requested to provide additional information regarding the shareholder or the proposed nominee and to attend one or more interviews, in each case, as requested by the board or Nominating and Corporate Governance Committee.
Shareholders proposing director nominees at the 2021 annual meeting of shareholders must provide written notice of such intention, along with the other information required by Article 1, Section 10 of our bylaws, to the Secretary of the Company at our principal executive offices no earlier than the close of business on September 9, 2021 and no later than October 9, 2021. If the annual meeting is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of the 2020 annual meeting, the notice must be delivered not earlier than the close of business on the 90th day prior to the 2021 annual meeting and not later than the close of business on the 60th day prior to the 2021 annual meeting or, if later, the 10th day following the day on which a public announcement of the date of the 2021 annual meeting is first made by the Company. Notwithstanding the foregoing, if the number of directors to be elected is increased and there is no public disclosure regarding such increase or naming all of the nominees for director at least 70 days prior to the first anniversary of the prior year’s annual meeting, then shareholder notice with regard to nomination of directors shall be considered timely if received by the Secretary of the Company no later than the 10th day following public disclosure of the increase in the number of directors to be elected. A proponent must also update the information provided in or with the notice at the times specified by our bylaws. Nomination notices which do not contain the information required by our bylaws or which are not delivered in compliance with the procedure set forth in our bylaws will not be considered at the shareholder meeting.
Only persons who are shareholders both as of the giving of notice and the date of the shareholder meeting and who are eligible to vote at the shareholder meeting are eligible to nominate directors. The nominating shareholder (or his qualified representative) must attend the shareholder meeting online and present the proposed nominee in order for the proposed nominee to be considered.
See “Corporate Governance – Board Leadership Structure and Board and Committee Information – Nominating and Corporate Governance Committee” for a description of the standards used by the Nominating and Corporate Governance Committee to evaluate candidates recommended by shareholders.
OTHER MATTERS
At the date of this Proxy Statement, the board is not aware of any matters to be presented for action at the annual meeting other than those described above. However, if any other matters requiring a shareholder vote properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment, to the extent permitted by law, on such matters.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The Company’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.
The Company will make available a copy of its public reports, without charge, on the Investor page of its website at investors.perceptron.com as soon as reasonably practicable after the Company files the reports electronically with the SEC. The information provided on our website is not part of this proxy statement, and is not incorporated by reference herein. In addition, you may obtain a copy of the reports, without charge, by contacting the Company at Investor Relations, Perceptron, Inc., 47827 Halyard Drive, Plymouth, Michigan 48170-2461. To ensure timely delivery of the documents before the annual meeting, any request should be made promptly to the Company.
The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed will not be deemed to be incorporated by reference into this proxy statement. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement, and before the date of the annual meeting (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):
•
The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020 filed with the SEC on September 28, 2020, as amended by Amendment No.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020 filed with the SEC on November 3, 2020.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE ANNUAL MEETING. NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS ABOUT THE MERGER OR THE ANNUAL MEETING OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR ANY OTHER PERSON. THIS PROXY STATEMENT IS DATED NOVEMBER 5, 2020. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT AND WILL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A
AGREEMENT AND PLAN OF MERGER

dated as of

September 27, 2020

among
PERCEPTRON, INC.,

ATLAS COPCO NORTH AMERICA LLC

and
ODYSSEY ACQUISITION CORP.

A-ii

A-iii

A-iv

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER dated as of September 27, 2020 (the “Agreement”), is among Perceptron, Inc., a Michigan corporation (the “Company”), Atlas Copco North America LLC, a Delaware limited liability company (“Parent”), and Odyssey Acquisition Corp., a Michigan corporation and a wholly owned subsidiary of Parent (“Merger Subsidiary”).
RECITALS
WHEREAS, the board of directors of the Company (the “Board of Directors”) has, after considering the long-term prospects and interests of the Company and its shareholders, unanimously (a) determined that it is advisable and in the best interests of the Company and its shareholders to engage in a transaction whereby Merger Subsidiary will be merged with and into the Company (the “Merger”) on the terms and subject to the conditions set forth in this Agreement; (b) that the Merger and the other transactions contemplated by this Agreement (collectively, the “Transactions”) are fair to and in the best interests of the Company and its shareholders; (c) declared it advisable to enter into this Agreement and approved the execution, delivery and performance of this Agreement; (d) approved and declared advisable the Merger and the other Transactions; and (e) resolved to recommend approval of this Agreement by the shareholders of the Company;
WHEREAS, the respective boards of directors of Parent and Merger Subsidiary have (a) determined that it is advisable and in the best interests of Parent and Merger Subsidiary to engage in a transaction whereby Merger Subsidiary will be merged with and into the Company on the terms and subject to the conditions set forth in this Agreement and (b) approved this Agreement, the Merger and the other Transactions; and
WHEREAS, Parent, Merger Subsidiary and the Company wish to make certain representations, warranties, covenants and agreements in connection with the Merger and the other Transactions, and also to prescribe various conditions to the Merger and such other Transactions.
NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Subsidiary and the Company hereby agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.01. Definitions.
(a) The following terms, as used herein, have the following meanings:
“1933 Act” means the Securities Act of 1933.
“1934 Act” means the Securities Exchange Act of 1934.
“Acquisition Proposal” means any offer, proposal, inquiry or indication of interest from any Person or group (other than Parent and its Subsidiaries) relating to, in a single transaction or series of related transaction, directly or indirectly, (i) the sale, lease, exchange, mortgage, transfer or other disposition of 20% or more of the consolidated assets of the Company and its Subsidiaries, including through the acquisition of one or more Subsidiaries of the Company owning such assets; (ii) the acquisition or purchase of an equity interest or equity securities in the Company representing in excess of 20% of the power to vote for the election of the directors of the Company, any issuance of securities representing more than 20% of the outstanding shares of any class of voting securities of the Company, or any tender offer or exchange offer for equity securities of the Company as a result of which any Person or group would beneficially own 20% or more of the Shares of the Company; (iii) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, or any of its Subsidiaries, pursuant to which such Person or group (or the shareholders of any Person) would acquire, directly or indirectly, 20% of the consolidated assets of the Company and its Subsidiaries or 20% or more of the aggregate voting power of the Company or the surviving entity in a merger, consolidation, share exchange or other business combination involving the Company or any Subsidiary of the Company, or the resulting direct or indirect parent of the Company or such surviving entity; (iv) a plan of liquidation or extraordinary dividend relating to more than 20% of the consolidated assets of the Company and its Subsidiaries; (v) the repurchase by the Company or its Subsidiary of more than 20% of the outstanding Shares; or (vi) any combination of the foregoing, in each case other than the Transactions.

“Actual Fraud” means a knowing and intentional misrepresentation or omission of a material fact with respect to a representation or warranty in this Agreement, that was made with the intention to deceive or mislead another Person, upon which such other Person reasonably relied. “Actual Fraud” does not include any fraud claim based on constructive knowledge, negligent misrepresentation, recklessness or a similar theory.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes hereof “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract or otherwise.
“Anti-Corruption Laws” means all applicable Laws concerning or prohibiting bribery, corruption, or money laundering, including but not limited to the U.S. Foreign Corrupt Practices Act, as amended.
“Antitrust Law” means the Sherman Act, the Clayton Act, the Federal Trade Commission Act, the German Act Against Restraints of
Competition, the Austrian Federal Cartel Act and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
“Beneficially Owned” means, with respect to any Shares held by any Person, that such Person is the beneficial owner of such Shares as defined in Rule 13d-3 promulgated under the 1934 Act.
“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York, United States of America or Stockholm, Sweden are authorized or required by Law to close.
“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act of 2020.
“CFIUS” means the Committee on Foreign Investment in the United States.
“CFIUS Approval” means Parent and the Company shall have received: (i) as a result of a joint notice or declaration submitted to CFIUS, written notice from CFIUS that review of the transaction contemplated by this Agreement under Section 721 of the DPA has been concluded and CFIUS shall have determined that there are no unresolved national security concerns with respect to the transaction, and advised that action under said Section 721, and any investigation related thereto, has been concluded with respect to such transaction; (ii) written confirmation that the notified transaction is not a “covered transaction”, “covered investment”, or “covered real estate transaction” as those terms are defined by the DPA’s implementing regulations, and therefore is not subject to review by CFIUS; or (iii) CFIUS shall have sent a report to the President of the United States requesting the President’s decision on the CFIUS notice submitted by Parent and the Company and either (A) the period under the DPA, during which the President may announce his decision to take action to suspend or prohibit the transactions contemplated by this Agreement shall have expired without any such action being threatened, announced or taken or (B) the President shall have announced a decision not to take any action to suspend or prohibit the transactions contemplated by this Agreement.
“Code” means the Internal Revenue Code of 1986.
“Company Material Adverse Effect” means, with respect to the Company, any Effect that (a) has, or would reasonably be expected to have, in each case, a materially adverse effect on the business, condition (financial or otherwise), assets, liabilities or results of operations of the Company and its Subsidiaries, taken as a whole, or (b) prevents, or would reasonably be expected to prevent, consummation of the Transactions; provided, however, that none of the following shall be deemed in itself, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect: (i) changes in circumstances or conditions generally affecting the industry in which the Company and its Subsidiaries operate or affecting companies in the automotive sector or metrology companies in general; (ii) changes in general economic, regulatory or political conditions (including any potential or actual government shutdown or slowdown), in financial or securities markets in the United States or elsewhere or in interest or exchange rates; (iii) changes in Laws, trade restrictions or tariffs; (iv) any natural or man-made disaster (including any hurricane, cyclone, tornado, earthquake, flood, tsunami), nuclear incident, contagious disease, epidemic, pandemic (including the continuation or escalation of the COVID-19 pandemic and any COVID-19 Measures), force majeure events or occurrences, national or international emergencies, or any acts of terrorism, civil disobedience, political or social unrest, sabotage, military action or war (whether or not declared) or any escalation or worsening thereof; (v) changes in GAAP; (vi) any change in trading volume of the Shares or the price at which the Shares are publicly traded; (vii) the failure of the Company to meet any particular revenue or earnings forecast or estimate for any period ending after the date of this Agreement, including estimates prepared by equity analysts or other third parties, as well as internal forecasts prepared by management of the Company (it being understood that the exceptions in clauses (vi) and (vii) shall not prevent or otherwise affect a determination that the underlying cause of any such change or failure referred to therein is a Company Material Adverse Effect); (viii) compliance by the Company with the terms of this Agreement (provided that in no event shall this clause (viii) serve to excuse or cure any breach of the representations, warranties or covenants contained herein); (ix) the execution, delivery, performance, consummation or announcement of this Agreement in accordance with its terms (provided that in no event shall this clause (ix) serve to excuse or cure any breach of the representations, warranties or covenants contained herein); (x) actions taken, or not taken, with the express prior written consent of Parent; or (xi) any legal action commenced by the Company’s shareholders and arising from this Agreement or Transactions (except as it relates to breaches by the Company of this Agreement); or (xii) Effects known by Parent prior to the date of this Agreement (except to the extent there is any change in respect of any such Effect after it is known by Parent, but only such incremental change shall be taken into account); provided, however, that any Effect referred to in clauses (i), (ii), (iii), (iv) or (v) may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect to the extent such Effect has a disproportionately adverse effect on the Company and its Subsidiaries, taken as a whole, as compared to other participants in the industry in which the Company and its Subsidiaries operate, but only such incremental disproportionate impact shall be taken into account in such determination; it being agreed and the Company represents that, for purposes of this Agreement, COVID-19 (including COVID-19 Measures) have not, as of the date of this Agreement, disproportionately affected the Company and its Subsidiaries, taken as a whole, compared to other participants in the industry in which the Company and its Subsidiaries operate.
“Company Stock Plan” means the First Amended and Restated 2004 Stock Incentive Plan, as further amended (and applicable award agreements issued thereunder).
“Contract” means any contract, agreement, license, note, bond, mortgage, indenture, lease or other binding instrument or binding commitment, written or oral.
“Contract Worker” means any individual who is an independent contractor or consultant.
“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks.
“COVID-19 Measures” means measures, recommendations, directives, guidelines or orders promulgated or issued by any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, to address COVID-19.
“Effect” means any change, result, effect, event, fact, condition, development or occurrence.
“Environmental Claim” means any Proceeding arising from or relating in any way to Environmental Law or otherwise to environmental or to human health and safety matters, including but not limited to any Proceedings arising from or relating to any: (i) actual or alleged non-compliance with any Environmental Law; (ii) any actual or alleged presence or Release of, or exposure to, any Hazardous Substance (including in connection with Hazardous Substances in any products or components) at any location; (iii) any currently or formerly owned, leased or operated properties or any former, closed, divested or discontinued businesses or operations; (iv) any environmental, health or safety liabilities or obligations assumed or retained by contract, operation of law or otherwise; or (v) any actual or alleged personal injuries, property or natural resource damages or diminution of property value, or contractual obligations relating to any of the foregoing; for the purposes of clarity, a notice under § 104(e) of CERCLA constitutes an Environmental Claim.
“Environmental Laws” means any Law or Environmental Permit concerning or relating to: (i) the environment, natural resources or human health and safety (including workplace, industrial hygiene and fire safety); (ii) the presence, Release, generation, use, management, handling, transportation, treatment, storage or disposal of Hazardous Substances; (iii) product content and stewardship, or (iv) noise, odor, or vibration, including, without limitation, in the United States, the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601, et seq. (“CERCLA”); the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. 2601, et seq.; the Federal

Water Pollution Control Act, 33 U.S.C. 1251, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. 5101; the Safe Drinking Water Act, 42 U.S.C. 300f, et seq.; the Occupational Safety and Health Act, 29 U.S.C. 651, et seq.; the Emergency Planning and Community Right to Know Act of 1986, 42 U.S.C. 11001, et seq.; the Atomic Energy Act, 42 U.S.C. 2014, et seq.; the Endangered Species Act, 16 U.S.C. 1531, et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. 136, et seq.; the Clean Air Act, 42 U.S.C. 7401, et seq.; and the state and local analogues of each of the foregoing federal statutes.
“Environmental Permit” means any Permit required by or pursuant to any Environmental Law.
“Executive Officer” has the meaning set forth in Rule 3b-7 of the 1934 Act.
“Export Control Laws” means all applicable U.S. laws and regulations relating to the export or re-export of commodities, technologies, or services, including the Export Administration Act of 1979, as amended, 24 U.S.C. §§ 2401-2420 (“EAR”), the International Traffic in Arms Regulations, 22 C.F.R., §§ 120-130, the Arms Export Control Act, 22 U.S.C. §§ 2778 and 2779, the Export Control Reform Act of 2018, 50 U.S.C. §§ 4801–4852, and the International Boycott Provisions of Section 999 of the Code.
“Foreign Benefit Plan” means a Benefit Plan that is not a U.S. Benefit Plan.
“Government Official” means any officer, employee, or any other person acting in an official capacity for any Governmental Entity or instrumentality thereof, including any state-owned or controlled companies or entities, any political party, any candidate for political office (both individually and collectively), or any family members or close associates of any of the foregoing.
“Governmental Entity” means (a) any national, federal, state, county, municipal, local or foreign government, or other political subdivision; (b) any governmental agency, authority, board, bureau, commission, department or instrumentality; (c) any court or administrative tribunal; (d) any non-governmental agency, tribunal or entity that is vested by a governmental agency with applicable jurisdiction, including any quasi-regulatory body, such as Nasdaq; or (e) any arbitration tribunal or other similar non-Governmental Entity with applicable jurisdiction.
“Hazardous Substances” means any substance, material, or other matter: (i) capable of causing harm to human health, the environment, or natural resources or (ii) regulated in any way, or for which standards are imposed, by any Governmental Entity, including but not limited to petroleum and petroleum byproduct and distillates, asbestos and asbestos-containing materials, urea formaldehyde, polychlorinated biphenyls, mold, radon gas or radioactive substances.
“Improper Payment” means any direct or indirect bribe, rebate, payoff, influence payment, kick-back, or other payment or gift (or the promising or authorizing of the same) of money (including meals or entertainment) or anything of value (including charitable contributions, political contributions, promises of employment or other benefits) to or for the benefit of any person, including any Government Official, to influence any official action, to obtain or retain business, to otherwise secure any improper advantage, or for any other purpose or in any manner that is prohibited under any applicable Anti-Corruption Law.
“Intervening Event” means a material positive event, occurrence or development that occurs or arises after the date of this Agreement with respect to the Company and its Subsidiaries, taken as a whole, that (a) was not known or reasonably foreseeable (or, if known or reasonably foreseeable, the consequences of which were not known or reasonably foreseeable) to the Board of Directors as of the date of this Agreement and (b) does not relate to (i) any Acquisition Proposal or any offer, proposal, inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal; (ii) any event, occurrence or development relating to Parent, Merger Subsidiary or any of their Affiliates, including the announcement or pendency of this Agreement or the Transactions; (iii) clearance of the Transactions under any Antitrust Laws; (iv) the fact the Company meets or exceeds (or fails to meet or exceed) any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of this Agreement or (v) changes after the date of this Agreement in the market price or trading volume of the Shares or the credit rating of the Company (it being understood that matters underlying the changes described in clauses (iv) and (v) may be deemed to constitute, or be taken into account, in determining whether there has been an Intervening Event).
“IRS” means the Internal Revenue Service.

“Knowledge” means (a) with respect to the Company and its Subsidiaries, the actual knowledge of each of the individuals listed in Section 1.01 of the Disclosure Schedule and (b) with respect to Parent or Merger Subsidiary, the actual knowledge of each of the Executive Officers of Parent.
“Law” means any federal, state, local, foreign or international law (including common law), treaty, convention, statute, code, ordinance, rule, interpretation, regulation, standard or Order of any Governmental Entity having applicable jurisdiction or other similar binding requirement of a Governmental Entity having applicable jurisdiction.
“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, claim, option, right of first refusal, right of first offer, hypothecation, security interest or encumbrance of any kind or nature whatsoever in respect of such property or asset.
“Loan Forgiveness Application” means an application for PPP Loan forgiveness in the form most recently provided by the U.S. Small Business Administration or by the PPP Lender, including any supporting document required in connection therewith, which is submitted to the applicable PPP Lender for the purpose of receiving forgiveness of all eligible PPP Loan amounts outstanding pursuant to the terms of the Paycheck Protection Program of the CARES Act, as amended or supplemented or otherwise modified from time to time.
“MBCA” means the Michigan Business Corporation Act.
“Nasdaq” means the NASDAQ Global Market.
“OFAC” means the U.S. Office of Foreign Asset Control.
“Order” means any order, writ, judgment, decision, injunction, decree, stipulation, determination, ruling, verdict or award entered by or with any Governmental Entity.
“Parent Material Adverse Effect” means any Effect that prevents, or would reasonably be expected to prevent, Parent’s or Merger Subsidiary’s ability to consummate the Transactions or the performance by Parent or Merger Subsidiary of their respective material obligations under this Agreement.
“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“Personal Information” means information provided, disclosed or accessible to, or generated or collected by, the Company or any of its Subsidiaries by or at the direction of any customer, employee, independent contractor or other third party that (a) identifies or can be used to identify an individual, or (b) can be used to authenticate an individual.
“PPP Lender” means a financial institution in the business of providing PPP Loans, and with respect to the PPP Loan, TCF National Bank.
“PPP Loan” means any loan under the Paycheck Protection Program of the U.S. Small Business Administration, including the loan evidenced by that certain Promissory Note dated April 16, 2020 from TCF National Bank.
“PPP Loan Application” means any application submitted by a Person to a PPP Lender and pursuant to which a PPP Loan was granted and accepted by such Person.
“Privacy and Security Laws” means all Laws regarding the Processing of Personal Information and data breach notification.
“Proceeding” means any proceeding, claim, action, cause of action, demand, suit, arbitration, mediation, inquiry, audit, notice of violation, litigation, summons, governmental order, lien, settlement, judgment, encumbrance, fine, award, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether in law or in equity and, with respect to intellectual property rights, any (a) opposition, cancellation, interference, reexamination, review or other proceeding, (b) investigation or other challenge or (c) offer to take a license.
“Processing” means processing, collecting, accessing, using, disclosing, transmitting, securing, sharing, retaining, destroying, transferring (including cross-border) and storing.
“Release” means any actual or threatened spilling, leaking, pumping, pouring, releasing, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, leaching or migrating of any Hazardous Substance into or through the environment or any man-made structure.

“Restricted Party List” means OFAC’s List of Specially Designated Nationals and Blocked Persons, OFAC’s Consolidated Sanctions List, BIS’s Entity List, BIS’s Denied Persons List, BIS’s Unverified List, the Consolidated List of Financial Sanctions Targets Maintained by Her Majesty’s Treasury, the Consolidated List of Persons and Entities subject to Financial Sanctions maintained by the European Commission, and any similar list maintained by, or public announcement of order of a Sanctions designation made by, any relevant Governmental Entities, each as amended, supplemented or substituted from time to time.
“Rights” means the rights attached to the Shares issued pursuant to the Rights Agreement.
“Rights Agreement” means the First Amended and Restated Rights Agreement, dated as of August 20, 2015, between the Company and American Stock Transfer & Trust Company, as Rights Agent, as amended.
“Sanctioned Country” means any country or territory that is, or whose government is, the target of comprehensive, country-wide or territory wide Sanctions (which as of this date includes the Crimea region of Ukraine, Cuba, Iran, North Korea, and Syria).
“Sanctioned Person” means any Person that is (i) listed on, or directly or indirectly owned or controlled by, one or more Persons listed on or subject to any Restricted Party List, as set forth in the applicable Restricted Party List; (ii) resident, located in, organized under the laws of, or directly or indirectly owned or controlled by a Person that is resident, located in, or organized under the laws of a Sanctioned Country; (iii) a government or agency of, or directly or indirectly owned or controlled by, a Sanctioned Country; or (iv) a target of Sanctions or with whom a Person subject to the jurisdiction of a Governmental Entity would be prohibited or restricted by that Governmental Entity from directly or indirectly engaging in trade, business or other activities.
“Sanctions” means all economic and financial sanctions, trade embargoes, and export controls, imposed, administered, or enforced by OFAC, the U.S. Department of State, the U.S. Department of Commerce’s Bureau of Industry and Security (“BIS”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or any other relevant Governmental Entity.
“SEC” means the Securities and Exchange Commission.
“Shares” means the shares of common stock, $0.01 par value, of the Company.
“Subsidiary” means, with respect to any Person, any corporation or other legal entity (a) of which such Person controls (either alone or through or together with one or more other Subsidiaries) more than 50% of the capital stock or other ownership interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity or (b) the management of which is otherwise controlled, directly or indirectly by such Person.
“Superior Proposal” means an unsolicited bona fide written Acquisition Proposal (substituting “50%” for “20%”) that has not been withdrawn and did not result from a breach of Section 6.03, and that, after consultation with the Company Financial Advisor or other financial advisor selected by the Board of Directors and outside legal counsel, the Board of Directors in good faith determines (a) would, if consummated, result in a transaction that is more favorable from a financial point of view to the shareholders of the Company than the Transactions, taking into account any amendment or modification proposed to this Agreement and the Merger by Parent; (b) is reasonably capable of being completed on the terms proposed in a timely manner, taking into account all legal, regulatory, financial, timing, financing and other aspects of such proposal and of this Agreement; and (c) is not subject to a financing condition.
“Systems” means all software, systems, information technology, networks, devices or equipment used or proposed to be used by, or for the benefit of, the Company or any of its Subsidiaries in connection with the Company Products or the operation of the Company or any of its Subsidiaries’ respective businesses.
“Taxes” mean any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, goods and services, service use, license, value added, capital, net worth, payroll, profits, withholding, franchise, transfer and recording taxes, fees and charges, and any other taxes, assessment or similar charges imposed by the IRS or any taxing authority (whether domestic or foreign including any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments.
“Tax Return” means any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.
“U.S. Benefit Plan” means a Benefit Plan that covers current or former officers, directors, employees or Contract Workers of the Company or any of its Subsidiaries located within the United States.
“Willful Breach” means a willful and deliberate act or a willful and deliberate failure to act (including a failure to cure), in each case that is the consequence of an act or omission by a party that knows that the taking of such act or failure to take such act would cause a breach of this Agreement (regardless of whether breaching was the object of the act or failure to act), it being understood that such term shall include, in any event, the failure to consummate the Merger when required to do so by this Agreement.
Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder.
(b) Each of the following terms is defined in the Section set forth opposite such term:
TERM	SECTION
2020 10-K	4.07(c)
Adverse Recommendation Change	6.03(e)(vi)
Agreement	Preamble
Alternative Acquisition Agreement	6.03(a)(vi)
Benefit Plan	4.16(a)
Board of Directors	Recitals
Capitalization Date	4.05(a)
CERCLA	1.01(a)
Certificates	2.03(a)(i)
CFIUS Regulations	8.01(c)
Collective Agreement	4.22(b)
Company	Preamble
Company Financial Advisor	4.14
Company Owned Intellectual Property	4.18
Company Products	4.18(a)
Company Recommendation	4.02
Company Registered Intellectual Property	4.18(a)
Company Representatives	6.02
Company SEC Documents	4.07
Company Securities	4.05(b)
Company Shareholder Meeting	6.04(c)
Company Source Code	4.18
Company Stock Plan	1.01(a)
Company Stock Purchase Plan	2.04(d)
Company Termination Fee	10.04(a)
Confidentiality Agreement	6.02
Continuing Employees	7.05(a)
Copyrights	4.18
Data Loss	4.18(m)
Disclosure Schedule	Article 4

TERM	SECTION
DPA	8.01(c)
EAR	1.01(a)
Effective Time	2.01(c)
ERISA	4.16(a)
Exchange Fund	2.03(a)
Excluded Foreign Benefit Plan	4.16(a)
Final Purchase Date	2.04(d)
GAAP	4.08(a)
Indemnified Person	7.04(a)
Insurance Policies	4.20
Intellectual Property	4.18
Internet Resources	4.18
Intervening Event Notice Period	6.03(g)(ii)
Key Employee	4.21(a)(ii)
Lease	4.19(a)
Leased Real Property	4.19(a)
Marks	4.18
Material Contract	4.21(a)
Material Customer	4.27
Material Supplier	4.27
Maximum Premium	7.04(b)
Merger	Recitals
Merger Consideration	2.02(a)
Merger Subsidiary	Preamble
Outside Date	10.01(b)(ii)
Owned Real Property	4.19(a)
Parent	Preamble
Parent Disclosure Schedule	Article 5
Patents	4.18
Paying Agent	2.03(a)
Performance Share Units	2.04(d)
Permits	4.01
PIIA	6.11
PPP Loan Audit	6.10(c)
Preferred Stock	4.05(a)
Proxy Statement	4.03
Restricted Stock Units	2.04(b)
Sarbanes-Oxley Act	4.07(b)(i)
Secret Information	4.18
Stock Option	2.04(a)
Subsidiary Securities	4.06(b)
Superior Proposal Notice Period	6.03(f)(iii)
Surviving Corporation	2.01(a)
Surviving Corporation New Plans	7.05(b)
Takeover Statute	4.17
Taxes	1.01(a)
Tax Return	1.01(a)
Transactions	Recitals
Uncertificated Shares	2.03(a)
Voting Agreements	4.05(d)

TERM	SECTION
Welfare Plan	4.16(h)
ARTICLE 2
THE MERGER
Section 2.01. The Merger.
(a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Subsidiary shall be merged with and into the Company and the separate corporate existence of Merger Subsidiary shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”) and a subsidiary of Parent, and the separate corporate existence of the Company, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger, except as otherwise set forth in this Article 2 or Article 3. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of the Company and Merger Subsidiary shall vest in the Company as the Surviving Corporation and all claims, obligations, debts, liabilities and duties of the Company and Merger Subsidiary shall become the claims, obligations, debts, liabilities and duties of the Company as the Surviving Corporation. The Merger shall have the effects set forth in this Agreement and specified in the MBCA.
(b) The closing for the Merger (the “Closing”) shall take place at the offices of Dykema Gossett PLLC, 400 Renaissance Center, Suite 2300, Detroit, Michigan 48243, at 9:00 a.m., eastern time, as soon as practicable, but in no event later than two (2) Business Days following the day on which the conditions set forth in Article 9 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or (to the extent permitted by applicable Law) waiver of those conditions at the Closing) have been satisfied or (to the extent permitted by applicable Law) waived in accordance with this Agreement or at such other time and place as the Company and Parent may agree in writing. The date on which the Closing occurs is referred to herein as the “Closing Date”.
(c) At the Closing, the Company and Parent will cause the Merger to be consummated by filing with the Department of Licensing and Regulatory Affairs of the State of Michigan (the “Michigan LARA”) a certificate of merger (the “Certificate of Merger”), to be executed, acknowledged and filed with the Michigan LARA as provided in Section 707 of the MBCA. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Michigan LARA or at such later time as may be agreed by the parties hereto in writing and specified in the Certificate of Merger (the “Effective Time”).
Section 2.02. Conversion of Shares. At the Effective Time:
(a) except as otherwise provided in Section 2.02(b), each Share outstanding immediately prior to the Effective Time (other than Shares cancelled pursuant to Section 2.02(b)), together with the Rights attached thereto, shall be converted into the right to receive $7.00 in cash, without interest (the “Merger Consideration”), and shall be canceled and cease to exist, and holders of Shares will cease to have any rights with respect to such Shares, except the right to receive the Merger Consideration;
(b) each Share owned by Parent, the Company (as treasury stock or otherwise) or any of their respective direct or indirect wholly owned Subsidiaries as of immediately prior to the Effective Time shall be automatically canceled and retired and will cease to exist, and no payment shall be made with respect thereto; and
(c) each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.
Section 2.03. Surrender and Payment.
(a) Prior to the Effective Time, Parent shall appoint an agent (the “Paying Agent”) reasonably acceptable to the Company for the purpose of exchanging (i) certificates representing Shares (the “Certificates”) or (ii) uncertificated Shares (the “Uncertificated Shares”) for the Merger Consideration. At or prior to the Effective Time, Parent shall, or shall cause Merger Subsidiary to, deposit with the Paying Agent the Merger Consideration to be paid in respect of the Shares (the “Exchange Fund”). The Merger Consideration so

deposited with the Paying Agent will not be used for any purpose other than to fund payments pursuant to this Section 2.03. Promptly after the Effective Time, Parent will send, or will cause the Paying Agent to send, to each holder of Shares, as of the Effective Time, whose shares were converted pursuant to Section 2.02(a) into the right to receive the Merger Consideration, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Shares to the Paying Agent) for use in such exchange.
(b) Each holder of Shares that have been converted into the right to receive the Merger Consideration shall be entitled to receive, upon (i) surrender to the Paying Agent of a Certificate, together with a properly completed letter of transmittal, or (ii) receipt of an “agent’s message” by the Paying Agent (or other such evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the Merger Consideration payable for each Share represented by such Certificate or for each Uncertificated Share. Until so surrendered, each such Certificate or Uncertificated Share shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of any Certificate or Uncertificated Share. Upon payment of the Merger Consideration, pursuant to the provisions of this Article 2, each Certificate or Uncertificated Share so surrendered or transferred shall immediately be cancelled.
(c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (i) either the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) that the Person requesting such payment shall pay to the Paying Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share, or establish to the satisfaction of the Paying Agent that such Tax has been paid or is not payable.
(d) The Merger Consideration paid upon the surrender of Certificates or transfer of Uncertificated Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificate of Uncertificated Share, and from and after the Effective Time, there shall be no further registration of transfers of Shares. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2.
(e) Any portion of the funds deposited with the Paying Agent pursuant to Section 2.03(a) (and any interest or other income earned thereon) that remains unclaimed by the holders of Shares twelve months after the Effective Time shall be returned to the Surviving Corporation, upon demand, and any such holder who has not exchanged Shares for the Merger Consideration in accordance with this Section 2.03 prior to that time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration in respect of such Shares without any interest thereon. Notwithstanding the foregoing, the Surviving Corporation shall not be liable to any holder of Shares for any amount paid to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any amounts remaining unclaimed by holders of Shares two years after the Effective Time (or such earlier date immediately prior to the time such amounts would otherwise escheat to or become property of any Governmental Entity) shall become, to the extent permitted by applicable Law, the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.
(f) The Paying Agent shall invest all cash included in the Exchange Fund as reasonably directed by Parent; provided, however, that (i) any investment of such cash shall be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the United States government and (ii) any loss of any of the funds included in the Exchange Fund shall be for the account of Parent and shall not alter Parent’s obligations to pay the Merger Consideration.
Section 2.04. Treatment of Stock Options, Restricted Stock Units and Performance Share Units.
(a) Immediately prior to the Effective Time, each outstanding and unexercised option to purchase Shares (a “Stock Option”) granted under the Company Stock Plan, shall, automatically and without any required action on the part of the holder thereof, become immediately vested and be cancelled and, in full satisfaction of the rights of such holder with respect thereto, shall entitle the holder of such Stock Option to receive (without interest) from the Company, at or promptly after the Effective Time, an amount in cash equal to the product of (x) the total number of Shares subject to the Stock Option multiplied by (y) the excess, if any, of the Merger

Consideration per Share over the exercise price per Share of such Stock Option. For the avoidance of doubt, any Stock Option that has a per Share exercise price that is greater than or equal to the Merger Consideration per Share shall be cancelled at the Effective Time for no consideration or payment.
(b) Immediately prior to the Effective Time, each outstanding award of restricted stock units (“Restricted Stock Units”) granted under the Company Stock Plan, shall, automatically and without any required action on the part of the holder thereof, become immediately vested and be cancelled and, in full satisfaction of the rights of such holder with respect thereto, shall entitle the holder of such Restricted Stock Unit to receive (without interest) from the Company, at or promptly after the Effective Time, an amount in cash equal to the product of (x) the total number of Shares subject to such Restricted Stock Unit immediately prior to the Effective Time multiplied by (y) the Merger Consideration per Share.
(c) Immediately prior to the Effective Time, each outstanding award of performance share units (“Performance Share Units”) granted under the Company Stock Plan shall, automatically and without any required action on the part of the holder thereof, become immediately vested at the target level of performance, and each such Performance Share Unit shall be cancelled and, in full satisfaction of the rights of such holder with respect thereto, shall entitle the holder of such Performance Share Unit to receive (without interest) from the Company, at or promptly after the Effective Time, an amount in cash equal to the product of (x) the target number of Shares subject to such Performance Share Unit immediately prior to the Effective Time multiplied by (y) the Merger Consideration per Share.
(d) In accordance with the terms of the Company’s Employee Stock Purchase Plan, as amended and restated as of October 22, 2004, as further amended (the “Company Stock Purchase Plan”), following the date hereof, the Board of Directors or the appropriate committee thereof shall take all actions, including adopting any resolutions or amendments to the Company Stock Purchase Plan, to: (i) determine the date on which the then-current offering period, if any, shall terminate (the “Final Purchase Date”); (ii) cause the accumulated payroll deductions of each participant under the Company Stock Purchase Plan to be used to purchase the applicable number of Shares on the Final Purchase Date (with any remaining contributions returned to the participant (without interest) as soon as administratively practicable thereafter); (iii) prohibit participants in the Company Stock Purchase Plan from increasing their payroll deductions from those in effect on the date of this Agreement; and (iv) terminate the Company Stock Purchase Plan immediately prior to the Effective Time. Any Shares acquired under the Company Stock Purchase Plan prior to or on the Final Purchase Date will be treated as outstanding Shares for purposes of Section 2.02.
(e) Prior to the Effective Time, the Company, the Board of Directors and the compensation committee of the Board of Directors, as applicable, shall adopt any resolutions and take any actions that are necessary to (i) effectuate the provisions of this Section 2.04, (ii) cause the termination of the Company Stock Plan at the Effective Time, subject to the making of the payments contemplated in this Section 2.04, and (iii) ensure that following the Effective Time, no Person shall have any rights to acquire Shares of the Company or other benefits pursuant to or in settlement of awards under the Company Stock Plan or the Company Stock Purchase Plan or other rights with respect to Shares except as contemplated by this Section 2.04.
(f) Any payment to which a holder who is a current or former employee of the Company or any Subsidiary of the Company becomes entitled pursuant to this Section 2.04 shall be made through the Surviving Corporation’s payroll at or promptly following the Effective Time. Parent shall make available to the Paying Agent the amounts to be paid under this Section 2.04 to holders who are not current or former employees of the Company or any Subsidiary of the Company and the Paying Agent shall distribute such amounts to such holders at or promptly following the Effective Time.
Section 2.05. Adjustments. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding Shares shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of Shares, or stock dividend thereon with a record date during such period, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change; provided, however, that this Section 2.05 shall not be construed to permit the Company to take any action with respect to its securities that is otherwise prohibited by the terms of this Agreement.
Section 2.06. Withholding Rights. Each of Parent, Merger Subsidiary, the Company, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares or any other recipient of payments under this Agreement any amounts as it is required to deduct and withhold with respect to the making of such payment or the vesting, waiver of restrictions or other actions provided for in this Agreement, under the Code, or any other applicable state, local or foreign Law. Any amounts so withheld and remitted to the applicable Governmental Entity shall be treated for all purposes of this Agreement as having been paid to the holder or other recipient in respect of which such deduction and withholding was made.
Section 2.07. Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the Shares represented by such Certificate, as contemplated by this Article 2.
ARTICLE 3
THE SURVIVING CORPORATION
Section 3.01. Articles of Incorporation. At the Effective Time, the articles of incorporation of the Company shall be amended and restated in their entirety to read as set forth in Annex A and, as so amended, shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided therein or in accordance with applicable Law.
Section 3.02. Bylaws. At the Effective Time, without any further action on the part of the Company and Merger Subsidiary, the bylaws of Merger Subsidiary in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, except that all references therein to Merger Subsidiary shall be automatically amended and shall become references to the Surviving Corporation and, as so amended, shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein or in accordance with applicable Law.
Section 3.03. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, (i) the directors of Merger Subsidiary immediately before the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of Merger Subsidiary immediately before the Effective Time shall be the officers of the Surviving Corporation.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to Parent that, except as set forth in (a) the disclosure schedule delivered by the Company to Parent and attached hereto (the “Disclosure Schedule”), it being agreed that disclosure of any item in any section of the Disclosure Schedule corresponding to Article 4 (whether or not an explicit cross reference appears) shall be deemed to be a disclosure with respect to, and shall be deemed to apply to and qualify, any other representation or warranty made in this Article 4 to the extent that it is reasonably apparent on its face, without review or other examination of the underlying documents listed therein, that such disclosure relates thereto or (b) as disclosed in the Company SEC Documents (excluding statements in any “Forward-Looking Statements” or “Risk Factors” sections or any other disclosures contained therein to the extent that such statements are cautionary, predictive or forward-looking in nature but, for the purpose of clarification, including and giving effect to any factual or historical statements included in any such statements); provided that it being acknowledged that nothing disclosed in a Company SEC Document will be deemed to modify or qualify the representations and warranties set forth in Section 4.05 or Section 4.06:
Section 4.01.  Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Michigan. The Company has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals (“Permits”) required to carry on its business as now conducted, except for those Permits the absence of which would not have a Company Material Adverse Effect. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not have a Company Material Adverse Effect. The Company has heretofore delivered to Parent true and complete copies of the articles of incorporation and bylaws of the Company as currently in effect.
Section 4.02.  Corporate Authorization. The Company has all requisite corporate power and authority and has taken all corporate action necessary to execute, deliver and perform this Agreement and consummate the

Transactions, subject only to the receipt of the Company Requisite Vote. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity. Prior to the date of this Agreement, the Board of Directors has by unanimous vote (i) (A) determined that the terms of the Agreement and the transactions contemplated by this Agreement, including the Merger, are fair to and in the best interests of the Company and its shareholders, (B) that it is in the best interests of the Company and its shareholders and declared it advisable to enter into this Agreement, and approved the execution, delivery and performance of this Agreement, and (C) approved and declared advisable the Merger and any other Transactions, (ii) resolved to recommend that the shareholders of the Company vote to approve this Agreement, in each case on the terms and subject to the conditions set forth in this Agreement (the “Company Recommendation”) and (iii) directed that this Agreement be submitted to the holders of Shares for their adoption.
Section 4.03.  Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions require no consent, notice to, permit, approval, Order or authorization of, or action by or in respect of, or registration, declaration or filing with, any Governmental Entity, other than: (i) the filing of a certificate of merger with respect to the Merger with the Michigan Department of Licensing and Regulatory Affairs and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business; (ii) compliance with any applicable requirements of any Antitrust Laws; (iii) receipt of the CFIUS Approval; (iv) the filing with the SEC of a proxy statement of the Company relating to the approval by the Company’s shareholders of this Agreement (as amended or supplemented from time to time, the “Proxy Statement”); (v) compliance with any applicable requirements of the 1934 Act and any other applicable securities laws, whether state or foreign; (vi) compliance with the rules and regulations of Nasdaq; (vii) as may be required by any applicable state securities or “blue sky” Laws; and (viii) such other consents, approvals, Orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not have a Company Material Adverse Effect.
Section 4.04.  Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions do not and will not: (i) contravene, conflict with, or result in any violation or breach of any provision of the articles of incorporation or bylaws of the Company, the organizational documents of each Subsidiary, the Rights Agreement or the Voting Agreements; (ii) assuming compliance with the matters referred to in Section 4.03, contravene, conflict with or result in a violation or breach of any provision of any Law applicable to the Company or its Subsidiaries; (iii) require any consent or other action by any Person under, constitute a default under, or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any Material Contract or any license, franchise, Permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company and its Subsidiaries that would not otherwise be permitted to be terminated, cancelled, accelerated, changed or lost; or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except, in the cases of clauses (ii), (iii) and (iv), as would not have, or reasonably be expected to have, a Company Material Adverse Effect.
Section 4.05.  Capitalization.
(a) The authorized capital stock of the Company consists of 19,000,000 Shares and 1,000,000 shares of preferred stock, no par value per share (“Preferred Stock”). No shares of Preferred Stock are issued or outstanding. As of September 25, 2020 (the “Capitalization Date”), there were outstanding (i) 9,763,675 Shares; (ii) Stock Options, other than options outstanding under the Company Stock Purchase Plan, to purchase an aggregate of 202,926 Shares (of which Stock Options to purchase an aggregate of 164,593 Shares were exercisable); (iii) 22,716 Restricted Stock Units; (iv) 34,804 Performance Share Units (calculated based on target level performance achievement); (v) 4,699 Shares that are subject to the outstanding purchase rights under the Company Stock Purchase Plan; and (vi) 1,145,511 Shares reserved for future awards under the Company Stock Plan and 119,536 Shares reserved for options under the Company Stock Purchase Plan. Since the Capitalization Date, there have been no issuances of shares of the capital stock of the Company or any other securities of the Company, except for Shares issued pursuant to the exercise, vesting or settlement, as applicable, of Stock Options, Restricted Stock Units or Performance Share Units, or issued to members of the Board of Directors pursuant to the terms of the Director Stock Purchase Rights provisions of the Company Stock Plan, in accordance with elections made by such members prior to the date of this Agreement, in each case in accordance with the terms of the Company Stock Plan or the Company Stock Purchase Plan, as applicable. All Shares outstanding have been duly authorized and validly issued and are fully paid and nonassessable. All Shares issuable upon the exercise, vesting or settlement, as applicable, of outstanding Stock Options, Restricted Stock Units, Performance Share Units or pursuant to the Company Stock Purchase Plan have been duly authorized and, when issued, will have been validly issued and will be fully paid and nonassessable. Section 4.05(a) of the Disclosure Schedule set forth, as of the close of business on the Capitalization Date an accurate and complete list of each outstanding Stock Option, Restricted Stock Unit and Performance Share Unit and (A) the holder’s location, (B) the date of grant, (C) the number of Shares subject thereto, (D) the portion that is vested of each Stock Option, Restricted Stock Unit or Performance Share Unit, (E) the vesting schedule of each such Stock Option, Restricted Stock Unit or Performance Share Unit, (F) the exercise or purchase price thereof, if applicable, (G) the expiration date and (H) the number of holders of rights to purchase Shares under the Company Stock Purchase Plan and the total dollar amount of their purchase elections on a country-by-country basis. Prior to the anticipated Closing Date, the Company shall provide Parent with a revised version of such list, updated as of a date that is no more than five (5) Business Days prior to such anticipated Closing Date (or, earlier, if reasonably requested by Parent) and that includes the holder’s name (or employee identification number or other anonymized identification number, if required by applicable Law).
(b) Except for securities issued pursuant to the Company Stock Plan and the Company Stock Purchase Plan as described in Section 4.05(a), there are no outstanding (i) shares of capital stock or voting securities or other equity interests of the Company, (ii) securities convertible into or exchangeable for shares of capital stock or voting securities or other equity interests of the Company, or (iii) options or other rights (including any subscriptions, warrants, calls, stock appreciation rights, commitments or agreements of any character) to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities or other equity securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the “Company Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities. Neither the Company nor any of its Subsidiaries has adopted a shareholder rights plan or similar plan or arrangement, other than the Rights Agreement.
(c) Other than the Rights Agreement, the Voting Agreements, and the Company Stock Plan and the Company Stock Purchase Plan, and Contracts issued under such plans, there are no Contracts to which the Company or any Subsidiary is a party, including options, bonds, debentures, notes or other indebtedness or other rights, arrangements or commitments of any character (i) relating to any Shares or securities of the Company or any Subsidiary of the Company; (ii) obligating the Company or any Subsidiary of the Company to issue, acquire or sell any Shares or securities of the Company or any Subsidiary of the Company; (iii) providing general voting rights with holders of Shares (or convertible into securities having the right to vote); or (iv)(A) restricting the transfer of, (B) affecting the voting rights of, (C) requiring the disposition of, or containing any right of first refusal with respect to, (D) requiring the registration for sale of or (E) granting any preemptive or antidilutive rights with respect to, any Shares or securities of the Company or any Subsidiary of the Company.
(d) All voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of the Subsidiaries are set forth in Section 4.05(d) of the Disclosure Schedule (the “Voting Agreements”).
Section 4.06. Subsidiaries.
(a) Each Subsidiary of the Company is a corporation or other legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization (to the extent such concepts are applicable). Each such Subsidiary has all corporate (or similar, in the case of a non-corporate entity) powers and all Permits required to carry on its business as now conducted, except for those Permits the absence of which would not have a Company Material Adverse Effect. Each such Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where such qualification is necessary (to the extent such concepts are applicable), except for those jurisdictions where failure to be so qualified would not have a Company Material Adverse Effect. All Subsidiaries of the Company and their respective jurisdictions of organization are identified in the Company SEC Documents. The Company has heretofore delivered to Parent true and complete copies of the organizational documents of each Subsidiary as currently in effect.

(b) Section 4.06(b) of the Disclosure Schedule set forth, for each Subsidiary of the Company, (i) its authorized capital stock or other equity interests, (ii) the number of its outstanding shares of capital stock or other equity interests and type(s) of such outstanding shares of capital stock or other equity interests and (iii) the record owner(s) thereof. All of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary of the Company (other than director qualifying shares as disclosed on Section 4.06(b) of the Disclosure Schedule) is owned, directly or indirectly, by the Company. All of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary of the Company is owned free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests), except for any such limitations or restrictions arising under applicable securities or other Laws. There are no (i) outstanding securities of the Company or any Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of the Company, or (ii) options or other rights (including any subscriptions, warrants, calls, stock appreciation rights, commitments or agreements of any character) to acquire from the Company or any of its Subsidiaries, or other obligation of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in any Subsidiary of the Company (the items in clauses (i) and (ii) being referred to collectively as the “Subsidiary Securities”). Other than as set forth in Section 4.06(b)(ii) of the Disclosure Schedule, neither the Company nor any Subsidiary of the Company owns, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities. The Company has delivered to Parent evidence of ownership of each Subsidiary by the Company.
Section 4.07. SEC Filings.
(a) The Company has timely filed with the SEC all reports, schedules, forms, statements, certifications and other documents (including all amendments, supplements, exhibits and all other information incorporated by reference) required to be filed by the Company with the SEC since July 1, 2017 (collectively, the “Company SEC Documents”). There are no outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Documents, and, to the Knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation.
(b) Each Company SEC Document:
(i) as of its filing date (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing), complied, and each Company SEC Document filed or furnished after the date hereof will comply, in all material respects with the applicable requirements of the 1933 Act, the 1934 Act and the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, the “Sarbanes-Oxley Act”) and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document;
(ii) filed pursuant to the 1934 Act, as of its filing date (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing), did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; and
(iii) filed pursuant to the 1933 Act, as of its filing date (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing), and, in the case of each Company SEC Document that is a registration statement, proxy statement or an amendment thereto, as of the date such statement or amendment became effective and the date of the relevant meeting, respectively, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
(c) On the date hereof, the Company shall file with the SEC the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020 (the “2020 10-K”), and the 2020 10-K shall conform in all material respects with the draft version of the 2020 10-K delivered by the Company to Parent prior to the date hereof.

Section 4.08.  Financial Statements.
(a) The financial statements of the Company included in or incorporated by reference into the Company SEC Documents, in each case:
(i) comply in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes to such financial statements) and (iii) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended in accordance with GAAP (subject, in the case of unaudited statements, to normal year-end audit adjustments and the absence of notes in the case of any unaudited interim financial statements).
(b) Without limiting the generality of Section 4.08(a) or any of the representations made in Section 4.08, (i) BDO USA LLP has not resigned or been dismissed as the independent registered public accounting firm of the Company as a result of or in connection with any disagreement with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure; (ii) neither the chief executive officer nor the chief financial officer of the Company has failed in any respect to make, without qualification, the certifications required of him or her under Rule 13a-14 or Rule 15d-14 under the 1934 Act and Sections 302 or 906 of the Sarbanes-Oxley Act with respect to any form, report or schedule filed by the Company with the SEC and such certifications were true, correct and complete on the date such certifications were made; and (iii) no enforcement Proceeding or, to the Knowledge of the Company, investigation has been initiated or, to the Knowledge of the Company, threatened in writing against the Company by the SEC relating to disclosures contained in any Company SEC Document (other than routine review of Company SEC Documents for which there remain no outstanding comments as of the date of this Agreement).
(c) The Company and its Subsidiaries (i) have established and maintain a system of internal control over financial reporting, in accordance with the requirements of Rule 13a-15(a) promulgated under the 1934 Act, that is effective to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; (ii) have implemented and maintain disclosure controls and procedures in accordance with Rule 13a-15(a) and 15d-15(e) promulgated under the 1934 Act that are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the 1934 Act is recorded, processed, summarized and reported within the timeframes specified by the SEC’s rules and such material information relating to the Company, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Section 302 and 906 of the Sarbanes-Oxley Act, and (iii) have disclosed, based on the Company’s most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Board of Directors, (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the 1934 Act) that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company has delivered to Parent prior to the date of this Agreement all disclosures of significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that have been made by the Company to the Company’s auditors or audit committee at any time between January 1, 2016, and the date of this Agreement.
(d) Since January 1, 2016, neither the Company nor any Subsidiary of the Company nor, to the Knowledge of the Company, any director,officer, auditor, accountant or representative of the Company or any Subsidiary of the Company, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim that the Company or any Subsidiary of the Company has engaged in questionable accounting or auditing practices. Since January 1, 2016, no current or former attorney representing the Company or any Subsidiary of the Company has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any Subsidiary of the Company, or any of their respective officers, directors, employees or agents, to the Board of Directors or any committee thereof or to any director or executive officer of the Company.
(e) The Company is in compliance in all material respects with all current listing and corporate governance requirements of Nasdaq and is in compliance in all material respects with all rules, regulations and requirements of the Sarbanes-Oxley Act and the SEC.
(f) The Company has adopted a code of ethics, as defined by Item 406(b) of Regulation S-K under the 1933 Act, for senior financial officers,applicable to its principal financial officer, controller or principal accounting officer, or persons performing similar functions. The Company has promptly disclosed any change in or waiver of the Company’s code of ethics with respect to any such persons, as required by Item 5.05 of Form 8-K. To the Knowledge of the Company, there have been no violations of provisions of the Company’s code of ethics by any such persons.
Section 4.09.  Proxy Statement. The Proxy Statement will comply in all material respects with the applicable requirements of the 1934 Act and the rules and regulations thereunder. At the time such Proxy Statement is filed with the SEC, first made publicly available to shareholders of the Company, and at the time such shareholders vote on adoption of this Agreement, the Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.09 will not apply to statements or omissions included in the Proxy Statement based upon information furnished to the Company in writing by or on behalf of Parent or Merger Subsidiary specifically for use therein.
Section 4.10.  Absence of Certain Changes. Since June 30, 2020 through the date hereof, except (a) as disclosed in the Company SEC Documents filed after June 30, 2020 or on Section 4.10 of the Disclosure Schedule, and (b) for the execution and delivery of this Agreement, (i) the business of the Company and each of its Subsidiaries has been conducted in the ordinary course of business consistent with past practice in all material respects, (ii) there has not been or occurred any Company Material Adverse Effect and (iii) there has not been or occurred any event, condition, action or effect that, if it had occurred during the period from the date hereof through the Effective Time, would have required Parent’s consent pursuant to Section 6.01.
Section 4.11.  No Undisclosed Material Liabilities.
(a) There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent,absolute, determined, determinable or otherwise, other than:
(i) liabilities or obligations disclosed or provided for in any of the Company SEC Documents;
(ii) liabilities or obligations incurred since March 31, 2020 in the ordinary course of business consistent with past practice;
(iii) liabilities or obligations arising under this Agreement or disclosed in the Disclosure Schedules; or
(iv) liabilities or obligations that individually or in the aggregate have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.
(b) Except as disclosed in the Company SEC Documents, neither the Company nor any Subsidiary maintains, or has any commitment to become a party to, any “off-balance sheet arrangement,” as defined in Item 303 of Regulation S-K of the SEC, or similar Contract.
Section 4.12.  Compliance with Laws and Court Orders. Except as disclosed in the Company SEC Documents, since January 1, 2016, the Company and each of its Subsidiaries and, to the Knowledge of the Company, their respective Affiliates, officers, directors, employees, agents and representatives are and have been in compliance with all applicable Laws, except for failures to comply or violations that would not have a Company Material Adverse Effect. No representation or warranty is made in this Section 4.12 with respect to (i), Tax Law related matters, which are covered solely in Section 4.15, (ii) employee benefit Law related matters, which are covered solely in Section

4.18, (iv) employment Law related matters, which are covered solely in Section 4.22, (v) Environmental Law related matters, which are covered solely in Section 4.24, (vi) Anti-Corruption Law related matters, which are covered solely in Section 4.25, or (vii) PPP Loan related matters, which are covered solely in Section 4.29.
Section 4.13.  Litigation. There is no Proceeding pending or, to the Knowledge of the Company, since January 1, 2016, threatened in writing, against the Company, any of its Subsidiaries, any present or former officer, director or employee of the Company in their capacity as such or any of its Subsidiaries or any other Person for whom the Company or any such Subsidiary may be liable, or any of their respective properties or assets before any court or arbitrator or before or by any Governmental Entity that (i) seeks or could reasonably be expected to result in fines or damages of more than $50,000, (ii) that seeks equitable or injunctive relief, or (iii) that relates to a criminal matter, in each case other than a Proceeding related to this Agreement. As of the date hereof, there is no Proceeding pending or, to the Knowledge of the Company, threatened in writing that seeks to prevent, delay or impede the Transactions. Except as disclosed in the Company SEC Documents, there is no material judgment, decree, injunction, rule, Order, award or other finding of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries, and neither the Company nor its properties is subject to any Order that would be material to the Company and its Subsidiaries taken as a whole or, as of the date hereof, that would prevent, materially delay or materially impede consummation of the Transactions. There are no internal investigations or internal inquiries since January 1, 2016 that have been conducted by or at the direction of the Board of Directors (or any committee thereof) related to or investigating any actual or potential financial, accounting or other misfeasance or malfeasance issues, any criminal matter, or that would reasonably be expected to lead to a voluntary disclosure or enforcement action.
Section 4.14. Brokers. Except for XMS Capital Partners, LLC (the “Company Financial Advisor”), whose fees will be paid by the Company, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Affiliates.
Section 4.15.  Taxes.
(a) The Company and each of its Subsidiaries has filed all Tax Returns required to be filed by it, has paid (or has caused to be paid) all Taxes that have become due and payable by it (whether or not shown on such Tax Returns) and has made adequate provision in reserves established in its financial statements and accounts for all Taxes (whether or not shown on such Tax Returns) that have accrued but are not yet due and payable, except with respect to matters contested in good faith or where the failure to file Tax Returns, pay Taxes or provide adequate reserves for Taxes would not have a Company Material Adverse Effect.
(b) There are no Liens or encumbrances for Taxes on any of the assets of the Company or any of its Subsidiaries, other than for current Taxes not yet due and payable or for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP has been made in the Company’s most recent financial statements included in the Company SEC Documents.
(c) Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, which waiver is still in effect.
(d) No federal, state, local or foreign audits or administrative Proceedings are pending or, to the Knowledge of the Company, threatened in writing, with regard to any Taxes or any Tax Return of the Company or its Subsidiaries, where an adverse resolution would have a Company Material Adverse Effect.
(e) To the Knowledge of the Company, since January 1, 2016, no claim has been made in writing by an authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.
(f) Neither the Company nor any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or non-U.S. Law).
(g) Neither the Company nor any of its Subsidiaries has been a member of an affiliated group of corporations filing a consolidated federal income Tax return (other than a group the common parent of which is the Company) or has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under U.S. Treasury Regulations Section 1.1502-6 (or any similar provision of any state, local or non-U.S. Law), as a transferee or successor.

(h) Neither the Company nor any of its Subsidiaries is a party to, or bound by, or has any obligation under, any Tax sharing Contract other than Contracts solely among the Company and its Subsidiaries.
(i) Neither the Company nor any of its Subsidiaries has participated in any “reportable transaction” within the meaning of U.S. Treasury Regulation Section 1.6011-4(b).
(j) Neither the Company nor any of its Subsidiaries is or has been a “United States real property holding corporation” within the meaning of Section 897(c) of the Code at any time during the applicable period specified in Code Section 897(c)(1)(A)(ii).
(k) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:
(i) change in method of accounting for a taxable period ending on or prior to the Closing Date;
(ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S.income Tax Law);
(iii) intercompany transaction or excess loss account described in U.S. Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law);
(iv) installment sale or open transaction disposition made on or prior to the Closing Date;
(v) prepaid amount received on or prior to the Closing Date; or(vi) election under Code Section 108(i).
(l) The Company and each of its Subsidiaries has conducted all intercompany transactions in substantial compliance with the principles of Code Section 482 and the regulations promulgated by the U.S. Department of the Treasury thereunder (and any corresponding or similar provisions of state, local or non-U.S. Law). The Company and each of its Subsidiaries has maintained documentation (including any applicable transfer pricing studies) in connection with such related party transactions in substantial compliance with Code Sections 482 and 6662 and the regulations promulgated by the U.S. Department of the Treasury thereunder (and any corresponding or similar provisions of state, local or non-U.S. Law).
(m) The Company and each of its Subsidiaries is and has at all times been resident in its country of incorporation for Tax purposes and is not and has not at any time been treated as resident in any other jurisdiction for any Tax purpose (including any double taxation arrangement), and neither the Company nor any of its Subsidiaries is subject to Tax in any jurisdiction other than its place of incorporation by virtue of having a permanent establishment or other place of business in that jurisdiction.
(n) Neither the Company nor any of its Subsidiaries has received any letter ruling from the IRS (or any comparable ruling from any other taxing authority).
(o) Neither the existence of the PPP Loan nor its forgiveness will result in additional Taxes or the loss of any Tax benefits to the Company,provided that the Company will not be permitted to deduct for Tax purposes any expenses paid for or reimbursed by the PPP Loan. The Company has not (i) elected to defer the payment of any “applicable employment taxes” (as defined in Section 2302(d)(1) of the CARES Act) pursuant to Section 2302 of the CARES Act, (ii) claimed any “employee retention credit” pursuant to Section 2301 of the CARES Act or (iii) deducted any expenses paid for or reimbursed by the PPP Loan.
Section 4.16. Employee Benefit Plans.
(a) Section 4.16(a) of the Disclosure Schedule sets forth a true and complete list of each U.S. Benefit Plan and Foreign Benefit Plans (other than any employment or consulting Contracts entered into in the ordinary course of business providing for an annual base salary or consulting fees of $125,000 or less entered into by the Company’s Subsidiaries that are not located in the United States (collectively, the “Excluded Foreign Benefit Plans”)) and specifies whether each such Benefit Plan is a U.S. Benefit Plan or a Foreign Benefit Plan. For purposes of this Agreement, “Benefit Plan” means each “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and each other employment, consulting, bonus or other incentive compensation, salary continuation during any absence from active employment for disability or other reasons, retirement, pension, supplemental retirement, cafeteria benefit (Section 125 of the Code) or dependent care (Section 129 of the Code), sick days, tuition assistance, club membership, employee discount, employee loan, or vacation pay, severance, deferred compensation, incentive, fringe benefit, change in control, retention, stock option, restricted stock or other compensatory plan, policy, agreement or arrangement (including any Collective Agreement), whether or not written, that (i) is maintained, administered, contributed to or required to be contributed to by the Company or any of its Subsidiaries or pursuant to which the Company or any Subsidiary may have any liability, (ii) covers any current or former officer, director, employee or Contract Worker of the Company or any of its Subsidiaries (or any dependent or beneficiary thereof) and (iii) is not required by (A) Law or (B) a Governmental Entity. The Company has delivered to Parent (A) accurate and complete copies of all Benefit Plan documents (or a description, if such plan is unwritten), including (if applicable) all amendments, documents establishing or constituting any related trust, annuity Contract, insurance Contract or other funding instruments, and summary plan descriptions relating to said Benefit Plan, (B) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all Benefit Plans for which financial statements or actuarial reports are required or have been prepared, (C) accurate and complete copies of all annual reports and summary annual reports for all Benefit Plans (for which annual reports are required) prepared since January 1, 2016, (D) the most recent determination, opinion or advisory letter, as applicable, received from the IRS with respect to each Benefit Plan that is intended to be qualified under Section 401(a) of the Code, (E) any non-routine correspondence with a Governmental Entity since January 1, 2016, and (F) if such Benefit Plan is a Foreign Benefit Plan, documents that are substantially comparable (taking into account differences in applicable Law and practices) to the documents required to be provided in clauses (A) through (F) (other than the Excluded Foreign Benefit Plans). The Company’s failure to provide a complete list of Foreign Benefit Plans in Section 4.16(a) of the Disclosure Schedule and to provide Parent with any of the documents referenced in the preceding sentence (including the Excluded Foreign Benefit Plan) as of the date hereof would not, individually or in the aggregate, result in a Company Material Adverse Effect, and the Company shall provide Parent with an updated list of Benefit Plans and such documents (which such list and such documents shall include the Excluded Foreign Benefit Plans) not later than ten (10) Business Days after the date hereof.
(b) Neither the Company, any of its Subsidiaries nor any entity that would be considered one employer with the Company or any of its Subsidiaries under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code (nor any predecessor of such any such entity) has ever maintained, sponsored, contributed to or been required to contribute to, or is reasonably expected to have any direct or indirect liability with respect to, (i) any plan subject to Section 412 of the Code or Section 302 or Title IV of ERISA, (ii) any multiemployer plan (as defined in Section 3(37) of ERISA) or (iii) any multiple employer welfare arrangement (as such term is defined in Section 3(40) of ERISA). All benefits provided under the U.S. Benefits Plans either are exempt from, or in compliance with, Section 409A of the Code. Neither the Company nor any of its Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any current or former officer, director, employee or Contract Worker of the Company or any of its Subsidiaries for any tax incurred by such officer, director, employee or Contract Worker, including under Section 409A, 457A or 4999 of the Code, or any interest or penalty related thereto.
(c) All U.S. Benefit Plans are, and have been established, maintained, funded, administered and operated, in all material respects, in compliance with their terms and ERISA, the Code and other applicable Laws. No events have occurred with respect to any Benefit Plan that could result in payment or assessment by or against the Company or any Subsidiary of any material excise taxes under applicable Law, including ERISA and the Code. Each U.S. Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable IRS determination, opinion or advisory letter, as applicable, and, to the Knowledge of the Company, nothing has occurred since the date of such letter(s) that would cause the loss of such qualification or exemption, or result in the imposition of any material excise tax or income tax on unrelated business income under the Code or ERISA with respect to any U.S. Benefit Plan. Each trust created under any such U.S. Benefit Plan is exempt from Tax under Section 501(a) of the Code and has been so exempt since its creation.
(d) With respect to any U.S. Benefit Plan, no non-exempt transaction prohibited by Section 406 of ERISA or Section 4975 of the Code has occurred. All contributions and premium payments required to be made under any Benefit Plan have been calculated in accordance with the terms of such Benefit Plan and applicable Law and made on a timely basis or, if required by GAAP, provided for on the Company’s financial statements.

(e) Except as set forth on Section 4.16(e) of the Disclosure Schedule, neither the execution of this Agreement, shareholder or other approval of this Agreement nor the consummation of the Transactions would, whether alone or in combination with another event, except as specifically provided in this Agreement, (i) entitle any current or former employee, director, officer or Contract Worker of the Company or any Subsidiary to any bonus, severance or similar benefit (including acceleration of vesting or exercise of an incentive award) or an increase in any bonus, severance pay or similar benefit, (ii) accelerate the timing of payment or vesting or result in any funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable to any current or former employee, director, officer or Contract Worker under, or result in any other obligation pursuant to, any Benefit Plan, (iii) limit or restrict the right of the Company or, after the consummation of the Transactions, Parent and its Subsidiaries to merge, amend or terminate any Benefit Plan, (iv) give rise to the renewal or extension of the term of any Benefit Plan, or (v) give rise to a payment that would not be deductible by Parent, the Company or any Subsidiary by reason of Sections 280G or 162(m) of the Code or require payment of an excise tax under Section 4999 of the Code.
(f) There are no pending or, to the Knowledge of the Company, threatened Proceedings against or relating to any Benefit Plans other than routine benefit claims by persons entitled to benefits thereunder, nor is any Benefit Plan the subject of any pending (or, to the Knowledge of the Company, any threatened) investigation or audit by the IRS, Department of Labor or other Governmental Entity, and, to the Knowledge of the Company, no fact or event exists that would reasonably be expected to give rise to any such Proceeding, investigation or audit resulting in material liability to the Company or any of its Subsidiaries with respect to any Benefit Plans.
(g) Neither the Company nor any Subsidiary has liability (contingent or otherwise) under Section 4069 of ERISA by reason of a transfer of an underfunded pension plan.
(h) Each Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA or comparable foreign Laws (a “Welfare Plan”)), is in compliance, in all material respects, with (i) the terms of such plan and (ii) all applicable Laws. No Welfare Plan provides benefits or coverage in the nature of health, life or disability insurance following retirement or other termination of employment (whether insured or self-insured) other than as required to be provided under Part 6 of Title I of ERISA or Section 4980(B)(f) of the Code or any other applicable Law and neither the Company nor any Subsidiary has any welfare benefit fund (within the meaning of Section 419 of the Code) related to a Welfare Plan.
(i) Each Benefit Plan is amendable and terminable unilaterally by the Company or any Subsidiary at any time, and no such Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company or any Subsidiary from amending or terminating any such Benefit Plan.
(j) Each Foreign Benefit Plan (i) has been established, operated, maintained and administered, in all material respects, in compliance with its terms and the requirements of all applicable Laws and regulations, (ii) if required to be registered or approved by a non-U.S. Governmental Entity, has been registered or approved and has been maintained in good standing with applicable regulatory authorities in all material respects, and, to the Knowledge of the Company, no event has occurred since the date of the most recent approval or application therefor relating to any such Foreign Benefit Plan that would reasonably be expected to adversely affect any such approval or good standing, and (iii) if intended to qualify for special tax treatment, meets in all material respects all the requirements for such treatment. There are no unfunded obligations under any Foreign Benefit Plan providing benefits after termination of employment to any employee or former employee.
Section 4.17.  Takeover Statutes; Rights Agreement. The Company has taken all action necessary to render the Rights inapplicable to this Agreement and the Transactions, including the Merger. No “fair price”, “moratorium”, “control share acquisition” or other similar antitakeover statute or regulation enacted under state or federal Laws in the United States applicable to the Company (each a “Takeover Statute”) is applicable to this Agreement or the Transactions and the Board of Directors has approved resolutions irrevocably exempting the Merger and the Transactions from Section 780 of the MBCA pursuant to Section 782 of the MBCA. In accordance with the MBCA, no dissenters’ or appraisal rights shall be available to any holder of Shares in connection with the Transactions, including the Merger.
Section 4.18.  Intellectual Property. As used herein, the term “Intellectual Property” shall mean all intellectual property rights, anywhere in the world, including: (i) all registered and unregistered trademarks, service marks, trade names, business names, trade dress, slogans and other identifiers of source or origin, and the goodwill associated with any of the foregoing, and all registrations or applications for registration thereof (collectively, “Marks”); (ii) all inventions (whether patentable or unpatentable and whether or not reduced to practice), patents and patent applications (utility, design, and otherwise), utility models, statutory invention registrations, and patent disclosures, including reissuances, reexaminations, renewals, substitutions, continuations, continuations-in-part, divisionals, and extensions (collectively, “Patents”); (iii) all copyrightable works, copyrights, database rights and moral rights in both published works and unpublished works, including software, user and training manuals, marketing and promotional materials, internal reports, business plans and any other expressions, mask works, firmware and videos, whether registered or unregistered, and all registrations or applications for registration thereof (collectively, “Copyrights”); (iv) all information that is confidential and proprietary, including trade secrets, know-how, inventions (whether patentable or not and whether or not reduced to practice), research, discoveries, business plans, customer lists, technical information, proprietary information, technologies, processes and formulae, software, data, plans, drawings and blue prints, whether tangible or intangible and whether stored, compiled, or memorialized physically, electronically, photographically, or otherwise (collectively, “Secret Information”); and (v) rights in and to Internet web sites or protocol addresses, Internet domain names, electronic addresses, Internet blogs, social media accounts (e.g. Facebook, YouTube, Twitter), email addresses, and similar online resources and registration rights and uniform resource locators (collectively, “Internet Resources”). For purposes of this Agreement, (x) “Company Owned Intellectual Property” means any and all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries or that are material to the conduct of business by the Company or any of its Subsidiaries; (y) “software” means any and all: (A) computer programs, applications, firmware and other code (including for mobile devices), including any and all software implementations of algorithms, models and methodologies, whether in source code, assembly code, object code, machine code or any other form and whether permanent, semi-permanent or otherwise, (B) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (C) specifications, interfaces (including user and programming interfaces), platforms, compilers, descriptions, flow-charts library functions, algorithms, architecture, structure, display screens and development tools, and other information, work product or tools used to design, plan, organize or develop any of the foregoing (including developer notes, comments and annotations), (D) all versions, updates, corrections, enhancements and modifications of the foregoing and (E) all documentation, including user manuals and training materials, relating to any of the foregoing; and (z) “Company Source Code” shall mean any software source code owned by the Company or its Subsidiaries, any material portion or aspect thereof, any proprietary information or algorithm contained in or relating to any software source code owned by the Company or its Subsidiaries, or any proprietary information or algorithm contained in or relating to any software in any Company Product.
(a) Section 4.18 of the Disclosure Schedule sets forth, as of the date hereof, (i) a complete and accurate list of all registrations and applications for registration of Company Owned Intellectual Property and Intellectual Property exclusively licensed to the Company and its Subsidiaries (collectively, the “Company Registered Intellectual Property”), indicating for each item other than with respect to Internet domain names the registered owner, filing date, expiration date, registration or application number and the applicable filing jurisdiction and, for Internet domain names, indicating the current legal owner, registered owner, hosting entity, and the registration renewal date, (ii) any actions that must be taken by the Company or any of its Subsidiaries within 120 days following the Closing Date with respect to the Company Registered Intellectual Property, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates. All registration, maintenance, and renewal fees in connection with Company Registered Intellectual Property that are or will be due for payment on or before the Closing Date have been or will be timely paid and all necessary documents and certificates in connection with Company Registered Intellectual Property that are or will be due for filing on or before the Closing Date have been or will be timely filed with the relevant Governmental Entity for maintaining the Company Registered Intellectual Property. The Company and its Subsidiaries, as applicable, have recorded with the relevant Governmental Entity any assignments for Company Registered Intellectual Property as may have been necessary to document ownership thereof by the Company or one of its Subsidiaries. The Company or one of its Subsidiaries, as applicable: (i) owns all right, title and interest in and to all of the Intellectual Property used in the conduct of the business of the Company or its Subsidiaries, free and clear of all Liens, other than non-exclusive licenses granted in the ordinary course of business consistent with past practice or (ii) is licensed to use (pursuant to a valid and binding Contract, enforceable in accordance with its terms) or otherwise possesses legally valid and enforceable rights to use each item of Intellectual Property used in the conduct of the business of the Company or its Subsidiaries that it does not so own. Since January 1, 2016, no Person (which includes any existing, past, or potential customer of the Company or its Subsidiaries) has notified the Company or any of its Subsidiaries (including by offering a license) that (x) any of the products, services or technology used, sold, offered for sale, provided or licensed or proposed for use, sale, offer for sale, provision or license by the Company or any of its Subsidiaries (collectively, the “Company Products”), or (y) the operation of their respective businesses, in each case, infringes, misappropriates or otherwise violates any Intellectual Property rights of any Person. To the Knowledge of the Company, the operation of the business of the Company and its Subsidiaries as previously conducted, as currently conducted and as currently contemplated to be conducted by the Company and its Subsidiaries, including the design, development, use, import, export branding, advertising, promotion, marketing, manufacture, provision, distribution, delivery, sale and licensing out of any Company Product, has not infringed, misappropriated or otherwise violated and does not infringe, misappropriate or otherwise violate any Intellectual Property rights of any Person. For the avoidance of doubt, to the Knowledge of the Company, the Company and its Subsidiaries are not infringing, misappropriating or otherwise violating any Intellectual Property of any Person. Neither the Company nor any of its Subsidiaries has initiated or, since January 1, 2016, threatened any Proceeding against any Person challenging any Intellectual Property rights or alleging any infringement, misappropriation or other violation of any Company Owned Intellectual Property. To the Knowledge of the Company, no Person is infringing, misappropriating or otherwise violating any Company Owned Intellectual Property.
(b) (i) All of the Patents owned by the Company or any of its Subsidiaries are, to the Knowledge of the Company, valid and enforceable. All such Patents are subsisting and all filings due and all maintenance fees, annuities and other payments due before the Closing Date hereof have been made and paid except those the Company has determined not to make in the ordinary course of business, exercising its reasonable business judgment; (ii) to the Knowledge of the Company, none of the Patents owned by the Company or any of its Subsidiaries is being infringed, misappropriated, or otherwise violated; and (iii) no Proceeding is pending or, to the Knowledge of the Company, threatened in writing that challenges the validity, ownership, registrability, use or enforceability of any Patent owned by the Company or any of its Subsidiaries.
(c) (i) All the Marks and Internet Resources owned by the Company or any of its Subsidiaries, to the Knowledge of the Company, are valid and enforceable. All such Marks and Internet Resources are subsisting and, with respect to registrations and applications for registration thereof, all filings and payments due to be made or paid before the Closing Date hereof have been made or paid, except those the Company has determined not to make in the ordinary course of business, exercising its reasonable business judgment; (ii) to the Knowledge of the Company, none of the Marks and Internet Resources owned by the Company or any of its Subsidiaries are being infringed, misappropriated, or otherwise violated; and (iii) no Proceeding is pending or, to the Knowledge of the Company, threatened in writing that seeks to prevent, restrict or otherwise limit the use of any Mark or Internet Resource or challenges the validity, ownership, registrability or enforceability of any Mark or Internet Resource, in each case, owned by the Company or any of its Subsidiaries.
(d) All the Copyrights owned by the Company or any of its Subsidiaries, whether or not registered, to the Knowledge of the Company, are valid and enforceable. All such Copyrights are subsisting. To the Knowledge of the Company, none of the Copyrights owned by the Company or any of its Subsidiaries is being infringed, misappropriated, or otherwise violated. No Proceeding is pending or, to the Knowledge of the Company, threatened in writing that seeks to prevent, restrict or otherwise limit the use of any Copyright or challenges the validity, ownership, registrability or enforceability of any Copyright, in each case, owned by the Company or any of its Subsidiaries.
(e) The Company and its Subsidiaries have taken reasonable measures (consistent with industry standards applicable to similarly situated entities) to protect the secrecy, confidentiality and value of the Secret Information of the Company or its Subsidiaries and the Secret Information of any third Person that has provided such Secret Information to the Company or any of its Subsidiaries. Except as set forth in Section 4.18(e) of the Disclosure Schedule, to the Knowledge of the Company, there has been no loss of, or any unauthorized access to or unauthorized disclosure of such Secret Information. To the Knowledge of the Company, none of the Secret Information of the Company or its Subsidiaries is subject to any Proceeding.
(f) No Company Owned Intellectual Property is subject to any Order, Proceeding (other than pending examinations of applications for patent or trademark or copyright registration), settlement or similar arrangement restricting in any manner the use, transfer, exploitation, assertion, enforcement or licensing thereof. All Company Owned Intellectual Property is and after the Closing Date will be fully transferable, alienable and licensable by the Company, one of its Subsidiaries, Parent, or Merger Subsidiary without restriction, obligation and without payment of any kind to any third Person and without approval of any third Person, including any Governmental Entity. Since January 1, 2016, neither the Company nor any of its Subsidiaries has: (i) transferred full or partial ownership of, or granted any exclusive license with respect to, any Intellectual Property to any third Person or (ii) permitted the rights of the Company or any of its Subsidiaries in any Intellectual Property that are or at the time were Company Owned Intellectual Property, and are or at the time were material to the Company or one of its Subsidiaries, to lapse or enter into the public domain. In each case in which the Company or any of its Subsidiaries acquired or sought to acquire any ownership of Intellectual Property from any Person, including as a result of engaging any Person to develop or create any Intellectual Property for the Company or any of its Subsidiaries, the Company or such Subsidiary, as the case may be, has obtained a valid and enforceable assignment sufficient to irrevocably transfer all such Intellectual Property to the Company or such Subsidiary, as the case may be.
(g) All employees and Contract Workers of the Company or any of its Subsidiaries who are or were involved in the creation, development,reduction to practice, modification or enhancement of Company Owned Intellectual Property have executed an assignment of inventions Contract sufficient to vest in the Company or any of its Subsidiaries exclusive ownership of all Company Owned Intellectual Property. All employees and Contract Workers of the Company or any of its Subsidiaries who have or have had access to the Secret Information of the Company or its Subsidiaries or any third party confidential or proprietary information held by (or for the benefit of) the Company or any of its Subsidiaries, executed a nondisclosure Contract sufficient to protect the confidentiality of all Secret Information and all third party information. No employee or Contract Worker of the Company or its Subsidiaries has excluded any Intellectual Property used in or necessary for use in the business of the Company or its Subsidiaries from any assignment of, or agreement to assign, Intellectual Property to the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any written claims by third Persons alleging ownership by them of any Company Owned Intellectual Property. Except as set forth in Section 4.18(g) of the Disclosure Schedule, to the Knowledge of the Company, no employee or Contract Worker of the Company or its Subsidiaries is in violation of any assignment of inventions Contract or nondisclosure Contract.
(h) Without limiting the generality of the foregoing, all the software that the Company or any of its Subsidiaries license or otherwise make available and all Company Owned Intellectual Property incorporated, embedded or included in, or necessary to offer, any of the Company Products was: (i) developed by employees of the Company within the scope of their employment and their obligation to assign all right, title and interest in and to inventions, patents and other intellectual property rights therein; (ii) developed by Contract Workers who have validly and irrevocably assigned all of their right, title and interest in and to such software to the Company or (iii) otherwise acquired or licensed by the Company from a third party by a valid and binding Contract, enforceable in accordance with its terms. Neither the Company or any of its Subsidiaries nor, any Person acting on its or their behalf has disclosed, delivered or licensed to any escrow agent or other Person, or agreed to disclose, deliver or license to any escrow agent or other Person, any Company Source Code, except for disclosure to employees or Contract Workers pursuant to agreements that prohibit use and disclosure of such Company Source Code. To the Knowledge of the Company, no event has occurred, and no circumstance or conditions exists, that (with or without notice or lapse of time or both) will, or could reasonably be expected to, result in the disclosure, delivery, or license of any Company Source Code to any third Person. The Company and its Subsidiaries have taken all actions customary in the software industry to document the Company Source Code and its respective operation, such that the Company Source Code has been written in a clear and professional manner such that it may be understood, modified and maintained in an efficient manner by reasonably competent programmers.
(i) To the Knowledge of the Company, no Person has reverse engineered, disassembled or decompiled any Company Product. Section 4.18(i) of the Disclosure Schedule sets forth a true, correct and complete list of all open source software that has been incorporated into or used in the delivery of any Company Product including: (A) the name of each item of open source software; (B) the name of the license associated with each such item of open source software; and (C) the Company Product(s) to which each such item of open source software relates. Neither the Company nor any of its Subsidiaries (i) is in breach of any material term or condition of any license to software or other material that is distributed as “free software” or “open source software” or (ii) has incorporated, modified, hosted, distributed or otherwise accessed any open source software, in whole or in part that has, or would reasonably be expected to, (v) require the disclosure of or other access to Company Source Code, (w) require the licensing of any portion of any Company Product for the purpose of making derivative works, (x) grant, or require the Company or any of its Subsidiaries to grant, the right to decompile, disassemble, reverse engineer or otherwise derive the source code or underlying structure of any Company Product, (y) create, or purport to create, obligations for the Company or any of its Subsidiaries with respect to Company Owned Intellectual Property or grant, or purport to grant, to any third Person, any rights or immunities pursuant to any Company Owned Intellectual Property, or (z) restrict the Company or any of its Subsidiaries’ ability to charge for any Company Product.
(j) Neither the execution of this Agreement nor the consummation of the Transactions would reasonably be expected to give rise to or form a basis for (i) the impairment of, or give any Person (other than Parent or Merger Subsidiary) any current or contingent right or access to, any Company Owned Intellectual Property, (ii) the release of any Company Source Code (iii) being bound by, or subject to, any non-compete, exclusivity provision, right of first offer or refusal or other material restriction on the operation or scope of the business of the Company or its Subsidiaries, or (iv) any obligation to pay any royalties or other fees or consideration, or offer any discounts, to any third Person with respect to Company Products, Systems, or material Intellectual Property in excess of those payable by, or required to be offered by, the Company and its Subsidiaries in the absence of this Agreement or the Transactions.
(k) The Company and its Subsidiaries have taken reasonable measures (consistent with industry standards applicable to similarly situated entities) (i) to protect and maintain the integrity, security and operation of all Systems and (ii) to implement and maintain business continuity, backup and disaster recovery plans, procedures and facilities. All Systems are reasonably sufficient for the existing and currently anticipated future needs of the Company and its Subsidiaries, and are in good working condition to effectively perform all operations necessary for the operation of the Company and its Subsidiaries and the provision of the Company Products. In the past three years, there has been no failure or other material substandard performance of any System, which has caused a material disruption to the Company or any of its Subsidiaries. To the Knowledge of the Company, the Systems do not contain any “back door,” “time bomb,” “Trojan horse,” “worm,” “cuckoo egg,” “drop dead device,” “virus” (as these terms are commonly used in the computer software industry), or other software routines or hardware components intentionally designed to permit unauthorized access, to maliciously disable or erase software, hardware, or data. The Company is not in breach of any of its Contracts or licenses relating to Systems, except where such breach would not have a Company Material Adverse Effect.
(l) No government funding, facilities or resources of a university, college, other educational institution, multi-national, bi-national or international organization or research center was used in the development of any Company Owned Intellectual Property or, to the Knowledge of the Company, any other Intellectual Property used in Company Products or their development or delivery. No employee or Contract Worker who was involved in, or contributed to, the creation or development of any Company Owned Intellectual Property has performed services for any Governmental Entity, for a university, college or other educational institution, or for a research center during a period of time during which such employee was also performing services for the Company or any of its Subsidiaries. No Governmental Entity, university, college, other educational institution or research center has any claim or right in or to any Company Owned Intellectual Property. No Governmental Entity has any ownership, exclusive, march-in or similar right or any other right in or to Company Owned Intellectual Property exceeding that which would be granted to a private licensee.
(m) The Company and its Subsidiaries have (x) complied in all material respects with applicable Privacy and Security Laws, and with their respective policies, procedures and guidelines related to the Processing of Personal Information and (y) used reasonable measures (consistent with industry standards applicable to similarly situated entities) to ensure that Personal Information is protected against loss, damage and unauthorized access, use, modification or other misuse (collectively, “Data Loss”). To the Knowledge of the Company, neither the Systems nor the Company Products contain any malicious code or device, or have had any material breaches, errors, bugs or defects, in each case, that have not been remedied in all material respects.
(n) To the Knowledge of the Company, there has been no (i) unauthorized intrusion or breach of the Systems or (ii) Data Loss by the Company, any of its Subsidiaries or any of their respective employees or Contract Workers, in each case, that would require the Company or any of its Subsidiaries to notify any Person (including any customers, employees or Governmental Entities), or that was or would reasonably be expected to be material to the business or operations of the Company or any of its Subsidiaries. No Proceeding is pending or, to the Knowledge of the Company, threatened in writing regarding or alleging any (i) violation of, or failure to comply with, any Privacy and Security Laws by or with respect to the Company, any of its Subsidiaries or any of their respective employees or Contract Workers, (ii) unauthorized intrusion or breach of the Systems or (iii) Data Loss.
Section 4.19. Title of Properties.
(a) Except for the Intellectual Property (title to which is described in Section 4.18), and except as would not have a Company Material Adverse Effect, the Company or one of its Subsidiaries has good, valid and marketable fee title to or a valid leasehold interest under a real property or a capitalized lease in all assets reflected on the Company’s balance sheet as of June 30, 2020, free and clear of all Liens, except for (a) non-real estate assets disposed of in the ordinary course of business since such date, (b) Liens disclosed in the Disclosure Schedule or in the Company SEC Documents, (c) Liens or imperfections of title that would be disclosed by an accurate survey, or inspection and/or that are not, individually, material in character, amount or extent and that do not materially detract from the value or materially interfere with the present or presently contemplated use and occupancy by the Company of the assets subject thereto or affected thereby, (d) Liens arising under conditional sale or title retention agreements, equipment leases or lease purchase agreements, (e) landlords’ Liens on personal property under any Leases, (f) Liens arising in the ordinary course of business (including, but not limited to, Liens for non-delinquent Taxes or non-delinquent governmental charges or levies, inchoate Liens of mechanics, carriers, workmen and repairmen, inchoate Liens incurred in connection with workmen’s compensation, unemployment insurance, social security and other like Laws, inchoate Liens to secure the performance of letters of credit, bids, tenders sales Contracts, leases, statutory obligations, surety, appeal and performance bonds and similar Liens) for amounts that are not delinquent, or (g) such Liens as are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles and that are reflected on the balance sheet of the Company or such Subsidiary. Each parcel of real property owned by the Company or any of its Subsidiaries (individually or collectively, “Owned Real Property”) or leased by the Company or any of its Subsidiaries (individually or collectively, “Leased Real Property”) is set forth in Section 4.19 of the Disclosure Schedule, together with a list of each lease and all amendments, modifications and other documents relating thereto (each, a “Lease”). A copy of each Lease has been delivered to Parent and there are no amendments to any such Lease other than those set forth in Section 4.19 of the Disclosure Schedule. There are no leases, licenses or other occupancy agreements relating to real property that are binding on the Company or any of its Subsidiaries, other than the Leases.
(b) As of the date hereof, neither the Company nor any of its Subsidiaries has received written notice (i) of any pending or, to the Knowledge of the Company, threatened condemnation proceeding with respect to any Owned Real Property; or (ii) that the use and occupancy of any of the Owned Real Property or the Leased Real Property, as currently used and occupied, and the conduct of the business thereon, as currently conducted, violates in any material respect any deed restrictions, applicable Law consisting of building codes, zoning, subdivision or other land use or similar Laws or any other Lien affecting such Owned Real Property or the Leased Real Property. There are no outstanding options or rights of first refusal or similar rights to purchase the Owned Real Property, or any portion thereof or interest therein, and none of the Company nor any Subsidiary of the Company has leased, subleased or otherwise granted to any Person the right to use or occupy such Owned Real Property or Leased Real Property or any portion thereof.
(c) Except as would not have a Company Material Adverse Effect and assuming the proper execution and authorization of such lease by the other party thereto, (i) each Lease is in full force and effect and enforceable against the Company or Subsidiary party thereto and, to the Knowledge of the Company, each other party thereto, in accordance with its terms; (ii) each of the Company and each Subsidiary of the Company, as applicable, and, to the Knowledge of the Company, each of the other parties thereto, has performed in all material respects all material obligations required to be performed by it under each Lease; and (iii) none of the Company nor any Subsidiary of the Company has given or received any written notice of default under any Lease, and no default by the Company or any Subsidiary of the Company, or, to the Knowledge of the Company, the landlord or other party or parties thereto, is continuing under any Lease.
(d) To the Knowledge of the Company, there are no physical, structural or mechanical defects in any of the buildings, building systems or improvements on any of the Owned Real Property or the Leased Real Property that are reasonably likely to materially impair the current use of such Owned Real Property or such Leased Real Property by the Company or its applicable Subsidiary, and the Owned Real Property and the portions of the Leased Real Property occupied by the Company or any of its Subsidiaries and all such buildings, building systems and improvements (including the roof, HVAC, electrical, plumbing, sprinklers and fire safety systems) are in operable condition and are adequate for the uses to which they are being put.
Section 4.20. Insurance. The Company has provided Parent a description of all material insurance policies, surety bonds, and information about all material self-insurance programs and similar arrangements (the “Insurance Policies”) and open claims relating to the business, assets and operations of the Company and its Subsidiaries. Each of the Insurance Policies is in full force and effect, all premiums due thereon have been paid in full and the Company and its Subsidiaries are in compliance in all material respects with the terms and conditions of such Insurance Policies.
Section 4.21. Certain Contracts.
(a) Section 4.21 of the Disclosure Schedule sets forth, as of the date hereof, a true and complete list of each Contract of the Company or any Subsidiary of the Company in effect as of the date of this Agreement and that is included within any of the following categories (each, a “Material Contract”):
(i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the 1933 Act), whether or not filed by the Company with the SEC;
(ii) any employment or consulting Contract (in each case with respect to which the Company has continuing obligations as of the date hereof) with any current or former (A) officer of the Company, (B) member of the Board of Directors, or (C) employee or consultant of the Company or any Subsidiary of the Company providing for an annual base salary or consulting payment in excess of $150,000 (each, a “Key Employee”);
(iii) any Contract providing for indemnification or any guaranty by the Company or any Subsidiary of the Company, in each case that is material to the Company and its Subsidiaries, taken as a whole, other than any indemnification or guaranty by the Company or a Subsidiary of the Company of any of the obligations entered into in the ordinary course of business pursuant to or in connection with a customer Contract;
(iv) any Contract with any Material Supplier or Material Customer (except for purchase orders entered into in the ordinary course of business);
(v) any Contract that purports to limit in any material respect the right of the Company or any of its Subsidiaries (or, at any time after the consummation of the Merger, Parent or any of its Affiliates) (A) to engage in any line of business, (B) compete with any Person or solicit any client or customer or (C) operate in any geographical location;
(vi) any Contract relating to the disposition or acquisition, directly or indirectly (by merger, sale of stock, sale of assets, or otherwise), by the Company or any of its Subsidiaries after the date of this Agreement of $500,000 or more of assets or capital stock or other equity interests of any Person, other than purchases or sales of the Company’s products or inventory in the ordinary course of business consistent with past practice;
(vii) any Contract that grants any right of first refusal, right of first offer, or similar right with respect to any assets, rights, or properties of the Company or any of its Subsidiaries, other than rights of a customer to purchase the Company’s products or inventory in connection with the termination of a Contract;
(viii) any Contract that contains any provision that requires the purchase of all or a material portion of the Company’s or any of its Subsidiaries’ requirements for a given product or service from a given third party, which product or service is material to the Company and its Subsidiaries, taken as a whole;
(ix) any Contract that obligates the Company or any of its Subsidiaries to conduct business on an exclusive or preferential basis with any third party or that contains a “most favored nation” or similar covenant with any Material Customer or Material Supplier or, to the Knowledge of the Company, any other third party, or upon consummation of the Merger will obligate Parent, the Surviving Corporation, or any of their respective Subsidiaries to conduct business on an exclusive or preferential basis with any third party or to abide by a “most favored nation” or similar covenant with any Material Customer or Material Supplier or, to the Knowledge of the Company, any other third party;

(x) any partnership, joint venture, limited liability company agreement or similar Contract relating to the formation, creation, operation, management or control of any joint venture, partnership, or limited liability company, other than any such Contract solely between the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries;
(xi) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts, in each case relating to indebtedness for borrowed money, whether as borrower or lender, in excess of $100,000 in the aggregate, other than (A) accounts receivables and payables and (B) loans to direct or indirect wholly owned Subsidiaries of the Company;
(xii) any Collective Agreement;
(xiii) any Contract relating to the development (including joint development), enforcement, assertion, placement in escrow, ownership, acquisition, sale, transfer, other disposition, use or license (as applicable) of any Intellectual Property (other than non-exclusive licenses granted in the ordinary course of business consistent with past practice) or any material Systems (other than licenses for shrinkwrap, clickwrap, or other similar commercially available off-the-shelf software that has not been modified or customized for the Company or any of its Subsidiaries);
(xiv) any Lease;
(xv) any Contract with any Governmental Entity;
(xvi) any Contract that could result in a payment by the Company in excess of $50,000 as a result of a change of control of the Company; or
(xvii) any Contract that is reasonably expected to require annual payments to or from the Company and its Subsidiaries in excess of$500,000 other than purchases or sales of the Company’s products or inventory in the ordinary course of business consistent with past practice.
(b) Except as not had, or would not reasonably be expected to have, a Company Material Adverse Effect, (i) all the Material Contracts are valid, legal and binding on the Company or its applicable Subsidiary, enforceable against it in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to the enforcement of creditors’ rights generally, and is in full force and effect; and (ii) neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any other party has violated any provision of, or is otherwise in default in any respect under, any Material Contract, and neither the Company nor any of its Subsidiaries has received written notice of a breach of any Material Contract.
Section 4.22. Employment Matters.
(a) To the extent permitted by applicable Law, the Company has provided to Parent a schedule that sets forth for each employee of the Company or any of its Subsidiaries, title, annual base salary, most recent annual bonus received, current annual bonus opportunity, hire date, location, whether full or part-time, and whether active or on leave (and, if on leave, the nature of the leave and the anticipated return date, unless applicable Law prevents such disclosure). Prior to the anticipated Closing Date, the Company shall provide Parent with a revised version of the schedule described in the immediately preceding sentence, updated as of a date not more than five (5) Business Days prior to such anticipated Closing Date (or, earlier, if reasonably requested by Parent) and that includes, his or her name (or employee identification number or other anonymized identification number, if required by applicable Law) and vehicle allowances or leased vehicle information. As of the date hereof, to the Knowledge of the Company, no Key Employee has indicated to the Company or any of its Subsidiaries in writing that he or she intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise within one (1) year after the Closing Date.
(b) Neither the Company nor any of its Subsidiaries is a party to, or is currently negotiating in connection with entering into, any labor or collective bargaining Contract with any labor union, labor organization, employee association or works council (each, a “Collective Agreement”), and no employees of the Company or any of its Subsidiaries are represented by any labor organization or works council. Since January 1, 2016 there have been no representation or certification proceedings, or petitions seeking a representation proceeding, pending or, to the Knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. Since January 1, 2016, there have been no organization activities involving the Company or any of its Subsidiaries in respect of any group of employees of the Company or any of its Subsidiaries and, to the Knowledge of the Company, there are no activities or proceedings by any individual or group of individuals, including representatives of any labor organizations or labor unions, to organize any employees of the Company or any of its Subsidiaries.
(c) There are, and since January 1, 2016, there have been, no strikes, work stoppages, slowdowns, lockouts, arbitrations or grievances or other material labor disputes pending or, to the Knowledge of the Company, threatened in writing against or involving the Company or any of its Subsidiaries. As of the date hereof and since January 1, 2016, there have been no material unfair labor practice charges, grievances, or complaints pending or, to the Knowledge of the Company, threatened in writing by or on behalf of any employee or group of employees of the Company or its Subsidiaries. The Company and its Subsidiaries are, and have been, in compliance in all material respects with (i) all Collective Agreements, employment agreements, employment policies, employee handbooks, codes of conduct, and severance agreements, in each case, to which any of the Company or its Subsidiaries is party or bound; (ii) all applicable Laws respecting labor, employment and employment practices, and terms and conditions of employment, including workplace discrimination and harassment, sexual harassment, accommodation of disabilities, occupational safety and health, workers’ compensation, immigration, employee leave issues, equal opportunity, affirmative action, plant closures and layoffs, employee and worker classification and wages and hours; and (iii) COVID-19 Measures respecting labor, employment and employment practices, and terms and conditions of employment.
(d) There are, and since January 1, 2016, there have been, no, Proceedings, complaints, charges, or claims against the Company or its Subsidiaries pending or, to the Knowledge of the Company, threatened to be brought or filed, with any Governmental Entity based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company or its Subsidiaries. The Company and its Subsidiaries are not delinquent in payments to any current or former directors, officers, employees or Contract Workers for any services or amounts required to be reimbursed or otherwise paid, except for any arrearages occurring in the ordinary course of business.
(e) To the Knowledge of the Company, no employee of the Company or any of its Subsidiaries is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, restrictive covenant or other material obligation: (i) to the Company or any of its Subsidiaries or (ii) to a former employer of any such employee relating (A) to the right of any such employee to be employed by the Company or any of its Subsidiaries or (B) to the knowledge or use of trade secrets or proprietary information.
(f) Neither the Company nor any of its Subsidiaries is party to a settlement agreement with a current or former director, officer, employee or Contract Worker that involves allegations relating to sexual harassment by any current or former director, officer, employee or Contract Worker. To the Knowledge of the Company, since January 1, 2016, no allegations of sexual harassment have been made against any current or former director, officer, employee or Contract Worker.
(g) Each individual who renders, or has since January 1, 2016 rendered, services to the Company or any of its Subsidiaries who is, or since January 1, 2016 was, (i) classified by the Company or any of its Subsidiaries as having the status of an independent contractor, consultant or other non-employee status for any purpose (including for purposes of taxation and tax reporting) or (ii) classified by the Company or any of its Subsidiaries as exempt under the Fair Labor Standards Act and state, local and foreign wage and hour laws is, and since January 1, 2016 was, properly so characterized. Neither the Company nor any of its Subsidiaries has received any written claim or notice from any Person to the effect that they have improperly classified an individual as an independent contractor, consultant, or other nonemployee status or that they have improperly classified the exempt/non-exempt status of any employee, and, to the Knowledge of the Company, there are no facts that could reasonably be expected to form the basis for any such claim. To the Knowledge of the Company, no individual who is currently providing services to the Company or any of its Subsidiaries through a third party service provider, or who, since January 1, 2016, provided services to the Company or any of its Subsidiaries through a third party service provider, is or has been an employee of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has a single employer, joint employer, alter ego or similar relationship with any other Person.

(h) Since January 1, 2016, there have been no “mass layoff” or “plant closing” as defined by the federal Worker Adjustment, Retraining and Notification Act or any similar state, local or foreign Law in respect of the Company or its Subsidiaries.
(i) Neither the execution of this Agreement nor the consummation of the Transactions will be a breach or violation of a Collective Agreement or require the consent or consultation of, or advance notification to, any works councils, unions or similar labor organizations with respect to any employees of the Company or any of its Subsidiaries.
Section 4.23. Voting Requirements. The affirmative vote of holders of a majority of the outstanding Shares in favor of the adoption of this Agreement is the only vote of the holders of any of the Company’s capital stock or the capital stock of any of its Subsidiaries necessary in connection with consummation of the Merger (the “Company Requisite Vote”).
Section 4.24. Environmental Matters.
Other than as set forth in Section 4.24 of the Disclosure Schedule:
(a) Since January 1, 2016, the Company and its Subsidiaries are and have been operating in compliance in all material respects with all applicable Environmental Laws, including possessing and being in compliance in all material respects with all Environmental Permits required under any applicable Environmental Law for the ownership, lease, operation or use of the business, properties or assets of the Company as currently conducted.
(b) There have been no Releases of any Hazardous Substances on, at, under, in, into, through or from any real property currently or formerly owned, leased or operated by the Company, its Subsidiaries or any of their respective Affiliates or predecessors that would reasonably be expected to result in any Environmental Claim or a material liability under Environmental Laws, and at properties currently owned or operated by the Company, its Subsidiaries, and their respective Affiliates, there are no (i) Hazardous Substances present in building materials that, because of their condition, would require remediation or abatement and disposal, under applicable Environmental Laws or (ii) planned modifications, renovations, or demolitions of buildings or other improvements planned by the Company or its Subsidiaries, including, without limitation, the capital expenditure items referenced in Section 6.01(h) below, which would give rise, individually or in the aggregate, to material liabilities related to the remediation, abatement, or disposal of Hazardous Substances present in building materials.
(c) Neither the Company, any of its Subsidiaries nor any of their respective Affiliates is a party to, or has received written notice of, any pending or threatened in writing Environmental Claim, and to the Knowledge of the Company, there are no facts, circumstances or conditions that could reasonably be expected to form the basis of any material Environmental Claim.
(d) Neither the Company nor any of its Subsidiaries (i) is a party to any material judgment, Order, decree, settlement agreement, or similar arrangement imposing on it any liability or obligation under any applicable Environmental Laws that remain unfulfilled or (ii) has assumed, by contract or operation of law, the liabilities under Environmental Laws of any other Person.
(e) The Company, its Subsidiaries and their respective Affiliates have implemented and maintain policies and procedures reasonably designed to ensure compliance in all material respects with all applicable Environmental Laws.
(f) Neither the Company, its Subsidiaries, nor their respective Affiliates has manufactured, processed, or disposed of (i) poly- or perfluoralkyl substances or (ii) asbestos or asbestos-containing materials.
(g) The Company has provided to Parent true and complete copies of all material reports, studies, audits, sampling results, government correspondence, and other materials in its possession and control concerning compliance with or liabilities under Environmental Laws or the substance of the representations and warranties made in this Section 4.24.
Section 4.25. ABAC; Sanctions and Export Controls.
(a) The Company, its Subsidiaries, their respective Affiliates, officers and directors, and, to the Knowledge of the Company, the Company’s and its Subsidiaries respective employees, agents, and representatives: (i) are and have been in compliance with all Sanctions and all applicable Anti Corruption Laws;

(ii) have not made, promised, or authorized any Improper Payments on behalf of or intended for the benefit of the Company, its Subsidiaries, or any of their respective Affiliates; (iii) have not conducted any business directly or indirectly with or for the benefit of any Sanctioned Person; and (iv) have not received notice of any pending or threatened Proceedings arising from or relating in any way to Sanctions or Anti-Corruption Laws, or made any voluntary disclosures to any Governmental Entity relating in any way to Sanctions or Anti-Corruption Laws. The Company and its Subsidiaries have implemented and currently maintain policies and procedures reasonably designed to ensure compliance with all applicable Sanctions and Anti-Corruption Laws.
(b) The Company, its Subsidiaries, their respective Affiliates, officers and directors, employees, agents, and representatives: (i) are and have been in compliance with all Export Control Laws, (ii) have not made, promised, or authorized any export on behalf of or intended for the benefit of the Company, its Subsidiaries, or any of their respective Affiliates in violation of the Export Control Laws, and (iii) have not received notice of any pending or threatened in writing Proceedings or made a voluntary disclosure with respect to any of the Export Control Laws. The Company has prepared and timely applied for all import and export licenses required in accordance with the Export Control Laws.
(c) No officer, director, employee, agent or representative of the Company, its Subsidiaries, or any of their respective Affiliates is a Government Official.
(d) All of the technology, software, and items that are produced, developed, exported, reexported, or transferred (in-country) by the Company are classified as EAR99 under the EAR, except as set forth in Section 4.25(d) of the Disclosure Schedule.
Section 4.26. Affiliate Transactions. Other than as set forth in Section 4.26 of the Disclosure Schedule, there are, and since January 1, 2016, there have been, no Contracts, transactions, arrangements or understanding between any director or Executive Officer of the Company or any Subsidiary of the Company (other than in his or her capacity as a director, officer or employee of the Company or any of its Subsidiaries) or members of their “immediate family” (as such terms are defined in Rule 16a-1 of the 1934 Act) or any holder of 5% or more of the Shares (but not including any Subsidiary of the Company), on the one hand, and the Company or any of its Subsidiaries, on the other hand. To the Knowledge of the Company, no director or Executive Officer of the Company or any Subsidiary of the Company, or members of their “immediate family” (as such terms are defined in Rule 16a-1 of the 1934 Act), has any ownership or other economic interest in any customer, supplier or any counterparty to any Material Contract.
Section 4.27. Customers and Suppliers. Section 4.27 of the Disclosure Schedule sets forth a correct and complete list of the twenty (20) largest customers (measured by aggregate gross revenue during the fiscal years ended June 30, 2018 through June 30, 2020) (each, a “Material Customer”) and the twenty (20) largest suppliers (measured by gross expenditures during fiscal year ended June 30, 2020) (each, a “Material Supplier”). As of the date of this Agreement, there are no outstanding material disputes between the Company or any of its Subsidiaries, on the one hand, and a Material Customer or Material Supplier, on the other hand. As of the date of this Agreement, the Company has not received any written notice or other written communication from any Material Customer or Material Supplier that such customer or supplier will not continue as a customer or supplier, as applicable, of the Company or its Subsidiaries after the Effective Time, or that any such customer or supplier intends to terminate or materially modify (other than modifications made to a purchase order in the ordinary course of business consistent with past practice) existing Contracts or arrangements with the Company or any Subsidiary of the Company.
Section 4.28. Fairness Opinion. The Company has received the opinion of the Company Financial Advisor (and, if it is in writing, has provided a copy of such opinion to Parent) to the effect that, as of the date of this Agreement and based upon and subject to the qualifications and assumptions set forth therein, the Merger Consideration to be received by holders of Shares (other than Parent and Merger Subsidiary) is fair, from a financial point of view, to the holders of Shares, and, as of the date of this Agreement, such opinion has not been withdrawn, revoked or modified.
Section 4.29. PPP Loans.
(a) The Company together with its “affiliates” (as that term is defined in Section 121.103 of Title 13 of the CFR), if any, is a “small business concern” within the meaning of the Small Business Investment Act of 1958, as amended, and the regulations promulgated thereunder, including Section 121.301 of Title 13 of the CFR.

(b) The Company met all applicable conditions and was eligible to participate in, has complied in all material respects with, and is not in violation of, the Paycheck Protection Program as set forth in the CARES Act. The Company has made true, correct and complete certifications with respect to, the PPP Loan and all loan documents ancillary thereto and, to the Knowledge of the Company, has complied in all material respects with all Laws relating to the PPP Loan. All statements of fact, certifications and representations and warranties made by the Company in its PPP Loan Application were true, correct and complete in all material respects as of the date of such PPP Loan Application and as of the date on which the Company received its PPP Loan.
(c) As of the date hereof, the amount outstanding under the Company’s PPP Loan is $2,545,205. The Company has not used any portion of its PPP Loan for any purpose that would render any portion of its PPP Loan ineligible for forgiveness under the Paycheck Protection Program under the CARES Act. Since the Company’s application for the PPP Loan, the Company has not (i) made any salary or wage reductions in excess of 25% of compensation for any employee who is a resident of the United States or (ii) terminated the employment of any employee who is a resident of the United States, such that, the termination of such employee will result in a reduction of the amount of the PPP Loan eligible for forgiveness.
Section 4.30. Disclaimer of Other Representations and Warranties. The Company does not make, and has not made, any representations or warranties in connection with the Merger other than those expressly set forth herein. It is understood any estimate, projection, prediction, data, financial information, memorandum, presentation or any other materials or information provided or addressed to Parent, Merger Subsidiary or any of their representatives, including any materials or information made available in the electronic data room in connection with the Transactions, via confidential information memorandum, in connection with presentations by the Company’s management or otherwise, are not and shall not be deemed to be or include representations or warranties unless and to the extent any such materials or information is the subject of any express representation or warranty set forth in this Agreement. Except as expressly set forth herein, no Person has been authorized by the Company to make any representation or warranty relating to the Company or any Subsidiary thereof or their respective businesses, or otherwise in connection with the Merger and, if made, such representation or warranty may not be relied upon as having been authorized by the Company.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PARENT
Parent represents and warrants to the Company that, except as set forth in the disclosure schedule delivered by Parent to the Company and attached hereto (the “Parent Disclosure Schedule”), it being agreed that disclosure of any item in any section of the Parent Disclosure Schedule (whether or not an explicit cross reference appears) shall be deemed to be disclosure with respect to, and shall be deemed to apply to and qualify, any other representation or warranty made in this Article 5 to the extent that it is reasonably apparent on its face without review or other examination of the underlying documents listed therein that such information, item or matter is relevant to such other representation and warranty:
Section 5.01. Corporate Existence and Power. Each of Parent and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing (to the extent applicable) under the Laws of its jurisdiction of incorporation and has all corporate powers and all Permits required to carry on its business as now conducted, except for those Permits the absence of which would not have a Parent Material Adverse Effect. Merger Subsidiary has heretofore delivered to the Company true and complete copies of its articles of incorporation and bylaws as currently in effect.
Section 5.02. Corporate Authorization. The Parent and Merger Subsidiary have all requisite corporate power and authority and have taken all corporate action necessary to execute, deliver and perform this Agreement and consummate the Transactions. This Agreement has been duly executed and delivered by each of Parent and Merger Subsidiary and constitutes a valid and binding obligation of each of Parent and Merger Subsidiary, enforceable against each of Parent and Merger Subsidiary in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity. Parent has approved and adopted this Agreement and the Transactions in its capacity as sole stockholder of Merger Subsidiary.
Section 5.03. Governmental Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the Transactions require no consent, notice to, permit, approval, Order or authorization of, or action by or in respect of, or registration, declaration or filing with, any Governmental Entity, other than (i) the filing of a certificate of merger with respect to the Merger with the Michigan Department of Licensing and Regulatory Affairs and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business; (ii) compliance with any applicable requirements of any Antitrust Laws, (iii) receipt of the CFIUS Approval; (iv) as may be required by any applicable state securities or “blue sky” Laws; (v) the filings, consents, approvals, Orders, registrations and declarations required under the Laws of any foreign country in which Parent or Merger Subsidiary conducts any business or owns any assets and listed on Section 5.03 of the Disclosure Schedule; and (vi) such other consents, approvals, Orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not have a Parent Material Adverse Effect.
Section 5.04. Non-contravention. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the Transactions do not and will not: (i) contravene, conflict with, or result in any violation or breach of any provision of the articles of incorporation, bylaws or other organizational documents of Parent or Merger Subsidiary; (ii) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with, or result in any violation or breach of any provision of any applicable Law or Order; or (iii) require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or Merger Subsidiary is entitled under any provision of any material Contract binding upon Parent or Merger Subsidiary other than, in the cases of clauses (ii) and (iii), as would not have a Parent Material Adverse Effect.
Section 5.05. Proxy Statement. The information that Parent furnishes to the Company in writing specifically for use in the Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading at the time such Proxy Statement is filed with the SEC, first made publicly available to shareholders of the Company, and at the time such shareholders vote on adoption of this Agreement.
Section 5.06. Brokers. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or any of its Affiliates who might be entitled to any fee or commission from the Company or any of its Affiliates upon consummation of the Transactions.
Section 5.07. Financing.
(a) Parent has, and will have at the Effective Time, all funds necessary to enable it to (i) make all payments contemplated by this Agreement to be made by Parent or Merger Subsidiary pursuant to Article 2; (ii) repay, prepay or discharge the outstanding indebtedness set forth on Section 6.05 of the Disclosure Schedule; and (iii) pay all fees and expenses in connection with Transactions incurred by Parent or Merger Subsidiary.
(b) In no event shall the receipt or availability of any funds or financing by or to Parent, Merger Subsidiary or any of their Affiliates or any other financing transaction be a condition to any of the obligations of Parent or Merger Subsidiary hereunder.
Section 5.08. Capitalization of Merger Subsidiary. As of the date hereof, the authorized share capital of Merger Subsidiary consists of 1,000 shares, no par value per share, all of which are validly issued and outstanding. All of the issued and outstanding share capital of Merger Subsidiary is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly owned Subsidiary of Parent. Merger Subsidiary was formed solely for the purpose of engaging in the Transactions, and it has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and other Transactions.
Section 5.09. Share Ownership. None of Parent, Merger Subsidiary or their respective controlled Affiliates owns (directly or indirectly, beneficially or of record) any Shares and none of Parent, Merger Subsidiary or their respective controlled Affiliates holds any rights to acquire any Shares except pursuant to this Agreement and the transactions contemplated hereby.
Section 5.10. Management Agreements. Other than this Agreement and the support agreement in the form attached hereto as Exhibit A, as of the date hereof, there are no Contracts between Parent, Merger Subsidiary or any of their respective Affiliates, on the one hand, and any member of the Company’s management or Board of Directors, on the other hand, relating in any way to the Company (including relating to compensation and retention of the Company’s management), Transactions or the operations of the Company after the Effective Time.
Section 5.11. Litigation. As of the date hereof, there is no Proceeding pending, or, to the Knowledge of Parent, threatened, against Parent or Merger Subsidiary or any present or former officer, director or employee of Parent or Merger Subsidiary before any court or arbitrator or before or by any Governmental Entity that seeks to prevent, delay or impede the Transactions. As of the date hereof, neither Parent nor Merger Subsidiary is subject to any Order that would prevent, materially delay or materially impede the consummation of the Transactions.
Section 5.12. Acknowledgment of Disclaimer of Other Representations and Warranties. Parent and Merger Subsidiary each acknowledges and agrees that, except for the representations and warranties expressly set forth in this Agreement and any certificate delivered hereunder, (a) neither the Company nor any of its Subsidiaries makes, or has made, any representation or warranty relating to itself or its business or otherwise in connection with the Merger, and Parent and Merger Subsidiary are not relying on any representation or warranty except for those expressly set forth in this Agreement or any certificate delivered hereunder; (b) no Person has been authorized by the Company or any of its Subsidiaries to make any representation or warranty relating to itself or its business, or otherwise in connection with the Merger, other than those representations and warranties set forth in this Agreement or any certificate delivered hereunder; and (c) any estimate, projection, prediction, data, financial information, memorandum, presentation or any other materials or information provided or addressed to Parent, Merger Subsidiary or any of their representatives, including any materials or information made available in the electronic data room in connection with the Transactions, via confidential information memorandum, in connection with presentations by the Company’s management or otherwise, are not and shall not be deemed to be or include representations or warranties unless and to the extent any such materials or information is the subject of any express representation or warranty set forth in this Agreement. Each of Parent and Merger Subsidiary has conducted, to its satisfaction, its own independent review and analysis of the businesses, assets, condition, operations and prospects of the Company and its Subsidiaries and, in making its determination to proceed with the Transactions, each of Parent and Merger Subsidiary has relied on the results of its own independent review and analysis and the covenants, representations and warranties of the Company contained in this Agreement.
ARTICLE 6
COVENANTS OF THE COMPANY
Section 6.01. Conduct of the Company. From the date hereof until the earlier of the Effective Time or the termination of this Agreement pursuant to Article 10, except as expressly contemplated by this Agreement, as set forth in Section 6.01 of the Disclosure Schedule, as expressly required by applicable Law (including COVID-19 Measures), or with the prior written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned), the Company shall, and shall cause its Subsidiaries to: (i) conduct their business in the ordinary course of business consistent with past practice and (ii) use commercially reasonable efforts to (A) preserve intact their assets, technology and goodwill, as well as their business organizations and relationships with third parties (including all customers, suppliers and others having material business dealings with the Company or any Subsidiary of the Company), (B) keep available the services of their present officers and employees and (C) maintain the Owned Real Property and, to the extent required by the Leases, the Leased Real Property in good condition and repair. Without limiting the generality of the foregoing, from the date hereof until the earlier of the Effective Time or the termination of this Agreement pursuant to Article 10, except as otherwise expressly contemplated by this Agreement, as set forth in Section 6.01 of the Disclosure Schedule, as expressly required by applicable Law (including COVID-19 Measures), or with the prior written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned), the Company shall not, and shall cause each of its Subsidiaries not to, whether directly or indirectly, do, or agree to do, any of the following:
(a) (i) make, declare, set aside or pay any dividend or other distribution (whether payable in cash, stock, property or any combination thereof) with respect to any shares of capital stock or other securities of, or ownership interest in, the Company or any of its Subsidiaries other than dividends and other distributions paid by any Subsidiary to the Company or any other wholly-owned Subsidiary of the Company or (ii) amend any existing Contract, or enter into any new Contract, relating to the voting or registration of its capital stock other than the extension of the Voting Agreements;

(b) (i) adjust, split, combine or reclassify any shares of capital stock or other securities of, or ownership interests in, the Company or any of its Subsidiaries or (ii) issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries;
(c) directly or indirectly repurchase, redeem or otherwise acquire any shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries, other than (i) from holders of Stock Options in full or partial payment of the exercise price or (ii) from holders of Stock Options, Restricted Stock Units or Performance Share Units in full or partial payment of any applicable Taxes payable by such holder upon exercise or vesting thereof, as applicable;
(d) issue, deliver, sell, pledge, dispose of, grant, transfer or otherwise subject to any Lien, or authorize the issuance, delivery, sale, pledge, disposition, grant, transfer or subjection to any Lien of (i) any shares (of any class or series) of its capital stock or other securities of, or ownership interests in, the Company or any of its Subsidiaries or (ii) any Stock Options, Restricted Stock Units, Performance Share Units or other securities convertible into or exercisable or exchangeable for shares of any class or series of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries, other than (A) the exercise of Stock Options outstanding on the date of this Agreement, (B) the settlement of Restricted Stock Units or Performance Share Units, in each case outstanding on the date of this Agreement, or (C) Shares issued pursuant to the Company Stock Purchase Plan for the purchase period ending December 31, 2020 (or June 30, 2021 if the Closing does not occur prior to or on December 31, 2020), or discretionarily accelerate the vesting of any such awards;
(e) except as otherwise contemplated by this Agreement (i) adopt or implement (A) any amendment to its articles of incorporation or bylaws or other comparable organizational documents or (B) any plan of consolidation, merger or reorganization or (ii) amend the terms of its outstanding securities;
(f) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the capital stock or the assets of, or by any other manner, any Person or division thereof;
(g) transfer, sell, lease, license, mortgage, otherwise encumber or voluntarily subject to any Lien or otherwise dispose of any of its properties or assets (including the Owned Real Property), except sales of non-real property assets in the ordinary course of business or Liens incurred to secure borrowings to finance the payment of the Company Termination Fee as permitted by subsection (j) below;
(h) except for the items currently contracted for by the Company and the items contemplated by the Company’s capital expenditure budget, make or agree to make any new capital expenditure in excess of $50,000 individually or $150,000 in the aggregate;
(i) except for the incurrence of indebtedness for borrowed money under the Company’s existing credit facilities that would result in an aggregate amount outstanding under those existing credit facilities of less than $3,200,000 (or any replacement credit facilities for principal amounts not exceeding those permitted by the existing credit facilities), (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person (other than among the Company and its direct or indirect wholly owned Subsidiaries), (ii) issue or sell any debt securities or warrants or other rights to acquire any debt securities, or guarantee any debt securities of another Person (other than among the Company and its direct or indirect wholly owned Subsidiaries), except for the execution of leases to finance capital expenditures permitted by Section 6.01(h) or except in the event of a termination of this Agreement to enter into a Superior Proposal in accordance with Section 6.03, for financing the payment of the Company Termination Fee through borrowings from the Person whose Acquisition Proposal resulted in the termination of this Agreement pursuant to Article 10;
(j) (i) take any action that would result in any amendment, modification or change of any term of any indebtedness of the Company or any of its Subsidiaries or (ii) repurchase, prepay or amend or modify the terms of any indebtedness of the Company or any of its Subsidiaries;
(k) make any loans, advances or capital contributions to, or investments in, any other Person, other than (i) among the Company and its direct or indirect wholly owned Subsidiaries or (ii) the extension of credit in the ordinary course of business consistent with past practice;

(l) except as otherwise contemplated by this Agreement, terminate, enter into or adopt any new, or amend or renew any existing, Benefit Plans, or any Collective Agreement, other than as required by any Benefit Plan in effect as of the date hereof or by Law;
(m) except to the extent required by the terms of written employment agreements as in effect on the date of this Agreement, increase in any manner the compensation (including base salary or wage rate and incentive compensation), severance, termination pay, pension or other fringe benefits or perquisites provided to any of its current or former directors, employees, or Contract Workers, other than annual merit increases set forth in the Company’s fiscal year 2021 operating budget (a copy of which has been provided to Parent), and 401(k) plan matching contributions consistent with past practice;
(n) (A) enter into any new Contracts of employment or any severance, retention, change in control or similar agreement providing for annual base compensation or consulting compensation in excess of $150,000, or amend any such Contracts, (B) hire an employee or Contract Worker with annual base compensation of $150,000 or more or (C) terminate (other than for cause) any member or the Company’s senior leadership team;
(o) pay, agree to pay or award any employee bonuses other than those payments based on actual performance for completed performance periods paid in accordance with the terms and conditions and in the amounts of bonus arrangements disclosed in writing to Parent prior to the date of this Agreement, including the Fiscal 2021 Short-Term Incentive Plan, other than spot bonuses in the amounts not to exceed $2,000 to any individual and $20,000 in the aggregate and that are awarded consistent with past practice and paid for by the Company in full prior to the Closing Date;
(p) adopt any change, other than as required by the SEC, changes in GAAP or applicable Law, in its accounting policies, procedures or practice (or change any annual accounting periods);
(q) other than in the ordinary course of business, settle or compromise any material income Tax liability requiring a payment in excess of $100,000 individually or in the aggregate;
(r) except in the ordinary course of business consistent with past practice, make or change any material Tax election;
(s) (i) encumber, impair, abandon, fail to diligently maintain, transfer or otherwise dispose of any right, title or interest of the Company or any of its Subsidiaries in or to any Company Owned Intellectual Property (other than non-exclusive licenses granted in the ordinary course of business consistent with past practice), or (ii) disclose or make accessible any Secret Information of the Company or its Subsidiaries to any Person not subject to a valid and enforceable written nondisclosure agreement to protect the confidentiality thereof;
(t) pay, discharge, settle or satisfy any disputed Proceeding, disputed liability or other controversy (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the discharge or satisfaction in the ordinary course of business consistent with past practice; provided, however, that, except as set forth in Section 8.05, the discharge or settlement of any disputed Proceeding, disputed liability or other controversy in the amount of less than $100,000 shall in no event be prohibited by the foregoing;
(u) terminate (other than by expiration in accordance with its terms), cancel, materially amend or agree to any material change in or material waiver under any Material Contract, or enter into any Contract that would constitute a Material Contract if in effect as of the date hereof, except in each case in the ordinary course of business consistent with past practice;
(v) cancel, terminate or allow to lapse any material insurance policy naming the Company or any Subsidiary as a beneficiary;
(w) enter into any agreement or arrangement that limits or otherwise restricts the Company or any of its Subsidiaries or any successor thereto or that could, after the Effective Time, limit or restrict the Company, any of its Subsidiaries, Parent or its Affiliates, or any successor thereto, from engaging or competing in any line of business or in any geographic area;
(x) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger or an otherwise permitted by this Agreement);

(y) except as otherwise contemplated by Sections 4.17 and 6.06, redeem the Rights or amend or terminate the Rights Agreement, except in connection with any action permitted by Section 6.03(e) or 6.03(f) or as required by any statute, rule, regulation, injunction, Order or decree of any Governmental Entity; or
(z) enter into, or agree or commit to enter into, any agreement, Contract, commitment or arrangement that if completed would be in contravention of any of the foregoing clauses of this Section 6.01.
Nothing contained in this Agreement is intended to give Parent or Merger Subsidiary, directly or indirectly, the right to control or direct the operations of the Company prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervisions of its and its Subsidiaries’ respective operations.
Section 6.02. Access to Information. From the date hereof until the earlier of the Effective Time or the termination of this Agreement pursuant to Article 10 and subject to applicable Law (including COVID-19 Measures) and the Confidentiality Agreement dated as of May 21, 2020 between the Company and Parent (the “Confidentiality Agreement”), the Company shall, and shall cause each Subsidiary and the respective directors, officers, employees, accountants, consultants, legal counsel, advisors, agents and other representatives of the Company and its Subsidiaries (collectively, “Company Representatives”) to: (i) upon prior reasonable notice, provide to Parent, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours of the Company to the employees, offices, properties, books and records of the Company and the Subsidiaries; and (ii) promptly furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial, operating and personnel data, Contracts, due diligence information and other information as such Persons may reasonably request; provided that any such access shall be conducted at Parent’s expense and in such a manner as not to interfere unreasonably with the normal business or operations of the Company or any of its Subsidiaries. Nothing herein shall require the Company or any of its Subsidiaries to disclose any information to the extent such disclosure (A) would reasonably be expected to result in a waiver of attorney-client privilege, work product doctrine or similar privilege or (B) would reasonably be expected to violate any applicable Law or fiduciary duties or contractual obligations of such party; provided further, that no investigation pursuant to this Section 6.02 shall affect or be deemed to modify any representation or warranty made by the Company herein. In any such event, the Company shall use its reasonable best efforts to communicate the applicable information in a way that would not risk waiver of such privilege or protection and that would not violate applicable Law or fiduciary duties, including entering into a joint defense agreement, common interest agreement or similar arrangement.
Section 6.03. No Solicitation; Other Offers.
(a) The Company shall not, shall cause its Subsidiaries and its and its Subsidiaries respective officers, directors and employees not to, and shall direct and use reasonable best efforts to cause the Company Representatives not to, directly or indirectly:
(i) solicit, initiate, propose, induce, or take any action to knowingly facilitate, assist or encourage, any Acquisition Proposal or any offer, proposal, inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal;
(ii) disclose any information relating to the Company or any of its Subsidiaries, or afford access to the business, properties, assets, books or records of the Company to any Person in relation to any Acquisition Proposal or any offer, proposal, inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal;
(iii) conduct, participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal or any offer, proposal, inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal (for the avoidance of doubt, it being understood that the foregoing shall not prohibit the Company or any Company Representatives from making a communication that does no more than make such Person aware of the restrictions of this Section 6.03);
(iv) terminate, waive, amend or modify any provision of, or grant permission under, any standstill, confidentiality agreement or similar Contract to which the Company or any Subsidiary of the Company is a party;

(v) approve any transaction under, or any third person becoming an “interested shareholder” under, Section 778 of the MBCA (except a transaction involving Parent, Merger Subsidiary or their respective Affiliates); or
(vi) enter into, any merger agreement, letter of intent, term sheet, agreement in principle, memorandum of understanding, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement, joint venture agreement, partnership agreement or other similar Contract constituting, relating to or that is intended to or is reasonably likely to lead to an Acquisition Proposal (an “Alternative Acquisition Agreement”), or enter into any Contract or agreement in principle requiring the Company to abandon, terminate or fail to consummate the Transactions, or resolve or agree to take any of the foregoing actions.
Notwithstanding Section 6.03(a)(iv), if the Board of Directors determines in good faith, after consultation with its outside legal counsel, that any failure to do so would be inconsistent with its fiduciary duties under applicable law, the Company shall be permitted on a confidential basis, upon written request by a relevant party to a standstill, confidentiality agreement or similar Contract to release or waive any standstill obligations solely to the extent necessary to permit the party referred to therein to submit an Acquisition Proposal to the Board of Directors on a confidential basis. The Company shall provide prior written notice to Parent of any waiver or release of any standstill by the Company, including disclosure of the identities of the parties thereto and circumstances relating thereto, and shall otherwise comply with the provisions of this Section 6.03 with respect to any Acquisition Proposal of or from such party.
(b) The Company shall, and shall cause its Subsidiaries to, and shall direct the Company Representatives to, cease immediately and cause to be terminated immediately all activities, solicitation, encouragement, discussions and negotiations, if any, with any Persons conducted prior to the date hereof with respect to any Acquisition Proposal or any offer, proposal, inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal, and, promptly after the execution and delivery of this Agreement, demand the return or destruction of all confidential information provided by or on behalf of the Company or any Subsidiary of the Company to any Person prior to the date hereof.
(c) Notwithstanding Section 6.03(a), prior to the time the Company Requisite Vote is obtained, the Company may negotiate or otherwise engage in discussions with, furnish nonpublic information to, and terminate, waive, amend or modify any standstill, confidentiality agreement or similar Contract to which the Company or any Subsidiary of the Company is a party with any Person in response to a bona fide, unsolicited written Acquisition Proposal made by such Person following the date hereof that has not been withdrawn if (i) the Board of Directors determines in good faith after consultation with its outside legal counsel and the Company Financial Advisor that such Acquisition Proposal would reasonably be expected to result in a Superior Proposal and (ii) such Person executes a confidentiality agreement no less favorable to the Company than the Confidentiality Agreement (a copy of which confidentiality agreement shall be promptly provided for informational purposes only to Parent); provided that (A) the Company did not receive such Acquisition Proposal in connection with or as a result of a breach or violation of the terms of this Section 6.03; (B) prior to taking any action under this Section 6.03(c), the Company has provided Parent with the notice described in Section 6.03(d); and (C) contemporaneously with furnishing any information to such Person (or such Person’s representatives), the Company furnishes such information to Parent (to the extent such information has not been previously furnished by the Company to Parent). Notwithstanding the foregoing, the Board of Directors may only take the actions described in this Section 6.03(c) if the Board of Directors determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law.
(d) The Company shall promptly (but in no case later than 36 hours) (i) notify Parent of (A) any Acquisition Proposal, (B) any offer, proposal,inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal, (C) any request for nonpublic information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries; (ii) provide Parent with the identity of the Person making such Acquisition Proposal, offer, proposal, inquiry or indication of interest or request; (iii) provide Parent with a copy of any written Acquisition Proposal, offer, proposal, inquiry or indication of interest (or amendments or supplements thereto or any other written communications between the Company and the Person making the Acquisition Proposal or such Person’s representatives) or, if not in writing, a written description of the material terms thereof; (iv) keep Parent reasonably informed of the status of any discussions or negotiations with such a third party and any material changes to the terms and conditions of any such Acquisition Proposal, offer, proposal, offer or indication of interest; and (v) deliver to Parent a copy of any information delivered to such Person that has not previously been delivered by the Company to Parent. The Company shall not, and shall cause its Subsidiaries not to, enter into any Contract with any Person that prohibits the Company from providing the information described in Section 6.03(c) or this Section 6.03(d) to Parent.
(e) Except as expressly permitted by Section 6.03(f) and Section 6.03(g), neither the Board of Directors nor any committee thereof shall:
(i) withhold, withdraw, qualify or modify in a manner adverse to Parent (or publicly propose to withhold, withdraw, qualify or modify) the Company Recommendation;
(ii) take any action not explicitly permitted by this Agreement that would be inconsistent with its approval of the Merger;
(iii) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal;
(iv) within ten (10) Business Days of the public announcement of the commencement of a tender offer or exchange offer for Shares that constitutes an Acquisition Proposal by a person other than Parent or any of its Subsidiaries, fail to file a Schedule 14D-9 pursuant to Rule 14e-2 and Rule 14d-9 promulgated under the 1934 Act recommending that the holders of Common Shares reject such Acquisition Proposal and not tender any Shares into such tender offer or exchange offer;
(v) approve or recommend, or publicly declare advisable or publicly propose to enter into, or cause the Company to enter into, any Alternative Acquisition Agreement or any Contract or agreement in principle requiring the Company to abandon, terminate or fail to consummate the Transactions; or
(vi) fail to include the Company Recommendation in the Proxy Statement (any action described in the foregoing clauses (i) through this (vi), even if permitted by Section 6.03(f) or Section 6.03(g), being referred to as an “Adverse Recommendation Change”);
(f) Notwithstanding Section 6.03(e), the Board of Directors may, at any time prior to receipt of the Company Requisite Vote and in response to a bona fide written Superior Proposal received by the Board of Directors after the date of this Agreement that did not arise from a breach of the obligations set forth in this Section 6.03, make an Adverse Recommendation Change or terminate this Agreement pursuant to Section 10.01(c)(i) to enter into an Alternative Acquisition Agreement, but only if, prior to taking such action:
(i) the Company has received an Acquisition Proposal, and the Board of Directors determines in good faith, after consultation with outside legal counsel and the Company Financial Advisor, that such Acquisition Proposal is a Superior Proposal;
(ii) the Board of Directors has determined in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law;
(iii) the Company shall have provided prior written notice to Parent, at least four (4) Business Days in advance of such Adverse Recommendation Change or termination of this Agreement (the “Superior Proposal Notice Period”) or its intent to effect such an Adverse Recommendation Change (which notice itself shall not constitute an Adverse Recommendation Change) or to terminate this Agreement to enter into an Alternative Acquisition Agreement implementing such Superior Proposal, which notice shall specify the basis upon which the Board of Directors intends to effect such Adverse Recommendation Change or terminate this Agreement and the material terms and conditions of such Superior Proposal (and the identity of the Person or group making such Superior Proposal), and shall have contemporaneously provided the execution draft of the relevant proposed definitive transaction agreements with the Person making such Superior Proposal and other material documents with respect to such Superior Proposal (including any with respect to the financing thereof); and
(iv) prior to effecting such Adverse Recommendation Change or terminating this Agreement to enter into an Alternative Acquisition Agreement implementing such Superior Proposal, (A) if requested by

Parent, during the Superior Proposal Notice Period, the Company shall have negotiated, and shall have caused the Company Representatives to negotiate, with Parent in good faith to enable Parent to make such adjustments in the terms and conditions of this Agreement such that such Acquisition Proposal would cease to constitute a Superior Proposal, and (B) following the end of such Superior Proposal Notice Period, the Board of Directors shall have considered any such adjustments in good faith, and, after consultation with outside legal counsel and the Company Financial Advisor, the Board of Directors shall have determined that, notwithstanding the terms of any such adjustments, such Superior Proposal continues to constitute a Superior Proposal.
In the event of any amendment to the financial terms or any other material revisions to the Superior Proposal, the Company shall be required to deliver a new written notice to Parent pursuant to Section 6.03(f)(iii) and to comply with the requirements of this Section 6.03(f) with respect to such new written notice (including a new Superior Proposal Notice Period), except the Superior Proposal Notice Period shall be at least two (2) Business Days (rather than the four (4) Business Days contemplated by Section 6.03(f)(iii) above).
(g) Notwithstanding anything to the contrary set forth in Section 6.03(e), if the Board of Directors determines that an Intervening Event has occurred, the Board of Directors may, at any time prior to receipt of the Company Requisite Vote, make an Adverse Recommendation Change, but only if, prior to taking such action:
(i) the Board of Directors has determined in good faith, after consultation with its outside legal counsel, that in light of such Intervening Event, the failure to make an Adverse Recommendation Change would be inconsistent with its fiduciary duties under applicable Law;
(ii) the Company shall have provided prior written notice to Parent, at least four (4) Business Days in advance of such Adverse Recommendation Change (the “Intervening Event Notice Period”) or its intent to effect such an Adverse Recommendation Change (which notice itself shall not constitute an Adverse Recommendation Change), which notice shall specify the details of such Intervening Event and the basis upon which the Board of Directors intends to effect such Adverse Recommendation Change; and
(iii) prior to effecting such Adverse Recommendation Change, (A) if requested by Parent, during the Intervening Event Notice Period, the Company shall have negotiated, and shall have caused the Company Representatives to negotiate, with Parent in good faith to enable Parent to make such adjustments in the terms and conditions of this Agreement so that an Adverse Recommendation Change is no longer necessary, and (B) following the end of such Intervening Event Notice Period, the Board of Directors shall have considered any such adjustments in good faith, and after consultation with its outside legal counsel and the Company Financial Advisor, the Board of Directors shall have determined that, notwithstanding the terms of any such adjustments, it would continue to be inconsistent with the director’s fiduciary duties to the shareholders of the Company under applicable Law to not effect the Adverse Recommendation Change.
In the event of any changes to the circumstances applicable to the Intervening Event, after the start of the Intervening Event Notice Period, the Company shall be required to deliver a new written notice to Parent pursuant to Section 6.03(g)(ii) and to comply with the requirements of this Section 6.03(g) with respect to such new written notice (including a new Intervening Event Notice Period), except the Intervening Event Notice Period shall be at least two (2) Business Days (rather than the four (4) Business Days contemplated by Section 6.03(g)(ii) above).
(h) Nothing contained in this Agreement shall prohibit the Company from complying with Rules 14a-9, 14d-9 and 14e-2(a) promulgated under the 1934 Act, or from issuing a “stop, look and listen” statement pursuant to Rule 14d-9(f) pending disclosure of its position thereunder or making any required disclosure to the Company’s shareholders if, in the good faith judgment of the Board of Directors after consultation with its outside legal counsel, the failure to do so would be inconsistent with its fiduciary duties under applicable Law. For the avoidance of doubt, nothing in this Section 6.03(h) shall be construed to permit the Company to effect any Adverse Recommendation Change other than in accordance with Section 6.03(f)and Section 6.03(g).
Section 6.04. Proxy Material; Shareholder Meeting.
(a) The Company shall prepare and file with the SEC, as promptly as practical after the date of this Agreement (and, in any event, within twenty (20) Business Days after the date of this Agreement), the Proxy Statement in preliminary form. Parent, Merger Subsidiary and the Company will cooperate and consult with each other in the preparation of the Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Merger Subsidiary will use reasonable best efforts to furnish to the Company the information relating to Parent and Merger Subsidiary required by the 1934 Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. Without limiting the foregoing, the Company shall not file the Proxy Statement without first providing Parent a reasonable opportunity to review and propose comments thereon, which comments shall be considered in good faith by the Company. Each of Parent, Merger Subsidiary and the Company agree to correct any information provided by it for use in the Proxy Statement which, to its knowledge, shall have been or become false or misleading. The Company shall cause the Proxy Statement, at the time that it is first filed with the SEC, first published, sent or given to the shareholders of the Company and at the time of the Company Shareholder Meeting, to comply in all material respects with the requirements of the 1934 Act and the regulations and rules promulgated thereunder. The fees and expenses incurred by the Company in connection with the filing, printing and mailing of the Proxy Statement shall be paid by the Company.
(b) The Company shall promptly notify Parent of the receipt of all comments of the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and provide Parent with copies thereof or, if provided orally, a reasonably detailed description thereof. The Company shall use reasonable best efforts to promptly provide responses to the SEC with respect to all comments received on the Proxy Statement from the SEC, but not without first providing Parent a reasonable opportunity to review and propose comments thereon, which comments shall be considered in good faith by the Company. The Company shall cause the Proxy Statement to be mailed to the Company’s stockholders promptly after the resolution of any comments thereon from the SEC or, if the SEC does not inform the Company that it intends to review the Proxy Statement on or before the tenth (10th) calendar day following the filing of the preliminary Proxy Statement, promptly following such tenth (10th) calendar day. Unless the Board of Directors has made an Adverse Recommendation Change in compliance with this Agreement, the Company Recommendation shall be included in the Proxy Statement.
(c) The Company shall take all action necessary to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of approving and adopting this Agreement (including any adjournment or postponement thereof, the “Company Shareholder Meeting”) as promptly as reasonably practicable after the definitive Proxy Statement is mailed to the Company’s stockholders (and, in any event, within 30 days of such mailing, but subject to any extension of such date for any adjournment or postponement made pursuant to this Section 6.04(c)). The Company shall not, without the prior written consent of Parent, postpone, recess or adjourn the Company Shareholder Meeting; provided that the Company may postpone, recess or adjourn such meeting without the prior written consent of Parent (i) to the extent necessary to ensure that any supplement or amendment to the Proxy Statement required to be sent by applicable Law or at the request of the SEC or its staff is provided to the Company’s shareholders at least five (5) Business Days in advance of a vote on the adoption of this Agreement in order to give the Company’s shareholders sufficient time to evaluate any information or disclosure contained in such supplement or amendment, (ii) to allow reasonable additional time to solicit additional proxies to the extent the Company reasonably believes necessary in order to obtain the Company Requisite Vote, or (iii) if as of the time for which the Company Shareholder Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient Shares represented (either in person or by proxy) and voting to constitute a quorum necessary to conduct the business of the Stockholders Meeting; provided further that the Company Shareholder Meeting shall not be adjourned or postponed pursuant to the foregoing clauses (ii) and (iii) to a date that is later than twenty (20) calendar days after the date on which the Company Shareholder Meeting was originally scheduled without the prior written consent of Parent. Unless the Board of Directors has made an Adverse Recommendation Change, the Company, acting through its Board of Directors (or a committee thereof), shall use commercially reasonable efforts to obtain the Company Requisite Vote, including to actively solicit proxies necessary to obtain the Company Requisite Vote. The Company shall keep Parent reasonably informed with respect to such solicitation and give Parent written notice one day prior to the Company Shareholders Meeting indicating whether as of such date, sufficient proxies representing the Company Requisite Vote have been obtained. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to hold the Stockholders Meeting if this Agreement is terminated.
Section 6.05. Treatment of Company Indebtedness. The Company shall, or shall cause its applicable Subsidiaries, to arrange for customary payoff letters in form reasonably acceptable to Parent to be delivered to Parent at least one (1) Business Day prior to the anticipated Closing Date, which letters will set forth (i) the total amount required to be paid at the Effective Time to satisfy in full the repayment of such indebtedness outstanding (the “Payoff Amount”), (ii) the lenders’ obligation to release all liens and other security securing such indebtedness after receiving the Payoff Amount, and (iii) wire transfer instructions for paying the Payoff Amount, and instruments of discharge in form reasonably acceptable to Parent to be delivered at the Effective Time providing for the payoff, discharge and termination as of the Effective Time of the indebtedness set forth on Section 6.05 of the Disclosure Schedule, and shall (i) deliver, or cause its applicable Subsidiaries to deliver, prepayment and termination notices in accordance with the terms of such indebtedness to the holders of such indebtedness (provided that such prepayment and termination notices may be conditional on the occurrence of the closing of the Merger) and (ii) cause the release of all liens and other security securing such indebtedness.
Section 6.06. Rights Agreement; Takeover Statutes. The Company and the Board of Directors shall take all further action (in addition to that referred to in Section 4.17) necessary (including redeeming the Rights immediately prior to the Effective Time or amending the Rights Agreement) in order to render the Rights inapplicable to this Agreement, the Merger, the Voting Agreements or the Transactions. If any Takeover Statute is or may become applicable to this Agreement, the Merger, the Voting Agreements, or the Transactions, the Company and the Board of Director of the Company shall grant such approvals and take such lawful actions as are necessary to ensure that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement, the Merger, the Voting Agreements, and the Transactions, as applicable, and otherwise act to eliminate or minimize the effects of such statute and any regulations promulgated thereunder on such transactions.
Section 6.07. Stock Exchange Delisting. Prior to the Effective Time, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of Nasdaq to enable the delisting by the Surviving Corporation of the Shares from Nasdaq and the deregistration of the Shares under the 1934 Act as promptly as practicable after the Effective Time.
Section 6.08. Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required to cause to be exempt under Rule 16b-3 promulgated under the 1934 Act any dispositions of Shares in the Merger by each individual who is subject to the reporting requirements under Section 16(a) of the 1934 Act with respect to the Company immediately prior to the Effective Time.
Section 6.09. Third-party Consents. Prior to the Effective Time, the Company shall use its reasonable best efforts, upon written request of Parent, to obtain any consents, approvals or waivers of third parties with respect to any Contracts of the Company or any of its Subsidiaries, as may be necessary or appropriate for the consummation of the Transactions or required by the terms of any Contract of the Company or any of its Subsidiaries (including such consents as are necessary such that no third party will obtain additional rights under any such Contract as a result of the consummation of the Transactions) as a result of the execution, performance or consummation of the Transactions, including such consents as are required to be disclosed in the Disclosure Schedule; provided that the Company shall coordinate with Parent and cooperate in determining whether any actions, consents, approvals or waivers should be sought to be obtained from third parties (including under any Material Contract) in connection with consummation of the Transactions and seeking any such actions, consents, approvals or waivers.
Section 6.10. PPP Loan Forgiveness.
(a) As soon as practicable following the date hereof, the Company shall file with the PPP Lender a Loan Forgiveness Application and use all reasonable efforts to cause the PPP Lender to as soon as practicable to submit such application with the U.S. Small Business Administration. The Company will provide Parent with the opportunity to review and comment on the Loan Forgiveness Application prior to filing it with the PPP Lender and will consider in good faith all comments reasonably proposed by Parent.
(b) From the date hereof until the earlier of (x) the termination of this Agreement and (y) the Closing Date, the Company shall not use any portion of the PPP Loan for any purpose or take any action (including any salary or wage reductions or employee terminations) that would render any portion of the PPP Loan ineligible for forgiveness under the Paycheck Protection Program under the CARES Act.
(c) The Company shall provide the Parent with prompt written notice of any notice received by it from any Governmental Entity of any pending or threatened audit, investigation, inquiry, request for information, or other administrative or judicial proceeding relating to the CARES Act, including the PPP Loan (a “PPP Loan Audit”).
(d) From the date hereof until the earlier of the termination of this Agreement and the Closing, the Company shall defend against and/or cooperate with, as determined by the Company in its reasonable judgment after consultation in good faith with the Parent, any PPP Loan Audit.

(e) The Company shall use reasonable best efforts to obtain the consent of the PPP Lender as required under its PPP Loan in connection with the Transactions, and the Company shall coordinate and cooperate with Parent in connection with any such consents required in connection with the Transactions. At any time prior to the Closing, with Parent’s prior written consent (such consent not to be unreasonably conditioned or delayed), the Company may pay and satisfy any and all amounts due and outstanding under the PPP Loan and terminate and/or withdraw the Loan Forgiveness Application. In contemplation of but at or reasonably prior to Closing, Parent may require the Company to pay and satisfy any and all amounts due and outstanding under the PPP Loan and terminate and/or withdraw the Loan Forgiveness Application.
Section 6.11. PIIA. The Company agrees that it shall, and shall cause its Subsidiaries to, cooperate in good faith with Parent and Merger Subsidiary regarding the employees of the Company and its Subsidiaries and matters related to proprietary information and inventions assignment agreements (“PIIA”), including by (i) requiring new employees, consultants and contractors hired or retained by the Company and its Subsidiaries to execute PIIAs on a form reasonably acceptable to Parent, (ii) identifying all current employees, consultants and contractors of the Company and its Subsidiaries subject to an existing PIIA and providing Parent with executed copies of the same and (iii) otherwise developing a plan with Parent to require all current employees, consultants and contractors of the Company and its Subsidiaries to execute, before or after the Effective Time as the Company and Parent may reasonably agree, PIIAs in a form reasonably acceptable to Parent.
ARTICLE 7
COVENANTS OF PARENT
Section 7.01. Confidentiality. Prior to the Effective Time and after any termination of this Agreement Parent will hold in confidence all documents and information concerning the Company or any of its Subsidiaries furnished to Parent or its Affiliates in connection with the Transactions in accordance with the terms of the Confidentiality Agreement.
Section 7.02. Obligations of Merger Subsidiary. Subject to the terms and conditions of this Agreement, Parent will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.
Section 7.03. Voting of Shares. Parent agrees to vote or cause to be voted all Shares Beneficially Owned by Parent, the Merger Subsidiary or their Affiliates in favor of adoption of this Agreement at the Company Shareholder Meeting.
Section 7.04. Director and Officer Liability. From and after the Effective Time, Parent shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following:
(a) For six years after the Effective Time, the Surviving Corporation shall indemnify and hold harmless each present and former officer and director of the Company and of any Subsidiary of the Company (each an “Indemnified Person”) in respect of acts or omissions occurring at or prior to the Effective Time to the same extent such individuals are indemnified as of the date of this Agreement by the Company pursuant to applicable Law and as provided under the Company’s articles of incorporation and bylaws in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable Law.
(b) At the Effective Time, the Surviving Corporation shall provide a fully paid officers’ and directors’ liability insurance (including, to the extent currently included in the coverage under or bound in conjunction with the Company’s existing officers’ and directors’ liability insurance policy, employment practices and fiduciary liability coverage) “tail” policy from the Company’s existing insurance carrier (or such other carrier as agreed to by the Company) in respect of acts or omissions occurring prior to the Effective Time covering each such Indemnified Person currently covered by the Company’s officers’ and directors’ liability insurance policy on terms with respect to coverage and amount that are no less favorable than those of such policy in effect on the date hereof and extending for a period of six years from the Effective Time; provided, however, that in no event will the Surviving Corporation be required to expend an annual premium for such coverage in excess of 350% of the last annual premium paid by the Company for such insurance prior to the date of this Agreement, which amount is set forth in Section 7.04(b) of the Disclosure Schedule (the “Maximum Premium”). If such insurance coverage cannot be obtained at a premium equal to or less than the Maximum Premium, the Surviving Corporation will obtain, and Parent will cause the Surviving Corporation to obtain, the greatest coverage available for a cost not exceeding an annual premium equal to the Maximum Premium. The Surviving

Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such “tail” policy in full force and effect and continue to honor their respective obligations thereunder.
(c) The obligations of the Surviving Corporation under this Section 7.04 shall be joint and several obligations of Parent and the Surviving Corporation.
(d) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 7.04.
(e) The rights of each Indemnified Person under this Section 7.04 shall (i) be in addition to any rights such Person may have as of the date of this Agreement under the articles of incorporation or bylaws of the Company or any of its Subsidiaries, or under the MBCA or any other applicable Laws, (ii) survive consummation of the Merger and be enforceable by each Indemnified Person in accordance with the terms of this Agreement, and (iii) may not be changed as to an Indemnified Person without their consent.
Section 7.05. Employee Benefits after the Merger.
(a) For twelve (12) months after the Effective Time, Parent shall cause the Surviving Corporation to provide the employees of the Company and its Subsidiaries listed on Schedule 4.22(a) as being located in the United States and who continue to be employed immediately after the Effective Time (the “Continuing Employees”) with compensation (including cash bonus opportunities) and employee benefits (other than equity or equity-based compensation, defined benefit plan benefits, retention or change in control awards and spot bonuses) comparable, in the aggregate, to the compensation and benefits (other than equity or equity-based compensation, defined benefit plan benefits, retention or change in control awards and spot bonuses) provided by the Company and its Subsidiaries to such employees immediately prior to the Effective Time. The preceding sentence shall not preclude Parent or the Surviving Corporation or its Subsidiaries at any time following the Effective Time from terminating the employment of any Continuing Employee.
(b) Parent shall or shall cause the Surviving Corporation to, to the extent permitted by the applicable employee benefit plan, applicable Law and applicable tax qualification requirements and subject to any applicable break in service or similar rules, give each Continuing Employee full credit in respect of his or her employment with the Company or its Subsidiaries prior to the Effective Time for purposes of eligibility, vesting and level of benefits and service under any new employee benefit plans adopted by the Surviving Corporation after the Merger (“Surviving Corporation New Plans”), or any benefit plan maintained by Parent in which the Continuing Employee is permitted to participate (to the extent that the corresponding Benefit Plan provided to the employee immediately prior to the Effective Time gave such credit), except with respect to equity-based compensation, any defined benefit plans or where credit would result in duplication of benefits. Notwithstanding anything to the contrary contained herein, with respect to Parent’s 401(k) plan, such credit shall be limited to vesting and eligibility aspects of such plan and shall not apply to any other aspect of such plan benefits, including non-elected contributions to the plan.
(c) From and after the Effective Time, Parent shall use reasonable best efforts to, or shall cause the Surviving Corporation to use reasonable best efforts to, (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Parent, or any group health plans constituting Surviving Corporation New Plans, in which Continuing Employees are permitted to participate to be waived with respect to the Company employees and their eligible dependents (to the extent such limitations or waiting periods did not apply to the employee under the corresponding Benefit Plan) and (ii) give each Continuing Employee credit for the plan year in which the Effective Time occurs toward applicable deductibles and annual out-of-pocket limits under group health plans of Parent or group health plans constituting Surviving Corporation New Plans for expenses incurred prior to the Effective Time under the Benefit Plans.
(d) Parent and Merger Subsidiary acknowledge that they are not assuming any unvested Stock Options, Restricted Stock Units or Performance Share Units and accordingly all Stock Options, Restricted Stock Units or Performance Share Units shall be treated as set forth in Section 2.04.
(e) From and after the Effective Time, Parent will, and will cause the Surviving Corporation to, honor, perform all acts and pay all amounts required or due under or with respect to each Benefit Plan set forth in

Section 7.05(e) of the Disclosure Schedule, in accordance with the terms and conditions of each such Benefit Plan, as in effect on the date hereof, subject to any amendment or termination of such Benefit Plan that may be required by the terms of such Benefit Plan or applicable Law, permitted by Section 6.01 or agreed to by any Continuing Employee who is covered by such Benefit Plan; provided, however, that the extent to which any amounts or benefits become earned, vested or payable under such Benefit Plans following the Closing Date shall be determined by Parent or the Surviving Corporation in good faith in accordance with such terms and conditions.
(f) Parent acknowledges and agrees that the consummation of the Transaction will constitute a “change of control” of the Company for the purposes of each Benefit Plan listed on Section 7.05(f) of the Disclosure Schedules.
(g) Notwithstanding the foregoing, this Section 7.05 shall be binding upon and inure solely to the benefit of the parties hereto, and nothing in this Section 7.05 shall (i) be treated as an amendment of any particular Benefit Plan; (ii) preclude Parent, the Surviving Corporation or any of their Affiliates from amending or terminating any of their benefit plans or, after the Effective Time, any Benefit Plan, in each case, in accordance with their terms; (iii) obligate Parent, the Surviving Corporation or any of their Affiliates to (A) retain the employment of any particular employee or (B) maintain any Benefit Plan or Surviving Corporation New Plan or any other particular compensation or benefit plan, program, policy or arrangement; or (iv) create any third-party beneficiary rights for the benefit of any employee of the Company, or any of its Subsidiaries or any beneficiary or dependent thereof, with respect to this Section 7.05.
ARTICLE 8
COVENANTS OF PARENT AND THE COMPANY
Section 8.01. Reasonable Best Efforts.
(a) Subject to the terms and conditions of this Agreement, Company, Parent and Merger Subsidiary will use all reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate the Transactions, including but not limited (i) the obtaining of all necessary permits, waivers, approvals, consents and actions from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid a Proceeding by, any Governmental Entities; (ii) the obtaining of all necessary consents or waivers from third parties; and (iii) the execution and delivery of any additional instruments necessary to consummate the Transactions.
(b) In furtherance and not in limitation of the foregoing, each of Parent and the Company agrees to use reasonable best efforts to make any necessary filings under applicable Antitrust Laws with respect to the Transactions as promptly as practicable and within fifteen (15) Business Days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to Antitrust Laws and to take all other actions necessary to obtain as expeditiously as possible all consents, registrations, approvals, permits, expirations of waiting periods and authorizations necessary or advisable to be obtained from any Governmental Entity under applicable Antitrust Laws in order to consummate the Transactions as soon as practicable.
(c) As promptly as reasonably practicable following the date of this Agreement, Parent and Company shall use reasonable best efforts to(i) submit a draft joint notice or declaration to CFIUS within fifteen (15) Business Days of the date hereof, and (ii) submit a final joint notice or declaration to CFIUS, each with regard to this Agreement and other related information pursuant to Section 721 of the Defense Production Act of 1950, as amended (“DPA”). Each of Parent and the Company shall respond to any request for information from CFIUS in the timeframe set forth in 31 C.F.R. Part 800 (the “CFIUS Regulations”); provided, however, that either party, after consultation with the other party, may request in good faith an extension of time pursuant to the CFIUS Regulations to respond to CFIUS requests for follow-up information; provided that under no circumstance may a party request any extension that causes CFIUS to reject the voluntary notice or declaration filed by the parties or modifies the time for CFIUS review or investigation. If CFIUS identifies a national security concern that a party determines cannot be resolved through further review by and discussions with CFIUS, either party may notify the other party in writing of the determination and upon mutual agreement of the parties, the parties shall cooperate to withdraw and abandon the Transactions. Following an investigation by CFIUS, if CFIUS requires a mitigation plan that is not acceptable to Parent, Parent may notify the Company in writing that it would like to abandon the Transactions, in which case, the parties shall cooperate to abandon the Transactions.
(d) Subject to the terms and conditions set forth in this Section 8.01, each of the parties shall promptly respond to and seek to resolve and/or oppose as promptly as reasonably practicable any objections asserted by any Governmental Entity with respect to the Transactions. Subject to the terms and conditions set forth in this Section 8.01, each of the parties, including their respective Subsidiaries and Affiliates, hereto shall use its reasonable best efforts to resolve or oppose such objections, if any, as may be asserted by any Governmental Entity in connection with applicable Antitrust Laws and CFIUS Approval with respect to the Transactions and to avoid the entry of, or effect the dissolution of, any decree, order, decision, judgment, injunction, temporary restraining order or other order in any Proceeding, that would otherwise have the effect of preventing the consummation of the Transactions. Parent shall not consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Transactions at the behest of any Governmental Entity without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed; provided, for the avoidance of doubt, that nothing in this Section 8.01(d) shall require Parent (or any of its Affiliates) to take or fail to take any action that it is not required under Section 8.01(f).
(e) In connection with the efforts referenced in this Section 8.01 to obtain all requisite approvals and authorizations for the Transactions under any Antitrust Law and the CFIUS Approval, each of Parent and Company shall use all reasonable best efforts to: (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any Proceeding initiated by a private party; (ii) keep the other party informed in all material respects of any material communication received by such party from, or given by such party to, any applicable Governmental Entity and of any material communication received or given in connection with any Proceeding by a private party, in each case regarding any of the Transactions; (iii) permit the other party to review any material communication given by it to, and consult with each other in advance of any meeting or conference with any such applicable Governmental Entity or, in connection with any Proceeding by a private party, with any other Person; (iv) unless prohibited by the applicable Governmental Entity or other Person, give the other parties hereto the opportunity to attend and participate in all meetings and conferences with such Governmental Entity or other Person; and (v) subject to applicable Laws relating to the exchange of information, and to the extent reasonably practicable, provide the other party with copies of, and an opportunity to review and comment on all relevant filings, written communications and other documents in connection with such filings, notifications and communications, and consider in good faith all comments reasonably proposed by the party or its legal counsel. In connection with the efforts referenced in this Section 8.01, each of Parent and the Company, through their respective counsel, shall enter into a joint common interest agreement that will protect against compelled disclosure of covered communications between the parties.
(f) Notwithstanding the foregoing or anything in this Agreement to the contrary, in no event shall Parent or the Company or their respective Affiliates be obligated, and neither the “reasonable best efforts” standard nor any other provision set forth in this Agreement shall be deemed or construed to require, Parent or Company or any of their respective Affiliates (i) to propose, negotiate, commit to, effect and agree to, by consent decree, hold separate order or otherwise, any sale, divestiture, license, hold separate, and other disposition of the businesses, assets, products or equity interests of the Company or any of Parent’s or Parent’s Affiliate’s other businesses, assets, products or equity interests now owned or hereafter acquired, (ii) to create, terminate or amend any relationships, ventures, contractual rights or obligations of Parent, the Company or their respective Subsidiaries or Affiliates, (iii) otherwise to take or commit to any action that would limit Parent’s or its Affiliate’s freedom of action with respect to the operation of, or its ability to retain or hold, directly or indirectly, any businesses, assets, products or equity interests of Parent or the Company (including any of their respective Subsidiaries or Affiliates), (iv) defend, litigate, commence or prosecute any action initiated against or by any (A) Government Entity or (B) Person seeking to enforce relevant competition or antitrust laws; or (v) take any other action to prevent, effect the dissolution of, vacate, or lift any decree, order, judgment, injunction, temporary restraining order, or other order in any suit or proceeding initiated against or by any (A) Government Entity or (B) Person seeking to enforce relevant competition or antitrust laws. An investigation pursuant to Section 12 of the Austrian Cartel Act is not considered a judicial proceeding for the purpose of this Section 8.01(f).

Section 8.02. Certain Filings. The Company and Parent shall cooperate with one another (i) in connection with the preparation of the Proxy Statement; and (ii) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any Material Contracts, in connection with the consummation of the Transactions.
Section 8.03. Public Announcements. The press release announcing the execution of this Agreement shall be issued only in such form as shall be mutually agreed upon by the Company and Parent. Except to the extent required by applicable Law or the rules and regulations of any applicable securities exchange, in which case the party required to provide such disclosure shall use its reasonable best efforts to consult with the other party and give the other party an opportunity to review and comment on (and shall consider in good faith all such comments reasonably proposed by such party) any required disclosure prior to its disclosure, Parent and the Company shall give notice to the other party before issuing any other press release or otherwise making any public statement with respect to the Merger or this Agreement, and shall not issue any such press release or make any such public statement prior to receiving the consent of the other party authorizing such release or statement (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that these restrictions shall not apply to any Company communications in connection with an Acquisition Proposal or an Adverse Recommendation Change. The parties shall use their reasonable efforts to consult with the other party and give the other party an opportunity to review and comment on (and shall consider in good faith all such comments reasonably proposed by such party) any formal written broad based communications made by the party regarding the Transaction to the party’s employees, customers or suppliers.
Section 8.04. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.
Section 8.05. Notification of Certain Matters; Shareholder Litigation. Prior to the Effective Time, Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent, of (i) any notice or other communication received by such party from any Governmental Entity in connection with this Agreement or the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions; (ii) any proceeding, suit, hearing, enforcement, audit, claim, investigation, arbitration or action commenced or, to such party’s Knowledge, threatened in writing against such party that relates to this Agreement or the Transactions; (iii) any Company Material Adverse Effect or Parent Material Adverse Effect, as applicable; and (iv) any effect, change, event or occurrence that is reasonably likely to result in the failure of any of the conditions set forth in Article 9 to be satisfied. The Company shall give Parent the opportunity to participate in the defense and settlement of any shareholder litigation against the Company or its directors relating to this Agreement or the Transactions, the Company shall consider in good faith the advice of Parent with respect to such litigation and no settlement shall be agreed without Parent’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned), except to the extent such settlement is fully covered by the Company’s existing insurance policies or the failure to agree to such settlement would cause such insurance policies to not cover such litigation. Each party shall use reasonable best efforts to defend any legal action brought or threatened to be brought by any Person (other than a Governmental Entity) in order to avoid entry of, or to have vacated, lifted or terminated any Orders, decisions, judgments, writs, injunctions or decrees, that would prevent the consummation of the Transactions from occurring prior to the Outside Date.
ARTICLE 9
CONDITIONS TO THE MERGER
Section 9.01. Conditions to Obligations of Each Party. The respective obligations of the Company, Parent and Merger Subsidiary to effect the Merger are subject to the satisfaction (or to the extent permitted by Law, mutual waiver by the Company, Parent and Merger Subsidiary) at or prior to the Effective Time of each of the following conditions:
(a) This Agreement shall have been duly adopted by holders of Shares constituting the Company Requisite Vote.

(b) No provision of any applicable Law or regulation and no judgment, injunction, Order or decree shall prohibit the consummation of the Merger upon the terms contemplated hereby.
(c) Any applicable waiting period under the Antitrust Laws relating to the Merger shall have expired or been terminated and any approval,clearance, notice or decision approving or not prohibiting the Merger or terminating further investigation of the Merger under the Antitrust Laws relating to the Merger shall have been obtained.
(d) The CFIUS Approval shall have been obtained.
Section 9.02. Conditions to Obligations of Parent and Merger Subsidiary. The obligations of Parent and Merger Subsidiary to effect the Merger shall be further subject to the satisfaction (or waiver by Parent) at or prior to the Effective Time of each of the following conditions:
(a) the representations and warranties of the Company contained in (i) Section 4.05(a) and Section 4.05(b) shall be true and correct in all respects as of the Effective Time as if made at and as of such time (except to the extent that any portion of such representation or warranty, by its terms, is expressly limited to a specific date, in which case such representation or warranty shall be true and correct as of such date), except for any inaccuracies that would result in no more than a de minimis increase in the sum of aggregate consideration paid under Article 2, (ii) Section 4.02, Section 4.06 (with respect to the ownership of the companies listed on Schedule 9.02(a) of the Disclosure Schedule) and Section 4.17 shall be true and correct in all material respects (without giving effect to any “materiality,” “Company Material Adverse Effect” or any similar standard or qualification contained therein) as of the Effective Time as if made at and as of such time, and (iii) the representations and warranties of the Company set forth in this Agreement (other than those set forth in clause (i) or clause (ii) but including those portions of Section 4.06 not covered by clause (ii)) shall be true and correct in all respects as of the Effective Time, as if made at and as of such time (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case such representation or warranty shall be true and correct as of such date), except where the failure of such representation or warranty to be true and correct has not had, and would not reasonably be expected to have, a Company Material Adverse Effect (without giving effect to any “materiality,” “Company Material Adverse Effect” or any similar standard or qualification contained therein).
(b) The Company shall have (i) complied in all respects with Sections 6.01(a) through 6.01(e) and (ii) performed and complied in all material respects with its other obligations, covenants or agreements contained in the Agreement required to be performed or complied with at or prior to the Effective Time.
(c) There shall not have been a Company Material Adverse Effect following the date hereof.
(d) Parent and Merger Subsidiary shall have received at the Closing a certificate signed on behalf of the Company by the Chief Executive Officer or Chief Financial Officer of the Company, certifying that the conditions set forth in Section 9.02(a), Section 9.02(b) and Section 9.02(c) have been satisfied.
Section 9.03. Conditions to Obligations of the Company. The obligation of the Company to effect the Merger shall be further subject to the satisfaction (or waiver by the Company) at or prior to the Effective Time of each of the following conditions:
(a) The representations and warranties of Parent and Merger Subsidiary set forth in this Agreement shall be true and correct, in each case as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failures of any such representations and warranties to be true and correct, in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.
(b) Each of Parent and Merger Subsidiary shall have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it under this Agreement at or prior to the Effective Time.
(c) The Company shall have received a certificate of an executive officer of Parent, certifying that the conditions set forth in Section 9.03(a) and Section 9.03(b) have been satisfied.

ARTICLE 10
TERMINATION
Section 10.01. Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time:
(a) by mutual written consent of Parent and the Company; (b) by either the Company or Parent:
(i) (A) if any Governmental Entity shall have issued an Order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such Order, decree, ruling or other action shall have become final and nonappealable (including, without limitation, a decision issued or promulgated by CFIUS or the President of the United States that permanently prevents, restrains, enjoins, suspends, makes illegal or otherwise prohibits the consummation of the Merger) or (B) upon the withdrawal and abandonment of the transaction before CFIUS without CFIUS Approval, as permitted by this Agreement or otherwise upon mutual agreement of Parent and the Company; provided that the foregoing shall not apply to a temporary restraining order, other than if issued at the request of a Governmental Entity; or
(ii) if the Effective Time shall not have occurred on or prior to 5:00 p.m. Michigan local time on June 27, 2021 (the “Outside Date”); provided that the Outside Date shall be automatically extended on a day-to-day basis for each day of any shutdown or closure of any Governmental Entity (including any specific request from any Governmental Entity to delay filings or for additional time to review the Transactions) arising or resulting from COVID-19 or COVID-19 Measures that would have the effect of delaying or preventing the review of the Transactions or the issuance of clearance or approval from such Governmental Entity to the extent required; provided further, that the right to terminate this Agreement under this Section 10.01(b)(ii) shall not be available to any party whose breach of this Agreement has been the primary cause of, or has primarily resulted in, the failure of the Effective Time to occur on or before the Outside Date; or
(iii) if the Company Requisite Vote shall not have been obtained at the Company Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof in accordance with this Agreement at which a vote on the approval of this Agreement was taken.
(c) by the Company:
(i) if, prior to obtaining the Company Requisite Vote, the Board of Directors, in full compliance with the terms of this Agreement, including Section 6.03, authorized the Company to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal; provided that concurrent with and as a condition to such termination, the Company pays to Parent the Company Termination Fee, and any other amounts due pursuant to Section 10.04, in accordance with Section 10.04; provided further, that in the event of such termination the Company concurrently enters into such Alternative Acquisition Agreement; or
(ii) if, prior to the Effective Time, Parent or Merger Subsidiary shall have breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in this Agreement and in each case such breach or failure to perform (A) would result in the non-satisfaction of any conditions set forth in Section 9.03(a) or Section 9.03(b), (B) is incapable of being cured by the Outside Date, or if curable, has not been cured in all material respects within fifteen (15) Business Days after receipt of written notice thereof from the Company and (C) would result in a Parent Material Adverse Effect; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 10.01(c)(ii) if the Company is then in material breach of this Agreement such that any of the conditions set forth in Section 9.02(a) or Section 9.02(b) would not be satisfied; or
(d) by Parent:
(i) if, prior to the Effective Time, the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in this Agreement and in each case such breach of failure to perform (A) is incapable of being cured by the Outside Date, or if curable, has not been cured in all material respects within fifteen (15) Business Days after receipt of written notice thereof from Parent and (B) would result in the non-satisfaction of any condition set forth in Section 9.02(a) or Section

9.02(b); provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 10.01(d)(i) if the Parent is then in material breach of this Agreement such that any of the conditions set forth in Section 9.03(a) or Section 9.03(b) would not be satisfied; or
(ii) (A) following an Adverse Recommendation Change, (B) if the Company or any of its Subsidiaries enters into an Alternative Acquisition Agreement, (C) if the Company fails to recommend that the shareholders of the Company approve this Agreement in the Proxy Statement or (D) upon any breach by the Company of Section 6.03 or Section 6.04.
Section 10.02. Notice of Termination. In the event the Company or Parent intends to terminate this Agreement pursuant to this Article 10, the Company or Parent, as applicable, shall give written notice of such termination to the other party in accordance with Section 11.01, specifying the provision or provisions hereof pursuant to which such termination is effected.
Section 10.03. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 10.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Subsidiary or the Company, other than the provisions of Section 7.01, this Section 10.03, Section 10.04 and Article 11 (other than Section 11.02); provided that no such termination shall relieve any party from any liability resulting from Actual Fraud or a Willful Breach of this Agreement prior to any termination, in which case the non-breaching party shall be entitled to all rights and remedies available at law or in equity.
Section 10.04. Payment of Termination Fee.
(a) The Company shall pay a termination fee in the amount of $2,100,000 (the “Company Termination Fee”) to Parent in the event that:
(i) the Company terminates this Agreement pursuant to Section 10.01(c)(i); or
(ii) Parent terminates this Agreement pursuant to Section 10.01(d)(ii); or
(iii) (A) an Acquisition Proposal shall have been made publicly or announced to the Company or otherwise made to the Board of Directors which Acquisition Proposal has not been withdrawn (publicly, if such Acquisition Proposal was made publicly or announced) prior to termination of this Agreement, (B) this Agreement is terminated pursuant to Section 10.01(b)(ii), Section 10.01(b)(iii) or Section 10.01(d)(i), and (C) within nine (9) months following the date of such termination of this Agreement, the Company shall have entered into any Alternative Acquisition Agreement (which Alternative Acquisition Agreement shall later be consummated whether or not within such nine-month period) or consummated a transaction related to any Acquisition Proposal (whether or not any such Acquisition Proposal is the same as the original Acquisition Proposal made, communicated or publicly disclosed); provided that for purposes of this Section 10.04(a)(iii) only, all references in the definition of Acquisition Proposal to 20% shall be deemed to be references to 50%. For the avoidance of doubt, if a Person (other than Parent) makes an Acquisition Proposal that has been publicly disclosed and subsequently withdrawn prior to such termination, and within nine (9) months following the date of the termination of this Agreement, such Person or any of its controlled Affiliates makes an Acquisition Proposal, such initial Acquisition Proposal shall be deemed to have been “not withdrawn” for purposes of this Section 10.04(a)(iii).
(b) The Company shall pay, or cause to be paid, the Company Termination Fee to Parent (A) in the case of Section 10.04(a)(i), concurrent with termination; (B) in the case of Section 10.04(a)(ii), within two (2) Business Days after termination; and (C) in the case of Section 10.04(a)(iii), within two (2) Business Days after the consummation of the transaction that results in the Company being required to pay the Company Termination Fee under Section 10.04(a)(iii).
(c) Any payments required to be made pursuant to this Section 10.04 shall be made by wire transfer of same day funds to an account designated by Parent.
(d) The Company acknowledges and hereby agrees that the provisions of this Section 10.04 are an integral part of the Transactions and that, without such provisions, Parent and Merger Subsidiary would not have entered into this Agreement. If the Company fails to promptly pay an amount due pursuant to Section 10.04, and, in order to obtain such payment, Parent makes a claim or commences a suit that results in a judgment against the Company, the Company shall pay to Parent its costs and expenses (including its reasonable attorney’s fees and expenses) incurred or accrued in connection with such suit or claim, together with interest on the amounts set forth in this Section 10.04 at the prime lending rate prevailing during such period as published in The Wall Street Journal. Any interest payable hereunder shall be calculated on a daily basis from the date such amounts were required to be paid until (but excluding) the date of actual payment, and on the basis of a 360-day year. The parties acknowledge and agree that in no event shall the Company be obligated to pay the Company Termination Fee on more than one occasion.
(e) Notwithstanding anything to the contrary in this Agreement, in any circumstance in which this Agreement is terminated and Parent is entitled to receive the Company Termination Fee from the Company pursuant to Section 10.04(a), the Company Termination Fee shall, subject to Section 10.03 and Section 11.12, be the sole and exclusive remedy of Parent, Merger Subsidiary and their respective Affiliates against the Company, its Subsidiaries and any of their respective former, current, or future general or limited partners, shareholders, directors, officers, managers, members, Affiliates, employees, representatives or agents for any loss suffered as a result of any breach of any covenant or agreement in this Agreement giving rise to such termination, or in respect of any representation made or alleged to be have been made in connection with this Agreement, and upon payment of such amounts, none of the Company, its subsidiaries or any of their respective former, current, or future general or limited partners, shareholders, directors, officers, managers, members, Affiliates, employees, representatives or agents shall have any further liability or obligation relating to or arising out of this Agreement or in respect of representations made or alleged to be made in connection herewith, whether in equity or at law, in contract, in tort or otherwise.
(f) Except as set forth in this Section 10.04, all fees and expenses incurred in connection with the Merger, this Agreement and the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated. For the avoidance of doubt, Parent shall pay all filing fees incurred in connection with clearance of the Transactions under the Antitrust Laws and the CFIUS Approval.
ARTICLE 11
MISCELLANEOUS
Section 11.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be given if delivered personally, by email (which is confirmed by the recipient thereof) or if sent by overnight courier (providing proof of delivery) to the parties at the following addresses, if to Parent or Merger Subsidiary, to:
Atlas Copco North America LLC 6 Century Drive, Suite 310 Parsippany, NJ 07054
Email:	aaron.prato@atlascopco.com
Attention:	President

with a copy (which shall not constitute notice) to:

Pillsbury Winthrop Shaw Pittman LLP 31 West 52nd Street New York, NY 10019-6131
Email:	donald.kilpatrick@pillsburylaw.com stephen.amdur@pillsburylaw.com
Attention:	Donald G. Kilpatrick, Esq. Stephen B. Amdur, Esq.

if to the Company, to:

Perceptron, Inc. 47827 Halyard Drive Plymouth, MI 48170
Email:	jfreeland@perceptron.com
Attention:	Jay W. Freeland

With a copy (which shall not constitute notice) to:

Dykema Gossett PLLC 400 Renaissance Center Detroit, Michigan 48243
Email:	tvaughn@dykema.com
Attention:	Thomas S. Vaughn, Esq.
or such other address or email address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.
Section 11.02. Survival of Representations and Warranties. The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time, except for the agreements contained herein that by their terms expressly apply or are to be performed in whole or in part after the Effective Time, including Section 7.04 and Section 7.05.
Section 11.03. Amendments; No Waivers; Remedies.
(a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that following the Company Requisite Vote, no amendment shall be made that by Law or in accordance with the rules of any relevant self-regulatory organization would require further approval by the shareholders of the Company without obtaining such further approval.
(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
(c) Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law, or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.
Section 11.04. Successors and Assigns. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.
Section 11.05. Governing Law. This Agreement and any action (whether at law, in contract or in tort) that ay directly or indirectly be based upon, relate to or arise out of this Agreement or any transaction contemplated hereby shall be governed by and construed in accordance with the Laws of the State of Michigan (regardless of the Laws that might be applicable under principles of conflicts of law).
Section 11.06. Jurisdiction. Any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions shall be brought in the courts of the State of Michigan sitting in Wayne County or the U.S. District Court for the Eastern District of Michigan if such court has jurisdiction, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding in any such court or that any such Proceeding brought in any such court has been brought in an inconvenient forum. Process in any such Proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party by notice as provided in Section 11.01 shall be deemed effective service of process on such party.

Section 11.07. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 11.08. Counterparts; Third Party Beneficiaries.
(a) This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by email of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.
(b) No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder, including any right to rely upon the representations and warranties set forth herein, upon any Person other than the parties hereto and their respective successors and assigns, except (i) as provided in Section 7.04; (ii) solely if the Effective Time occurs, for the rights of the holders of Shares to receive the Merger Consideration to which they are entitled to receive in accordance with Article 2; and (iii) for the right of the holders of Stock Options, Restricted Stock Units and Performance Share Units to receive the payments contemplated by Section 2.04 (and such parties are intended to benefit from and shall be entitled to enforce such rights).
Section 11.09. Entire Agreement. This Agreement (including any exhibits, schedules or annexes hereto) and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.
Section 11.10. Interpretation; Construction.
(a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Exhibit, Article, or Schedule, such reference shall be to a Section of, Exhibit to, Article of, or Schedule of this Agreement unless otherwise indicated. Unless the context otherwise requires, references herein: (i) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (ii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” and the word “or” is not exclusive. The word “any” means “any and all”. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.” A reference in this Agreement to $ or dollars is to U.S. dollars. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. The words “hereof,” “herein,” “hereby,” “hereto,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to “this Agreement” shall include the Disclosure Schedules.
(b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
Section 11.11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.
Section 11.12. Specific Performance. The parties to this Agreement agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties to this Agreement may be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy at law or in equity, and the parties to this Agreement shall not be required to prove actual damages and hereby waive any requirement for the posting of any bond or similar collateral in connection therewith. Each party hereto agrees that it will not assert that a remedy of specific performance is unenforceable or invalid or otherwise oppose the granting of an injunction, specific performance and other equitable relief on the basis that (a) the other party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.
[Signatures on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
PERCEPTRON, INC.

By:	/s/ Jay W. Freeland
Name:	Jay W. Freeland
Title:	Chairman of the Board and Interim President and Chief Executive Officer

ATLAS COPCO NORTH AMERICA LLC

By:	/s/ Aaron Prato
Name:	Aaron Prato
Title:	President

ODYSSEY ACQUISITION CORP.

By:	/s/ Aaron Prato
Name:	Aaron Prato
Title:	President

ANNEX B

September 27, 2020
Board of Directors
Perceptron, Inc.
47827 Halyard Dr.
Plymouth, MI 48170
Dear Members of the Board of Directors:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 par value per share, of the Company (“the Company Common Stock”) (other than shares of Company Common Stock owned by Atlas Copco North America LLC, a Delaware limited liability company (“Parent”), Perceptron, Inc., a Michigan corporation (the “Company”) or any of their respective direct or indirect wholly owned subsidiaries) (collectively, the “Shareholders”) of the Company of the $7.00 per share in cash (the “Merger Consideration”) proposed to be paid to the Shareholders as set forth in an Agreement and Plan of Merger, dated as of September 27, 2020, by and among Parent, Odyssey Acquisition Corp., a Michigan corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company (the “Merger Agreement”). As more fully described in the Merger Agreement, (i) the Merger Sub will be merged with and into the Company (the “Merger”) with the Company surviving the Merger and (ii) upon consummation of the Merger, each share of Company Common Stock issued and outstanding immediately prior to the Merger will be converted into the right to receive the Merger Consideration in the Merger.
In arriving at our opinion, we have:
(i)	reviewed a draft dated September 26, 2020 of the Merger Agreement;
(ii)
reviewed the audited consolidated financial statements of the Company contained in its Annual Report on Form 10-K for the three years ended June 30, 2019 and unaudited consolidated financial statements of the Company contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020;

(iii)	reviewed the draft consolidated financial statements of the Company for the three years ended June 30, 2020;
(iv)	reviewed and held discussions with the Company’s management concerning the businesses, operations and prospects of the Company;
(v)
reviewed and held discussions with the Company’s management concerning certain financial forecasts and other information and data relating to the Company, which were provided to us by management of the Company;

(vi)	reviewed current and historical market prices and trading volumes of the common stock of the Company;
(vii)	reviewed and analyzed the financial terms of certain other publicly available transactions which we considered relevant in our analysis;
(viii)	reviewed and analyzed certain financial, stock market and other publicly available information of selected public companies we deemed relevant in our analysis;
(ix)	participated in certain discussions and negotiations between representatives of the Company and Parent;
(x)	considered the results of our efforts, at the direction of the Company, to solicit indications of interest from selected third parties with respect to a merger or other transaction with the Company;
(xi)	conducted such other financial studies, analyses and investigations and considered such other information as we deemed necessary or appropriate for purposes of our opinion; and
(xii)
took into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuations and our knowledge of the Company’s industry generally.

In rendering our opinion, we have assumed and relied upon, without independent verification and with your consent, the accuracy and completeness of all financial and other information provided to us by the Company or otherwise reviewed by or discussed with us. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. With respect to financial forecasts relating to the Company provided to us by management of the Company or otherwise reviewed by or discussed with us, we have been advised by management of the Company that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company and have assumed, with your consent, that the financial results reflected in such forecasts and other information and data will be realized in the amounts and at the times projected. All such financial forecasts are based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such financial forecasts. We have not been asked to and have not undertaken an independent verification of any of such financial forecasts and we do not assume any responsibility or liability for the accuracy or completeness thereof.
We have assumed, without independent verification and with your consent, that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of the Company since the date of the last financial statements of the Company provided to us by the Company. We did not make any independent evaluation or appraisal of the Company’s assets or liabilities (contingent or otherwise), the collateral securing such assets or liabilities, or the collectability of any such assets, nor have we been furnished with such evaluations or appraisals, and we do not assume any responsibility or liability for the accuracy or completeness thereof. We have not evaluated the solvency or fair value of the Company or Parent under any state, federal or other laws relating to bankruptcy, insolvency or similar matters.Representatives of the Company have advised us, and we further have assumed, with your consent, that the final terms of the Merger Agreement will not vary materially from those set forth in the draft reviewed by us. In addition, we have assumed, with your consent, that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company or the Merger. We have further assumed that the Company has relied upon the advice of its counsel, independent accountants and other advisors (other than us) as to all legal, financial reporting, tax, accounting and regulatory matters with respect to the Company, the Merger and the Merger Agreement.
Our Opinion is limited to whether the Merger Consideration to be paid to the Shareholders is fair to the Shareholders, from a financial point of view, and does not address any other terms, aspects or implications of the Merger including, without limitation, the form or structure of the Merger, or any terms, aspects or implications of any voting, support, stockholder or other agreements, arrangements or understandings contemplated or entered into in connection with the Merger or otherwise. Our Opinion also does not consider, address or include: (i) the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage; (ii) the legal, tax, accounting or regulatory consequences of the Merger on the Company or the Shareholders; or (iii) the fairness of the amount or nature of any compensation to any of the Company’s officers, directors or employees, or class of such persons, relative to the compensation to the Shareholders. Furthermore, we are not expressing any opinion herein as to the prices, trading range or volume at which the Company’s securities will trade following public announcement or consummation of the Merger. Our opinion is necessarily based upon information available to us, and financial, economic, regulatory, market and other conditions and circumstances existing, as of the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof. XMS Capital Partners, LLC has acted as financial advisor to the Company in connection with the proposed Merger and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Merger. We also will receive a fee in connection with the delivery of this opinion. The Company also has agreed to indemnify us against certain liabilities arising out of our engagement and reimburse certain of our expenses. In the prior two-year period, we have not received any fees from the Company other than those related to our current engagement.
Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of the Company in its evaluation of the proposed Merger, and our opinion does not address the merits of the underlying decision by the Company to engage in the Merger and is not intended to be and does not constitute a recommendation to any Shareholder as to how such Shareholder should vote or act on any matters relating to the proposed Merger. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus or proxy statement, or in any other document, nor shall this opinion be used for any other purposes, without our prior written consent. This opinion addresses only the fairness, from a financial point of view, as of the date hereof, of the Merger Consideration to be paid to the Shareholders. This opinion has been reviewed and approved by our Fairness Opinion Review Committee.
Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration to be paid to the Shareholders is fair, from a financial point of view, to the Shareholders.
Very truly yours,

/s/ XMS Capital Partners, LLC

ANNEX C
VOTING AND SUPPORT AGREEMENT
This Voting and Support Agreement (this “Agreement”) is entered into as of September 27, 2020, by and among Atlas Copco North America LLC, a Delaware limited liability company (“Parent”) and each Person set forth on Schedule I hereto (each such Person, a “Shareholder”, and, collectively, the “Shareholders”).
WHEREAS, as of the date hereof, each Shareholder “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (including the power to dispose of (or to direct the disposition of) and the power to vote (or to direct the voting of)) the number of shares of common stock, par value $0.01 per share (the “Shares”), of the Company set forth opposite the name of such Shareholder on Schedule I hereto;
WHEREAS, concurrently herewith, Parent, Odyssey Acquisition Corp., a Michigan corporation (“Merger Subsidiary”), and Perceptron, Inc., a Michigan corporation (the “Company”) are entering into the Agreement and Plan of Merger (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”); and
WHEREAS, the board of directors of the Company (the “Board”) at a meeting duly called and held has unanimously (i) determined that it is advisable and in the best interests of the Company and its shareholders to engage in a transaction whereby Merger Subsidiary will be merged with and into the Company (the “Merger”) on the terms and subject to the conditions set forth in the Merger Agreement; (ii) that the Merger and the other transactions contemplated by the Merger Agreement (collectively, the “Transactions”) are fair to and in the best interests of the Company and its shareholders; (iii) declared it advisable to enter into the Merger Agreement and approved the execution, delivery and performance of the Merger Agreement; (iv) approved and declared advisable the Merger and the other Transactions; and (v) resolved to recommend approval of this Agreement by the shareholders of the Company;
NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1 Definitions. For purposes of this Agreement:
(a) “Acquisition Proposal” has the meaning set forth in the Merger Agreement.
(b) “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes hereof “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract or otherwise.
(c) “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York, United States of America or Stockholm, Sweden are authorized or required by Law to close
(d) “Constructive Disposition” means, with respect to any Subject Shares, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative, swap, “put-call,” margin, securities lending or other transaction that has or reasonably would be expected to have the effect of changing, limiting, arbitraging or reallocating the economic benefits and risks of ownership of such security.
(e) “Company Shareholder Meeting” has the meaning set forth in the Merger Agreement.
(f) “Contract” means any contract, agreement, license, note, bond, mortgage, indenture, lease or other binding instrument or binding commitment, written or oral.
(g) “Exchange Act” means the Securities Exchange Act of 1934.
(h) “Governmental Entity” means (a) any national, federal, state, county, municipal, local or foreign government, or other political subdivision; (b) any governmental agency, authority, board, bureau, commission, department or instrumentality; (c) any court or administrative tribunal; (d) any non-governmental agency, tribunal or entity that is vested by a governmental agency with applicable jurisdiction, including any quasi-regulatory body, such as Nasdaq; or (e) any arbitration tribunal or other similar non-Governmental Entity with applicable jurisdiction.
(i) “Law” means any federal, state, local, foreign or international law (including common law), treaty, convention, statute, code, ordinance, rule, interpretation, regulation, standard, order, writ, judgment, decision, injunction, decree, stipulation, determination, ruling, verdict or award of any Governmental Entity having applicable jurisdiction or other similar binding requirement of a Governmental Entity having applicable jurisdiction.
(j) “Proceeding” means any proceeding, claim, action, cause of action, demand, suit, arbitration, mediation, inquiry, audit, notice of violation, litigation, summons, governmental order, lien, settlement, judgment, encumbrance, fine, award, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether in law or in equity and, with respect to intellectual property rights, any (a) opposition, cancellation, interference, reexamination, review or other proceeding, (b) investigation or other challenge or (c) offer to take a license.
(k) “MBCA” means the Michigan Business Corporation Act.
(l) “Merger Consideration” has the meaning set forth in the Merger Agreement.
(m) “Permitted Transfer” means a transfer of Subject Shares by a Shareholder (i) to any person or entity if and solely to the extent required by any non-consensual, final and non-appealable injunction, order, judgment or decree of any Government Entity or (ii) as Parent may agree in writing in its sole and absolute discretion.
(n) “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
(o) “Representatives” means a Person’s directors, officers, employees, accountants, consultants, legal counsel, investment bankers, brokers, advisors, agents and other representatives.
(p) “Subject Shares” means, with respect to any Shareholder, the Shares set forth next to the name of such Shareholder on Schedule I hereto, together with any other shares of capital stock of the Company that are directly or indirectly acquired by such Shareholder prior to the termination of this Agreement in accordance with the terms hereof.
(q) “Subsidiary” means, with respect to any Person, any corporation or other legal entity (a) of which such Person controls (either alone or through or together with one or more other Subsidiaries) more than 50% of the capital stock or other ownership interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity or (b) the management of which is otherwise controlled, directly or indirectly by such Person.
(r) “Superior Proposal” has the meaning set forth in the Merger Agreement.
ARTICLE II
VOTING AGREEMENT
Section 2.1 Agreement to Vote the Subject Shares.
(a) From and after the date hereof until the termination of this Agreement in accordance with Section 5.1 hereof, at the Company Shareholder Meeting or any other meeting of the Company’s shareholders (or, in each case, any adjournment or postponement thereof), however called, each Shareholder agrees to take the following actions (or to cause the applicable holder of record of its Subject Shares to take the following actions):
(i) to appear and be present (in person or by proxy, in accordance with the Company’s bylaws) at the Company Shareholder Meeting or any other meeting of the Company’s shareholders (or, in each case, any adjournment or postponement thereof) or otherwise cause the Subject Shares to be counted as present thereat for the purposes of establishing a quorum;
(ii) to affirmatively vote and cause to be voted all of its Subject Shares in favor of (“for”) the adoption of the Merger Agreement and the approval of the Transactions, including the Merger, to the extent that such matters are submitted for a vote at the Company Shareholder Meeting or any other meeting of the Company’s shareholders (or, in each case, any adjournment or postponement thereof);
(iii) to affirmatively vote and cause to be voted all of its Subject Shares in favor of (“for”) any proposal in respect of which the Board has determined is reasonably necessary to facilitate any of the transactions contemplated by the Merger Agreement; and
(iv) to vote and cause to be voted all of its Subject Shares against, and not provide any written consent with respect to or for, the adoption or approval of (1) any Acquisition Proposal (and the transactions contemplated thereby), whether or not constituting a Superior Proposal, (2) any action, transaction or agreement to be taken, consummated or entered into by the Company that, if so taken, consummated or entered into by the Company would, or would reasonably be expected to, result in (x) a breach by the Company of any covenant, representation, warranty or other obligations of the Company set forth in the Merger Agreement or (y) the failure of any of the conditions to the obligations of Parent or Merger Subsidiary to consummate the Merger and the other transactions contemplated by the Merger Agreement set forth in Sections 9.01 and 9.02 of the Merger Agreement, and (3) any agreement (including, without limitation, any amendment, waiver, release from, or non-enforcement of any agreement), any amendment, supplement, modification or restatement of the Company’s articles of incorporation or bylaws, or any other action (or failure to act), to the extent such agreement, amendment, supplement, modification or restatement or other action or failure to act is intended or would reasonably be expected to prevent, interfere with, impair or delay the consummation of the Merger or the Transactions.
(b) Each Shareholder agrees not to enter into any agreement or commitment with any Person the effect of which would violate, or prevent, impair or delay such Shareholder from performing such Shareholder’s obligations under, the provisions and agreements set forth in this ARTICLE II.
(c) Each Shareholder agrees, from time to time, and without additional consideration, to execute and deliver such additional proxies, documents, and other instruments, including executing any proxy and appointing Parent as its attorney-in-fact as Parent may request to effect Section 2.1(a), and to take all such further action as Parent may reasonably request to consummate and make effective the transactions contemplated by this Agreement.
ARTICLE III
STANDSTILL, NON-SOLICITATION AND SUPPORT
Section 3.1 Standstill in Respect of Subject Shares. Each Shareholder hereby agrees that, from and after the date hereof until the termination of this Agreement in accordance with Section 5.1 hereof, such Shareholder shall not, directly or indirectly, except as specifically requested or approved by Parent in writing:
(a) sell, transfer (including by operation of Law), exchange, gift, tender, pledge, encumber, assign or otherwise dispose of (including, without limitation, any Constructive Disposition) (collectively, a “Transfer”), or enter into any contract, option or other agreement with respect to a Transfer of, any or all of such Shareholder’s Subject Shares (or any right, title or interest thereto or therein), except pursuant to a Permitted Transfer;
(b) deposit any of such Shareholder’s Subject Shares into a voting trust, grant any proxies or enter into any tender, voting agreement, power of attorney, voting trust or other agreement with respect to any of such Shareholder’s Subject Shares to, directly or indirectly, grant a proxy or power of attorney or give instructions with respect to the voting of such Shareholder’s Subject Shares in a manner that is inconsistent with this Agreement or the Merger Agreement, or otherwise take any action with respect to such Shareholder’s Subject Shares that would in any way restrict, limit or interfere with the performance of such Shareholder’s covenants and obligations hereunder or the Merger, the other Transactions contemplated by the Merger Agreement or the transactions contemplated hereby;
(c) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any material assets of the Company or any of its Subsidiaries;
(d) make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are used in the rules of the Securities and Exchange Commission) to vote any voting securities of the Company to (i) not adopt the Merger Agreement or (ii) approve any other matter that if approved would reasonably be expected to prevent, interfere with, impair or delay the consummation of the Transactions;

(e) make any public announcement with respect to, or submit a proposal for, or offer for (with or without conditions), any extraordinary transaction involving the Company or its subsidiaries or its and its subsidiaries’ securities or material assets, except as required by Law;
(f) form, join or in any way participate in a “group” (as defined in Section 13(d)(3) under the Exchange Act) in connection with any of the actions expressly described in any of clauses (a) through (e) of this Section 3.1; or
(g) agree (whether or not in writing) to take any of the actions referred to in this Section 3.1.
Any action taken in violation of this Section 3.1 shall be null and void ab initio.
Section 3.2 Additional Subject Shares. Until the termination of this Agreement in accordance with Section 5.1 hereof, each Shareholder shall promptly notify Parent of the number of Shares as to which such Shareholder acquires record or beneficial ownership after the date hereof. Any Shares as to which such Shareholder acquires record or beneficial ownership after the date hereof and prior to termination of this Agreement shall be Subject Shares, as applicable, for purposes of this Agreement. In the event of a stock split, stock dividend, or any change in the Shares by reason of any stock split, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or interests or similar occurrence, the term “Subject Shares” shall be deemed to refer to and include any Shares or other shares of capital stock which are received by a Shareholder in any such transaction.
Section 3.3 Acquisition Proposals.
(a) From the date hereof until the termination of this Agreement in accordance with Section 5.1 hereof, each Shareholder shall not, shall cause its Affiliates and Representatives not to, directly or indirectly:
(i) solicit, initiate, propose, induce, or take any action to knowingly facilitate, assist or encourage, any Acquisition Proposal or any offer, proposal, inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal;
(ii) disclose any information relating to the Company or any of its Subsidiaries, or afford access to the business, properties, assets, books or records of the Company to any Person in relation to any Acquisition Proposal or any offer, proposal, inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal;
(iii) conduct, participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal or any offer, proposal, inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal;
(iv) terminate, waive, amend or modify any provision of, or grant permission under, any standstill, confidentiality agreement or similar Contract to which the Company or any Subsidiary of the Company is a party;
(v) enter into, any merger agreement, letter of intent, term sheet, agreement in principle, memorandum of understanding, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement, joint venture agreement, partnership agreement or other similar Contract constituting, relating to or that is intended to or is reasonably likely to lead to an Acquisition Proposal (an “Alternative Acquisition Agreement”), or enter into any Contract or agreement in principle requiring the Company to abandon, terminate or fail to consummate the Transactions, or resolve or agree to take any of the foregoing actions;
(vi) approve or recommend, or declare advisable or propose to enter into, any Alternative Acquisition Agreement or any Contract or agreement in principle requiring the Company to abandon, terminate or fail to consummate the Transactions;
(vii) take any action not explicitly permitted by this Agreement that would be inconsistent with its approval of the Merger;
(viii) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal; or
(ix) take any other action, directly or indirectly, that would in any way result in a breach or violation of the provisions of Section 6.03 of the Merger Agreement.

(b) Each Shareholder shall, and shall causes its Subsidiaries to, and shall direct its and their Representatives to, cease immediately and cause to be terminated immediately all activities, solicitation, encouragement, discussions and negotiations, if any, with any Persons conducted prior to the date hereof with respect to any Acquisition Proposal or any offer, proposal, inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal.
(c) From the date hereof until the termination of this Agreement in accordance with Section 5.1 hereof, each Shareholder shall promptly (but in no case later than 36 hours) (i) notify Parent of (A) any Acquisition Proposal, (B) any offer, proposal, inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal, (C) any request for information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries; (ii) provide Parent with the identity of the Person making such Acquisition Proposal, offer, proposal, inquiry or indication of interest or request; (iii) provide Parent with a copy of any written Acquisition Proposal, offer, proposal, inquiry or indication of interest (or amendments, supplements or written communication thereto) or, if not in writing, a written description of the material terms thereof; (iv) keep Parent reasonably informed of the status of any discussions or negotiations with such a third party and any material changes to the terms and conditions of any such Acquisition Proposal, offer, proposal, offer or indication of interest; and (v) deliver to Parent a copy of any information delivered to such Person that it knows has not previously been delivered by the Company to Parent. No Shareholder shall enter into any Contract with any Person that prohibits it from providing the information described in this Section 3.03(c) to Parent, provided that nothing in this Section 3.3(c) shall require a Representative of a Shareholder who is a director of the Company to take any of the foregoing actions with respect to information he receives in his capacity as a director of the Company.
(d) For the avoidance of doubt, nothing in this Agreement shall require any Shareholder to vote, cause to be voted or otherwise consent to any amendment to the Merger Agreement that decreases the amount or changes the form of the Merger Consideration.
(e) Any violation or breach of the restrictions or obligations set forth in this Section 3.3 by any Representative of a Shareholder acting on behalf of or at the direction of such Shareholder shall be deemed to be a breach of this Section 3.3 by the Shareholder. For the purposes of this Section 3.3, the Company will not be deemed to be a Representative or Affiliate of any Shareholder. For the avoidance of doubt, nothing in this Section 3.3 shall affect in any way the obligations of any Person (including the Company) under the Merger Agreement.
Section 3.4 Support. Each Shareholder shall not, and shall cause its Representatives and Affiliates not to, take or agree to take or commit to take any action with the intent of, or for the purpose of or that would reasonably be expected to have the effect of, in each case in whole or in part, materially preventing or delaying the consummation of, or materially impairing the ability of any party to consummate, the Transactions.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
Section 4.1 Each Shareholder hereby represents and warrants to Parent as follows:
(a) Authority; Binding Nature. Such Shareholder has all requisite power and authority to (i) execute and deliver this Agreement, (ii) perform its covenants and obligations hereunder and (iii) consummate the transactions contemplated hereby to be consummated by such Shareholder. The execution and delivery of this Agreement by such Shareholder, the performance of such Shareholder’s covenants and obligations hereunder and the consummation by such Shareholder of the transactions contemplated hereby to be consummated by such Shareholder have been duly and validly authorized by all necessary action on the part of such Shareholder, and no additional actions are necessary to authorize (i) the execution and delivery of this Agreement by such Shareholder; (ii) the performance by such Shareholder of its covenants and obligations hereunder; or (iii) the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Shareholder and (assuming due authorization, execution and delivery by Parent) constitutes a valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies, whether considered in a Proceeding at law or in equity).

(b) Ownership of Shares. As of the date hereof, the Shareholders beneficially own the Shares set forth opposite the names of such Shareholders on Schedule I hereto free and clear of any proxy, voting restriction, adverse claim or other lien, except for transfer restrictions of general applicability as may be provided under the Securities Act and state securities laws. The Shareholders have the sole power to vote (or cause to be voted) the Subject Shares, the sole power to dispose of the Subject Shares and good and valid title to the Subject Shares. As of the date hereof, none of the Shares are subject to any voting trust or other agreement with respect to the voting of the Shares and there are no agreements or arrangements of any kind, contingent or otherwise, obligating the Shareholders to Transfer the Shares. As of the date hereof, other than the Shares, the Shareholders do not own, beneficially or of record, (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights (including any subscriptions, warrants, calls, stock appreciation rights, commitments or agreements of any character) to acquire from the Company or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.
(c) No Conflicts. The execution and delivery of this Agreement by such Shareholder does not, the performance of such Shareholder’s covenants and obligations hereunder and compliance with the terms hereof will not, and the consummation by such Shareholder of the transactions contemplated hereby will not conflict with, require any payment or consent under, or result in any violation of, or default (with or without notice or lapse of time, or both) under or give rise to a right of termination, cancelation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any lien or encumbrance upon any of the properties or assets of such Shareholder under, any provision of (i) the organizational documents of such Shareholder, (ii) any Contract which such Shareholder is a party or by which any of their respective properties or assets is bound or (iii) any Law or order applicable to such Shareholder or its respective properties or assets.
(d) Absence of Litigation. As of the date hereof, except as would not, individually or in the aggregate, prevent, interfere with, impair or materially delay such Shareholder’s ability to consummate the transactions contemplated hereby or have a material adverse effect on the ability of such Shareholder to fully perform its respective covenants and obligations pursuant to this Agreement, there is no Proceeding pending or, to such Shareholder’s knowledge, threatened against or involving or affecting, such Shareholder, its Subject Shares or its properties or assets. Such Shareholder is not subject to any order of any kind or nature that individually or in the aggregate, prevent, interfere with, impair or materially delay the consummation of the Transactions or the transactions contemplated hereby or have a material adverse effect on the ability of such Shareholder to fully perform its respective covenants and obligations pursuant to this Agreement.
(e) Brokers. No broker, investment banker, financial advisor, finder, agent or other Person retained by a Shareholder is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission that is payable by the Company, Parent or any of their respective Subsidiaries in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by or on behalf of such Shareholder.
(f) Reliance by Parent. Such Shareholder acknowledges and agrees that it has had the opportunity to review this Agreement and the Merger Agreement with counsel and other professional advisors of its own choosing. Such Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Shareholder’s execution, delivery and performance of this Agreement. Such Shareholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other Transactions.
Section 4.2 Parent hereby represents and warrants to the Shareholders as follows:
(a) Authority; Binding Nature. Parent has all requisite power and authority to (a) execute and deliver this Agreement, (b) perform its covenants and obligations hereunder and (c) consummate the transactions contemplated hereby to be consummated by Parent. The execution and delivery of this Agreement by Parent, the performance of Parent’s covenants and obligations hereunder and the consummation by Parent of the transactions contemplated hereby to be consummated by Parent have been duly and validly authorized by all necessary action on the part of Parent, and no additional actions are necessary to authorize (i) the execution and delivery of this Agreement by Parent; (ii) the performance by Parent of its covenants and obligations hereunder; or (iii) the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and (assuming due authorization, execution and delivery by the Shareholders)

constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies, whether considered in a Proceeding at law or in equity).
(b) No Conflicts. The execution and delivery of this Agreement by Parent does not, the performance of Parent’s covenants and obligations hereunder and compliance with the terms hereof will not, and the consummation by Parent of the transactions contemplated hereby will not conflict with, require any payment or consent under, or result in any violation of, or default (with or without notice or lapse of time, or both) under or give rise to a right of termination, cancelation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any lien or encumbrance upon any of the properties or assets of Parent under, any provision of (i) the organizational documents of Parent, (ii) any Contract which Parent is a party or by which any of their respective properties or assets is bound or (iii) any Law or order applicable to Parent or its properties or assets.
ARTICLE V
TERMINATION
Section 5.1 Termination.
(a) This Agreement shall terminate, without further action by any of the parties hereto, immediately upon the earliest to occur of:
(i) the termination of this Agreement by mutual written consent of Parent and each of the Shareholders;
(ii) the termination of the Merger Agreement in accordance with its terms; or
(iii) the consummation of the Merger.
(b) Subject to Section 5.1(c), upon termination of this Agreement in accordance with this Section 5.1(a), this Agreement shall be deemed null and void and shall have no further force or effect and there shall be no liability or obligation hereunder on the part of Parent or any of its Affiliates.
(c) Notwithstanding Section 5.1(a), termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at Law or in equity) against any other party hereto for such party’s breach of any of the terms of this Agreement prior to such termination. The provisions of this ARTICLE V and ARTICLE VI hereof shall survive the termination of this Agreement. Unless this Agreement has been terminated in accordance with Section 5.1(a), the obligations of the Shareholders hereunder shall apply whether or not the Merger Agreement, the Merger or any action described herein is recommended by the Board (or any committee thereof) or there is an Adverse Recommendation Change. Notwithstanding anything contained herein to the contrary, if a Shareholder or a Shareholder Representative is a director of the Company, nothing in this Agreement shall limit, restrict or affect the ability of such director to exercise applicable fiduciary duties as a director of the Company or limit or affect any actions taken by such director in such director’s capacity as a director of the Company.
ARTICLE VI
MISCELLANEOUS
Section 6.1 Appraisal Rights; Claims.
(a) To the extent permitted by applicable Law, each Shareholder hereby irrevocably waives and agrees not to exercise any rights of appraisal or rights to dissent from the Merger and the other transactions contemplated by the Merger Agreement that such Shareholder may have under applicable Law.
(b) Each Shareholder agrees (on its own behalf and on behalf of its successors-in-interest, transferees or assignees) to forego participation as a plaintiff or member of a plaintiff class in any action (including any class action) with respect to any claim, direct, derivative or otherwise, relating to the negotiation, execution or delivery of the Merger Agreement or the consummation of the Merger.
Section 6.2 Documentation and Information. Each Shareholder (i) consents to and authorizes the publication and disclosure by Parent of its identity and holdings of the Subject Shares and the nature of such Shareholder’s commitments, arrangements and understandings under this Agreement, in any press release or any proxy statement or other disclosure document required in connection with the Merger or any transactions contemplated by the Merger Agreement, and (ii) will give to Parent, as promptly as practicable after such Shareholder receives a written request therefor from Parent, any information reasonably related to the foregoing as it may reasonably require for the preparation of any such disclosure documents. Each Shareholder will notify Parent, as promptly as practicable, of any required corrections with respect to any written information supplied by such Shareholder specifically for use in any such disclosure document, if and to the extent such Shareholder becomes aware that any such information has become false or misleading in any material respect. Each Shareholder agrees not to issue any press release or make any other public statement with respect to this Agreement, the Merger Agreement or the transactions contemplated thereby without the prior written consent of Parent, except for filings required under the Exchange Act or such publication or disclosure as may be required by applicable Law, provided, that, to the extent practicable, Parent shall be afforded a reasonable opportunity to review and comment on any such proposed filing, publication or disclosure.
Section 6.3 Further Actions. From time to time, at the reasonable request of Parent and without further consideration, prior to the termination of this Agreement, each Shareholder shall execute and deliver such additional documents and instruments and take all such further action as may be reasonably required to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement.
Section 6.4 Amendments; No Waivers; Remedies.
(a) Any provision of this Agreement may be amended or waived prior to its Termination, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.
(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
(c) Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law, or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.
Section 6.5 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by email of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 6.6 Governing Law This Agreement and any action (whether at law, in contract or in tort) that may directly or indirectly be based upon, relate to or arise out of this Agreement or any transaction contemplated hereby shall be governed by and construed in accordance with the Laws of the State of Michigan (regardless of the Laws that might be applicable under principles of conflicts of law).
Section 6.7 Jurisdiction Any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions shall be brought in the courts of the State of Michigan sitting in Wayne County or the U.S. District Court for the Eastern District of Michigan if such court has jurisdiction, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding in any such court or that any such Proceeding brought in any such court has been brought in an inconvenient forum. Process in any such Proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party by notice as provided in Section 6.9 shall be deemed effective service of process on such party.
Section 6.8 Waiver of Jury Trial EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.9 Notices. All notices and other communications to any party hereunder shall be in writing and shall be given if delivered personally, by email (which is confirmed by the recipient thereof) or if sent by overnight courier (providing proof of delivery) to the parties at the following addresses:
(a) if to any Shareholder, to:
Harbert Discovery Fund, LP 2100 Third Avenue North, Suite 600 Birmingham, AL 35203
Attention:	Jack Bryant
Email:	jbryant@harbert.net

With a copy (which shall not constitute actual or constructive notice) to:

Attention:	Kevin McGovern
Email:	kmcgovern@harbert.net
(b) if to Parent, to:
Atlas Copco North America LLC 6 Century Drive, Suite 310 Parsippany, NJ 07054
Attention:	President
Email:	aaron.prato@atlascopco.com

With a copy (which shall not constitute actual or constructive notice) to:

Pillsbury Winthrop Shaw Pittman LLP 31 West 52nd Street New York, New York 10019
Attention:	Donald G. Kilpatrick, Esq. Stephen B. Amdur, Esq.
Email:	donald.kilpatrick@pillsburylaw.com stephen.amdur@pillsburylaw.com or such other address or email address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.
Section 6.10 Entire Agreement. This Agreement (including any exhibits, schedules or annexes hereto) constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter of this Agreement.
Section 6.11 Successors and Assigns. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.
Section 6.12 Third-Party Beneficiaries. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder, including any right to rely upon the representations and warranties set forth herein, upon any Person other than the parties hereto and their respective successors and assigns.
Section 6.13 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.
Section 6.14 Specific Performance. The parties to this Agreement agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties to this Agreement may be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy at law or in equity, and the parties to this Agreement shall not be required to prove actual damages and hereby waive any requirement for the posting of any bond or similar collateral in connection therewith. Each party hereto agrees that it will not assert that a remedy of specific performance is unenforceable or invalid or otherwise oppose the granting of an injunction, specific performance and other equitable relief on the basis that (a) the other party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.
Section 6.15 Fees and Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses whether or not the Merger.
Section 6.16 Obligations Several. The obligations of the Shareholders under this Agreement shall be joint and several.
{Signature Page Follows}

IN WITNESS WHEREOF, Parent and the Shareholders have caused this Agreement to be duly executed as of the day and year first above written.
PARENT
ATLAS COPCO NORTH AMERICA LLC

By:	/s/ Aaron Prato
Name:	Aaron Prato
Title:	President
[Signature Page Voting and Support Agreement]

IN WITNESS WHEREOF, Parent and the Shareholders have caused this Agreement to be duly executed as of the day and year first above written.
SHAREHOLDERS
Harbert Discovery Fund, LP

By:	Harbert Discovery Fund GP, LLC, its General Partner
By:	Harbert Management Corporation, its Managing Member

By:	/s/ John McCullough
Name:	John McCullough
Title:	Executive Vice President and General Counsel

Harbert Fund Advisors, Inc.

By:	/s/ John McCullough
Name:	John McCullough
Title:	Executive Vice President and General Counsel

Harbert Discovery Fund GP, LLC

By:	Harbert Management Corporation, its Managing Member

By:	/s/ John McCullough
Name:	John McCullough
Title:	Executive Vice President and General Counsel
[Signature Page Voting and Support Agreement]

IN WITNESS WHEREOF, Parent and the Shareholders have caused this Agreement to be duly executed as of the day and year first above written.
SHAREHOLDERS

Harbert Management Corporation

By:	/s/ John McCullough
Name:	John McCullough
Title:	Executive Vice President and General Counsel

By:	/s/ Jack Bryant
Jack Bryant

By:	/s/ Kenan Lucas
Kenan Lucas

By:	/s/ Raymond Harbert
Raymond Harbert
[Signature Page Voting and Support Agreement]

Schedule I
Shareholder	Shares Beneficially Owned
Harbert Discovery Fund, LP	987,091
Harbert Discovery Fund GP, LLC	987.091
Harbert Fund Advisors, Inc.	1,026,559
Harbert Management Corporation	1,026,559
Jack Bryant	987,091
Kenan Lucas	987,091
Raymond Harbert	1,026,559

PERCEPTRON, INC.
47827 HALYARD DRIVE
PLYMOUTH, MI 48170-2461
ATTN: SECRETARY

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 7, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PRCP2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 7, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D23510-P44659 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PERCEPTRON, INC.

The Board of Directors recommends you vote FOR all of the nominees listed and FOR proposals 1, 2, 3, 5, and 6.

	For All	Withhold All	For All Except
4. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) John F. Bryant
02) Jay W. Freeland
03) Sujatha Kumar
04) C. Richard Neely, Jr.
05) James A. Ratigan
06) William C. Taylor

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2020 Annual Report, Notice and Proxy Statement are available at www.proxyvote.com.

D23511-P44659

PERCEPTRON, INC.
Annual Meeting of Shareholders
Tuesday, December 8, 2020 at 9:30 a.m., Eastern Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Jay W. Freeland and Bill Roeschlein, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of PERCEPTRON, INC. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 9:30 a.m., Eastern Time, on Tuesday, December 8, 2020, virtually at www.virtualshareholdermeeting.com/PRCP2020 and any adjournment or postponement thereof. In their discretion, to the extent permitted by law, the proxies are also authorized to vote upon all such other matters as may properly come before the meeting, including the election of any person to the Board of Directors where a nominee named in the Proxy Statement is unable to serve or, for good cause, will not serve.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side